Exhibit 10.8

Execution Copy

MERGER AGREEMENT

dated as of March 9, 2012

between

SPROUTS FARMERS MARKETS, LLC,

SPROUTS FARMERS MARKETS HOLDINGS, LLC,

CENTENNIAL INTERIM MERGER SUB, INC.,

CENTENNIAL POST-CLOSING MERGER SUB, LLC,

SUNFLOWER FARMERS MARKETS, INC.

AND

KMCP GROCERY INVESTORS, LLC, AS REPRESENTATIVE

i

(continued)

(continued)

(continued)

Exhibits

Exhibit A-1	Form of Promissory Note
Exhibit A-2	Form of Master Promissory Note
Exhibit B	Sellers
Exhibit C	Form of Final Merger Agreement
Exhibit D	Form of Second Amended and Restated Certificate of Incorporation of the Company
Exhibit E	Form of Letter of Transmittal
Exhibit F	Form of Escrow Agreement
Exhibit G	Form of Non-Competition Agreements
Exhibit H	Form of Restated Operating Agreement
Exhibit I	Form of Release

MERGER AGREEMENT

This MERGER AGREEMENT, dated as of March 9, 2012 (this “Agreement”), is between Sprouts Farmers Markets, LLC, a Delaware limited liability company (“Parent”), Sprouts Farmers Markets Holdings, LLC, a Delaware limited liability company (the “Buyer”), Sunflower Farmers Markets, Inc., a Delaware corporation (the “Company”), Centennial Interim Merger Sub, Inc., a Delaware corporation (the “Interim Merger Sub”), Centennial Post-Closing Merger Sub, LLC, a Delaware limited liability company (the “Post-Closing Merger Sub”), and solely in its capacity as “Representative”, KMCP Grocery Investors, LLC (“KMCP”) (each, a “Party”, and collectively, the “Parties”).

WHEREAS, the Buyer desires to acquire 100% of the issued and outstanding shares of (i) the common stock of the Company, $0.001 par value per share (the “Common Stock”), and (ii) the preferred stock of the Company, $0.001 par value per share (the “Preferred Stock”, and together with the Common Stock, the “Capital Stock”), pursuant to the merger of the Interim Merger Sub with and into the Company, with the Company as the entity surviving such merger (the “Interim Merger”);

WHEREAS, the board of directors of the Company and the manager of the Interim Merger Sub have approved and declared advisable and in the best interests of their respective stockholders and members, and the Buyer’s and Parent’s managers have approved, this Agreement and the transactions contemplated hereby, including the Interim Merger, upon the terms and subject to the conditions set forth in this Agreement and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”);

WHEREAS, it is intended that the Interim Merger and the Final Merger, taken together, constitute a reorganization within the meaning of Section 368(a)(1) of the Code;

WHEREAS, the total number of Parent Units to be issued in the Interim Merger would be 1,324,849 if the Closing were to occur on the date hereof, which amount is subject to adjustments as are provided for in this Agreement (including, without limitation, adjustments if Closing Net Debt does not equal the Net Debt Allowance or if Closing Working Capital does not equal Target Working Capital and adjustments resulting from the timing of the Closing Date);

WHEREAS, promptly following the execution and delivery of this Agreement, the Sellers will execute and deliver to the Buyer an action by written consent approving and adopting this Agreement; and

WHEREAS, pursuant to the Interim Merger and this Agreement, all of the issued and outstanding shares of Common Stock and Preferred Stock shall, subject to the terms and conditions contained herein, be converted into the right to receive the consideration set forth in ARTICLE II.

NOW, THEREFORE, in consideration of the foregoing premises and the respective representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. Except as otherwise explicitly provided herein, when used in this Agreement, the following terms shall have the meanings assigned to them in this Section 1.1, or in the applicable Section of this Agreement to which reference is made in this Section 1.1.

“2011 Audited Financial Statements” shall have the meaning set forth in Section 5.16.

“280G Approval” shall have the meaning set forth in Section 5.2(b).

“401(k) Plan” shall have the meaning set forth in Section 5.9(c).

“A/R Adjustment Amount” means an amount equal to the scanned rebate (or billback) and advertising rebate receivable amount included in the calculation of Final Working Capital minus $1,100,000.

“Action” shall have the meaning set forth in Section 3.13.

“Actual Equity Consideration Value” means the number of Parent Units issued to the Sellers pursuant to this Agreement multiplied by the Parent Unit Value.

“Additional Parent Units” shall have the meaning set forth in Section 2.8(f).

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly Controlling, Controlled by or under common Control with such specified Person.

“Actual Aggregate Consideration Amount” means, with respect to a Securityholder as of any Release Date (before giving effect to a distribution to Securityholders on such Release Date), the aggregate value of the consideration that such Securityholder has received pursuant to Section 2.3 and/or 2.4 upon conversion of such Securityholder’s Capital Stock, Options and/or Warrants and pursuant to Section 2.10 and/or 2.11 upon the release of any portion of the Escrow Fund or the Representative’s Reserve (including, for this purpose, any amounts withheld in respect of withholding Taxes). The value of any Parent Units shall be deemed to equal the Parent Unit Value for this purpose.

“Adjusted Aggregate Consideration Amount” means, with respect to a Securityholder as of any Release Date, the aggregate value of the consideration that such Securityholder would have been entitled to receive upon conversion of such Securityholder’s Capital Stock, Options and/or Warrants pursuant to Sections 2.3 and/or 2.4, assuming for this purpose that (i) all amounts to be distributed to the Securityholders from the Escrow Account and/or the Representative’s Reserve on such Release Date (as well as any amounts previously distributed to the Securityholders from the Escrow Account and/or the Representative’s Reserve) had not been withheld from the consideration paid to the Securityholders and had been paid to the Securityholders pursuant to Sections 2.3 and/or 2.4 and (ii) no additional amounts (other than the amounts described in clause (i)) would become payable to such Securityholder pursuant to Section 2.8(f)(ii), 2.10(c) and/or 2.11(c). The value of any Parent Units shall be deemed to equal the Parent Unit Value for this purpose.

“Aggregate Common Consideration” means an amount equal to (i) the Aggregate Merger Consideration, minus (ii) the Series A Liquidation Amount, minus (iii) the Series B Liquidation Amount.

“Aggregate Consideration Amount” means, with respect to a Securityholder, the aggregate value of the consideration that such Securityholder would be entitled to receive pursuant to Section 2.3 and/or 2.4 upon conversion of such Securityholder’s Capital Stock, Options and/or Warrants (including, for this purpose, any amounts withheld in respect of withholding Taxes) assuming for this purpose that (i) the Escrow Amount and the Representative’s Reserve were each equal to zero (and that, accordingly, no portion of the consideration payable to such Securityholder pursuant to Section 2.3 and/or 2.4 were deposited in the Escrow Account or the Representative’s Reserve) and (ii) no additional amount would become payable to such Securityholder pursuant to Section 2.8(f)(ii). The value of any Parent Units shall be deemed to equal the Parent Unit Value for this purpose.

“Aggregate Merger Consideration” means an amount equal to (i) the Unadjusted Aggregate Merger Consideration, plus (ii) the Estimated Working Capital Surplus, if any, minus (iii) the Estimated Working Capital Deficit, if any, minus (iv) the amount, if any, by which Estimated Net Debt exceeds the Net Debt Allowance, plus (v) the amount, if any, by which Estimated Net Debt is less than the Net Debt Allowance.

“Agreement” shall have the meaning set forth in the preamble.

“Aircraft” shall have the meaning set forth in Section 5.18(a).

“Aircraft Obligations” means the obligations relating to or arising out of that certain Promissory Note (Loan #700-0190163-001) in favor of Valley Commercial Capital, LLC in the original principal amount of $2,284,530.00 and signed on October 16, 2008.

“Ancillary Agreements” means the Escrow Agreement, the Non-Competition Agreements, each Promissory Note and the Master Promissory Note.

“Applicable Survival Period” shall have the meaning set forth in Section 8.1(c).

“Audited Financial Statements” shall have the meaning set forth in Section 3.5(a).

“Books and Records” means minute books, stock books, stock ledgers, books of account, manuals, training videos, CD-ROMs, online presentations, financial, warranty, shipping and other records, invoices, member, customer and supplier lists, correspondence, engineering, maintenance and operating records, advertising and promotional materials, mailing lists, sales records and reports, credit records of customers and other documents, records and files, in each case related to the business of the Company, including books and records relating to, and tangible embodiments of, Company Intellectual Property.

“Business Day” means a day other than a Saturday, Sunday or other day on which banks located in New York City are authorized or required by Law to close.

“Buyer” shall have the meaning set forth in the preamble.

“Buyer Disclosure Schedule” means the disclosure schedule dated and delivered as of the date hereof by the Buyer to the Company, which is attached to, and is a part of, this Agreement.

“Buyer Financial Statements” shall have the meaning set forth in Section 4.6.

“Buyer Fundamental Representations” means the representations and warranties of Parent, the Buyer and the Interim Merger Sub, as applicable, contained in Sections 4.1 (Organization and Good Standing), 4.2 (Authority and Enforceability), 4.3(a)(i) (No Conflicts; Consents) and 4.5(a) (Capitalization).

“Buyer Indemnitees” shall have the meaning set forth in Section 8.2(a).

“Buyer Interim Financial Statements” shall have the meaning set forth in Section 4.6.

“Buyer Leased Real Property” means all real property and interests in real property leased, licensed or occupied by Parent or any of its Subsidiaries.

“Buyer Material Adverse Effect” means any event, change, occurrence, circumstance or effect that, individually or in the aggregate, has or would reasonably be expected to have a material adverse effect on the business, assets, results of operations or condition (financial or otherwise) of Parent and its Subsidiaries taken as a whole; provided that in no event shall any of the following alone or in combination (or the effects or consequences of) constitute a Buyer Material Adverse Effect or be considered in determining whether a Buyer Material Adverse Effect has occurred: (i) changes in the U.S. economy generally; (ii) changes in financial or securities markets conditions in general; (iii) any events, changes or occurrences that affect generally the industry in which Parent and its Subsidiaries operate; (iv) any changes in applicable Laws or GAAP occurring after the date hereof; (v) the execution, announcement, pendency or consummation of the transactions contemplated by this Agreement, including the impact on customers, suppliers, employees or third parties with whom Parent or any of its Subsidiaries has any relationship; (vi) any failure by Parent or any of its Subsidiaries to meet internal budgets, or financial forecasts (provided that any event, change, occurrence, circumstance or effect that may have caused or contributed to such failure to meet any of such items shall not be excluded); (vii) any armed hostilities, acts of war, terrorism or military actions, or any escalation of any such armed hostilities, acts of war, terrorism or military actions occurring after the date of this Agreement; and (viii) the taking of any action specifically required by this Agreement (except in the case of each of the immediately preceding clauses (i), (ii), (iii), (iv) and (vii), for any such event, change, circumstance or effect that has a disproportionate impact on Parent and its Subsidiaries relative to the effect on other companies in the same industry).

“Buyer Material Permit” shall have the meaning set forth in Section 4.7.

“Buyer Plan” means any Plan under which any employee, former employee, director, agent or independent contractor of Parent or its Subsidiaries or any beneficiary of any of the foregoing is covered, is eligible for coverage, has benefit rights, or for which Parent or its Subsidiaries otherwise has any Liabilities, whether fixed or contingent.

“Buyer Real Property Leases” means all leases, licenses and other occupancy Contracts pursuant to which the Buyer leases or has the right to use the Buyer Leased Real Property.

“Buyer Related Parties” shall have the meaning set forth in Section 7.2(b).

“Capital Stock” shall have the meaning set forth in the Recitals.

“Cash” means an amount equal to (i) the sum of the fair market value of all cash, cash equivalents and cash deposits of the Company as of the Closing, minus (ii) overdrafts, outstanding checks and unpaid wire transfers of the Company as of the Closing as determined in accordance with GAAP.

“Closing” shall have the meaning set forth in Section 2.1(c).

“Closing Balance Sheet” shall have the meaning set forth in Section 2.8(b).

“Closing Date” shall have the meaning set forth in Section 2.1(c).

“Closing Net Debt” shall have the meaning set forth in Section 2.8(b).

“Closing Statement” shall have the meaning set forth in Section 2.8(b).

“Closing Working Capital” shall have the meaning set forth in Section 2.8(b).

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Common Cash Consideration” means an amount equal to (i)(A) the Aggregate Common Consideration multiplied by (B) 51.6% multiplied by (C) the Common Initial Sharing Percentage plus (ii)(A) the Total Exercise Proceeds multiplied by (B) 51.6%.

“Common Equity Consideration” means a number of Parent Units equal to (i)(A) the product of (1) the Aggregate Common Consideration multiplied by (2) 48.4% multiplied by (3) the Common Initial Sharing Percentage plus (B) the Total Exercise Proceeds multiplied by (B) 48.4% divided by (ii) the Parent Unit Value.

“Common Initial Sharing Percentage” means the percentage in Schedule A to the Third Amendment to the Company Charter under the column “Common Stock Ownership” that corresponds to a Common Equity Value (as that term is used in Schedule A to the Charter) equal to the Aggregate Common Consideration.

“Common Per Share Amount” means collectively, the Common Per Share Cash Amount and the Common Per Share Equity Amount.

“Common Per Share Cash Amount” means an amount of cash equal to (i) the Common Cash Consideration divided by (ii) the sum of (A) the aggregate number of shares of Common Stock outstanding immediately prior to the Interim Effective Time plus (B) the aggregate number of shares of Common Stock issuable upon exercise of all Options and Warrants outstanding immediately prior to the Interim Effective Time.

“Common Per Share Equity Amount” means a number of Parent Units equal to (i) the Common Equity Consideration divided by (ii) the sum of (A) the aggregate number of shares of Common Stock outstanding immediately prior to the Interim Effective Time plus (B) the aggregate number of shares of Common Stock issuable upon exercise of all Options and Warrants outstanding immediately prior to the Interim Effective Time.

“Common Per Share Value” means the sum of (i) the Common Per Share Cash Amount plus (ii) the product of (A) the Common Per Share Equity Amount multiplied by (B) the Parent Unit Value.

“Common Stock” shall have the meaning set forth in the Recitals.

“Company” shall have the meaning set forth in the preamble.

“Company Charter” means the Company’s Amended and Restated Certificate of Incorporation filed with Secretary of State of the State of Delaware on November 27, 2007, as amended by (i) the Fourth Amendment to Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on February 10, 2011, (ii) the Third Amendment to Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on October 12, 2010 (the “Third Amendment to the Company Charter”), (iii) the Second Amendment to Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on November 25, 2009 and (iv) the First Amendment to Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on September 9, 2009.

“Company Contracts” shall have the meaning set forth in Section 3.12(a).

“Company Disclosure Schedule” means the disclosure schedule dated and delivered as of the date hereof by the Company to the Buyer, which is attached to, and is a part of, this Agreement.

“Company Employees” shall have the meaning set forth in Section 5.9(a).

“Company Fundamental Representations” means the representations and warranties of the Company contained in Sections 3.1 (Organization and Good Standing), 3.2 (Authority and Enforceability), 3.3(a) and (c) (Capitalization), 3.4(a)(i) (No Conflicts; Consents) and 3.14 (Employee Benefits).

“Company Intellectual Property” means, collectively, the Owned Intellectual Property and the Licensed Intellectual Property.

“Company Material Adverse Effect” means any event, change, occurrence, circumstance or effect that, individually or in the aggregate, has or would reasonably be expected to have a material adverse effect on the business, assets, results of operations or condition (financial or otherwise) of the Company; provided that in no event shall any of the following alone or in combination (or the effects or consequences of) constitute a Company Material Adverse Effect or be considered in determining whether a Company Material Adverse Effect has occurred: (i) changes in the U.S. economy generally; (ii) changes in financial or securities markets conditions in general; (iii) any events, changes or occurrences that affect generally the industry in which the Company operates; (iv) any changes in applicable Laws or GAAP occurring after the date hereof; (v) the execution, announcement, pendency or consummation of the transactions contemplated by this Agreement, including the impact on customers, suppliers, employees or third parties with whom the Company has any relationship; (vi) any failure by the Company to meet its internal budgets or financial forecasts (provided that any event, change, occurrence, circumstance or effect that may have caused or contributed to such failure to meet any of such items shall not be excluded); (vii) any armed hostilities, acts of war, terrorism or military actions, or any escalation of any such armed hostilities, acts of war, terrorism or military actions occurring after the date of this Agreement; and (viii) the taking of any action specifically required by this Agreement (except in the case of each of the immediately preceding clauses (i), (ii), (iii), (iv) and (vii), for any such event, change, circumstance or effect that has a disproportionate impact on the Company relative to the effect on other companies in the same industry).

“Company Plan” means any Plan under which any employee, former employee, director, agent or independent contractor of the Company or any beneficiary of any of the foregoing is covered, is eligible for coverage, has benefit rights, or for which the Company otherwise has any Liabilities, whether fixed or contingent.

“Company Stock Plans” shall have the meaning set forth in Section 2.4(a).

“Consideration Disbursement Schedule” shall have the meaning set forth in Section 2.5(a)(i).

“Consideration Shortfall Amount” means, with respect to a Securityholder as of a specified time, such Securityholder’s Adjusted Aggregate Consideration Amount minus such Securityholder’s Actual Aggregate Consideration Amount as of such time; provided that if a Securityholder’s Actual Aggregate Consideration Amount is greater than such Securityholder’s Adjusted Aggregate Consideration Amount at such time, then such Securityholder’s Consideration Shortfall Amount shall be zero.

“Contract” means any agreement, contract, license, lease, or any legally binding commitment, arrangement or understanding, in each case, whether written or oral.

“Control” means, when used with respect to any Person, the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by Contract or otherwise and the terms “Controlling” and “Controlled by” shall have meanings correlative to the foregoing.

“Current Assets” means all current assets of the Company that would be reflected as current assets on a consolidated balance sheet of the Company as of the Closing determined in accordance with GAAP applied in a manner consistent with the preparation of the Financial Statements but excluding (i) Cash and (ii) deferred Tax assets and income Tax assets.

“Current Liabilities” means all current liabilities of the Company that would be reflected as current liabilities on a consolidated balance sheet of the Company as of the Closing determined in accordance with GAAP applied in a manner consistent with the preparation of the Financial Statements but excluding (i) all employment taxes to be imposed on the Company or the Surviving Entity (including without limitation, pursuant to subtitle C of the Code) in connection with the payment of amounts described in Section 2.4(a) (including the aggregate Optionholders’ Escrow Pro Rata Share of the Escrow Amount), (ii) deferred Tax Liabilities and income Tax Liabilities, (iii) Indebtedness, (iv) Transaction Expenses, (v) Aircraft Obligations, and (vi) Severance Payments.

“DGCL” shall have the meaning set forth in the Recitals.

“Distribution Pro Rata Share” means, with respect to any Securityholder as of immediately prior to a Release Date, a fraction, the numerator of which is such Securityholder’s Consideration Shortfall Amount as of such Release Date and the denominator of which is the aggregate Consideration Shortfall Amounts of all Securityholders as of such Release Date.

“Environmental Law” means any and all Laws, Orders, or Contracts with any Governmental Entity, in each case, relating to the protection of health and the Environment, worker health and safety, and/or governing the handling, use, generation, treatment, storage, transportation, disposal, manufacture, distribution, formulation, packaging, labeling, or Release of or exposure to Hazardous Materials.

“Environmental Permit” means any federal, state, local, provincial, or foreign permits, licenses, approvals, consents or authorizations required or issued by any Governmental Entity under or in connection with any Environmental Law, including without limitation, any and all orders, consent orders or binding agreements issued by or entered into with a Governmental Entity under any applicable Environmental Law.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” of a person means any person (within the meaning of Section 3(9) of ERISA) who is, or at any relevant time was, a member of a controlled group (within the meaning of Section 412(d)(3) of the Code) that includes, or at any relevant time included, such person, or any predecessor of any of the foregoing.

“Escrow Agent” shall have the meaning set forth in Section 2.10(a).

“Escrow Agreement” shall have the meaning set forth in Section 2.7(a)(i).

“Escrow Amount” shall have the meaning set forth in Section 2.10(a).

“Escrow Fund” shall have the meaning set forth in Section 2.10(a).

“Escrow Pro Rata Share” means, with respect to a Securityholder, a fraction, the numerator of which is such Securityholder’s Aggregate Consideration Amount and the denominator of which is the sum of the Aggregate Consideration Amounts of all Securityholders.

“Estimated Balance Sheet” shall have the meaning set forth in Section 2.8(a).

“Estimated Net Debt” shall have the meaning set forth in Section 2.8(a)

“Estimated Working Capital” shall have the meaning set forth in Section 2.8(a).

“Estimated Working Capital Deficit” means the amount, if any, by which Target Working Capital exceeds Estimated Working Capital.

“Estimated Working Capital Surplus” means the amount, if any, by which Estimated Working Capital exceeds Target Working Capital.

“Existing Parent Members” means AP Sprouts Holdings VI, L.P., AP Sprouts Holdings (Overseas), L.P., AP Sprouts Management, LLC, AP Sprouts Coinvest, LLC, AP Sprouts Incentive, LLC and SFM Liquidating Trust.

“Existing Plans” shall have the meaning set forth in Section 5.9(b).

“Extended Escrow Claim” means any claim for indemnification by a Buyer Indemnitee for Losses incurred by any Buyer Indemnitee in connection with any Tax imposed on or relating to the Company with respect to any failure (or alleged failure) by the Company during any Pre-Closing Period to impose sales Taxes on the sale of sushi items and deli items.

“FCPA” shall have the meaning set forth in Section 3.20.

“Final Certificate of Merger” shall have the meaning set forth in Section 2.1(d).

“Final Effective Time” shall have the meaning set forth in Section 2.1(d).

“Final Merger” shall have the meaning set forth in Section 2.1(b).

“Final Net Debt” shall have the meaning set forth in Section 2.8(e).

“Final Post-Closing Adjustment” shall have the meaning set forth in Section 2.8(e).

“Final Working Capital” shall have the meaning set forth in Section 2.8(e).

“Financial Statements” shall have the meaning set forth in Section 3.5(a).

“Financing” shall have the meaning set forth in Section 5.14(a).

“Financing Condition” means the condition to the Closing set forth in Section 6.2(h).

“GAAP” shall have the meaning set forth in Section 3.5(a).

“Governmental Entity” means any entity or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to United States federal, state, local or municipal government, including any department, commission, board, agency, bureau, subdivision, instrumentality, official or other regulatory, administrative or judicial authority thereof, and any arbitrator, including any authority or other quasi-governmental entity established by a governmental entity to perform any of such functions, and any non-governmental regulatory body to the extent that the rules and regulations or orders of such body have the force of Law.

“Hazardous Material” means petroleum, petroleum hydrocarbons or petroleum products, petroleum by-products, radioactive materials, asbestos or asbestos-containing materials, gasoline, diesel fuel, pesticides, radon, urea formaldehyde, mold, lead or lead-containing materials, polychlorinated biphenyls, and any other chemicals, materials, substances or wastes in any amount or concentration that are now or hereafter (i) become defined as or included in the definition of “hazardous substances”, “hazardous materials”, “hazardous wastes”, “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants”, “pollutants”, “regulated substances”, “solid wastes”, or “contaminants”, or words of similar import, under any Environmental Law or (ii) are regulated by, or for which Liability can be imposed under, any Environmental Law.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Indebtedness” means with respect to the Company: (i) any indebtedness, whether or not contingent, for borrowed money; (ii) any obligations evidenced by bonds, debentures, notes or other similar instruments; (iii) any obligations to pay the deferred purchase price of property or services; (iv) any obligations as lessee under any capitalized lease or financing lease (but excluding each of the leases on Section 3.9(a) of the Company Disclosure Schedule); (v) any indebtedness created or arising under any conditional sale or other title retention agreement with respect to acquired property; (vi) any obligations, contingent or otherwise, under or with respect to acceptance credit, letters of credit or similar facilities, other than letters of credit relating to the purchase and sale of goods and services in the ordinary course; (vii) any obligation with respect to interest rate and currency cap, collar, hedging or swap Contracts; (viii) any guarantee of the obligations or Liabilities (including the foregoing) of any other Person; (ix) any accrued interest, fees and charges, in each case to the extent arising from any of the foregoing; and (x) any prepayment premiums and penalties or other fees and expenses to the extent payable as a result of the prepayment or discharge of any of the foregoing; provided that Indebtedness shall exclude the Aircraft Obligations and the obligations under the Plano Lease.

“Indemnitee” means any Person that is seeking indemnification from an Indemnitor pursuant to the provisions of this Agreement.

“Indemnitor” means any Party from which any Indemnitee is seeking indemnification pursuant to the provisions of this Agreement.

“Independent Expert” shall have the meaning set forth in Section 2.8(d).

“Intellectual Property” means: (i) patents, copyrights, technology, know-how, processes, proprietary data, inventions, works, and databases; (ii) corporate names, domain names, trademarks, trade names, service marks, service names, brands, trade dress and logos, and the goodwill associated therewith; (iii) any and all registrations and pending applications for, or common-law rights in any of the foregoing; (iv) all rights to obtain renewals, continuations, divisions or other extensions of legal protections pertaining thereto; and (v) trade secrets.

“Interim Certificate of Merger” shall have the meaning set forth in Section 2.1(d).

“Interim Effective Time” shall have the meaning set forth in Section 2.1(d).

“Interim Financial Statements” shall have the meaning set forth in Section 3.5(a).

“Interim Merger” shall have the meaning set forth in the Recitals.

“Interim Merger Sub” shall have the meaning set forth in the preamble.

“Interim Surviving Entity” shall have the meaning set forth in Section 2.1(a).

“Inventory” means all finished goods, supplies, packaging supplies, bags, tableware, small wares and similar items and other inventories related to the business of the Company, including all such items (i) located on the Leased Real Property, (ii) in transit from suppliers of the business, (iii) held for delivery by suppliers of the business, or (iv) held on consignment by third Persons, net of applicable reserves, and in each case held for resale to third parties.

“Inventory Inspection” shall have the meaning set forth in Section 2.9(a).

“KMCP” shall have the meaning set forth in the preamble.

“KMCP Payment Obligation” means an amount equal to $1,000,000, which the Company shall pay to KMCP Advisors II LLC in cash at the Closing.

“Knowledge of the Buyer” or any similar phrase means with respect to any fact or matter, the actual knowledge of the individuals set forth on Section 1.1(a) of the Buyer Disclosure Schedule.

“Knowledge of the Company” or any similar phrase means with respect to any fact or matter, the actual knowledge of the individuals set forth on Section 1.1(a) of the Company Disclosure Schedule.

“Law” means any statute, law (including common law), constitution, treaty, charter, ordinance, code, Order, rule, regulation and any other binding requirement or determination of any Governmental Entity.

“Leased Real Property” shall have the meaning set forth in Section 3.9.

“Letter of Transmittal” shall have the meaning set forth in Section 2.5(a)(ii).

“Liabilities” means any direct or indirect liabilities, obligations, expenses, Indebtedness, claims, losses, damages, deficiencies, guarantees, endorsements or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, due or to become due, liquidated or unliquidated, matured or unmatured or otherwise.

“Licensed Intellectual Property” means all Intellectual Property that any Person other than the Company owns and that the Company is permitted to use in the operation of its business and is currently used by the Company in the operation of its business (except for “shrink-wrap” and similar commercially available end-user licenses).

“Lien” means, with respect to any property or asset (including the Capital Stock), any lien (statutory or otherwise), mortgage, pledge, charge, security interest, hypothecation, community property interest, equitable interest, option, right (including rights of first refusal), restriction (including restrictions on voting, transfer or other attribute of ownership) or any other encumbrance in respect of such property or asset.

“Losses” shall have the meaning set forth in Section 8.2(a).

“Master Promissory Note” means the adjustable promissory note, in the form of Exhibit A-2, delivered to the Escrow Agent pursuant to Section 2.6(e), if any.

“Material Contract” and “Material Contracts” shall have the meanings set forth in Section 4.13.

“Mergers” shall have the meaning set forth in Section 2.1(b).

“Net Debt” means (i) Indebtedness, plus (ii) Transaction Expenses, minus (iii) Cash.

“Net Debt Allowance” means an amount equal to $37,500,000; provided that if the Company’s actual capital expenditures during the period commencing on January 1, 2012 and ending on the Closing Date are in the aggregate less than the “Total” capital expenditures as set forth in the highlighted row of the Capital Expenditures Forecast for Fiscal Year 2012 on Section 1.1(b) of the Company Disclosure Schedule, for the relevant periods set forth on Section 1.1(b) of the Company Disclosure Schedule commencing on January 1, 2012 and ending on the Closing Date, then the Net Debt Allowance shall be decreased dollar for dollar by an amount equal to such difference; provided further, that notwithstanding the preceding proviso, in no event shall the Net Debt Allowance be less than $35,500,000; provided further that if the Closing Date occurs prior to the last date of a calendar month, the “Total” capital expenditures for the calendar month during which the Closing Date occurs shall be prorated based on the number of days elapsed in such calendar month prior to the Closing Date. By way of example, if the Closing occurred on May 15, 2012, the applicable amount of targeted “Total” capital expenditures would be $12,617,860.

“Non-Competition Agreements” shall have the meaning set forth in Section 2.7(a)(ii).

“Notice of Claim” shall have the meaning set forth in Section 8.4(a).

“Notice of Objection” shall have the meaning set forth in Section 2.8(c).

“Optionholder” shall have the meaning set forth in Section 2.4(a).

“Options” shall have the meaning set forth in Section 2.4(a).

“Option Value” means, with respect to each share of Common Stock issuable upon the exercise of an Option, the positive difference, if any, between the Common Per Share Value and the exercise price per share of Common Stock subject to such Option.

“Order” means any award, injunction, judgment, decree, order, ruling, subpoena or verdict or other decision issued, promulgated or entered by or with any Governmental Entity of competent jurisdiction.

“ordinary course” or “ordinary course of business” means, with respect to an action taken by any Person, an action that (i) is consistent in nature, scope and magnitude with the past practices of such Person and is taken in the ordinary course of the normal, day-to-day operations of such Person, and (ii) does not require authorization by the board of directors or stockholders of such Person (or by any Person or group of Persons exercising similar authority).

“Organizational Documents” means, with respect to any entity, the certificate of incorporation or formation, the articles of incorporation, articles of organization, by-laws, partnership agreement, limited liability company agreement, formation agreement, joint venture agreement or other similar organizational documents of such entity (in each case, as amended).

“Outside Date” shall have the meaning set forth in Section 7.1(a)(ii).

“Owned Intellectual Property” means all Intellectual Property owned by the Company.

“Parent” shall have the meaning set forth in the preamble.

“Parent Units” means newly issued Class A Units of Parent.

“Parent Unit Value” means an amount equal to $66.16.

“Parties” shall have the meaning set forth in the preamble.

“Per Share Consideration” means (i) with respect to any holder of Common Stock, the Common Per Share Amount, (ii) with respect to any holder of Series A Preferred, the Series A Per Share Amount, and (iii) with respect to any Series B Seller, the Series B Per Share Amount.

“Permit” means any authorization, approval, consent (including store lease consents), certificate, declaration, expiration or early termination of any waiting period, filing, notification, qualification, registration, license, permit or franchise or any waiver of any of the foregoing, of or from, or to be filed with or delivered to, any Person or pursuant to any Law.

“Permitted Liens” means (i) building restrictions, easements, covenants, rights of way and other Liens identified on title policies or included in public records, (ii) Liens for current real property taxes not yet due and payable and with respect to which the Company maintains adequate reserves, (iii) mechanics’, carriers’, workmen’s, repairmen’s or other similar Liens arising in the ordinary course of business that are not yet due and payable and do not impair in any material respect the conduct of the Company’s business, (iv) Liens that will be released or discharged prior to the Closing, and (v) all other Liens that do not materially detract from the value of, or materially interfere with, the present use and enjoyment of the asset or property subject thereto or effected thereby.

“Person” means an individual, a corporation, a partnership, a limited liability company, a trust, an unincorporated association or a Governmental Entity.

“Plan” means any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, restricted stock, phantom stock, stock or cash award, leave of absence, layoff, stay, vacation, day or dependent care, legal services, cafeteria, life, health, welfare, post-retirement, accident, disability, worker’s compensation or other insurance, severance, stay, separation, retention, change of control, consulting, employment or other employee benefit plan, practice, policy, agreement or arrangement of any kind, whether written or oral, or whether for the benefit of a single individual or more than one individual, including any “employee benefit plan” within the meaning of Section 3(3) of ERISA.

“Plano Lease” means that certain Shopping Center Lease between the Company (fka Newflower Market, Inc.) and Dallas Retail Associates LP dated April 14, 2008, as amended, with respect to the Preston Parker Crossing Shopping Center in Plano, Texas.

“Policies” shall have the meaning set forth in Section 3.17.

“Post-Closing Buyer Plans” shall have the meaning set forth in Section 5.9(b).

“Post-Closing Merger Sub” shall have the meaning set forth in the preamble.

“Post-Closing Period” means any taxable period or portion thereof beginning after the Closing Date. If a taxable period begins on or prior to the Closing Date and ends after the Closing Date, then the portion of the taxable period that begins on the day following the Closing Date shall constitute a Post-Closing Period.

“Pre-Closing Period” means any taxable period or portion thereof that is not a Post-Closing Period.

“Post-Closing Pro Rata Share” means, (i) with respect to a holder of Series B Preferred, (a) the Series B Initial Sharing Percentage multiplied by (b) (1) the number of shares of Series B Preferred held by such holder immediately prior to the Interim Effective Time divided by (2) the number of shares of Series B Preferred outstanding immediately prior to the Interim Effective Time and (ii) with respect to a holder of Common Stock, Options and/or Warrants, (a) the Common Initial Sharing Percentage multiplied by (b) (1) the number of shares of Common Stock held by such holder plus the number of shares of Common Stock underlying Options or Warrants held by such holder, in each case immediately prior to the Interim Effective Time, divided by (2) the aggregate number of shares of Common Stock outstanding immediately prior to the Interim Effective Time plus the aggregate number of shares of Common Stock issuable upon exercise of all Options and Warrants outstanding immediately prior to the Interim Effective Time; provided, however, that to the extent a Securityholder has already incurred (and paid) payment or indemnification obligations under this Agreement equal to the maximum amount that such Securityholder is obligated to pay under the terms of this Agreement (any such Securityholder, an “Excluded Securityholder”), then the calculation of Post-Closing Pro Rata Share for purposes of indemnification or other claims of Buyer Indemnitees against the Securityholders shall exclude such Excluded Securityholders (and the Post-Closing Pro Rata Share of Excluded Securityholders shall be zero); provided, further, that to the extent the holders of Series B Preferred have incurred (and paid) payment and/or indemnification obligations under this Agreement equal in value to the sum of the Series B Cash Sharing Consideration plus the Series B Equity Sharing Consideration, then the Post-Closing Pro Rata Share shall mean, with respect to any holder of Series B Preferred and/or Series A Preferred, a fraction, the numerator of which is the aggregate Series B Liquidation Amount and Series A Liquidation Amount of all shares of Series B Preferred and Series A Preferred held by such holder immediately prior to the Interim Effective Time and the denominator of which is the aggregate Series B Liquidation Amount and Series A Liquidation Amount of all shares of Series B Preferred and Series A Preferred outstanding immediately prior to the Effective Time. For the avoidance of doubt, references to holders of Capital Stock, Options or Warrants in this definition are references to Persons who held Capital Stock, Options and/or Warrants (as applicable) immediately prior to the Effective Time in their capacities as such.

“Preferred Stock” shall have the meaning set forth in the Recitals.

“Promissory Note” means a promissory note in the form of Exhibit A-1.

“Proposal” shall have the meaning set forth in Section 5.13.

“Real Property Leases” shall have the meaning set forth in Section 3.9.

“Registered Intellectual Property” means all Owned Intellectual Property that is subject to registrations, applications for registration, or other filings with or issuances by any Governmental Entity.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of a Hazardous Material.

“Release Date” means any date on which amounts are to be distributed to the Securityholders from the Escrow Account or the Representative’s Reserve.

“Representative” shall have the meaning set forth in Section 5.12(a).

“Representative’s Reserve” means $250,000, intended to defray the costs and expenses incurred by the Representative in connection with its obligations under this Agreement and the Escrow Agreement.

“Restated Operating Agreement” shall have the meaning set forth in Section 2.7(a)(iv).

“Review Period” shall have the meaning set forth in Section 2.8(c).

“Securityholders” means the Sellers, Optionholders and holders of Warrants (and each a “Securityholder”).

“Seller Indemnitees” shall have the meaning set forth in Section 8.3(a).

“Sellers” means the Persons set forth on Exhibit B (together with any other Persons that acquire Capital Stock prior to the Interim Effective Time), which Persons comprise all of the holders of Capital Stock.

“Series A Cash Consideration” means an amount equal to the product of (i) the Series A Liquidation Amount and (ii) 51.6%.

“Series A Equity Consideration” means a number of Parent Units equal to (i) the product of (A) the Series A Liquidation Amount and (B) 48.4% divided by (ii) the Parent Unit Value.

“Series A Liquidation Amount” shall have the meaning given to such term in the Company Charter.

“Series A Per Share Amount” means collectively, the Series A Per Share Cash Amount and the Series A Per Share Equity Amount.

“Series A Per Share Cash Amount” means an amount of cash equal to (i) the Series A Cash Consideration divided by (ii) the aggregate number of shares of Series A Preferred outstanding immediately prior to the Interim Effective Time.

“Series A Per Share Equity Amount” means a number of Parent Units equal to (i) the Series A Equity Consideration divided by (ii) the aggregate number of shares of Series A Preferred outstanding immediately prior to the Interim Effective Time.

“Series A Preferred” shall have the meaning given to such term in Section 3.3(a).

“Series B Cash Sharing Consideration” means an amount equal to the product of (i) the Aggregate Common Consideration multiplied by (ii) 51.6% multiplied by (iii) the Series B Initial Sharing Percentage.

“Series B Equity Sharing Consideration” means a number of Parent Units equal to (i) the product of (A) the Aggregate Common Consideration multiplied by (B) 48.4% multiplied by (C) the Series B Initial Sharing Percentage, divided by (ii) the Parent Unit Value.

“Series B Initial Sharing Percentage” means the percentage in Schedule A to the Third Amendment to the Company Charter under the column “Series B Preferred Stock Ownership” that corresponds to a Common Equity Value (as that term is used in Schedule A to the Charter) equal to the Aggregate Common Consideration.

“Series B Liquidation Amount” shall have the meaning given to such term in the Company Charter.

“Series B Per Share Amount” means, collectively, the Series B Per Share Cash Amount and the Series B Per Share Equity Amount.

“Series B Per Share Cash Amount” means, with respect to a share of Series B Preferred, an amount of cash equal to the sum of (i) the Series B Liquidation Amount of such share of Series B Preferred multiplied by 51.6% plus (ii) (A) an amount of cash equal to the Series B Cash Sharing Consideration divided by (B) the aggregate number of shares of Series B Preferred outstanding immediately prior to the Interim Effective Time.

“Series B Per Share Equity Amount” means a number of Parent Units equal to the sum of (i) (A) the Series B Liquidation Amount of such share of Series B Preferred Stock multiplied by 48.4% divided by (B) the Parent Unit Value plus (ii) (A) the Series B Equity Sharing Consideration divided by (B) the aggregate number of shares of Series B Preferred outstanding immediately prior to the Interim Effective Time.

“Series B Preferred” shall have the meaning given to such term in Section 3.3(a).

“Series B Sellers” means KMCP and Michael C. Gilliland (“Gilliland”).

“Severance Plan” means that certain Sunflower Farmers Markets, Inc. Severance Plan adopted by the Company on March 8, 2012.

“Severance Payments” means any and all amounts payable under the Severance Plan or pursuant to a Non-Competition Agreement.

“Site” means any real properties currently or previously owned, leased or operated by: (i) the Company; (ii) any predecessors of the Company; or (iii) any current or former Affiliates of the Company, in each case, including all soil, subsoil, surface waters and groundwater thereat.

“Stock Certificates” shall have the meaning set forth in Section 2.5(a)(ii).

“Stockholder Approval” shall have the meaning set forth in Section 5.15.

“Subsidiary” or “Subsidiaries” means, with respect to any Person, any other Person that is directly or indirectly Controlled by the first Person.

“Subsidiary Interests” shall have the meaning set forth in Section 4.5(e).

“Surviving Entity” shall have the meaning set forth in Section 2.1(b).

“Tail Policy” shall have the meaning set forth in Section 5.17(a).

“Target Working Capital” means $10,000,000.

“Tax” or “Taxes” means any and all federal, state, local, or foreign net or gross income, gross receipts, net proceeds, sales, use, ad valorem, value added, franchise, bank shares, withholding, payroll, employment, excise, property, abandoned property, escheat, deed, stamp, alternative or add-on minimum, environmental, profits, windfall profits, transaction, license, lease, service, use, occupation, severance, energy, unemployment, social security, workers’ compensation, capital, premium, and other taxes, assessments, customs, duties, fees, levies, or other governmental charges of any nature whatever, including Transfer Taxes, whether disputed or not, together with any interest, penalties or additional amounts with respect thereto.

“Tax Returns” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Taxing Authority” means any Governmental Entity having jurisdiction with respect to any Tax.

“Termination Payment” shall have the meaning set forth in Section 7.2(b).

“Third Party Claim” shall have the meaning set forth in Section 8.4(a).

“Third Party Defense” shall have the meaning set forth in Section 8.4(b).

“Total Exercise Proceeds” means the aggregate amount of cash that would be paid to the Company upon the exercise of all Options and all Warrants.

“Total Seller Consideration” shall have the meaning set forth in Section 2.8(f).

“Transaction Expenses” means an amount equal to any and all unpaid costs, fees or expenses incurred, owed or payable (whether or not such amounts have been billed or invoiced) by the Company at or prior to the Closing in connection with the preparation, negotiation, consummation and execution of the transactions contemplated by this Agreement, including the KMCP Payment Obligation and any fees and expenses of any broker, investment banker, financial advisor, sponsor, legal advisor, accountant or other consultant or representatives (other than filing fees related to any filings made in connection with the HSR Act).

“Transfer Taxes” means sales, use, transfer, real property transfer, recording, documentary, stamp, registration and stock transfer taxes and fees.

“Unadjusted Aggregate Merger Consideration” means $194,400,000.

“WARN Act” means the Worker Adjustment and Retraining Notification Act of 1988.

“Warrants” means, collectively, (i) that certain Warrant to Purchase Common Stock, represented by Warrant Certificate No. CW08002, that was issued by the Company to Michael Ashker, and (ii) that certain Warrant to Purchase Common Stock, represented by Warrant Certificate No. CW08003, that was issued by the Company to Andrew Felder.

“Warrant Value” means, with respect to each share of Common Stock issuable upon the exercise of a Warrant, the positive difference, if any, between the Common Per Share Value and the exercise price of such Warrant.

“Working Capital” means Current Assets minus Current Liabilities.

“$” means United States dollars.

1.2 Construction. For the purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires: (a) the meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term and vice versa, and words denoting any gender shall include all genders as the context requires; (b) where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning; (c) the terms “hereof”, “herein”, “hereunder”, “hereby” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement; (d) when a reference is made in this Agreement to an Article, Section, paragraph, Exhibit or schedule, such reference is to an Article, Section, paragraph, Exhibit or schedule of this Agreement unless otherwise specified; (e) the words “include”, “includes” and “including” when used in this Agreement shall be deemed to be modified by the words “without limitation”; (f) a reference to any party to this Agreement or any other agreement or document shall include such party’s predecessors, successors and permitted assigns; (g) a reference to any Law means such Law as amended, modified, codified, replaced or reenacted, from time to time, and all rules and regulations promulgated thereunder; (h) the words “made available to the Buyer in the Centennial data room” or other words of similar import refer to the documents posted to the Centennial online data room by the Sellers and reflected on the data room index, dated as of the date hereof set forth in Section 1.2 of the Company Disclosure Schedule; and (i) all accounting terms used and not defined herein have the respective meanings given to them under GAAP.

ARTICLE II

MERGERS

2.1 The Mergers.

(a) The Interim Merger. On the terms and subject to the conditions set forth herein, and in accordance with the DGCL, at the Interim Effective Time the Interim Merger Sub shall be merged with and into the Company, whereupon the separate existence of the Interim Merger Sub shall cease, and the Company shall continue as the surviving entity (as such, the “Interim Surviving Entity”) and as a wholly owned Subsidiary of the Buyer. At the Interim Effective Time, the Interim Surviving Entity shall succeed to and assume all the rights and obligations of the Interim Merger Sub and the Company in accordance with the DGCL. At the Interim Effective Time, the Interim Merger shall have the effects specified in the DGCL.

(b) The Final Merger. Immediately following the Interim Effective Time and on the Closing Date, the Interim Surviving Entity shall be merged with and into the Post-Closing Merger Sub in accordance with the terms set forth in the merger agreement attached hereto as Exhibit C, whereupon the separate existence of the Interim Surviving Entity shall cease, and the Post-Closing Merger Sub shall continue as the surviving entity (as such, the “Surviving Entity”, such merger, the “Final Merger” and the Interim Merger and the Final Merger together, the “Mergers”) and as a wholly owned Subsidiary of the Buyer. Upon the Final Merger, (i) the Surviving Entity shall succeed to and assume all the rights and obligations of the Post-Closing Merger Sub and the Interim Surviving Entity in accordance with the DGCL, and (ii) the Final Merger shall have the effects specified in the DGCL.

(c) Closing. The closing of the Mergers and the other transactions contemplated hereby (the “Closing”) shall take place at the offices of Morgan, Lewis & Bockius LLP, located at 101 Park Avenue, New York, New York, at 10:00 a.m., New York City time, on the third Business Day following the satisfaction and/or waiver (to the extent permitted by this Agreement and applicable Law) of the conditions to Closing set forth in ARTICLE VI (other than those conditions that are to be satisfied on the Closing Date, but subject to such satisfaction or waiver), or at such other time and date as the Parties mutually agree in writing. The date upon which the Closing occurs is herein referred to as the “Closing Date”. The Closing shall be deemed to occur at 12:01 am on the Closing Date.

(d) Effective Times. Immediately following (and as substantially concurrently therewith as may be practicable, subject to the provisions of this Agreement) the Closing, (i) Parent and the Buyer shall cause a certificate of merger to be executed and filed with the Secretary of State of the State of Delaware (the “Interim Certificate of Merger”) and make such other filings or recordings, if any, required by the relevant provisions of the DGCL in connection with the Interim Merger and (ii) the Surviving Entity shall cause a certificate of merger to be executed and filed with the Secretary of State of the State of Delaware (the “Final Certificate of Merger”) and make such other filings or recordings, if any, required by the relevant provisions of the DGCL in connection with the Final Merger. The Interim Merger shall become effective at such time as the Interim Certificate of Merger is duly filed with the Secretary of State of the State of Delaware (the “Interim Effective Time”). The Final Merger shall become effective on the Closing Date at such time as the Final Certificate of Merger is duly filed with Secretary of State of the State of Delaware (the “Final Effective Time”).

(e) Interim Surviving Entity Charter Documents. At the Interim Effective Time, and without any further action on the part of the Company or the Interim Merger Sub, the Certificate of Incorporation of the Company shall be amended and restated in its entirety as set forth on Exhibit D, until thereafter changed or amended as provided therein or by applicable Law. The bylaws of the Interim Merger Sub, as in effect immediately prior to the Interim Effective Time, shall be the bylaws of the Interim Surviving Entity until thereafter changed or amended as provided therein or by the certificate of incorporation and applicable Law.

(f) Interim Surviving Entity Directors and Officers. At and after the Interim Effective Time, the directors and officers of the Interim Merger Sub immediately prior to the Interim Effective Time shall be the directors and officers of the Interim Surviving Entity until their respective successors shall have been duly elected or appointed and qualified in accordance with the DGCL.

2.2 Intentionally Omitted.

2.3 Effect on Capital Stock. By virtue of the applicable Merger and without any action on the part of the Company, the Interim Merger Sub, the Interim Surviving Entity, Parent, the Buyer or the Sellers:

(a) at the Interim Effective Time, each share of Common Stock issued and outstanding immediately prior to the Interim Effective Time shall thereupon be converted into and shall thereafter represent the right to receive the Common Per Share Amount and any additional amount that may become payable pursuant to Sections 2.8(f)(ii), without interest, to be paid in accordance with Sections 2.5 and 2.8(f)(ii);

(b) at the Interim Effective Time, each share of Series A Preferred issued and outstanding immediately prior to the Interim Effective Time shall thereupon be converted into and shall thereafter represent the right to receive the Series A Per Share Amount and any additional amount that may become payable pursuant to Sections 2.8(f)(ii), without interest, to be paid in accordance with Sections 2.5 and 2.8(f)(ii);

(c) at the Interim Effective Time, each share of Series B Preferred issued and outstanding immediately prior to the Interim Effective Time shall thereupon be converted into and shall thereafter represent the right to receive the Series B Per Share Amount and any additional amount that may become payable pursuant to Sections 2.8(f)(ii), without interest, to be paid in accordance with Sections 2.5, and 2.8(f)(ii);

(d) at the Interim Effective Time, each share of common stock of the Interim Merger Sub issued and outstanding immediately prior to the Interim Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of the Interim Surviving Entity, so that, immediately following the Interim Effective Time, the Buyer shall be the holder of all of the issued and outstanding shares of common stock of the Interim Surviving Entity; and

(e) at the Interim Effective Time, each share of Capital Stock that is owned by the Company as treasury stock immediately prior to the Interim Effective Time shall be canceled and shall cease to exist and no consideration shall be delivered in exchange therefor

(f) Notwithstanding the foregoing:

(i) If the Financing has not been consummated on or prior to the Outside Date, then the Buyer may elect to pay the Common Per Share Cash Amount, the Series A Per Share Cash Amount and the Series B Per Share Cash Amount by issuing Promissory Notes in lieu of some or all of the cash payments that would otherwise be required to be made. The principal amount of each Promissory Note to be issued to each Seller shall equal the aggregate cash payment that such Seller would otherwise have the right to receive pursuant to this Section 2.2 (excluding, for this purpose, amounts that may become payable pursuant to Section 2.8(f)(ii)) less the actual amount of cash paid pursuant to this Section 2.3, if any. In the event that the Buyer pays all or part of the consideration required to be paid pursuant to this Section 2.3 in the form of Promissory Notes and cash, such payments shall be proportionately allocated among all of the Sellers such that each Seller receives the same proportionate mix of cash and Promissory Notes.

(ii) The amount of cash consideration payable to KMCP (or, if the Buyer elects to pay the Series B Per Share Cash Amount by issuing Promissory Notes, the principal amount of any Promissory Note to be issued to KMCP) pursuant to this Section 2.2 shall be reduced by the amount of the KMCP Payment Obligation.

(iii) A portion of the consideration payable to each Seller pursuant to this Section 2.2 as of the Interim Effective Time shall instead be deposited in the Escrow Fund and the Representative’s Reserve pursuant to the provisions of Sections 2.10 and 2.11.

2.4 Options and Warrants.

(a) Options. At the Interim Effective Time, all outstanding options (the “Options”) to purchase shares of Common Stock held by any Person (each, an “Optionholder”) granted under the stock option, stock incentive or stock purchase plans, programs or arrangements of the Company, each of which is set forth in Section 2.4 of the Company Disclosure Schedule (collectively, the “Company Stock Plans”), shall, in accordance with the terms of the applicable Company Stock Plan, become fully vested and exercisable by virtue of the Interim Merger and shall be deemed exercised at the Interim Effective Time. The Company shall take all actions necessary so as to provide that by virtue of the Interim Merger all Options shall be deemed exercised and cancelled at the Interim Effective Time, and, subject to receipt by the Buyer of an executed Acknowledgment and Release, each Optionholder shall be entitled to receive, net of any applicable withholding Taxes, an amount of cash equal to the product of (i) the applicable Option Value of such Option multiplied by (ii) the number of shares of Common Stock subject to such Option, which amount shall be paid in accordance with Section 2.6(a). In addition, each Optionholder shall have the right to receive any additional amount that may become payable to such Optionholder pursuant to Section 2.8(f)(ii). Notwithstanding the foregoing, a portion of the consideration payable to each Optionholder pursuant to this Section 2.4(a) as of the Interim Effective Time shall instead be deposited in the Escrow Fund and the Representative’s Reserve pursuant to the provisions of Sections 2.10 and 2.11.

(b) Warrants. The Company shall take all actions necessary so as to provide that by virtue of the Interim Merger, each Warrant shall be terminated or cancelled at the Interim Effective Time, and, subject to receipt by the Buyer of an executed Acknowledgment and Release, the holder thereof shall be entitled to receive, net of any applicable withholding Taxes, an amount of cash equal to the product of (i) the Warrant Value of such Warrant multiplied by (ii) the number of shares of Common Stock subject to such Warrant, which amount shall be paid in accordance with Section 2.6(b). In addition, each Warrant holder shall have the right to receive any additional amount that may become payable to such holder of a Warrant pursuant to Section 2.8(f)(ii). Notwithstanding the foregoing, a portion of the consideration payable to each holder of a Warrant pursuant to this Section 2.4(b) as of the Interim Effective Time shall instead be deposited in the Escrow Fund and the Representative’s Reserve pursuant to the provisions of Sections 2.10 and 2.11.

2.5 Exchange of Certificates and Payment.

(a) Exchange Procedures.

(i) At least five Business Days prior to the anticipated Closing Date, the Company shall prepare and deliver to the Buyer a schedule (as updated, if applicable, pursuant to the proviso to this Section 2.5(a)(i), the “Consideration Disbursement Schedule”), which shall set forth (A) the aggregate Series A Liquidation Amount, (B) the aggregate Series B Liquidation Amount, (C) for each Seller: (1) the number of shares of Common Stock, Series A Preferred and Series B Preferred owned by such Seller immediately prior to the Interim Effective Time; (2) such Seller’s Escrow Pro Rata Share and initial Post-Closing Pro Rata Share; (3) such Seller’s Common Per Share Value, Common Per Share Amount, Series A Per Share Amount and Series B Per Share Amount; (4) the aggregate amount of cash and the aggregate number of

Parent Units payable to such Seller pursuant to Section 2.2 at the Interim Effective Time; and (5) the wire or other payment instructions for such Seller, (D) for each Optionholder: (1) the aggregate number of shares of Common Stock issuable upon exercise of his or her Options immediately prior to the Interim Effective Time; (2) such Optionholder’s Option Value; (3) the aggregate amount of cash payable to such Optionholder pursuant to Section 2.4 at the Interim Effective Time; (4) the wire instructions for the account of the Company into which all amounts payable to Optionholders shall be paid; and (5) such Optionholder’s Escrow Pro Rata Share and initial Post-Closing Pro Rata Share, (E) for each holder of a Warrant, (1) the aggregate number of shares of Common Stock issuable upon exercise of such holder’s Warrant immediately prior to the Interim Effective Time; (2) such holder’s Warrant Value; (3) the aggregate amount of cash payable to such holder pursuant to Section 2.4 at the Interim Effective Time; (4) the wire or other payment instructions for such holder; and (5) such Warrant holder’s Escrow Pro Rata Share and initial Post-Closing Pro Rata Share, (F) the amount payable to each Transaction Expenses payee as of the Closing Date and the wire or other payment instructions for each such payee, (G) the Estimated Working Capital Surplus, if any, (H) the Estimated Working Capital Deficit, if any, (I) the amount payable to each applicable holder of outstanding Indebtedness of the Company (as set forth in the payoff letters or other evidence delivered pursuant to Section 2.7(b)(viii)) and the wire or other payment instructions for each such holder, and (J) the Net Debt Allowance; provided that such Consideration Disbursement Schedule shall, to the extent necessary, be updated by the Company on and as of the Closing Date to reflect the actual amounts as of such date.

(ii) Upon the terms and subject to the conditions set forth in this Agreement, at the Interim Effective Time, each Seller, upon surrender of his, her or its certificates representing shares of Capital Stock (the “Stock Certificates”) for cancellation together with (A) a fully completed letter of transmittal in the form attached hereto as Exhibit E (the “Letter of Transmittal”) and executed by such Seller and properly delivered (together with all other required documents) in reasonably acceptable form in accordance with the instructions set forth therein and (B) to the extent not already delivered to the Buyer, a copy of the Restated Operating Agreement duly executed by such Seller, shall be entitled to receive the aggregate Per Share Consideration into which such Seller’s shares of Capital Stock were converted in accordance with Section 2.3 (and as indicated on the Consideration Disbursement Schedule), reduced by the amounts deposited on behalf of such Securityholder in the Escrow Account and the Representative’s Reserve pursuant to Sections 2.10 and 2.11. Upon the Interim Effective Time and until a Stock Certificate and Letter of Transmittal is surrendered as contemplated by this Section 2.5(a)(ii) (and subject to Section 2.5(c)), each such Stock Certificate shall be deemed to represent only the right to receive, upon surrender, the aggregate Per Share Consideration into which the shares of Capital Stock formerly represented by such Stock Certificate were converted in accordance with Section 2.3 and any additional amount that may become payable pursuant to Sections 2.8(f)(ii), but reduced by the amounts deposited with respect to such Stock Certificate in the Escrow Account and the Representative’s Reserve pursuant to Sections 2.10 and 2.11. Following the Interim Effective Time and the surrender by a Seller of his, her or its Stock Certificates, together with (1) a fully completed Letter of Transmittal executed by such Seller and properly delivered (together with all other required documents) in reasonably acceptable form in accordance with the instructions set forth therein and (2) to the extent not already delivered to the Buyer, a copy of the Restated Operating Agreement duly executed by such Seller, Parent and the Buyer shall promptly (but in any event within three Business Days after receipt of such Seller’s Stock Certificates and fully completed Letter of Transmittal as required therein) pay to such Seller (y) the cash portion of the aggregate Per Share Consideration payable to such Seller with respect to all shares of Capital Stock formerly represented by the Stock Certificates surrendered (and as indicated on the Consideration Disbursement Schedule) by wire transfer of immediately available funds to the account specified in the Consideration Disbursement Schedule (or, absent such designation, by certified check paid to the order of the holder) and (z) the aggregate equity portion of the Per Share Consideration payable to such Seller with respect to all shares of Capital Stock formerly represented by the Stock Certificates surrendered (and as indicated on the Consideration Disbursement Schedule); provided that if any of the Parent Units are to be issued in a name other than that in which the Stock Certificate(s) surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Stock Certificate(s) so surrendered shall be properly endorsed for transfer (or accompanied by an appropriate instrument of transfer) and shall otherwise be in proper form for transfer, and that the Seller requesting such exchange shall pay any transfer or other Taxes required by reason of the issuance of the Parent Units in a name other than that of the registered holder of the Stock Certificate surrendered.

(iii) Promptly following the Interim Effective Time (but in any event within two Business Days), Parent and the Buyer shall cause the Surviving Entity to mail to each holder of record of a Stock Certificate not previously surrendered a letter instructing such holders to surrender their Stock Certificates (together with a fully completed Letter of Transmittal executed by such holder and properly delivered (together with all other required documents) in reasonably acceptable form in accordance with the instructions set forth therein) to the Surviving Entity for cancellation in exchange for payment of the Per Share Consideration. Thereafter, upon surrender of a Stock Certificate (together with (A) a fully completed Letter of Transmittal executed by such holder and properly delivered (together with all other required documents) in reasonably acceptable form in accordance with the instructions set forth therein and (B) to the extent not already delivered to the Buyer, a copy of the Restated Operating Agreement duly executed by such Seller) for cancellation, the holder of such Stock Certificate shall be entitled to receive in exchange therefor the Per Share Consideration indicated on the Consideration Disbursement Schedule (and any additional amount that may become payable pursuant to Sections 2.8(f)(ii)) for each share of Capital Stock that was formerly represented by such Stock Certificate (reduced by the amounts deposited on behalf of such holder in the Escrow Account and the Representative’s Reserve pursuant to Sections 2.10 and 2.11) and the Stock Certificate so surrendered shall forthwith be cancelled, and Parent and the Buyer shall cause the Surviving Entity to promptly (but in any event within three Business Days after such surrender) pay to such Seller the Per Share Consideration as described in Section 2.5(a)(ii). None of the Company, Surviving Entity, Parent or the Buyer shall be liable to any Person in respect of any portion of the consideration payable pursuant to this Agreement delivered to a public official in compliance with any applicable abandoned property, escheat or similar Law.

(b) Transfer Books; No Further Ownership Rights in Capital Stock. The amounts paid to the Sellers in accordance with the terms hereof shall be deemed to be in full satisfaction of all rights pertaining to the Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Entity of shares of Capital Stock that were outstanding immediately prior to the Interim Effective Time. If after the Interim Effective Time, any certificates, instruments of surrender, notices or other evidence of ownership in the Capital

Stock is presented to Parent, the Buyer or the Surviving Entity for any reason, they shall be cancelled. From and after the Interim Effective Time, the holders of Stock Certificates outstanding immediately prior to the Interim Effective Time shall cease to have any rights with respect to such shares of Capital Stock represented by such Stock Certificates except as provided for herein or by applicable Law.

(c) Lost, Stolen or Destroyed Stock Certificates. If any Stock Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Stock Certificate to be lost, stolen or destroyed (including, if reasonably required by the Surviving Entity, Parent or the Buyer, a reasonable agreement of indemnity against any claim that may be made against the Interim Surviving Entity, the Surviving Entity, Parent or the Buyer with respect to such Stock Certificate or the shares of Capital Stock represented thereby), Parent and the Buyer shall cause the Surviving Entity to pay upon delivery of (i) a fully completed Letter of Transmittal executed by such Person and properly delivered (together with all other required documents) in reasonably acceptable form in accordance with the instructions set forth therein and (ii) to the extent not already delivered to the Buyer, a copy of the Restated Operating Agreement duly executed by such Seller, in exchange for such lost, stolen or destroyed Stock Certificate, the aggregate Per Share Consideration and any additional amount that may become payable pursuant to Section 2.8(f)(ii) (reduced by the amounts deposited on behalf of such Person in the Escrow Account and the Representative’s Reserve pursuant to Sections 2.10 and 2.11), which shall be paid in respect of the shares of Common Stock or Preferred Stock formerly represented by such Stock Certificate, as contemplated by this ARTICLE II.

(d) Fractional Units. No fractional Parent Units will be issued by virtue of the Interim Merger and any Securityholder entitled hereunder to receive a fractional Parent Unit (after aggregating all fractional Parent Units that would otherwise be received by such Person) but for this Section 2.5(d) will be entitled hereunder to receive no such fractional Parent Unit but a cash payment in lieu thereof in an amount equal to such fraction multiplied by the Parent Unit Value.

(e) Certain Adjustments to Parent Units. If, at any time during the period between the date of this Agreement and the Closing Date, any change in the number of Parent’s outstanding Class A Units shall occur by reason of any reclassification, recapitalization, unit split or combination, exchange or readjustment of shares, or any similar transaction, or any unit dividend thereon with a record date during such period, the references to numbers of Parent Units and to the Parent Unit Value shall be appropriately adjusted to provide the Securityholders the same economic effect as contemplated by this Agreement prior to such event.

2.6 Other Payments at Closing.

(a) Payment of Option Consideration. At the Closing, the Buyer shall pay (or cause to be paid), by wire transfer of immediately available funds to an account of the Company in trust for the benefit of the Optionholders as specified in the Consideration Disbursement Schedule, in consideration for the cancellation of all Options outstanding immediately prior to the Interim Effective Time, an amount in cash equal to the amount calculated pursuant to Section 2.4(a) (and as indicated on the Consideration Disbursement Schedule). No later than three Business Days following the earlier of (i) for each Optionholder who has delivered to the Buyer his or her executed Acknowledgment and Release prior to the Closing, the Closing Date and (ii) for each Optionholder who delivers to the Buyer his or her executed Acknowledgment and Release after the Closing, the date on which the Buyer receives an executed Acknowledgment and Release, the Company shall pay (or cause to be paid) to the Optionholders through the Company’s payroll system the amount payable to them pursuant to Section 2.4(a) (and as indicated on the Consideration Disbursement Schedule).

(b) Payment of Warrant Consideration. At the Closing (if the holder of a Warrant has delivered to the Buyer his executed Acknowledgment and Release prior to the Closing) or promptly following the receipt by the Buyer of an executed Acknowledgment and Release, the Buyer shall pay (or cause to be paid) to each holder of a Warrant outstanding immediately prior to the Interim Effective Time, by wire transfer of immediately available funds to the applicable account as specified in the Consideration Disbursement Schedule, in consideration for the cancellation of such holder’s Warrant, an amount in cash equal to the amount calculated pursuant to Section 2.4(b) (and as indicated on the Consideration Disbursement Schedule).

(c) Debt Amount. At the Closing, the Buyer shall pay (or cause to be paid) on behalf of the Company to each applicable holder of the Company’s outstanding Indebtedness as set forth on the Consideration Disbursement Schedule, by wire transfer of immediately available funds to the account designated for such holder on the Consideration Disbursement Schedule, the amount specified on the Consideration Disbursement Schedule.

(d) Transaction Expenses. At the Closing, the Buyer shall pay (or cause to be paid) on behalf of the Company to each Person to whom Transactions Expenses are payable as set forth on the Consideration Disbursement Schedule, by wire transfer of immediately available funds to the account designated for such Person on the Consideration Disbursement Schedule, the amount specified for such Person on the Consideration Disbursement Schedule.

(e) Escrow Amount and Representative’s Reserve. At the Closing, Parent and the Buyer shall deposit (or cause to be deposited) (i) a combination of cash, Parent Units, and, if applicable, the Master Promissory Note, with the Escrow Agent as provided in Section 2.10 and (ii) cash in an amount equal to the Representative’s Reserve in an account designated by the Representative, which amounts, in each case, shall reduce the aggregate value of the consideration that the Securityholders would be entitled to receive at Closing pursuant to Section 2.3 and/or 2.4 upon conversion of the Securityholders’ Capital Stock, Options and/or Warrants.

2.7 Transactions to be Effected at the Closing.

(a) At the Closing, Parent and the Buyer will deliver, or caused to be delivered, to the Representative:

(i) a duly executed counterpart to the escrow agreement substantially in the form of Exhibit F hereto (the “Escrow Agreement”);

(ii) a duly executed counterpart to each non-competition agreement substantially in the form of Exhibit G hereto (collectively, the “Non-Competition Agreements”);

(iii) all other documents, instruments or certificates required to be delivered by Parent and/or the Buyer at or prior to the Closing pursuant to Section 6.3;

(iv) a copy of the Second Amended and Restated Limited Liability Company Agreement of Parent in the form of Exhibit H duly executed by each Existing Parent Member (the “Restated Operating Agreement”); and

(v) (A) a good standing certificate for Parent, the Buyer, the Interim Merger Sub and the Post-Closing Merger Sub from the Secretary of State of the State of Delaware as of a date not earlier than ten Business Days prior to the Closing Date and (B) a certificate, in form and substance reasonably satisfactory to the Company, of the Secretary or Assistant Secretary of Parent certifying that no amendment has been made to the Restated Operating Agreement.

(b) At the Closing, the Company or the Representative, as applicable, will deliver to the Buyer:

(i) evidence of (A) the release of all Liens set forth on Section 2.7(b)(i)(A) of the Buyer Disclosure Schedule (or that such Liens will be released upon repayment of Indebtedness by the Buyer in accordance with Section 2.6(c)); (B) the termination of the Contracts set forth on Section 2.7(b)(i)(B) of the Buyer Disclosure Schedule; and (C) the cancellation of any amounts or obligations owing by the Company to any Seller, any Affiliate of a Seller or any family member of a Seller that are set forth on Section 2.7(b)(i)(C) of the Buyer Disclosure Schedule;

(ii) the Escrow Agreement, duly executed by the Representative;

(iii) the Non-Competition Agreements, duly executed by those individuals set forth in Section 2.7(b)(iii) of the Buyer Disclosure Schedule;

(iv) a completed certificate of non-foreign status under Treas. Reg. §1.1445-2(b)(2), duly executed by the Company;

(v) the Books and Records held by the Sellers, if any;

(vi) the resignations, effective as of the Closing, pursuant to Section 5.4;

(vii) a (A) good standing certificate for the Company from the Secretary of State of the jurisdiction in which it is incorporated as of a date not earlier than ten Business Days prior to the Closing Date and (B) certificate, in form and substance reasonably satisfactory to the Buyer, of the Secretary or Assistant Secretary of the Company certifying that no amendment has been made to the Company’s Certificate of Incorporation and as to all other Organizational Documents of the Company;

(viii) (A) payoff letters (which shall include the ability of the debtor to file the UCC-3s to the extent the relevant Indebtedness is secured) with respect to (1) the Company’s Indebtedness set forth on Section 2.7(b)(viii) of the Buyer Disclosure Schedule and (2) all other Indebtedness of the Company except for any such Indebtedness that does not exceed more than $300,000 in the aggregate, or other evidence that such Indebtedness will be repaid in full upon payment of a specified amount, in each case, in form and substance reasonably satisfactory to the Buyer, and (B) invoices as of the Interim Effective Date from (or a list of amounts owed to) each Transaction Expenses payee set forth on the Consideration Disbursement Schedule;

(ix) a copy of the Restated Operating Agreement duly executed by each Seller set forth on Section 2.7(b)(ix) of the Buyer Disclosure Schedule.

(x) the 2011 Audited Financial Statements; and

(xi) all other documents, instruments or certificates required to be delivered by such Seller at or prior to the Closing pursuant to Section 6.1(d).

2.8 Working Capital and Net Debt Adjustment.

(a) No later than five days prior to the Closing Date, the Representative shall deliver to the Buyer (i) an estimated, consolidated, unaudited balance sheet of the Company as of 12:01 a.m. on the Closing Date (the “Estimated Balance Sheet”) and (ii) a statement setting forth the Representative’s estimate of (A) Working Capital as of the Closing (such estimate, the “Estimated Working Capital”) and (B) the Net Debt as of the Closing (such estimate, the “Estimated Net Debt”). The Estimated Balance Sheet, Estimated Working Capital and Estimated Net Debt shall be determined in accordance with GAAP applied in a manner consistent with the preparation of the Financial Statements (but in each case subject to the application of the definitions and relevant components of Indebtedness, Working Capital and Net Debt contemplated by this Agreement). During the five-day period prior to the Closing Date, the Buyer shall have the right to review the Estimated Balance Sheet, Estimated Working Capital and Estimated Net Debt, and raise objections with respect thereto. If the Buyer raises any objections with respect to the Estimated Balance Sheet, Estimated Working Capital or Estimated Net Debt, the Parties shall work in good faith together to resolve such objections; provided, however, that if the Parties are unable to resolve such objections and mutually agree to the Estimated Working Capital and Estimated Net Debt prior to the Closing, the Estimated Working Capital and the Estimated Net Debt shall equal the amounts proposed by the Representative.

(b) Within 90 days following the Closing Date, the Buyer will prepare, or cause to be prepared, and deliver to the Representative (i) the consolidated unaudited balance sheet of the Company as of the Closing Date (the “Closing Balance Sheet”) and (ii) an unaudited statement (the “Closing Statement”) setting forth the Buyer’s calculation of (A) Working Capital as of the Closing (“Closing Working Capital”) and (B) the Net Debt as of the Closing (“Closing Net Debt”). The Closing Balance Sheet and the Closing Statement shall be prepared in accordance with GAAP applied in a manner consistent with the preparation of the Financial Statements, the Estimated Working Capital and the Estimated Net Debt (but in each case subject to the application of the definitions and relevant components of Indebtedness,

Working Capital and Net Debt contemplated by this Agreement). For purposes of calculating Inventory, in the event that the Buyer elects to have an Inventory Inspection conducted pursuant to Section 2.9, the Buyer shall use the Inventory as calculated pursuant to the Inventory Inspection; provided that the quantities and value of such Inventory shall be rolled forward or back, as applicable, from the Inventory Inspection date to the Closing. At the Buyer’s request, the Representative (A) shall reasonably cooperate and assist the Buyer and its representatives in the preparation of the Closing Balance Sheet and the Closing Statement (including by executing such documents and other instruments and taking such further actions as may be reasonably required to cause their accountants to deliver to the Buyer and its representatives copies of their work papers relating to the Company), and (B) shall provide the Buyer and its representatives with any information reasonably requested by them.

(c) Upon receipt of the Closing Balance Sheet and the Closing Statement, the Representative shall have 45 days to review the Closing Balance Sheet and the Closing Statement (the “Review Period”). At the Representative’s request, the Buyer shall, and shall cause its Subsidiaries to, (i) reasonably cooperate and assist, and shall cause its representatives to assist, the Representative and its representatives in their review of the Closing Statement and (ii) provide the Representative and its representatives with any information reasonably requested by them. If the Representative disagrees with the Buyer’s computation of Closing Working Capital or Closing Net Debt, the Representative shall, on or prior to the last day of the Review Period, deliver a written notice to the Buyer (the “Notice of Objection”), which sets forth its specific objections to the Buyer’s calculation of Closing Working Capital and Closing Net Debt; provided that the Notice of Objection shall include only objections based on (A) non-compliance with the standards set forth in Section 2.8(b) for the preparation of the Closing Balance Sheet and the Closing Statement, and (B) mathematical errors in the computation of the Closing Balance Sheet, Closing Working Capital or Closing Net Debt. Any Notice of Objection shall specify those items or amounts with which the Representative disagrees, together with a detailed written explanation of the reasons for disagreement with each such item or amount, and shall set forth the Representative’s calculation of Closing Working Capital and Closing Net Debt based on such objections. To the extent not set forth in a Notice of Objection delivered during the Review Period, the Representative and the Sellers shall be deemed to have agreed with the Buyer’s calculation of all other items and amounts contained in the Closing Balance Sheet and the Closing Statement and neither Party may thereafter dispute any item or amount not set forth in the Notice of Objection.

(d) Unless the Representative delivers the Notice of Objection to the Buyer within the Review Period, the Representative and the Sellers shall be deemed to have accepted the Buyer’s calculation of Closing Working Capital and Closing Net Debt and the Closing Statement shall be final, conclusive and binding. If the Representative delivers the Notice of Objection to the Buyer within the Review Period, the Buyer and the Representative shall, during the 30 days following such delivery or any mutually agreed extension thereof, negotiate in good faith in an effort to reach agreement on the disputed items and amounts in order to determine the amount of Closing Working Capital and Closing Net Debt. If, at the end of such period or any mutually agreed extension thereof, the Buyer and the Representative are unable to resolve their disagreements, they shall jointly retain and refer their disagreements to Deloitte LLP (or if such firm shall decline or is unable to act, or has a conflict of interest with the Buyer or the Representative, or any of their respective Affiliates, to another nationally recognized independent accounting firm mutually acceptable to the Buyer and the Representative) (the “Independent Expert”). The Parties shall instruct the Independent Expert promptly to review this Section 2.8 and to determine solely with respect to the disputed items and amounts so submitted whether and to what extent, if any, the Closing Balance Sheet or the Closing Working Capital and Closing Net Debt set forth in the Closing Statement requires adjustment. The Independent Expert shall base its determination solely on written submissions by the Buyer and the Representative and not on an independent review. The Buyer and the Representative shall make available to the Independent Expert all relevant Books and Records and other items reasonably requested by the Independent Expert. As promptly as practicable, but in no event later than 30 days after its retention, the Independent Expert shall deliver to the Buyer and the Representative a report that sets forth its resolution of the disputed items and amounts and its calculation of Closing Working Capital and Closing Net Debt; provided that the Independent Expert may not assign a value to any item greater than the greatest value for such item claimed by either Party or less than the smallest value for such item claimed by either Party. The decision of the Independent Expert shall be final, conclusive and binding on the Parties. The costs and expenses of the Independent Expert shall be allocated between the Buyer, on the one hand, and the Securityholders, on the other hand, based upon the percentage that the portion of the contested amount not awarded to each such party bears to the amount actually contested by such party, as determined by the Independent Expert. The Buyer and the Representative agree to execute, if requested by the Independent Expert, a reasonable engagement letter, including customary indemnities in favor of the Independent Expert.

(e) For purposes of this Agreement, (i) “Final Working Capital” means the Closing Working Capital (A) as shown in the Closing Statement delivered by the Buyer to the Representative pursuant to Section 2.8(b), if no Notice of Objection with respect thereto is timely delivered by the Representative to the Buyer pursuant to Section 2.8(b) or (B) if a Notice of Objection is so delivered, (1) as agreed by the Buyer and the Representative pursuant to Section 2.8(d) or (2) in the absence of such agreement, as shown in the Independent Expert’s report delivered pursuant to Section 2.8(d), (ii) “Final Net Debt” means the Closing Net Debt (A) as shown in the Closing Statement delivered by the Buyer to the Representative pursuant to Section 2.8(b), if no Notice of Objection with respect thereto is timely delivered by the Representative to the Buyer pursuant to Section 2.8(b) or (B) if a Notice of Objection is so delivered, (1) as agreed by the Buyer and the Representative pursuant to Section 2.8(d) or (2) in the absence of such agreement as shown in the Independent Expert’s report delivered pursuant to Section 2.8(d) and (iii) “Final Post-Closing Adjustment” means an amount equal to (A) (1) the Final Working Capital minus (2) the Estimated Working Capital, minus (B) (1) the Final Net Debt minus (2) the Estimated Net Debt, minus (C) the A/R Adjustment Amount if it is a positive number.

(f) Within three Business Days after the Final Working Capital and the Final Net Debt have been finally determined pursuant to this Section 2.8:

(i) if the Final Post-Closing Adjustment is a negative amount, the Buyer shall receive from the Escrow Fund (as an adjustment to the Securityholders’ aggregate consideration) an amount equal to the absolute value of the Final Post-Closing Adjustment and the Representative and the Buyer shall deliver a joint written instruction to the Escrow Agent establishing the portion of such amount that will reduce the aggregate principal amount of the

Master Promissory Note, if applicable, and the portion of such amount that will be released in cash to the Buyer, if applicable; provided that, in the event that the Escrow Fund contains the Master Promissory Note, the aggregate principal amount of the Master Promissory Note shall be reduced to zero prior to any cash from the Escrow Fund being released to the Buyer; or

(ii) if the Final Post-Closing Adjustment is a positive amount, the Buyer shall pay, or cause to be paid (as an adjustment to the applicable Securityholder’s aggregate consideration), to the applicable Securityholders the Final Post-Closing Adjustment in cash (which amount shall be allocated among the Securityholders in accordance with the Post-Closing Pro Rata Share of each Securityholder), subject to adjustment as provided below.

Notwithstanding anything to the contrary in the immediately preceding clauses (i) and (ii), in the event that an adjustment pursuant to the immediately preceding clause (ii) would cause the Actual Equity Consideration Value to fall below an amount equal to 42% of the sum of (A) the Actual Equity Consideration Value, (B) aggregate cash consideration paid to all Sellers, (but excluding the amounts paid as adjusted by clause (ii), and including the portion of the Escrow Amount allocable to such Sellers but excluding the amounts paid or allocable to the Optionholders and Warrant holders) and (C) the Transaction Expenses (such amount the “Total Seller Consideration”), then Parent shall issue to the Sellers, that number of Parent Units (the “Additional Parent Units”) equal to (y)(i) the Actual Equity Consideration Value minus (ii) 42% of the Total Seller Consideration divided by (z) the Parent Unit Value (and the cash payment that would otherwise be paid to the Sellers pursuant to Section 2.8(f)(ii) shall be reduced by an amount equal to the Additional Parent Units multiplied by the Parent Unit Value).

(g) Except as set forth in the immediately preceding provision, any payment of cash required to be made by the Buyer pursuant to this Section 2.8 shall be made to each Securityholder by transfer of immediately available funds in accordance with the wire instructions set forth for such Securityholder on the Consideration Disbursement Schedule (it being understood that any such wire transfer on behalf of the Optionholders will be paid to the Company and then shall be disbursed to the Optionholders (i) with respect to each Optionholder who has delivered to the Buyer his or her executed Acknowledgment and Release prior to such payment, within three Business Days following such wire transfer to the Company, and (ii) with respect to each Optionholder who has not delivered to the Buyer his or her executed Acknowledgment and Release prior to such payment, within three Business Days following receipt by the Buyer of such Optionholder’s executed Acknowledgment and Release). Any payment required to be made by the Escrow Agent pursuant to this Section 2.8 shall be made to the Buyer by wire transfer of immediately available funds to an account designated in writing by the Buyer at least two Business Days prior to such transfer.

(h) The amount of any payment to be made pursuant to this Section 2.8 shall bear interest from and including the Closing Date to but excluding the date of payment at a rate per annum equal to the “prime rate” as published in The Wall Street Journal, Eastern Edition on the Closing Date. Such interest shall be calculated daily on the basis of a year of 365 days and the actual number of days elapsed, without compounding.

2.9 Inventory Inspection.

(a) Upon a reasonable prior written request from the Buyer, the Company shall, under the observation of the Buyer and its representatives, conduct a physical inventory of the Inventory (the “Inventory Inspection”) using WIS International or such other inventory services firm as the Company may designate. The Company’s physical inventory shall be in accordance with GAAP, consistently applied. The representatives of the Buyer shall observe such physical inventory, and may utilize some of their respective employees to conduct spot audits of such physical inventory. The costs and expenses associated with the Inventory Inspection shall be borne by Parent and the Buyer. Notwithstanding anything contained herein to the contrary, any Inventory Inspection must be concluded within five (5) Business Days of the Closing Date.

(b) In order to facilitate the Inventory Inspection, the Company shall prior to the designated date of the Inventory Inspection (i) cause the managers/store team leaders of each store of the Company to prepare its employees and Leased Real Properties for the Inventory Inspection, and (ii) provide the Buyer, any of their respective representatives and any of their respective employees access to any of the Company’s Leased Real Property in order to prepare for the Inventory Inspection.

2.10 Escrow Agreement.

(a) At the Closing, Parent, the Buyer and the Representative shall enter into the Escrow Agreement, pursuant to which Parent and the Buyer will deposit, or cause to be deposited, cash, the Master Promissory Note, if applicable, and Parent Units in an aggregate amount equal to $19,400,000 (the “Escrow Amount”), with JPMorgan Chase Bank, as escrow agent (the “Escrow Agent”). Parent and the Buyer shall be deemed to have contributed (in respect of each Securityholder) each Securityholder’s Escrow Pro Rata Share of the Escrow Amount to the Escrow Fund at such time, rounded to the nearest cent (and the consideration that would otherwise be payable to each Securityholder pursuant to Sections 2.3 and 2.4 shall be reduced by each Securityholder’s Escrow Pro Rata Share of the Escrow Amount). All amounts contributed with respect to Optionholders and holders of Warrants shall be in cash, and 51.6% of the amounts contributed on behalf of the Sellers shall be in cash (and/or, if applicable, a Master Promissory Note) and 48.4% of the amounts contributed on behalf of the Sellers shall be in the form of Parent Units such that the Escrow Amount shall be comprised of:

(i) cash in an amount equal to the aggregate Escrow Pro Rata Share of all Optionholders and holders of Warrants (in their capacities as such) multiplied by the Escrow Amount;

(ii) cash or a Master Promissory Note with an aggregate principal amount (or a combination of cash and a Master Promissory Note with an aggregate principal amount) totaling (A) the aggregate Escrow Pro Rata Share of all Sellers (in their capacities as former holders of Capital Stock) multiplied by (B) 51.6% multiplied by (C) the Escrow Amount (provided that if the Buyer has elected to pay all or any portion of the cash consideration payable pursuant to Section 2.2 in the form of Promissory Notes, then the entire amount deposited in escrow pursuant to this clause (ii) shall be in the form of a Master Promissory Note); and

(iii) a number of Parent Units equal to (A) (1) the aggregate Escrow Pro Rata Share of all Sellers (in their capacities as former holders of Capital Stock) multiplied by (2) 48.4% multiplied by (3) the Escrow Amount divided by (B) the Parent Unit Value.

The cash, the Master Promissory Note and the Parent Units deposited with the Escrow Agent are collectively referred to herein as the “Escrow Fund”.

(b) The Escrow Amount (together with all interest accrued thereon) shall be available to the Buyer to satisfy any amounts owed to the Buyer pursuant to this Agreement (including (i) payments to be made to the Buyer in connection with the calculation of the Final Working Capital and Final Debt Amount pursuant to Section 2.8 and (ii) payments to be made to the Buyer pursuant to Section 5.18(b) and the Securityholders’ indemnification obligations pursuant to ARTICLE VIII).

(c) In accordance with, and subject to, the provisions of the Escrow Agreement, on the date that is 18 months after the Closing Date, Parent, the Buyer and the Representative shall take all action required by the Escrow Agreement to cause the Escrow Agent to release to the Securityholders a portion of the Escrow Fund (which amount shall be allocated among the Securityholders as provided in Section 2.10(d)) comprised of cash, Promissory Notes, if applicable, and Parent Units, if applicable, in the aggregate amount equal to (i) any remaining portion of the Escrow Fund that has not been previously paid to the Buyer (including any interest accrued on such funds) minus (ii) any amount that is then the subject of any outstanding claim or dispute to which the Escrow Fund applies minus (iii) an amount equal to $1,700,000. In accordance with, and subject to, the provisions of the Escrow Agreement, on the date that is 36 months after the Closing Date, Parent, the Buyer and the Representative shall take all action required by the Escrow Agreement to cause the Escrow Agent to release to the Securityholders a portion of the Escrow Fund (which amount shall be allocated among the Securityholders as provided in Section 2.10(d)) comprised of cash, a Promissory Note, if applicable, and Parent Units, if applicable, in the aggregate amount equal to (i) $1,700,000 minus (ii) an amount equal to the aggregate of all amounts that have been paid with respect to the Extended Escrow Claims during the immediately preceding 18-month period minus (iii) any amount that is then the subject of any outstanding Extended Escrow Claims.

(d) Any amounts released from the Escrow Fund to the Securityholders shall be allocated among the Securityholders as provided in this clause (d).

(i) Each Securityholder shall be entitled to receive such Securityholder’s Distribution Pro Rata Share (if any) of such distribution.

(ii) All amounts released to Optionholders and holders of Warrants (in their capacities as such) shall be in the form of cash.

(iii) All amounts released to Sellers (in their capacities as former holders of Capital Stock) shall be released (a) 51.6% in the form of cash and/or the release of all or a portion of the Master Promissory Note and (b) 48.4% in the form of Parent Units (with the value of each Parent Unit being deemed to equal the Parent Unit Value); provided, however, that if the amount of cash in the Escrow Fund exceeds the maximum amount of cash that would be distributed to Optionholders and holders of Warrants if, as of any Release Date, the entire remaining Escrow Fund were to be distributed to the Securityholders, then any amounts released to Sellers pursuant to clause (a) of this Section 2.10(d)(iii) shall be in the form of cash until the amount of cash in the Escrow Fund equals the maximum amount of cash that would be distributed to Optionholders and holders of Warrants if, as of such Release Date, the entire remaining Escrow Fund were to be distributed to the Securityholders.

(iv) In the event that all or a portion of the Master Promissory Note is released from the Escrow Fund, the Master Promissory Note shall be delivered to the Representative for the benefit of all Sellers. Promptly following release of the Master Promissory Note, the Buyer shall issue Promissory Notes to each Seller in an aggregate principal amount equal to the amount of such Seller’s beneficial interest in the Master Promissory Note, and, following such issuance, the Representative shall return the Master Promissory Note to the Buyer for cancellation; provided, however, that pending the issuance of Promissory Notes contemplated by this Section 2.10(d)(iv) each Seller shall have the right to enforce its rights under the Master Promissory Note to the same extent as such Seller would have the right to enforce its rights under the Promissory Note required to be delivered to such Seller pursuant to this Section 2.10(d)(iv).

2.11 Representative’s Reserve.

(a) Notwithstanding anything to the contrary, at the Closing, the Buyer shall deposit, or cause to be deposited, in an account designated by the Representative, the Representative’s Reserve. The Buyer shall be deemed to have contributed (in respect of each Securityholder) each Securityholder’s Escrow Pro Rata Share of the Representative’s Reserve at such time, rounded to the nearest cent (and the consideration that would otherwise be payable to each Securityholder pursuant to Sections 2.3 and 2.4 shall be reduced by each Securityholder’s Escrow Pro Rata Share of the Representative’s Reserve). The Representative’s Reserve shall be held by the Representative as agent and for the benefit of the Securityholders in a segregated bank account in accordance with this Section 2.11. The Representative will hold these funds separate from its other funds, will not use these funds for its operating expenses or any other corporate purposes and will not voluntarily make these funds available to its creditors in the event of bankruptcy. The Securityholders shall not receive interest or other earnings on the Representative’s Reserve and the Securityholders’ irrevocably transfer and assign to the Representative any ownership right that they may have in any interest that may accrue on funds held in the Representative’s Reserve. The Securityholders acknowledge that the Representative is not providing any investment supervision, recommendations or advice. The Representative shall have no responsibility or liability for any loss of principal of the Representative’s Reserve other than as a result of its gross negligence or willful misconduct. To the extent the amount in the Representative’s Reserve is insufficient at any time to pay any charges, fees, costs, liabilities or expenses incurred by the Representative hereunder, each Securityholder agrees to advance its Post-Closing Pro Rata Share of such amount to the Representative in order to pay such amount on behalf of the Securityholders.

(b) The Representative’s Reserve may be applied as the Representative, in its sole discretion, determines appropriate to defray, offset, or pay any charges, fees, costs, liabilities or expenses of the Representative incurred in connection with the transactions contemplated by this Agreement and the Escrow Agreement.

(c) The balance of the Representative’s Reserve held pursuant to this Section 2.11, if any, shall be distributed to the Securityholders by the Representative and shall be allocated among the Securityholders in the manner contemplated by Section 2.10(d)(i) (as if such distribution had been a distribution from the Escrow Account).

2.12 Withholding. The Buyer and its Affiliates will be entitled to deduct and withhold from the amounts otherwise payable by it pursuant to this Agreement to any Person such amounts as it determines may be required to be deducted and withheld with respect to the making of such payment under the Code, or any provision of state, local or foreign Tax Law. Each Seller agrees that, if the amount of any required withholding (including any withholding that may be required upon the release of the Escrow Amount and the Representative’s Reserve) exceeds the amount of cash consideration payable to any such Seller (excluding any portion of the Escrow Amount and the Representative’s Reserve), such Seller shall pay to the Buyer the amount of such deficiency prior to receiving any consideration hereunder. In the event that any amount is so deducted and withheld, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the Person to whom the payment from which such amounts were withheld was made.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Buyer that each statement contained in this ARTICLE III is true and correct as of the date hereof and will be true and correct as of the Closing Date.

3.1 Organization and Good Standing. The Company is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation, and has all requisite power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted. The Company is duly licensed or qualified to do business as a foreign corporation, and is in good standing, in each jurisdiction in which it owns or leases property or assets or the nature of its activities requires such licensing or qualification, except for any failure to be so licensed, qualified or in good standing that has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Section 3.1 of the Company Disclosure Schedule sets forth with respect to the Company its jurisdiction of incorporation and each jurisdiction in which the Company is licensed or qualified to do business. The Company has made available to the Buyer in the Centennial online data room or has otherwise delivered to the Buyer a complete and accurate copy of its Organizational Documents as in effect on the date hereof. The Company is not, and has not been, in breach or violation of or default under any provision of its Organizational Documents.

3.2 Authority and Enforceability.

(a) The Company has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the performance by the Company of its obligations hereunder have been duly authorized by all necessary corporate or other action on the part of the Company and, except (i) for the approval and adoption of this Agreement and the transactions contemplated hereby by the Stockholders pursuant to the Company’s Organizational Documents, (ii) for the filing and recordation of the Interim Certificate of Merger and other appropriate merger documents as required by the DGCL, and (iii) as set forth in Section 3.2(a) of the Company Disclosure Schedule, no other corporate action or other action on the part of the Company is necessary to authorize the execution and delivery of this Agreement or to perform its obligations hereunder. This Agreement has been duly executed and delivered by the Company and (assuming due authorization, execution and delivery of this Agreement by each of the other Parties) constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws now or hereafter in effect relating to or affecting the rights and remedies of creditors generally and subject to general principles of equity (whether considered in a proceeding at Law or in equity).

(b) The Board of Directors of the Company has unanimously (i) determined that this Agreement and the transactions contemplated hereby (including the Interim Merger) are advisable and in the best interests of the Company and its Stockholders, (ii) approved and adopted this Agreement and approved the transactions contemplated hereby (including the Interim Merger), and (iii) resolved to recommend that the Stockholders of the Company vote for the approval and adoption of this Agreement and the approval of the transactions contemplated hereby (including the Interim Merger).

3.3 Capitalization; Minute Books; No Subsidiaries.

(a) The authorized capital stock of the Company consists (i) of 10,000,000 shares of common stock, $0.001 per share par value, of which 4,440,000 shares are issued and outstanding, and (ii) 7,441,203 shares of preferred stock, $0.001 par value per share, of which 4,696,498 shares of preferred stock are designated as Series A Preferred Stock (the “Series A Preferred”) and 2,744,705 shares of preferred stock are designated as Series B Preferred Stock (the “Series B Preferred”). As of the date hereof, 3,696,498 shares of Series A Preferred are issued and outstanding, 2,744,705 shares of Series B Preferred are issued and outstanding and no other capital stock of the Company is authorized, issued or outstanding. All of the shares of Common Stock and Preferred Stock have been duly authorized, validly issued, fully paid and nonassessable and were issued in compliance with all applicable Laws and none of such shares are subject to a risk of forfeiture within the meaning of Section 83 of the Code. Section 3.3(a) of the Company Disclosure Schedule sets forth all of the outstanding Common Stock and Preferred Stock together with the name of the Seller that is the holder of record of such capital stock. Except as set forth on Section 3.3(c) of the Company Disclosure Schedule, no other Person has any rights in or to acquire from the Company any other capital stock of the Company or any other securities convertible into, or exercisable or exchangeable for, capital stock of the Company. None of the shares of Common Stock were issued in violation of (i) any Contract to which the Company is or was a party or beneficiary or by which the Company or its properties or assets is or was subject or (ii) any preemptive or similar rights of any Person.

(b) The Company does not own, or have the right to acquire directly or indirectly, any interest in, and the Company is not subject to any obligation or requirement to provide for or to make any investment in, any Person.

(c) Except as set forth on Section 3.3(c) of the Company Disclosure Schedule (which schedule sets forth for each outstanding Option and Warrant together with the number of shares of Common Stock issuable upon exercise or conversion of such Options and Warrants, as applicable, and the exercise price and date of award of such Options and Warrants), there are no outstanding options, warrants or other securities or subscription, preemptive or other rights convertible into or exchangeable or exercisable for any shares of capital stock or other equity or voting interests of the Company and there are no “phantom stock” rights, stock appreciation rights or other similar rights with respect to the Company. There are no Contracts of any kind to which the Company is a party or beneficiary or by which the Company or its assets are subject, obligating the Company to issue, deliver, grant or sell, or cause to be issued, delivered, granted or sold, additional shares of capital stock of, or other equity or voting interests in, or options, warrants or other securities or subscription, preemptive or other rights convertible into, or exchangeable or exercisable for, shares of capital stock of, or other equity or voting interests in, the Company, or any “phantom stock” right, stock appreciation right or other similar right with respect to the Company, or obligating the Company to enter into any such Contract. All Options have been granted under a Company Stock Plan.

(d) Except as set forth on Section 3.3(d) of the Company Disclosure Schedule, there are no Contracts, contingent or otherwise, obligating the Company to repurchase, redeem or otherwise acquire or dispose of any shares of capital stock of, or other equity or voting interests in, the Company. Except as set forth on Section 3.3(d) of the Company Disclosure Schedule, there are no voting agreements, voting trusts, registration rights agreements, stockholder agreements or other similar Contract with respect to the capital stock of the Company. There are no rights plans affecting the Company.

(e) Except as set forth on Section 3.3(e) of the Company Disclosure Schedule, as of the date hereof, the Company does not have any outstanding Indebtedness.

3.4 No Conflicts; Consents.

(a) Except as set forth on Section 3.4(a) of the Company Disclosure Schedule, the execution and delivery of this Agreement does not and the performance by the Company of any of its obligations hereunder and the consummation of the transactions contemplated hereby with or without the giving of notice or lapse of time, or both) will not, directly or indirectly, (i) violate or conflict with or result in the breach of the provisions of any of the Organizational Documents of the Company, (ii) violate, breach, conflict with or constitute a default, an event of default, or an event creating any additional rights (including rights of amendment, impairment, modification, suspension, revocation, acceleration, termination or cancellation), impose additional obligations or result in a loss of any rights, or require a consent or the delivery of notice, under any Company Contract, Law or Permit applicable to the Company or to which the Company is a party or a beneficiary or otherwise subject, or (iii) result in the creation of any Liens upon any asset owned or used by the Company, except in the case of the immediately preceding clauses (ii) and (iii) for any violations, breaches, conflicts, events or Liens that would not be materially adverse to the Company or the conduct of its business.

(b) Except for (i) the filing and expiration or early termination of the waiting period under the HSR Act, (ii) actions to be taken in connection with the Permits set forth on Section 3.7(b) of the Company Disclosure Schedule and (iii) as set forth on Section 3.4(b) of the Company Disclosure Schedule, no Permit or Order of, with or to any Person is required by the Company in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

3.5 Financial Statements; No Liabilities.

(a) Complete and accurate copies of (i) the audited consolidated balance sheets of the Company as of January 2, 2010 and as of January 1, 2011 and the related audited consolidated statements of operations and cash flows for the years then ended (together with the notes thereto and related report of independent auditors, the “Audited Financial Statements”) and (ii) the unaudited consolidated balance sheets of the Company as of December 31, 2011 and the related unaudited consolidated statements of operations and cash flows for the 12-month period then ended (the “Interim Financial Statements” and together with the Audited Financial Statements, the “Financial Statements”) are set forth on the Section 3.5(a) of the Company Disclosure Schedule. Except as set forth on Section 3.5(a) of the Company Disclosure Schedule, the Financial Statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered thereby, subject, in the case of the Interim Financial Statements, to normal and immaterial year-end adjustments and the absence of footnotes. The Financial Statements were prepared from the Books and Records of the Company, and fairly present, in all material respects, the financial condition, results of operations and cash flows of the Company as of and for the periods covered thereby.

(b) The Company has no material Liabilities that are required to be set forth on a balance sheet under GAAP except those that (i) are adequately reflected or reserved against on the balance sheet of the Company dated as of December 31, 2011 and included in the Interim Financial Statements, (ii) have been incurred in the ordinary course of business since December 31, 2011 and are not, individually or in the aggregate, material in amount, and (iii) are set forth on Section 3.5(b) of the Company Disclosure Schedule.

3.6 Taxes. Except as disclosed in Section 3.6 of the Company Disclosure Schedule:

(a) All material Tax Returns required to have been filed by or with respect to the Company have been duly and timely filed (or, if due between the date hereof and the Closing Date, will be duly and timely filed), and each such Tax Return correctly and completely reflects Liabilities for Taxes in all material respects and all other information required to be reported thereon. All material Taxes owed by the Company (whether or not shown on any Tax Return) have been timely paid (or, if due between the date hereof and the Closing Date, will be duly and timely paid). The Company has adequately provided for, in its Financial Statements or other books of account and related records, Liabilities for all unpaid Taxes (that are current Taxes not yet due and payable), other than, for the avoidance of doubt, any employment taxes to be imposed on the Company or the Surviving Entity (including without limitation, pursuant to Subtitle C of the Code) in connection with payments made pursuant to Section 2.4(a).

(b) There is no material action or audit currently proposed, threatened in writing or pending against, or with respect to, the Company in respect of any material Taxes. The Company is not the beneficiary of any extension of time within which to file any material Tax Return, nor has the Company filed any requests for such extensions. No claim has ever been made by an authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction or that it, as a result of the activities of the Company, must file Tax Returns in such jurisdiction.

(c) The Company has withheld and timely paid all material Taxes required to have been withheld or paid and has complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto.

(d) There is no dispute or claim concerning any Liabilities for material Taxes with respect to the Company for which notice has been provided, or which is asserted or threatened in writing. Section 3.6(d) of the Company Disclosure Schedule (i) lists all federal, state, local, and foreign income Tax Returns filed with respect to the Company for taxable periods ended on or after January 1, 2006 (ii) indicates those Tax Returns that have been audited and (iii) indicates those Tax Returns that currently are the subject of audit. The Company has not waived (and is not subject to a waiver of) any statute of limitations in respect of Taxes and has not agreed to (and is not subject to) any extension of time with respect to a Tax assessment or deficiency.

(e) The Company has not participated in or cooperated with an international boycott as defined in Section 999 of the Code.

(f) The Company has not agreed to and is not required to make by reason of a change in accounting method, and would not be required to make by reason of a proposed or threatened (in writing) change in accounting method, any adjustment under Section 481(a) of the Code. The Company has not been the “distributing corporation” (within the meaning of Section 355 of the Code) with respect to a transaction described in Section 355 of the Code within the five-year period ending as of the date of this Agreement. The Company has not received (and is not subject to) any ruling from any Taxing Authority and has not entered into (and is not subject to) any Contract with a Taxing Authority. The Company has disclosed on its federal income Tax Returns all positions taken therein that would reasonably be expected to give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code.

(g) The Company is not a party to, a beneficiary of or subject to, any Tax allocation or sharing agreement that will remain in place after the Closing. The Company has no Liabilities for the Taxes of any Person, other than under Section 1.1502-6 of the Treasury regulations (or any similar provision of state, local or foreign Law) with respect to any group of which the Company currently is a member, (i) as a transferee or successor, (ii) by Contract, (iii) under Section 1.1502-6 of the Treasury regulations (or any similar provision of state, local or foreign Law), or (iv) otherwise. The Company is not a party to, a beneficiary of or subject to, any joint venture, partnership or other arrangement that is treated as a partnership for federal income tax purposes. The Company has never had any Subsidiaries.

(h) The Company will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) installment sale or open transaction disposition made on or prior to the Closing Date, or (ii) prepaid amount received on or prior to the Closing Date, or (iv) cancellation of Indebtedness income arising on or prior to the Closing Date.

(i) The Company is not and has never been subject to (i) the dual consolidated loss provisions of Section 1503(d) of the Code, (ii) the overall foreign loss provisions of Section 904(f) of the Code, or (iii) the re-characterization provisions of Section 952(c)(2) of the Code. The Company does not have any “non-recaptured net Section 1231 losses” within the meaning of Section 1231(c)(2) of the Code.

3.7 Compliance with Law; Permits.

(a) The Company has conducted, and is conducting, its business in compliance in all material respects with all applicable Laws. Section 3.7(a) of the Company Disclosure Schedule sets forth each Order entered, issued or rendered by any Governmental Entity to which the Company, its business or its properties or assets is subject as of the date hereof.

(b) The Company has obtained, owns, holds and is in compliance with all Permits that are necessary for it to conduct its business as currently conducted, or by which any of the properties or assets owned or used by the Company is subject, except where the failure to have obtained, own, hold or be in compliance with a Permit would not be materially adverse to the Company or the conduct of its business. Each such Permit is valid and in full force and effect in all material respects. Each Permit (including all liquor licenses used in or acquired for future use in or otherwise with respect to the business of the Company designated by type, but excluding Permits the failure of which to obtain, own, hold or be in compliance with would not be materially adverse to the Company or the conduct of its business) is listed on Section 3.7(b) of the Company Disclosure Schedule. To the Knowledge of the Company, the Company is not in default (and has not received written notice of any claim of default) with respect to any such Permit.

(c) To the Knowledge of the Company, no event has occurred and no circumstances exist that (with or without the passage of time or the giving of notice or both) does or would reasonably be expected to result in (i) a violation of, a conflict with or a failure on the part of the Company to conduct its business in compliance with (A) applicable Laws or (B) terms of any Permit listed on Section 3.7(b) of the Company Disclosure Schedule or (ii) a revocation, cancellation, suspension or other impairment or modification of, any Permit listed on Section 3.7(b) of the Company Disclosure Schedule.

3.8 Tangible Personal Property. Except as set forth on Section 3.8 of the Company Disclosure Schedule, with respect to the material tangible personal properties and assets owned or leased by the Company, the Company has valid title to, a valid leasehold interest in or a valid right to use such properties and assets free and clear of all Liens other than Permitted Liens. The tangible personal properties and assets that are owned, leased or used by the Company are in good operating condition, working order and repair, subject to ordinary wear and tear, and constitute all the personal properties and assets reasonably necessary for the conduct of its business as presently conducted. Except as provided on Section 3.8 of the Company Disclosure Schedule, no tangible personal properties or assets related to or used by the Company are owned or leased by any Seller or any Affiliate of any Seller.

3.9 Real Property.

(a) Section 3.9(a) of the Company Disclosure Schedule contains (i) a list of all real property and interests in real property leased, licensed or occupied by the Company (the “Leased Real Property”) and (ii) a list of all leases, licenses and other occupancy Contracts affecting the Leased Real Property, including all amendments, extensions and renewals thereof and related notices and Contracts thereto (collectively, the “Real Property Leases”). The Company does not own and has never owned in fee any real property or interest in real property. The Leased Real Property constitutes all of the real property used in or necessary for the operation of the Company’s businesses as currently conducted. The Company has (A) a valid, binding and enforceable leasehold interest in and to the Leased Real Property and (B) peaceful, undisturbed and, except for certain subleases set forth on Section 3.9(a) of the Company Disclosure Schedule, exclusive possession of the Leased Real Property. All rents and additional rents due to date on each Real Property Lease have been paid. The Company has not assigned (collaterally or otherwise) and has not granted any other security interest in the Real Property Leases or any interest therein, and except for statutory landlord liens, there are no Liens on the estate or interest created by the Real Property Leases. The full amount of security deposit required under each Real Property Lease, if any, is on deposit thereunder. No Person other than the Company is in possession of the Leased Real Property or any portion thereof, and, except for certain subleases set forth on Section 3.9(a) of the Company Disclosure Schedule, there are no Contracts granting to any other Person the right to use or occupy the Leased Real Property or any portion thereof. All of the utilities pertaining to the Leased Real Property, to the extent due and owing, have been paid in full.

(b) To the Knowledge of the Company, the Leased Real Property is presently zoned in such a manner to permit the use of the Leased Real Property as a supermarket, with ancillary uses consistent with past practice.

(c) To the Knowledge of the Company, (i) neither the Company nor any Seller has received any written notice that either the whole or any portion of the Leased Real Property is to be condemned, requisitioned or otherwise taken by any public authority and (ii) the Company has not received any written notice of any public improvements that may result in special assessments against or otherwise adversely affect any of the Leased Real Property.

3.10 Intellectual Property.

(a) Section 3.10(a) of the Company Disclosure Schedule contains a complete and accurate list of all Registered Intellectual Property (including the owner, application or registration number, application or registration/issue date and jurisdiction) and all Owned Intellectual Property that is otherwise material to the operation of the Company’s business. The Company exclusively owns all right, title, and interest in and to the Owned Intellectual Property, free and clear of all Liens, other than Permitted Liens. All Registered Intellectual Property is valid, enforceable and subsisting. To the Knowledge of the Company, no fact or circumstances exists that would reasonably be expected to result in the abandonment, cancellation, forfeiture, relinquishment, invalidation, waiver or unenforceability of any Registered Intellectual Property.

(b) Section 3.10(b) of the Company Disclosure Schedule identifies all material Licensed Intellectual Property and the relevant license.

(c) The Company Intellectual Property constitutes all of the Intellectual Property used in and necessary for the operation of the Company’s business as currently conducted. To the Knowledge of the Company, no aspect of the Owned Intellectual Property or the operation of the Company’s business as currently conducted infringes, misappropriates, dilutes or otherwise violates the Intellectual Property of any Person. To the Knowledge of the Company, no Person has infringed, misappropriated, diluted or otherwise violated, or is infringing, misappropriating, diluting or otherwise violating, any Owned Intellectual Property. The Company has taken reasonable and necessary steps to protect and maintain the proprietary nature of each item of Owned Intellectual Property. The Company possesses working copies of all of its software, including object code and all related manuals, licenses and other documentation, to the extent reasonably necessary for the current conduct of the Company’s business. To the Knowledge of the Company, the software and other information technology used to operate the business of the Company: (i) are in satisfactory working order; and (ii) have security, backups, disaster recovery arrangements, and hardware and software support and maintenance consistent with industry standards.

3.11 Absence of Certain Changes or Events. Since December 31, 2011, no event, change, condition or state of facts or circumstances exists or has occurred that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Without limiting the generality of the immediately preceding sentence, except as set forth on Section 3.11 of the Company Disclosure Schedule, since December 31, 2011, the Company has conducted its business in the ordinary course, and the Company has not taken any action that, if taken after the date hereof, would constitute a breach of Section 5.2(b).

3.12 Contracts.

(a) Section 3.12(a) of the Company Disclosure Schedule sets forth a complete and accurate list of all of the following Contracts to which the Company is a party or by which the Company or its assets are subject:

(i) any Contract for the purchase or lease of inventory, materials, supplies, goods, services, equipment or other assets other than in the ordinary course;

(ii) any Contract for the sale by the Company of its products or services that involve a specified annual minimum dollar sales amount in excess of $50,000 or pursuant to which the Company received or expects to receive annual payments in excess of $50,000;

(iii) any Contract with Governmental Entities;

(iv) any Contract requiring the Company to purchase its total requirements of any product or service from a third party or that contain “take or pay” or other minimum purchase requirements provisions;

(v) any partnership, joint venture or similar type of Contract;

(vi) any Contract containing a covenant not to compete or other covenant restricting or purporting to restrict the right of the Company or its Affiliates to engage in any line of business, acquire any property, develop or distribute any product, provide any service (including geographic restrictions), or to compete with any Person, or granting any exclusive distribution rights, in any market, field or territory;

(vii) any Contract with any Seller or any Affiliate or family member of any Seller;

(viii) any broker, marketing, advertising, consulting or other similar type of Contract having a value in excess of $50,000;

(ix) any note, debenture, bond, equipment trust, letter of credit, loan or other Contract for or evidencing Indebtedness (including keepwell agreements) or the lending of money;

(x) any Contract under which the Company has, directly or indirectly, made any advance, loan, extension of credit or capital contribution to, or other investment in, any Person;

(xi) any Contract a primary purpose of which is to provide for indemnification of any Person;

(xii) any Contract under which there is a continuing obligation to (A) pay any “earn out” payment or deferred or contingent purchase price, or any similar payment respecting the purchase of any business or assets, or (B) indemnify another Person with respect to Liabilities relating to any current or former business, or other asset or property of the Company or any predecessor Person;

(xiii) any power of attorney or similar instrument; and

(xiv) any Contract that is otherwise material to the Company and was entered into outside the ordinary course of business and not previously disclosed pursuant to this Section 3.12 (excluding any Company Plan included on Section 3.14(i) of the Company Disclosure Schedule).

The Contracts required to be listed on Section 3.12(a) of the Company Disclosure Schedule, the Real Property Leases, the Contracts set forth on Section 3.10(b) of the Company Disclosure Schedule and the Policies are collectively referred to herein as the “Company Contracts”. The Company has made available to the Buyer in the Centennial online data room or has otherwise delivered to the Buyer complete and accurate copies of each Company Contract (including all amendments, modifications, extensions and renewals thereof and related notices and agreements thereto).

(b) Except as set forth on Section 3.12(b) of the Company Disclosure Schedule, (i) each Company Contract is in full force and effect and valid and enforceable in accordance with its terms, (ii) the Company has, in all material respects, complied with and is in compliance with, and to the Knowledge of the Company, all other parties thereto have, in all material respects, complied with and are in compliance with, the provisions of each Company Contract, (iii) neither the Company nor, to the Knowledge of the Company, any other party thereto is in default in any material respect in the performance, observance or fulfillment of any obligation, covenant, condition or other term contained in any Company Contract, and the Company has not given or received notice to or from any Person relating to any such alleged or potential default that has not been cured, and (iv) to the Knowledge of the Company, no event has occurred that with or without the giving of notice or lapse of time, or both, would reasonably be expected to violate, breach, conflict with or constitute a default, an event of default, or an event creating any additional rights (including rights of amendment, impairment, modification, suspension, revocation, acceleration, termination, or cancellation), impose additional obligations or result in a loss of any rights, or require a consent or the delivery of notice, under any Company Contract.

3.13 Litigation. Except as set forth on Section 3.13 of the Company Disclosure Schedule, there is no action, suit, proceeding, claim, arbitration, litigation, audit, investigation or inquiry (each, an “Action”), pending or, to the Knowledge of the Company, threatened against or affecting the Company, its business or its properties or assets that is material to the Company. No officer, director or manager of the Company is a defendant in any Action commenced by any stockholder of the Company with respect to his or her duties as an officer, director or manager thereof under any applicable Law. To the Knowledge of the Company, no event has occurred or circumstance exists that does or would reasonably be expected to result in or serve as a basis for any such Action. There is no unsatisfied judgment, penalty or award against the Company or its assets or properties.

3.14 Employee Benefits. Section 3.14(i) of the Company Disclosure Schedule sets forth a complete and accurate list of all Company Plans. The Company has made available to the Buyer in the Centennial online data room or has otherwise delivered to the Buyer complete and accurate copies of the following documents (in each case, as applicable) with respect to each Company Plan (i) the current plan document and any amendments thereto, (ii) the trust agreement (and all amendments thereto and the latest financial statements thereof), (iii) a written description of any Company Plan that is not set forth in a written document, (iv) the most recent summary plan description together with any summary or summaries of material modifications thereto, (v) the most recent determination, advisory and/or opinion letter, as applicable, from the IRS covering such Company Plan, (vi) the annual reports (Form 5500 Series and all schedules and financial statements attached thereto) covering such Company Plan for each of the last three

(3) years and (vii) all material Contracts relating to such Company Plan, including service provider agreements, insurance contracts, investment management agreements, and recordkeeping agreements. Except as disclosed on Section 3.14(ii) of the Company Disclosure Schedule:

(a) each Company Plan has at all times been maintained and administered in all material respects in accordance with its terms and with the requirements of all applicable Laws, including ERISA and the Code, and each Company Plan intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or is entitled to rely on a favorable opinion letter from the IRS as to its qualification and, to the Knowledge of the Company, no fact or event has occurred that would reasonably be expected to adversely affect the qualified status of any such Company Plan. Each trust that forms a part of any such plan has at all times since its adoption been tax-exempt under Section 501(a) of the Code;

(b) neither the Company nor any of its ERISA Affiliates maintains or contributes to, is party to, or has any liability, whether fixed or contingent, with respect to, or at any time has maintained, has contributed to, was party to or had any liability with respect to any plan, program, agreement or policy that (i) is subject to Title IV of ERISA or Section 412 of the Code or (ii) is a “multiemployer plan” as defined in Section 3(37) of ERISA (whether or not subject thereto);

(c) the Company does not have any liability, whether fixed or contingent, with respect to any (i) “multiple employer plan” as defined in Section 413(c) of the Code (whether or not subject thereto), (ii) plan described in Section 401(a)(1) of ERISA (whether or not subject thereto), (iii) medical or life insurance plan that provides benefits beyond termination of employment, except as required by applicable Law, (iv) multiple employer welfare arrangement within the meaning of Section 3(40)(A) of the Code, (v) voluntary employees beneficiary association within the meaning of Code Section 501(c)(9), (vi) indemnification or gross-up payment, in either case, for any tax incurred under Section 409A or 4999 of the Code, or (vii) plan primarily for the benefit of employees who reside outside of the United States;

(d) neither the Company nor any its ERISA Affiliates has incurred any Liability for any Tax imposed under Sections 4971 through 4980E of the Code or civil Liability under Section 502(i) or (l) of ERISA;

(e) neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby (either alone or in combination with another event) will (i) result in any payment (including any bonus, severance, unemployment compensation or golden parachute payment) becoming established, funded or payable under any Company Plan, (ii) accelerate the vesting or time of payment of any benefits otherwise payable under any Company Plan, or (iii) result in any “excess parachute payments” within the meaning of Section 280G of the Code;

(f) the Company has not agreed and has not otherwise committed to, whether in writing or otherwise, adopt any new plan, program, agreement or policy that would constitute a Company Plan or increase or improve the compensation, benefits or terms and conditions of employment or service of any director, officer, employee or consultant other than as required under Law or an applicable Company Plan;

(g) except as would not be reasonably expected to result in a material liability to the Company, with respect to each Company Plan, (i) all contributions, payments or premiums required to be made with respect to any Company Plan on or before the date hereof have been timely made, (ii) all required filings and reports have been made in a timely manner with all Governmental Entities, (iii) there are no outstanding defaults or violations by the Company under any Company Plan, and (iv) the Company has performed all material obligations required to be performed under all Company Plans;

(h) the Company has not made any legally binding commitment (orally, in writing or otherwise) with respect to participation, eligibility for benefits, vesting, benefit accrual coverage or other material terms of any Company Plan to any employee, beneficiary or other Person other than those which are in accordance with the terms and provisions of each such Company Plan as in effect immediately prior to the Closing Date; and

(i) there are no pending or, to the Knowledge of the Company, threatened Actions with respect to any Company Plans, other than ordinary course claims for benefits by participants and beneficiaries.

3.15 Labor and Employment Matters.

(a) The Company has not given or received notice to terminate the employment or engagement of any executive officer or director currently employed or engaged by it, and no executive officer or director has ceased to be employed or engaged by the Company, in either case where such notice has not yet expired. There is no Person previously employed by the Company who now has a statutory or contractual right to return to work or be reinstated or re-engaged by the Company (excluding any employees on approved leave of absence).

(b) None of the employees of the Company is represented by a union in connection with his or her employment by the Company. No labor organization or group of employees of the Company has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the Knowledge of the Company, threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority. To the Knowledge of the Company, there are no organizing activities, strikes, work stoppages or slowdowns pending or threatened against or involving the Company.

(c) The Company is and has been in compliance with all notice and other requirements under the WARN Act and any similar Laws relating to plant closings, mass layoffs and/or relocations. None of the employees of the Company has suffered an employment loss as the result of a plant closing, mass layoff and/or relocation (each as defined in the WARN Act or any similar state or local WARN statutes) during the 90-day period prior to the date of this Agreement. To the Knowledge of the Company, (i) no circumstances exist and (ii) there have been no acts or omissions, in either case, that have given rise or may give rise to any liability, fine, tax or other penalty in relation to or under the WARN Act and any similar Law, in any case, for which the Buyer would reasonably be expected to be liable.

(d) The Company has complied in all material respects with all Laws relating to employment, employment practices and labor, including provisions relating to wages and hours, safety and health, work authorization, equal employment opportunity, immigration, unemployment compensation, worker’s compensation, employee privacy and right to know and social security contributions.

(e) The Company has complied and is in compliance in all material respects with the Immigration Reform and Control Act of 1986.

(f) The Company has in all material respects (i) paid or properly accrued in the ordinary course of business all wages and compensation due to employees and former employees of the Company, including all overtime, vacations or vacation pay, holidays or holiday pay, sick days or sick pay, incentive compensation, and bonuses and (ii) properly classified every employee and former employee who is or was classified as (A) an independent contractor, consultant or other non-employee status, or (B) an exempt or non-exempt employee, for all purposes, including (1) taxation and Tax reporting, (2) eligibility to participate in Company Plans, (3) Fair Labor Standards Act purposes, and (4) applicable Law governing the payment of wages.

3.16 Environmental. Except as set forth on Section 3.16 of the Company Disclosure Schedule:

(a) the Company is and has been in compliance with all applicable Environmental Laws in all material respects and the Company has not entered into and is not subject to, any Order or other similar requirement of or agreement with any Governmental Entity under any Environmental Laws;

(b) (i) the Company has obtained, holds and has held and is and has been in compliance in all material respects with all required Environmental Permits, (ii) each such Environmental Permit is identified on Section 3.16(b) of the Company Disclosure Schedule, and (iii) each such Environmental Permit will remain valid and effective after the Closing without any notice to or consent of any Governmental Entity;

(c) no Releases of Hazardous Materials have occurred and no Person has been exposed to any Hazardous Materials at, from, in, to, on, under, or migrating to or from any Site that would reasonably be expected to result in a material Action against or a material Liability under Environmental Laws to the Company;

(d) there are no past, pending or, to the Knowledge of the Company, threatened Actions relating to Environmental Laws against the Company, and to the Knowledge of the Company, there are no facts or circumstances that would reasonably be expected to form the basis for any such Actions against the Company;

(e) neither the Company nor any of its predecessor entities or current or former Affiliates has transported or arranged for the treatment, storage, handling, disposal, or transportation of any Hazardous Material to any off-Site location that has or would reasonably be expected to result in an Action against or Liability to the Company;

(f) to the Knowledge of the Company, there are no polychlorinated biphenyl-containing equipment, underground storage tanks or asbestos-containing materials at any Leased Real Property;

(g) the Company has not, either expressly or, to the Knowledge of the Company, by operation of Law, assumed responsibility for, or agreed to indemnify or hold harmless any Person for, any Liability arising under or relating to Environmental Laws; and

(h) there are no Phase I or Phase II environmental assessments, environmental investigations, studies, audits, tests, reviews or other analyses conducted by, on behalf of, or that are in the possession of the Company (or any of its representatives) with respect to any Site that have not been made available to the Buyer prior to the date hereof.

3.17 Insurance. Section 3.17 of the Company Disclosure Schedule sets forth a list of each insurance policy and fidelity bond that covers the Company, its properties and assets or any director, officer or employee of the Company (the “Policies”). There are no pending claims under any of such Policies as to which coverage has been questioned, denied or disputed by the insurer or in respect of which the insurer has reserved its rights. All premiums due under the Policies have been paid in full or, with respect to premiums not yet due, accrued. The Policies are sufficient for compliance in all material respects with all Laws and Contracts to which the Company is a party or by which the Company or its properties’ assets are subject. The Company has not received a notice of cancellation or termination of any Policy or of any material changes that are required in the conduct of the Company’s business as a condition to the continuation of coverage under, or renewal of, any such Policy. The Company does not have any self-insurance arrangements.

3.18 Affiliate Transactions. Except as set forth on Section 3.18 of the Company Disclosure Schedule, no Seller, Affiliate, director, current or former partner, stockholder, officer, employee, consultant, or contractor of the Company, or Affiliate or family member of any of the foregoing is a party to, a beneficiary of or is subject to, any Contract with the Company or has any interest in any of the properties or assets of the Company, other than indirect interests in such properties or assets by virtue of their ownership interests in the Company. There are no intercompany services provided to the Company by any Affiliate of any of the Sellers or by any family member of any director, current or former partner, member, manager, stockholder, officer, employee, consultant or contractor or by any direct or indirect stockholder of the Company (other than services provided by any such Persons as directors, officers or employees of the Company).

3.19 Bank Accounts; Powers of Attorney. Section 3.19 of the Company Disclosure Schedule sets forth (a) the name of each bank, safe deposit company or other financial institution in which the Company has an account, lock box or safe deposit box and the names of all Persons authorized to draw thereon or have access thereto, and (b) each outstanding power of attorney executed by or on behalf of the Company in favor of any other Person.

3.20 FCPA. Neither the Company nor any director, officer, agent, employee, consultant of or other Person associated with or acting on behalf of the Company has (a) made, authorized, offered or promised to make any payment or transfer of anything of value, directly, indirectly or through a third party, to any foreign government official, employee or other representative (including employees of a government owned or controlled entity or public international organization and including any political party or candidate for public office), in violation of the United States Foreign Corrupt Practices Act of 1977 (the “FCPA”), or any Law of similar effect in any jurisdiction to which such Person is subject or (b) otherwise taken any action that would cause the Company to be in violation of the FCPA, or any Law of similar effect in any jurisdiction to which such Person is subject. For the purposes of this Section 3.20, the acts specified include, but are not limited to, (x) the making or payment of any illegal contributions, commissions, fees, gifts, entertainment, travel or other unlawful expenses relating to political activity, (y) the direct or indirect payment, gift, offer, promise or authorization to make a payment, gift, offer or promise of, anything of material value to any foreign government representative, and (z) the making of any bribe, illegal payoff, influence payment, kickback or other unlawful payment, using funds of the Company or otherwise on behalf of the Company.

3.21 Brokers. Except for fees and commissions of Sagent Advisors Inc. (which fees and commissions are the sole responsibility of the Sellers), none of the Sellers or the Company has any Liability to pay any fees or commissions to any broker, finder or similar agent with respect to this Agreement or the transactions contemplated hereby. The Company has made available to the Buyer in the Centennial online data room or has otherwise delivered to the Buyer a complete and accurate copy of its engagement letter with Sagent Advisors Inc., and there have been no amendments, modifications, extensions, replacements, renewals or revisions to such engagement letter.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND THE BUYER

Parent and the Buyer represent and warrant to the Company and each of the Securityholders that each statement contained in this ARTICLE IV is true and correct as of the date hereof and as of the Closing Date.

4.1 Organization and Good Standing. Each of Parent and the Buyer is duly organized, validly existing and in good standing under the Laws of the State of Delaware.

4.2 Authority and Enforceability. Each of Parent, the Buyer, the Interim Merger Sub and the Post-Closing Merger Sub has the requisite power and authority to enter into this Agreement and each of the Ancillary Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by each of Parent, the Buyer, the Interim Merger Sub and the Post-Closing Merger Sub of this Agreement and each of the Ancillary Agreements to which it will be a party and the consummation by each of Parent, the Buyer, the Interim Merger Sub and the Post-Closing Merger Sub of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on its part, and no other action is necessary on its part to authorize this Agreement or any Ancillary Agreement to which it will be a party or to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each of the Ancillary Agreements to which Parent, the Buyer, the Interim Merger Sub and the Post-Closing Merger Sub will be a party will at the Closing be, duly executed and delivered by it. Assuming due authorization, execution and delivery by the Company and each other party thereto, this Agreement constitutes, and each of the Ancillary Agreements to which it will be a party at the Closing will constitute, the valid and binding obligation of each of Parent, the Buyer, the Interim Merger Sub and the Post-Closing Merger Sub, enforceable against it in accordance with its terms, except as limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar Laws relating to creditors’ rights generally, and (b) general principles of equity, whether such enforceability is considered in a proceeding in equity or at Law.

4.3 No Conflicts; Consents.

(a) The execution and delivery by each of Parent, the Buyer, the Interim Merger Sub and the Post-Closing Merger Sub of this Agreement does not, and the execution and delivery at the Closing of the Ancillary Agreements to which it will be a party will not, and the performance by it of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby (in each case, with or without the giving of notice or lapse of time, or both) will not, directly or indirectly, (i) violate or conflict with the provisions of any of its Organizational Documents, or (ii) violate, breach, conflict with or constitute a default, an event of default, or an event creating any additional rights (including rights of amendment, impairment, suspension, revocation, acceleration, termination or cancellation), imposing of additional obligations or resulting in a loss of any rights or require a consent or the delivery of notice, under any Contract, Law or Permit applicable to it, or to which it is a party or a beneficiary, or by which it or its assets are subject, except in the case of clause (ii) where such violation, conflict, breach, default, event or other item would not reasonably be expected to materially impair or delay its ability to perform its obligations under this Agreement and the Ancillary Agreements.

(b) Except for the filing and expiration or early termination of the waiting period under the HSR Act, no Permit or Order of, with or to any Person is required by Parent, the Buyer, the Interim Merger Sub or the Post-Closing Merger Sub in connection with the execution and delivery of this Agreement and the Ancillary Agreements, the performance of the obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby, except where the failure to obtain such Permit or Order would not reasonably be expected to materially impair or delay the ability of Parent, the Buyer, the Interim Merger Sub or the Post-Closing Merger Sub to perform its obligations under this Agreement and the Ancillary Agreements.

4.4 Brokers. None of Parent, the Buyer, the Interim Merger Sub or the Post-Closing Merger Sub has any Liability to pay any fees or commissions to any broker, finder or similar agent with respect to this Agreement, the Ancillary Agreements or the transactions contemplated by hereby or thereby.

4.5 Capitalization.

(a) The limited liability company interests of Parent consists of Class A Units, of which 10,000,000 are issued and outstanding as of the date hereof, and Class B Units, of which none are issued and outstanding as of the date hereof. All of the Parent Units to be issued pursuant to this Agreement will be, when issued, duly authorized and validly issued, and will not be issued in violation of any preemptive rights, rights of first refusal or similar rights under any applicable Law, Parent’s Organizational Documents or any material Contract to which Parent is a party. Except as set forth in Section 4.5(a) of the Buyer Disclosure Schedule, Parent has no units, equity securities or securities containing any equity features or convertible into or exercisable or exchangeable for any units or equity securities of Parent authorized, issued or outstanding. Except as set forth in Section 4.5(a) of the Buyer Disclosure Schedule, no other Person has any rights in or to acquire from Parent or any of its Subsidiaries any other units, capital stock or other equity interest of Parent or any of its Subsidiaries or any other securities convertible into, or exercisable or exchangeable for, units, capital stock or other equity interest of Parent or any of its Subsidiaries. None of the equity interests of Parent or its Subsidiaries were issued in violation of (i) any Contract to which Parent or any of its Subsidiaries is or was a party or beneficiary or by which Parent, any of its Subsidiaries or their respective properties or assets is or was subject or (ii) any preemptive or similar rights of any Person.

(b) Except as set forth on Section 4.5(e) of the Buyer Disclosure Schedule, neither Parent nor any of its Subsidiaries owns, or has the right to acquire directly or indirectly, any interest in, and neither Parent nor any of its Subsidiaries is subject to any obligation or requirement to provide for or to make any investment in, any Person.

(c) Except as set forth on Section 4.5(a) of the Buyer Disclosure Schedule, there are no outstanding options, warrants or other securities or subscription, preemptive or other rights convertible into or exchangeable or exercisable for any units, shares of capital stock or other equity or voting interests of Parent or its Subsidiaries and there are no “phantom stock” rights, stock appreciation rights or other similar rights with respect to Parent or any of its Subsidiaries. There are no Contracts of any kind to which Parent or its Subsidiaries are a party or beneficiary or by which Parent, any of its Subsidiaries or their respective assets or properties are subject, obligating Parent or any of its Subsidiaries to issue, deliver, grant or sell, or cause to be issued, delivered, granted or sold, additional units, shares of capital stock of, or other equity or voting interests in, or options, warrants or other securities or subscription, preemptive or other rights convertible into, or exchangeable or exercisable for, units, shares of capital stock of, or other equity or voting interests in, Parent or any of its Subsidiaries, or any “phantom stock” right, stock appreciation right or other similar right with respect to Parent or any of its Subsidiaries, or obligating Parent or any of its Subsidiaries to enter into any such Contract.

(d) There are no Contracts, contingent or otherwise, obligating Parent or any of its Subsidiaries to repurchase, redeem or otherwise acquire or dispose of any units, shares of capital stock of, or other equity or voting interests in, Parent or any of its Subsidiaries. Except for their respective Organizational Documents, there are no voting agreements, voting trusts, registration rights agreements, stockholder agreements or other similar Contract with respect to the units, capital stock or other equity interests of Parent or any of its Subsidiaries. There are no rights plans affecting Parent or any of its Subsidiaries.

(e) Section 4.5(e) of the Buyer Disclosure Schedule sets forth a complete and accurate list of the authorized and outstanding equity interests (including type thereof) of each Subsidiary of Parent and the owner(s) of record of such outstanding equity interests. All of the outstanding equity interests of each Subsidiary of Parent (collectively, the “Subsidiary Interests”) have been duly authorized and validly issued and were issued in compliance with all applicable Laws. Except as set forth on Section 4.5(e) of the Buyer Disclosure Schedule, all of the Subsidiary Interests are owned by Parent or another Subsidiary of Parent free and clear of all Liens, subscriptions, options, warrants, calls, proxies, commitments or Contracts of any kind.

4.6 Financial Statements. Complete and accurate copies of (i) the audited consolidated financial statements consisting of the consolidated balance sheet of Parent and its Subsidiaries as of December 27, 2009 and December 26, 2010 and the related statements of income and retained earnings, members’ equity and cash flows for the years then ended and (ii) the unaudited consolidated balance sheets of Parent and its Subsidiaries as of October 2, 2011 and the related unaudited consolidated statements of operations and cash flows for the nine-month period then ended (the “Buyer Interim Financial Statements” and (i) and (ii) collectively, the “Buyer Financial Statements”) are set forth on the Section 4.6 of the Buyer Disclosure Schedule. Except as set forth on Section 4.6 of the Buyer Disclosure Schedule, the Buyer Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (subject, in the case of the Buyer Interim Financial Statements, to normal and immaterial year-end adjustments and the absence of footnotes), were prepared from the books and records of Parent and its Subsidiaries, and fairly present, in all material respects, the financial condition and results of the operations of Parent and its Subsidiaries as of and for the periods covered thereby. Parent and its Subsidiaries have no material Liabilities that are required to be set forth on a balance sheet under GAAP except those that (i) are adequately reflected or reserved against on the balance sheet of Parent dated as of October 2, 2011 and included in the Buyer Interim Financial Statements, (ii) have been incurred in the ordinary course of business since October 2, 2011 and are not, individually or in the aggregate, material in amount, and (iii) are set forth on Section 4.6 of the Buyer Disclosure Schedule.

4.7 Compliance with Laws; Permits. Parent and each of its Subsidiaries has conducted, and is conducting, its business in compliance in all material respects with all applicable Laws. Each of Parent and its Subsidiaries has obtained, owns, holds or lawfully uses all Permits that are necessary for it to conduct its business as currently conducted, or by which any of the properties or assets owned or used by it is subject, except where the failure to have obtained, own, hold or be in compliance with a Permit would not be materially adverse to Parent and its Subsidiaries or the conduct of their business (the “Buyer Material Permits”). Each Buyer Material Permit is valid and in full force and effect in all material respects. To the Knowledge of the Buyer, none of Parent or any of its Subsidiaries is in default (or received written notice of any claim of default) with respect to any Buyer Material Permit. To the Knowledge of the Buyer, no event has occurred and no circumstances exist that (with or without the passage of time or the giving of notice or both) does or would reasonably be expected to result in (i) a violation of, a conflict with or a failure on the part of Parent or any of its Subsidiaries to conduct their business in compliance with (A) applicable Laws or (B) terms of any Buyer Material Permit or (ii) a revocation, cancellation, suspension or other impairment or modification of, any Buyer Material Permit.

4.8 Litigation. There is no Action pending or, to the Knowledge of the Buyer, threatened against or affecting Parent or any of its Subsidiaries, any of their respective businesses or any of their respective properties or assets that is material to Parent and its Subsidiaries. To the Knowledge of the Buyer, no event has occurred or circumstance exists that does or would reasonably be expected to result in or serve as a basis for any such Action. There is no unsatisfied judgment, penalty or award against Parent or any of its Subsidiaries or any of their respective assets or properties.

4.9 Taxes. Except as set forth in Section 4.9 of the Buyer Disclosure Schedule:

(a) Each of Parent and the Interim Merger Sub is treated as an association taxable as a corporation for federal income tax purposes. Each of the Buyer and the Post-Closing Merger Sub is a disregarded entity for federal income tax purposes. Neither the Interim Merger Sub nor the Post-Closing Merger Sub has any assets or operations prior to the date of the Interim Merger and the Final Merger, respectively, except as otherwise contemplated by this Agreement.

(b) All material Tax Returns required to have been filed by or with respect to Parent and its Subsidiaries have been duly and timely filed (or, if due between the date hereof and the Closing Date, will be duly and timely filed), and each such Tax Return correctly and completely reflects Liabilities for Taxes in all material respects and all other information required to be reported thereon. All material Taxes owed by Parent and its Subsidiaries (whether or not shown on any Tax Return) have been timely paid (or, if due between the date hereof and the Closing Date, will be duly and timely paid). Parent has adequately provided for, in the Buyer Financial Statements or other books of account and related records, Liabilities for all unpaid Taxes (that are current Taxes not yet due and payable).

(c) There is no material action or audit currently proposed, threatened in writing or pending against, or with respect to, Parent or any of its Subsidiaries in respect of any material Taxes. Neither Parent nor any of its Subsidiaries is the beneficiary of any extension of time within which to file any material Tax Return, nor has Parent or any of its Subsidiaries filed any requests for such extensions. No claim has ever been made by an authority in a jurisdiction where Parent or any of its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction or that it, as a result of the activities of Parent and its Subsidiaries, must file Tax Returns in such jurisdiction.

(d) Parent and its Subsidiaries have withheld and timely paid all material Taxes required to have been withheld or paid and has complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto.

(e) There is no dispute or claim concerning any Liabilities for material Taxes with respect to Parent or any of its Subsidiaries for which notice has been provided, or which is asserted or threatened in writing. Neither Parent nor any of its Subsidiaries has waived (and is not subject to a waiver of) any statute of limitations in respect of Taxes and has not agreed to (and is not subject to) any extension of time with respect to a Tax assessment or deficiency.

(f) Neither Parent nor any of its Subsidiaries has agreed to and is not required to make by reason of a change in accounting method, and would not be required to make by reason of a proposed or threatened (in writing) change in accounting method, any adjustment under Section 481(a) of the Code. Parent has not been the “distributing corporation” (within the meaning of Section 355 of the Code) with respect to a transaction described in Section 355 of the Code within the five-year period ending as of the date of this Agreement. Parent and its Subsidiaries have disclosed on their federal income Tax Returns all positions taken therein that would reasonably be expected to give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code.

(g) Parent is not and has never been subject to (i) the dual consolidated loss provisions of Section 1503(d) of the Code, (ii) the overall foreign loss provisions of Section 904(f) of the Code or (iii) the re-characterization provisions of Section 952(c)(2) of the Code. Parent does not have any “non-recaptured net Section 1231 losses” within the meaning of Section 1231(c)(2) of the Code.

4.10 Employee Benefits. Parent has made available to the Company complete and accurate copies of all Buyer Plans and all documents comprising a part thereof.

(a) Each Buyer Plan has at all times been maintained and administered in all material respects in accordance with its terms and with the requirements of all applicable Laws, including ERISA and the Code.

(b) Neither Parent nor any of its ERISA Affiliates maintains or contributes to, is party to, or has any liability, whether fixed or contingent, with respect to, or at any time has maintained, has contributed to, was party to or had any liability with respect to any plan, program, agreement or policy that (i) is subject to Title IV of ERISA or Section 412 of the Code or (ii) is a “multiemployer plan” as defined in Section 3(37) of ERISA (whether or not subject thereto).

(c) Parent does not have any liability, whether fixed or contingent, with respect to any (i) medical or life insurance plan that provides benefits beyond termination of employment, except as required by applicable Law, (ii) plan described in Section 401(a)(1) of ERISA (whether or not subject thereto), or (iii) indemnification or gross-up payment, in either case, for any tax incurred under Section 409A or 4999 of the Code.

(d) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby (either alone or in combination with another event) will (i) result in any payment (including any bonus, severance, unemployment compensation or golden parachute payment) becoming established, funded or payable under any Buyer Plan, (ii) accelerate the vesting or time of payment of any benefits otherwise payable under any Buyer Plan, or (iii) result in any “excess parachute payments” within the meaning of Section 280G of the Code.

(e) Neither Parent nor any of its ERISA Affiliates has incurred any Liability for any Tax imposed under Sections 4971 through 4980E of the Code or civil Liability under Section 502(i) or (l) of ERISA.

(f) Parent has not made any legally binding commitment (orally, in writing or otherwise) with respect to participation, eligibility for benefits, vesting, benefit accrual coverage or other material terms of any Buyer Plan to any employee, beneficiary or other Person other than those which are in accordance with the terms and provisions of each such plan as in effect immediately prior to the Closing Date.

(g) There are no pending or, to the Knowledge of the Buyer, threatened Actions with respect to any Buyer Plans, other than ordinary course claims for benefits by participants and beneficiaries.

(h) None of the employees of Parent or its Subsidiaries is represented by a union in connection with his or her employment by Parent or one of its Subsidiaries. To the Knowledge of the Buyer, there are no organizing activities, strikes, work stoppages or slowdowns pending or threatened against or involving Parent or any of its Subsidiaries.

4.11 Affiliate Transactions. No Affiliate of Parent, and no Affiliate of any director, current or former partner, stockholder, officer, employee, consultant, or contractor of Parent, is a party to, a beneficiary of or is subject to, any Contract with Parent or any of its Subsidiaries, or has any interest in any of the properties or assets of Parent or any of its Subsidiaries, other than indirect interests in such by virtue of their ownership interests in Parent. There are no intercompany services provided to Parent or any of its Subsidiaries by any Affiliate of Parent or by any director, current or former partner, member, manager, stockholder, officer, employee, consultant or contractor or direct or indirect stockholder of Parent (other than services provided by any such Persons as directors, officers or employees of Parent).

4.12 Absence of Certain Changes or Events. Since October 2, 2011, no event, change, condition or state of facts or circumstances exists or has occurred that has had or would reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect. Without limiting the generality of the immediately preceding sentence, since October 2, 2011, Parent and its Subsidiaries have conducted their business in the ordinary course, and Parent and its Subsidiaries have not taken any action that, if taken after the date hereof, would constitute a breach of Section 5.2(d).

4.13 Material Contracts. Except as set forth on Section 4.13 of the Buyer Disclosure Schedule, (a) each Contract (other than the Buyer Real Property Leases) to which Parent or any of its Subsidiaries is a party that is material to the conduct of its business or to which its assets or properties are bound (each a “Material Contract”, and collectively, the “Material Contracts”) is in full force and effect and valid and enforceable in accordance with its terms, (b) Parent or its applicable Subsidiary has, in all material respects, complied with and is in compliance with, and to the Knowledge of the Buyer, all other parties thereto have, in all material respects, complied with and are in compliance with, the provisions of each Material Contract, (c) neither Parent, its Subsidiaries, as applicable, nor, to the Knowledge of the Buyer, any other party thereto is in default in any material respect in the performance, observance or fulfillment of any obligation, covenant, condition or other term contained in any Material Contract, and neither Parent nor any of its Subsidiaries has given or received notice to or from any Person relating to any such alleged or potential default that has not been cured, and (d) to the Knowledge of the Buyer, no event has occurred that with or without the giving of notice or lapse of time, or both, would reasonably be expected to violate, breach, conflict with or constitute a default, an event of default, or an event creating any additional rights (including rights of amendment, impairment, modification, suspension, revocation, acceleration, termination, or cancellation), impose additional obligations or result in a loss of any rights, or require a consent or the delivery of notice, under any Material Contract.

4.14 Real Property. (a) Parent or its Subsidiaries, as applicable, has (i) a valid, binding and enforceable leasehold interest in and to the Buyer Leased Real Property, and (ii) peaceful, undisturbed and exclusive possession of the Buyer Leased Real Property, (b) each Buyer Real Property Lease is in full force and effect and valid and enforceable in accordance with its terms, and (c) Parent or its Subsidiary, as applicable, has, in all material respects, complied with and is in compliance with, and to the Knowledge of the Parent, all other parties thereto have, in all material respects, complied with and are in compliance with, the provisions of each such Buyer Real Property Lease. Neither Parent nor any of its Subsidiaries has assigned (collaterally or otherwise) and has not granted any other security interest in the Buyer Real Property Leases or any interest therein, and except for statutory landlord liens and the Liens described on Section 4.5(e) of the Buyer Disclosure Schedule, there are no Liens on the estate or interest created by the Buyer Real Property Leases. No Person other than Parent or its Subsidiaries is in possession of the Buyer Leased Real Property or any portion thereof, and there are no Contracts granting to any other Person the right to use or occupy the Buyer Leased Real Property or any portion thereof. Neither Parent nor any of its Subsidiaries owns or has ever owned in fee any real property or interest in real property.

ARTICLE V

COVENANTS

5.1 Restrictions on Transfers. Each Seller hereby agrees not to transfer, assign or pledge, directly or indirectly, by operation of Law or otherwise, any of his, her or its Stock (other than the sale of such Stock pursuant to this Agreement) during the period from the date hereof through and including the earlier of (a) the Closing and (b) the date of termination of this Agreement in accordance with its terms. Any such attempted transfer, assignment or pledge during such period will not be effective and the Sellers shall cause the Company not to record such transfer, assignment or pledge in the stock and option transfer records of the Company. In addition, Parent hereby agrees not to permit the transfer, assignment or pledge, directly or indirectly, by operation of Law or otherwise, of any membership interest in Parent during the period from the date hereof through and including the earlier of (a) the Closing and (b) the date of termination of this Agreement in accordance with its terms; provided that, notwithstanding the foregoing, Parent may permit any transfer, assignment or pledge of its membership interests to any Affiliate of Parent. Any such attempted transfer, assignment or pledge (other than a transfer, assignment or pledge to an Affiliate of Parent) during such period will not be effective and Parent shall not record such transfer, assignment or pledge in the transfer records of Parent.

5.2 Conduct of Business.

(a) Except (i) as set forth on Section 5.2(a) of the Company Disclosure Schedule, (ii) as required by applicable Law, or (iii) with the prior written consent of the Buyer, during the period commencing on the date hereof and ending at the earlier of the Closing Date and the termination of this Agreement in accordance with its terms, the Company shall carry on its business in the ordinary course, pay its debts and Taxes when due and, to the extent consistent therewith, use its commercially reasonable efforts to keep intact its business, keep available the services of its current employees and preserve its relationships with customers and other Persons with which it has significant business relationships. The Company shall promptly forward to the Buyer complete and accurate copies of all material notices received or sent by the Company under any Company Contract.

(b) Without limiting the generality of Section 5.2(a), except (i) as set forth on Section 5.2(b) of the Company Disclosure Schedule, (ii) as required by applicable Law, or (iii) with the prior written consent of the Buyer (which consent shall not be unreasonably conditioned, withheld or delayed with respect to any action or transaction taken or entered into in the ordinary course of business consistent with past practice), during the period commencing on the date hereof and ending at the earlier of the Closing Date and the termination of this Agreement in accordance with its terms, the Company will not take any action or enter into any transaction that would result in any of the following:

(i) any amendment to or change in its Organizational Documents;

(ii) any issuance, sale or other disposition or repurchase, redemption or other acquisition of any shares of, or rights of any kind to acquire (including options) any of its shares, capital stock or other equity interests (other than any issuance(s) of shares pursuant to the exercise of outstanding Options or Warrants);

(iii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property, or any combination thereof) with respect to any of its capital stock;

(iv) any reclassification, combination, splitting, subdivision or issuance of any other securities in respect of, in lieu of or in substitution for, directly or indirectly, any of its capital stock or other equity interests or any options or other rights to acquire any of the foregoing;

(v) any delay or postponement of the payment of accounts payable or other Liabilities, in each case, outside the ordinary course of business;

(vi) any change in its accounting principles or practices or the methods by which such principles or practices are applied for financial reporting purposes (except as required by GAAP);

(vii) any write down or write up (or failure to write down or write up in accordance with GAAP consistently applied) of the value of any Inventory or accounts receivables or revaluation of any of its assets other than in the ordinary course of business and in accordance with GAAP consistently applied;

(viii) any (A) adoption, establishment, amendment or termination of any Company Plan, except as permitted by Section 5.2(b)(viii)(C) below or as required by applicable Law, (B) entry into or amendment or modification to any collective bargaining agreement or other Contract with any labor organization or union, (C) except in the ordinary course of business consistent with past practice, entry into or amendment or modification to an employment, consulting, severance, change in control or similar Contract (except the Severance Plan), (D) increase in the compensation (including bonus opportunities) or benefits (including severance that is not set forth in the Severance Plan) of any of its employees, officers, directors, consultants or independent contractors, other than ordinary course base salary increases not to exceed 3% in the aggregate and corresponding increases in the “Tenure Severance Amounts” referred to in the Severance Plan, (E) payment or grant of any severance or termination pay unless required by the express terms of any Company Plan set forth on Section 3.14(i) of the Company Disclosure Schedule or set forth in the Severance Plan, (F) exercise of discretion to accelerate the vesting or payment of any compensation or benefit under any Company Plan set forth on Section 3.14(i) of the Company Disclosure Schedule (except with respect to the acceleration of Options pursuant to this Agreement), (G) action that would constitute a “mass lay-off”, a “mass termination”, or a “plant closing”, or that would otherwise trigger notice requirements under any applicable Law concerning reductions in force, such as the WARN Act, or any similar federal, state, local or foreign Law in any applicable jurisdiction, or (H) hiring or firing of any officer of the Company; provided that nothing contained in this Agreement shall prevent or limit the Company’s ability to (1) grant stay bonuses, retention bonuses or similar bonuses that relate to the transactions contemplated by this Agreement to any employees of the Company so long as any such bonuses or arrangements are paid or terminated in accordance with the provisions of Section 5.19 or (2) prepare and distribute eligibility notices to Severance Plan participants pursuant to the Severance Plan;

(ix) except in the ordinary course of business, (A) any cancellation, material modification, termination or grant of a waiver or release of any material Permit, Company Contract or other material right, or claim or give any consent or exercise any material right thereunder, or (B) entry into any Contract that, if in existence on the date hereof, would be a Company Contract; provided that the Company may enter into a Contract for the lease of any new store identified on Section 5.2(b)(ix) of the Company Disclosure Schedule;

(x) any acquisition, sale, transfer, conveyance, lease or other disposition of any businesses, properties or assets of the Company that are material, individually or in the aggregate (other than and sales of Inventory in the ordinary course of business);

(xi) (A) any incurrence, guarantee, or assumption by the Company of any Indebtedness, or mortgage, pledge or grant of a Lien on any of its properties or assets, (B) failure to pay any creditor any amount owed to such creditor when due, or (C) except as specifically contemplated by this Agreement, any payment of any principal of or interest on any Indebtedness before the required date of such payment, cancellation of any Indebtedness or waiver of any claims or rights with respect to any Indebtedness or grant of a Lien on any properties or assets of the Company;

(xii) any loan, advance or capital contribution to, or investment in, any Person other than loans or advances to employees in the ordinary course of business;

(xiii) settlement or commencement of any Action (other than an Action to enforce the Company’s rights under this Agreement);

(xiv) except for capital expenditures made (A) in accordance with the capital expenditure plan set forth on Section 1.1(b) of the Company Disclosure Schedule and (B) in connection with the opening of new stores identified on Section 5.2(b)(ix) of the Company Disclosure Schedule, any other capital expenditures in excess of $350,000 per calendar month in the aggregate;

(xv) any failure to maintain in full force and effect the Policies;

(xvi) any complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company;

(xvii) any making of, or any change in, any Tax election, any change in any tax accounting method, filing an amended return, surrendering any right to claim a refund, extending the statute of limitations (other than in the ordinary course) or any settlement of any claim for Taxes;

(xviii) any acceleration of the payment of or acceleration of the accrual of a receivable, in each case, with respect to any tenant improvement money, except to the extent set forth on the Tenant Improvement A/R Forecast set forth on Section 1.1(b) of the Company Disclosure Schedule;

(xix) any authorization or entry into any Contract to do, any of the foregoing.

Notwithstanding the foregoing or anything contained herein to the contrary, if the Company reasonably determines that it is necessary or desirable prior to the Interim Effective Time to obtain stockholder approval of any compensatory payments or benefits in accordance with Treasury Regulation 1.280G-1 Q/A 7 in a manner intended to avoid the application of the deduction limitations and excise taxes imposed under Code Section 280G and Code Section 4999, respectively, then the Company may take all such actions in furtherance of obtaining such stockholder approval (including without limitation, entering into waivers of payments or benefits, preparing a Code Section 280G Information Statement and seeking the requisite stockholder approval), and such actions shall not constitute a violation of the restrictions contained in this Section 5.2(b); provided, however, that any communications to the stockholders regarding such approval shall be made available to the Buyer and the Buyer shall have the right to review and approve (which approval shall not be unreasonably withheld) such communications before they are distributed to the stockholders, and the Company shall deliver to the Buyer prior to the Interim Effective Time reasonable evidence either (a) that the stockholder approval was solicited in conformance with Section 280G and the regulations promulgated thereunder and the necessary stockholder approval was obtained with respect to any payments and/or benefits that were subject to the stockholder vote (the “280G Approval”), or (b) that the 280G Approval was not obtained and, as a consequence, that such “excess parachute payments” shall not be made or provided, as authorized under the waivers of those payments and/or benefits which were executed by all of the affected individuals.

(c) Except (i) as required by applicable Law or (ii) with the prior written consent of the Company, during the period commencing on the date hereof and ending at the earlier of the Closing Date and the termination of this Agreement in accordance with its terms, Parent shall, and shall cause each of its Subsidiaries to, carry on its business in the ordinary course, pay its debts and Taxes when due and, to the extent consistent therewith, use its commercially reasonable efforts to keep intact its business, keep available the services of its current employees and preserve its relationships with customers and other Persons with which it has significant business relationships.

(d) Without limiting the generality of Section 5.2(c), except (i) as contemplated by this Agreement, (ii) as required by applicable Law, or (iii) with the prior written consent of the Company (which consent shall not be unreasonably conditioned, withheld or delayed with respect to any action or transaction taken or entered into in the ordinary course of business consistent with past practice), during the period commencing on the date hereof and ending at the earlier of the Closing Date and the termination of this Agreement in accordance with its terms, Parent will not, and shall cause its Subsidiaries to not, take any action or enter into any transaction that would result in any of the following:

(i) any amendment to or change in its Organizational Documents;

(ii) any issuance, sale or other disposition or repurchase, redemption or other acquisition of any units, shares of, or rights of any kind to acquire any of its equity interests; provided that Parent may issue options and Parent Units in connection with the exercise of options;

(iii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, equity interests or property, or any combination thereof) with respect to any of its equity interests (other than to Parent or any direct or indirect wholly owned Subsidiary of Parent);

(iv) any reclassification, combination, splitting, subdivision or issuance of any other securities in respect of, in lieu of or in substitution for, directly or indirectly, any of its equity interests or any options or other rights to acquire any of the foregoing;

(v) any change in its accounting principles or practices or the methods by which such principles or practices are applied for financial reporting purposes (except as required by GAAP);

(vi) any sale, transfer, conveyance, lease or other disposition of any businesses, properties or assets of Parent or any of its Subsidiaries that are material, individually or in the aggregate (other than and sales of Inventory in the ordinary course of business);

(vii) any complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of Parent or any of its Subsidiaries; or

(viii) any authorization or entry into any Contract to do, any of the foregoing.

Without in any way limiting any Party’s rights or obligations under this Agreement, the Parties understand and agree that (a) during the period commencing on the date hereof and ending at the earlier of the Closing Date and the termination of this Agreement in accordance with its terms, nothing contained in this Agreement shall give Parent or the Buyer, on the one hand, or the Company, on the other hand, directly or indirectly, the right to control or direct the operation of the other Party or the other Party’s business and (b) during the period commencing on the date hereof and ending at the earlier of the Closing Date and the termination of this Agreement in accordance with its terms, each of the Parties shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over their respective businesses and operations.

5.3 Access to Information; Notification.

(a) The Company shall afford to the Buyer and its officers, directors, employees, accountants, counsel, consultants, advisors, agents and other representatives reasonable access upon reasonable notice to the offices, properties, facilities, Books and Records of the Company and the officers, directors, employees, accountants, counsel, consultants, advisors, agents and other representatives of the Company, including the financing sources for the Financing contemplated hereby (provided, however, that such financing sources may only be provided with material non-public information subject to customary confidentiality undertakings in favor of the Company), to discuss the business or financial condition of the Company; provided that such access shall be conducted at the Buyer’s expense, during normal business hours, under the supervision of the Company’s personnel, in such a manner as does not unreasonably disrupt the normal operations of the Company and shall comply with all applicable Laws. In addition, Parent shall afford to the Company and its officers, directors, employees, accountants, counsel, consultants, advisors, agents and other representatives, including financing sources, reasonable access upon reasonable notice to the offices, properties, facilities, books and records of Parent and the officers, directors, employees, accountants, counsel, consultants, advisors, agents and other representatives of Parent to discuss the business or financial condition of Parent; provided that such access shall be conducted at the Company’s expense, during normal business hours, under the supervision of Parent’s personnel, in such a manner as does not unreasonably disrupt the normal operations of Parent and its Subsidiaries and shall comply with all applicable Laws. Notwithstanding the foregoing, during the period from the date hereof through and including the earlier of the Closing Date and the date of termination of this Agreement in accordance with its terms, neither Party shall be required to disclose any information to any other Party if such disclosure would, in the disclosing Party’s reasonable discretion, (i) cause competitive harm to the business if the transactions contemplated hereby are not consummated, (ii) jeopardize any attorney-client or other legal privilege, or (iii) contravene any applicable Laws, fiduciary duty or binding agreement entered into prior to the date hereof.

(b) Each Party shall provide each of the other Parties with prompt written notice (i) of any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement, and (ii) of any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement; provided that the delivery of any notice pursuant to this Section 5.3(b) shall not (A) prevent or cure any inaccuracies in, misrepresentations or breaches of representations or warranties, or breaches of covenants made by any Party in this Agreement, or (B) be deemed to amend, modify or supplement the Company Disclosure Schedule or the Buyer Disclosure Schedule, as applicable, or constitute an exception to any representation or warranty made by any Party in this Agreement.

(c) During the period from the date hereof through and including the earlier of the Closing Date and the date of termination of this Agreement in accordance with its terms, the Company shall deliver to the Buyer as soon as practicable and in any event within ten Business Days after the end of each month following the date hereof complete and correct copies of unaudited consolidated financial statements consisting of the consolidated balance sheet of the Company and the related statements of income and retained earnings, stockholders’ equity and cash flow for the period beginning from the then-current fiscal year to the end of such fiscal month. Such financial statements will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved, subject to normal and recurring year-end adjustments and the absence of notes.

(d) During the period from the date hereof through and including the earlier of the Closing Date and the date of termination of this Agreement in accordance with its terms, Parent shall deliver, or cause to be delivered, to the Representative as soon as practicable, and in any event within 10 Business Days after the date on which Parent delivers to its unit holders, complete and correct copies of the finalized, unaudited monthly financial statements and other related information of Parent and each of its direct and indirect subsidiaries that Parent customarily delivers to its unit holders.

5.4 Resignations. At the Closing, the Company shall deliver to the Buyer duly signed resignations in form and substance reasonably satisfactory to the Buyer, effective as of the Closing, of (a) all members of the boards of directors of the Company of their positions as directors, and (b) if requested by the Buyer prior to the Closing, any officers of the Company of their positions as officers.

5.5 Termination/Transfer of Certain Obligations.

(a) Prior to the Closing, the Company shall use commercially reasonable efforts to secure the release of all Liens, other than Permitted Liens, in and upon any of the properties and assets of the Company that are set forth on Section 2.7(b)(i)(A) of the Buyer Disclosure Schedule, except to the extent that such Liens are to be released upon repayment of Indebtedness by the Buyer in accordance with Section 2.6(c).

(b) Prior to the Closing, the Company shall terminate any Contracts set forth on Section 2.7(b)(i)(B) of the Buyer Disclosure Schedule.

5.6 Permits; Orders and HSR Act.

(a) Except as provided in Section 5.6(b)-(d) with respect to the HSR Act, at the sole cost and expense of the Company (in the case of Permits required to be obtained by the Company or Sellers) or the Buyer (in the case of Permits required to be obtained by Parent or the Buyer), the Parties shall use their commercially reasonable efforts to obtain, or cause to be obtained, all Permits required for the consummation of the transactions contemplated by this Agreement from any Governmental Entity or other Person.

(b) Parent, the Buyer and the Company shall cause their respective Affiliates to, use commercially reasonable efforts to take, or cause to be taken, all commercially reasonable actions to obtain, or cause to be obtained, expiration or early termination of the applicable waiting period under the HSR Act in order to consummate the transactions contemplated by this Agreement and the Ancillary Agreements. Parent, the Buyer and the Company shall use their commercially reasonable efforts to make or cause to be made, as promptly as practicable after the execution of this Agreement and in any event within one (1) Business Day after the date hereof, all filings required of each of them or any of their respective Subsidiaries or Affiliates under the HSR Act. Parent, the Buyer and the Company will cooperate with each other to prepare and submit any such filing required under the HSR Act. The Buyer shall pay, or cause to be paid, the filing fee required in connection with its acquisition of the Company.

(c) Parent, the Buyer and the Company will cooperate with each other to resolve promptly any investigation or other inquiry by a Governmental Entity pursuant to the HSR Act with respect to any filings made in connection with the transactions contemplated by this Agreement and the Ancillary Agreements. Parent, the Buyer and the Company will promptly inform the other Parties of any material oral or written communication with any Governmental Entity regarding any such filings pursuant to the HSR Act or any other Permit by a Governmental Entity or with respect to the transactions contemplated by this Agreement. Each Party will permit the other Parties, or the other Parties’ respective legal counsel, to review any communication given by it to, and consult with each other in advance of any meeting or conference with any Governmental Entity. No Party may independently participate in any meeting or discussion with any Governmental Entity in respect of any such filings, investigation or other inquiry without giving the other Parties prior notice of the meeting and, to the extent permitted by the relevant Governmental Entity, the opportunity to attend. Parent, the Buyer and the Company will cooperate in the filing of any memoranda, white papers, filings, correspondence or other written communications explaining or defending the transactions contemplated by this Agreement, articulating any regulatory or competitive argument, and/or responding to requests or objections made by any Governmental Entity.

(d) Parent, the Buyer and the Company will use commercially reasonable efforts (i) to resolve any objections that a Governmental Entity could assert in order to obtain early termination of the initial HSR waiting period or (ii) to have the initial HSR waiting period expire without the issuance of a request for additional information pursuant to the HSR Act. Commercially reasonable efforts include, if determined to be appropriate by either party, the one-time prompt withdrawal and re-filing of the HSR form of the Buyer to extend the initial waiting period by up to 30 days; provided, however, that notwithstanding anything to the contrary contained herein, in no event are Parent, the Buyer or the Company obligated to comply with a request for additional information issued pursuant to the HSR Act, nor shall the Buyer be obligated to take any action or refrain from taking any action that the Buyer does not deem appropriate in its sole discretion to resolve any objections by a Governmental Entity.

5.7 Confidentiality. From and after the Closing, the Representative shall, and shall cause its Affiliates, officers, directors, employees, accountants, counsel, consultants, advisors, agents and other representatives to, hold in confidence any and all information, whether written or oral, concerning the Company, except to the extent that such information (a) is in the public domain through no fault of the Representative or any of its Affiliates or representatives, (b) is lawfully acquired by them after the Closing from sources that, to the knowledge of such Person, are not prohibited from disclosing such information by a legal, contractual or fiduciary obligation, (c) is independently developed by such Person without reference to such information, (d) is reasonably and in good faith relevant for enforcing such Person’s rights or defending against assertions by any Buyer Indemnitee against any Securityholder and is disclosed to any Governmental Entity or an arbitrator or other involved party (e.g., opposing counsel, expert witnesses, investigators) in connection with any legal proceedings involving a dispute between any Buyer Indemnitee and such Person or the Representative (in its capacity as the Representative of the Securityholders) or (e) is required by Law to be disclosed, in which case the disclosing party shall use reasonable bests efforts to cooperate with the Buyer to limit such disclosure to the extent permitted under applicable Law and to the extent practicable and at the Buyer’s expense, seek to obtain a protective order over, or confidential treatment of such information. If the Representative or any of its Affiliates or representatives are compelled to disclose any such information by judicial or administrative process or by other requirements of Law, the Representative shall promptly notify the Buyer in writing and shall disclose only that portion of such information that such Person is advised by its counsel is legally required to be disclosed; provided that such Person shall exercise its reasonable best efforts to obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information. Without prejudice to the rights and remedies otherwise available in this Agreement, the Representative acknowledges that money damages would not be an adequate remedy for any breach of this Section 5.7, and that the Buyer will be entitled to specific performance and other equitable relief by way of injunction in respect of a breach or threatened breach of any this Section 5.7.

5.8 Public Announcements. No Party shall issue any press release or make any public statement relating to the subject matter of this Agreement without the prior written approval of all Parties, except that any Party may make any public disclosure it believes in good faith is required to do so by applicable Law or pursuant to any listing agreement with any national securities exchange or stock market (in which case the Party required to make the disclosure shall consult with the other Parties and allow the other Parties reasonable time to comment thereon prior to issuance or release). The Parties shall consult with each other concerning the means by which the Company’s Employees, customers and suppliers and others having dealings with the Company will be informed of the subject matter of this Agreement, and Buyer will have the right to be present for any such communication.

5.9 Employee Matters. References to “the Buyer” in this Section 5.9 shall include Parent’s Subsidiaries and Affiliates.

(a) For the one-year period beginning on the Closing Date, the Buyer shall provide each employee of the Company and/or its Subsidiaries who remains employed by the Buyer immediately after the Effective Time, but only while such employee remains so employed (collectively, “Company Employees”), and his or her covered dependents with employee benefits that are substantially comparable in the aggregate to those employee benefits that are provided to similarly situated employees of the Buyer; provided, however, that notwithstanding the foregoing, for the period beginning on the Closing Date and continuing through and including August 31, 2012, the Buyer shall provide all Company Employees and their covered dependents with employee benefits under the Company’s health and welfare benefit plans (including without limitation, medical, dental, vision and prescription coverage) at the same cost and the same benefit levels provided to such Company Employees and their covered dependents immediately prior to the Closing. The Buyer shall honor the vacation and other paid time off accrued by each Company Employee through the Closing Date (which in no case exceeds two hundred hours in the aggregate accrued for any Company Employee). The paid time off accrued by each Company Employee as of March 2, 2012 is set forth on Section 5.9(a) of the Company Disclosure Schedule. At least three Business Days prior to the Closing, the Company shall deliver to the Buyer an updated schedule setting forth the paid time off accrued by each Company Employee as of the Closing Date.

(b) For purposes of eligibility to participate and vesting and for purposes of benefit accrual with respect to any severance eligibility (but not for other benefit accrual purposes) under the health, welfare and retirement plans maintained by the Buyer upon and after September 1, 2012 for the benefit of Company Employees (the “Post-Closing Buyer Plans”), each Company Employee shall be credited with his or her period of service with the Buyer and the Company, as applicable, before September 1, 2012, to the same extent as such Company Employee was entitled, before September 1, 2012, to credit for such service under any similar Company Plan, except to the extent that such credit would result in a duplication of benefits. In addition, and without limiting the generality of the foregoing: (i) each Company Employee shall be immediately eligible to participate as of September 1, 2012, without any waiting time, in any and all Post-Closing Buyer Plans (such plans, collectively, the “Existing Plans”); and (ii) for purposes of each Post-Closing Buyer Plan providing medical, dental, pharmaceutical or vision benefits to any Company Employee, the Buyer shall cause all pre-existing condition exclusions of such Post-Closing Buyer Plan to be waived for such Company Employee and his or her covered dependents (except to the extent that such exclusions or requirements applied under the Existing Plans), and the Buyer shall cause any eligible expenses incurred by such Company Employee and his or her covered dependents during the portion of the plan year of the Existing Plan ending on the date such Company Employee’s participation in the corresponding Post-Closing Buyer Plan begins to be taken into account under such Post-Closing Buyer Plan for purposes of satisfying all deductible, co-payments and maximum out-of-pocket requirements applicable to such Company Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such Post-Closing Buyer Plan.

(c) Prior to the Closing, the Board of Directors of the Company shall adopt a resolution terminating the Sunflower 401(k) Plan (the “401(k) Plan”), effective prior to the Closing Date (but contingent upon the Closing). The Buyer shall take all actions necessary so that, effective as of the Closing Date, (i) Company Employees shall be eligible to participate in the Buyer’s 401(k) plan and (ii) the Buyer’s 401(k) plan will accept rollover contributions of “eligible rollover distributions” (within the meaning of Section 401(a)(31) of the Code) from the 401(k) Plan.

(d) From and after the Closing, the Buyer agrees to maintain and perform all obligations under the Severance Plan in accordance with the terms of the Severance Plan as in effect as of the date of this Agreement (except as may be modified in accordance with the explicit terms of the Severance Plan), including without limitation, payment of the Severance Payments required to be paid thereunder. For the avoidance of doubt, the Buyer acknowledges and agrees that the Buyer shall not, except as expressly permitted under the terms and conditions of the Severance Plan, amend, modify or terminate (or permit to be amended, modified or terminated) such plan, or any provision thereof.

(e) In addition, the Buyer agrees that it shall not, at any time prior to 90 days after the Closing Date, effectuate or permit to be effectuated a “plant closing” or “mass layoff” (within the meaning of the WARN Act) with respect to Company Employees without complying in all material respects with the notice requirements and all other provisions of the WARN Act.

(f) Nothing contained in this Section 5.9 or elsewhere in this Agreement, express or implied, shall confer upon any employee of the Company or legal representative or beneficiary thereof, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement. Except as expressly provided in this Section 5.9, nothing contained in this Agreement shall (i) impose an obligation on the Buyer to continue or offer employment to any employee, contractor or consultant of the Company, (ii) limit the right of the Buyer to terminate the employment or services of, or to reassign or otherwise alter the status of, any employee, contractor or consultant of the Company after the Closing, or to change in any manner the terms and conditions of his or her employment or other service to or engagement by the Company, (iii) require the Buyer to continue any Buyer Plan or be construed to prevent, and no action by the Company prior to the Closing shall limit the ability of, the Buyer from terminating, amending or modifying to any extent or in any respect of any Buyer Plan that the Buyer may establish or maintain, or (iv) be construed as amending any Buyer Plan.

5.10 Tax Matters.

(a) Preparation and Filing of Pre-Closing and Post-Closing Period Tax Returns.

(i) Tax Periods Ending on or Before the Closing Date. The Buyer shall prepare, or cause to be prepared, and file, or cause to be filed, all Tax Returns of the Company for all periods ending on or prior to the Closing Date which are filed after the Closing Date. All such Tax Returns shall be prepared in a manner consistent with the past practice of the Company to the extent consistent with applicable Law. The Buyer shall permit the Representative to review and comment on each such Tax Return described in the preceding sentence prior to filing, and shall make such changes reasonably requested by the Representative. The Securityholders shall, severally from the Escrow Fund (or, if such Taxes are not paid from the Escrow Fund, severally in accordance with their respective Post-Closing Pro Rata Share) and not jointly, be obligated to pay to the Buyer the amount of Taxes with respect to such Tax Returns within five days following any demand by the Buyer for such payment (except to the extent that such Taxes were taken into account as a Current Liability that actually reduced the Final Working Capital). All such Taxes shall first be satisfied from the Escrow Fund to the extent that there are funds and/or Parent Units remaining in the Escrow Fund.

(ii) Tax Periods Beginning Before and Ending After the Closing Date. The Buyer shall prepare, or cause to be prepared, and file, or cause to be filed, all Tax Returns of the Company for Tax periods which begin before the Closing Date and end after the Closing Date. All such Tax Returns shall be prepared in a manner consistent with the past practice of the Company to the extent consistent with Law. The Buyer shall permit the Representative to review and comment upon such Tax Returns, and shall make such changes reasonably requested by the Representative. The Securityholders shall, severally from the Escrow Fund (or, if such Taxes are not paid from the Escrow Fund, severally in accordance with their respective Post-

Closing Pro Rata Share) and not jointly, be obligated to pay to the Buyer, within five days following any demand by the Buyer, with respect to such Tax Returns, an amount equal to the portion of such Taxes which relates to the portion of such taxable period ending on the Closing Date (as determined pursuant to Section 5.10(c)) (except to the extent that such portion of such Taxes was taken into account as a Current Liability that actually reduced Final Working Capital). All such Taxes shall first be satisfied from the Escrow Fund to the extent that there are funds, a Master Promissory Note and/or Parent Units remaining in the Escrow Fund.

(b) Cooperation in Filing Tax Returns. The Buyer and the Representative shall, and each shall each cause its Affiliates to and the Representative shall cause the Sellers to, provide to the other Parties such cooperation and information, as and to the extent reasonably requested, in connection with preparing, reviewing and filing of any Tax Return, amended Tax Return or claim for refund, determining Liabilities for Taxes or a right to refund of Taxes, or in conducting any audit or other Action with respect to Taxes. Such cooperation and information shall include providing copies of all relevant portions of relevant Tax Returns, together with relevant accompanying schedules and relevant work papers, relevant documents relating to rulings and other determinations by Governmental Entities relating to Taxes, and relevant records concerning the ownership and Tax basis of property, which any such Party may possess. Each Party will retain all Tax Returns, schedules, work papers, and all material records and other documents relating to Tax matters of the Company for the Tax period first ending after the Closing Date and for all prior Tax periods until the later of either (i) the expiration of the applicable statute of limitations (and, to the extent notice is provided with respect thereto, any extensions thereof) for the Tax periods to which the Tax Returns and other documents relate or (ii) eight years following the due date (without extension) for such Tax Returns. Thereafter, the Party holding such Tax Returns or other documents may dispose of them provided that such Party shall give to the other Parties 30 days written notice of such disposal and providing the other Party with the opportunity to copy (at such other party’s cost) such Tax Returns or other documents. Each Party shall make its employees reasonably available on a mutually convenient basis at its cost to provide explanation of any documents or information so provided.

(c) Allocation of Certain Taxes.

(i) If the Company is permitted but not required under applicable state, local, or foreign income Tax Laws to treat the Closing Date as the last day of a taxable period, then the Parties shall treat that day as the last day of a taxable period.

(ii) In the case of Taxes arising in a taxable period of the Company that includes, but does not end on, the Closing Date, except as provided in Section 5.10(c)(iii), the allocation of such Taxes between the Pre-Closing Period and the Post-Closing Period shall be made on the basis of an interim closing of the books as of the end of the Closing Date.

(iii) In the case of any Taxes based on capitalization, debt or shares of stock authorized, issued or outstanding, or any real property, personal property or similar ad valorem Taxes that are payable for a taxable period that includes, but does not end on, the Closing Date, the portion of such Tax that relates to the portion of such taxable period ending on the Closing Date shall be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction, the numerator of which is the number of days in the taxable period ending on (and including) the Closing Date and the denominator of which is the number of days in the entire taxable period. However, any such Taxes attributable to any property that was owned by the Company at some point in the Pre-Closing Period, but is not owned as of the Closing Date shall be allocated entirely to the Pre-Closing Period.

(iv) For purposes of the foregoing, (A) any Taxes attributable to transactions outside the ordinary course of business effected by the Buyer after the Closing on the Closing Date (other than the Final Merger) shall be deemed to have occurred after the Closing Date and (B) any payroll or similar Taxes imposed on amounts payable pursuant to this Agreement shall be deemed to be incurred or attributable to a period after the Closing Date.

(v) All Transfer Taxes arising out of or in connection with the transactions effected pursuant to this Agreement shall be paid 50% by the Sellers and 50% by the Buyer, and each Party shall indemnify, defend, and hold harmless the other Parties and their respective Affiliates with respect to such Transfer Taxes. All such Taxes to be paid by Sellers shall first be satisfied from the Escrow Fund to the extent that there are funds and/or Parent Units remaining in the Escrow Fund. The Buyer shall file, or cause to be filed, all necessary documentation and Tax Returns with respect to such Transfer Taxes and the Representative shall provide such cooperation in connection with the preparation and filing of such documentation and Tax Returns as may be reasonably requested by the Buyer.

(d) Termination of Tax Sharing Agreements. The Company shall ensure that any and all Tax allocation agreements, Tax sharing agreements or similar agreements or arrangements binding the Company shall be terminated with respect to the Company as of the day before the Closing Date and, from and after the Closing Date, the Company shall not have an obligation to make any payments in respect thereof to any Person for any period.

(e) Carryovers, Refunds, and Related Matters.

(i) Any refund of Taxes (including any interest thereon) that relates to the Company that is attributable to a Post-Closing Period shall be the property of the Company, as applicable, and shall be retained by the Company (or promptly paid by the Sellers to the Company if any such refund (or interest thereon) is received by a Seller or any Subsidiary or Affiliate of a Seller). Without limiting the generality of the preceding sentence, any such refund or other benefit realized by the Company or an Affiliate of the Company in a Post-Closing Period that results from the carryforward of any Tax attribute from a Pre-Closing Period shall be the property of the Company or Affiliate of the Company and shall be retained by the Company or Affiliate of the Company, as applicable.

(ii) If (A) after the Closing Date, the Company or any of its Affiliates receives a refund of any Tax that is attributable to a Pre-Closing Period (for the avoidance of doubt, a refund that results from the carryforward of a Tax attribute from a Pre-Closing Period as provided in Section 5.10(e)(i) is not considered attributable to a Pre-Closing Period), (B) the Tax was paid by (1) a Seller on or after the Closing Date or (2) any Seller and any Subsidiary or Affiliate of such Seller, or the Company prior to the Closing Date and (C) Section 5.10(e)(iv) does not apply, then the Company or the Affiliate of the Company, as the case may be, promptly shall pay or cause to be paid to the Sellers the amount of such refund (except to the extent that the right to such refund was treated as a Current Asset that was taken into account in the determination of Final Working Capital) together with any interest thereon (other than, for the avoidance of doubt, interest on any portion of such refund that was treated as a Current Asset that was taken into account in the determination of Final Working Capital), but net of any Taxes imposed on any Buyer Indemnitee with respect thereto.

(iii) In applying Section 5.10(e)(i) and Section 5.10(e)(ii), any refund of Taxes (including any interest thereon) for a taxable period that includes but does not end on the Closing Date shall be allocated between the Pre-Closing Period and the Post-Closing Period in accordance with the principles of Section 5.10(c).

(iv) If any item of loss or credit of the Company (or successor thereto) for a Post-Closing Period is carried back to a Pre-Closing Period, is used or otherwise absorbed and results in a refund or a reduction of Taxes otherwise payable, then the Representative shall cause the Sellers to, within ten Business Days following the receipt of any such refund, notice of credit against Tax, or other final Tax benefit, pay the portion of such refund or benefit attributable to such carryback to the Company or such Subsidiary of the Company, as the case may be. The Sellers shall seek, or cause their Affiliates to seek at the Buyer’s expense, such refund or benefit at the Buyer’s request, including through the filing of amended Tax Returns or claims for refund.

(v) In the event that the Company or any of its Affiliates realizes any item of loss or credit for Tax purposes for any Post-Closing Period, the Company or such Affiliate may, in its sole discretion, carry forward such loss or credit.

(f) Parent shall not, and shall cause each of its Subsidiaries not to, amend any Tax Returns of the Company for any Pre-Closing Period without the prior written consent of the Representative, which consent shall not be unreasonably withheld, delayed or conditioned.

(g) This Agreement is intended to constitute a “plan of reorganization” within the meaning of Treasury Regulations Section 1.368-2(g). Each of Parent, the Buyer, the Interim Merger Sub, the Post-Closing Merger Sub, the Sellers and the Company shall each use its reasonable best efforts to cause the Interim Merger and the Final Merger, taken together, to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Parent, the Buyer, the Interim Merger Sub, the Post-Closing Merger Sub, the Sellers and the Company will use reasonable best efforts not to take (or not fail to take) any action which action (or failure to act) would reasonably be expected to cause the Mergers to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code. Unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code, each of Parent, the Buyer, the Interim Merger Sub, the Post-Closing Merger Sub, the Sellers and the Company shall report the Interim Merger and the Final Merger, taken together for U.S. federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Code.

(h) Prior to the Closing, the Company shall use commercially reasonable efforts to remedy, or to cause to be remedied, its procedures with respect to the charging of sales Tax on deli items such that all of the Company’s stores charge sales Taxes on the sale of deli items as required by applicable Law.

5.11 Further Assurances. Except as otherwise provided herein, Parent, the Buyer, the Company and the Representative shall use their commercially reasonable efforts to take, or cause to be taken, all actions necessary or appropriate to consummate and make effective the transactions contemplated by this Agreement. If at any time (whether before or after the Closing) any further action is necessary or appropriate to carry out the purposes of this Agreement, the Parties shall use their commercially reasonable efforts to take, or cause to be taken, that action.

5.12 Representative.

(a) KMCP (the “Representative”) is hereby constituted to act as agent, proxy, attorney-in-fact and representative for each Securityholder with full power of substitution, to act solely and exclusively on behalf of, and in the name of, such Securityholder with the full power, without the consent of such Securityholder, to exercise as the Representative in its sole discretion deems appropriate, the powers that such Securityholder could exercise under the provisions of this Agreement or the Escrow Agreement and to take all actions necessary or appropriate in the judgment of the Representative in connection with this Agreement and the Escrow Agreement, which shall include the power and authority to amend, modify, waive or provide consent with respect to, any provision of this Agreement or the Escrow Agreement and to execute, deliver and accept such waivers and consents and any and all notices, documents, certificates or other papers to be delivered in connection with this Agreement and the Escrow Agreement and the consummation of the transactions contemplated hereby and thereby as the Representative, in its sole discretion, may deem necessary or desirable. In any Third Party Defense in which more than one Securityholder is an Indemnitor, the Representative shall act on behalf of all such Securityholders. The Buyer and the Buyer Indemnitees, if applicable, will be entitled to rely exclusively upon any notices and other acts of the Representative as being legally binding acts of each Securityholder individually and the Securityholders collectively. The appointment and power of attorney granted by each Securityholder to the Representative shall be deemed coupled with an interest and all authority conferred hereby shall be irrevocable whether by death or incapacity of any such Securityholder or the occurrence of any other event or events.

(b) The Representative will not be liable to the Securityholders for any act done or omitted hereunder as the Representative while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel will be conclusive evidence of such good faith. The Securityholders will jointly and severally indemnify the Representative and hold it harmless against any Losses incurred without gross negligence or bad faith on the part of the Representative and arising out of or in connection with the acceptance or administration of its duties under this Agreement and the Escrow Agreement.

(c) The Securityholders will reimburse the Representative for their Post-Closing Pro Rata Share of any out-of-pocket, independent, third-party fees and expenses (including fees and expenses of counsel, accountants and other advisors) incurred by the Representative that arise out of or are in connection with the acceptance or administration of the Representative’s duties under this Agreement and the Escrow Agreement and that are not reimbursed from the Representative’s Reserve.

(d) If the Representative shall die, become disabled or resign, those Sellers that in the aggregate are entitled to at least a majority, which majority shall include each Seller that held Preferred Stock immediately prior to the Interim Effective Time, of the Aggregate Consideration Amount (less any amounts payable pursuant to Section 2.4 hereof) shall have the right to appoint a successor Representative; provided, however, that (i) such successor Representative is approved by the Buyer (which approval shall not be unreasonably withheld); provided that if the Buyer does not provide its approval within 30 days after receipt of notice of the proposed successor Representative, the Buyer shall be deemed to have consented to such appointment, (ii) in the case of a resignation by the Representative, the Representative’s resignation shall not be effective until the successor Representative’s appointment is effective in accordance with this Section 5.12(d), and (iii) the appointment of such successor Representative shall not be effective until the delivery to the Buyer and the Escrow Agent of executed counterpart of a writing signed by the successor Representative that he, she or it accepts the responsibility of successor Representative and agrees to perform and be bound by all of the provisions of this Agreement and the Escrow Agreement, in each case as applicable to the Representative. Each successor Representative shall have all of the power, authority, rights and privileges conferred by this Agreement upon the original Representative, and the term “Representative” as used herein and in the Escrow Agreement shall be deemed to include any successor Representative.

(e) The Representative represents and warrants as follows: The Representative is duly organized, validly existing and in good standing under the Laws of the State of Delaware. The Representative has the requisite power and authority to enter into this Agreement and each of the Ancillary Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Representative of this Agreement and each of the Ancillary Agreements to which it will be a party and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on its part, and no other action is necessary on its part to authorize this Agreement or any Ancillary Agreement to which it will be a party or to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each of the Ancillary Agreements to which it will be a party will at the Closing be, duly executed and delivered by it. Assuming due authorization, execution and delivery by each other party thereto, this Agreement constitutes, and each of the Ancillary Agreements to which it will be a party at the Closing will constitute, the valid and binding obligation of the Representative, enforceable against it in accordance with its terms, except as limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar Laws relating to creditors’ rights generally, and (ii) general principles of equity, whether such enforceability is considered in a proceeding in equity or at Law.

5.13 Exclusivity. Except with respect to this Agreement and the transactions contemplated hereby, the Company will not, and will cause the Sellers and its and their respective directors, officers, managers, employees, Affiliates and other agents and representatives (including any investment banking, legal or accounting firm retained by it or any of them and any individual member or employee of the foregoing) not to (a) encourage, initiate, solicit, seek or respond to, directly or indirectly, any inquiries or the making of any proposal or offer with respect to a merger, acquisition, consolidation, recapitalization, business combination, equity investment or similar transaction involving, or any purchase of all or any substantial portion of the assets or any equity or equity-linked securities of the Company (any such proposal or offer being hereinafter referred to as a “Proposal”); (b) continue, engage in, initiate or otherwise participate in, any negotiations concerning, or provide any information or data to, or have any substantive discussions with, any Person relating to a Proposal; (c) otherwise facilitate or cooperate in any effort or attempt to make, implement or accept a Proposal; or (d) enter into Contract with any Person relating to a Proposal. The Company will notify the Buyer in writing immediately of (and in any event within one Business Day of the receipt of) any inquiries, proposals or offers related to a Proposal that are received by, any information or data is requested from, or any negotiations or discussions related to a Proposal that are sought to be initiated or continued with, any Seller, the Company or any of their respective directors, officers, managers, employees and Affiliates or, to its knowledge, any other agents and representatives (including any investment banking, legal or accounting firm retained by it or any of them and any individual member or employee of the foregoing) and shall, in any such notice to the Buyer, identify the Person involved with, and the terms of, any such Proposal and shall provide the Buyer with copies of any written materials delivered in connection therewith.

5.14 Financing.

(a) Promptly following the date hereof, the Buyer shall use its reasonable best efforts to secure, as promptly as practicable, appropriate financing for not less than $125,000,000 (the “Financing”) so as to satisfy the Financing Condition. The Buyer shall keep the Company reasonably informed of material developments in respect of the Financing. Except with respect to the duty to cooperate in Section 5.14(b), the Buyer acknowledges and agrees that neither the Company nor any Securityholder has any responsibility for the Financing that the Buyer may raise in connection with the transactions contemplated hereby.

(b) The Company shall, at the written request of the Buyer and at the Buyer’s sole expense, reasonably cooperate in connection with the arrangement of the Financing as may be reasonably requested by the Buyer; provided that such requested cooperation does not (i) unreasonably interfere with the ongoing operations of the Company, (ii) cause any of the representations and warranties of the Company in ARTICLE III to be breached or (iii) cause any condition to the Closing contained in ARTICLE VI to fail to be satisfied. Subject to the immediately preceding proviso, such cooperation by the Company shall include (i) participation in meetings, drafting sessions, due diligence sessions and road shows by senior management and other appropriate employees, (ii) furnishing the Buyer and its sources for the Financing as promptly as practicable with financial and other pertinent information regarding the Company as may be reasonably requested by the Buyer, (iii) using reasonable efforts to obtain accountant’s comfort letters and consents from the Company’s independent auditors, (iv) assisting, and using commercially reasonable efforts to cause its independent accountants to assist, the Buyer and its financing sources in the preparation of any offering documents, private placement or syndication memoranda, bank information memoranda, prospectuses, marketing materials and similar documents for any portion of the Financing, (v) executing and delivering any pledge and security documents, other agreements, or other certificates or documents as may be reasonably requested by the Buyer and otherwise reasonably facilitating the pledging of collateral; provided that no representations, covenants or obligations of the Company under any such agreement, certificate or document shall be effective until the Final Effective Time and any representations, covenants or obligations of the Company under any such agreement, certificate or document shall be void and of no force and effect if this Agreement is terminated, and (vi) taking all corporate actions, subject to the occurrence of the Interim Effective Time, reasonably requested by the Buyer to permit the consummation of the Financing and the direct borrowing or incurrence of all of the proceeds of the Financing by the Surviving Entity or any of its Affiliates following the Interim Effective Time. Notwithstanding anything contained herein to the contrary, the effectiveness of any documentation executed by the Company with respect to the Financing shall be subject to the consummation of the transactions contemplated hereby.

5.15 Stockholder Approval. Promptly following the execution of this Agreement, the Company shall obtain, and deliver to the Buyer within one Business Day following the date hereof, a written consent of at least a majority of the stockholders of the Company in a form and substance reasonably satisfactory to the Buyer (the “Stockholder Approval”), to (a) approve and adopt this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby in accordance with the Company’s Organizational Documents and Section 228 of the DGCL, (b) appoint the Representative as such holders’ agent and attorney-in-fact, (c) agree to be bound by all of the covenants and agreements in this Agreement applicable to such holders, (d) with respect to each Series B Seller, acknowledge and agree that the Interim Merger is a “Deemed Liquidation Event” (as such term is defined in the Company Charter) and that the Interim Merger shall be treated as a Deemed Liquidation Event for purposes of calculating the amounts payable to the Series B Sellers.

5.16 Audited Financial Statements. The Company shall use commercially reasonable efforts to deliver to the Buyer on or before April 30, 2012 an audited, consolidated balance sheet of the Company as of December 31, 2011 and the related audited, consolidated statements of operations and cash flows for the year then ended (including any notes thereto), together with the auditor’s unqualified opinion relating thereto (collectively, the “2011 Audited Financial Statements”). Except as set forth on Section 5.16 of the Buyer Disclosure Schedule, the 2011 Audited Financial Statements shall be prepared in a manner strictly consistent with the preparation of the Financial Statements. The required changes to the 2011 Audited Financial Statements as set forth on Section 5.16 of the Buyer Disclosure Schedule shall be reflected to the satisfaction of the Buyer, whose approval is not to be unreasonably withheld.

5.17 Director and Officer Liability and Indemnification.

(a) Prior to the Closing, the Company shall obtain a six-year “tail policy” for its directors and officers (the “Tail Policy”) with coverage amounts, terms and conditions substantially similar to those of the Company’s directors and officers policy in effect as of the date hereof. Parent and the Buyer shall cause the Surviving Entity to maintain such Tail Policy and not to take any action to amend, modify or terminate the Tail Policy during such six-year period.

(b) Parent and the Buyer shall and shall cause the Surviving Entity to (i) indemnify each Person who is or was a director or officer of the Company against any Losses such Person may incur in their capacity as such based upon acts, errors or omissions taken on behalf of the Company existing or occurring prior to the Closing, and (ii) advance to each such Person expenses actually and reasonably incurred in defending any claims, actions, proceedings or investigations, in each case to the fullest extent permitted by applicable Law. In addition, the Surviving Entity, Parent and the Buyer shall, fulfill and honor in all respects the obligations of the Company pursuant to (i) each indemnification agreement in effect between the Company and each Person who is or was a director or officer of the Company, and (ii) any indemnification provision of the Company Charter or the Company’s bylaws in effect immediately prior to the Interim Effective Time. The rights and remedies of the beneficiaries of this Section 5.17 shall be cumulative and not in the alternative.

5.18 Aircraft Matters.

(a) Prior to the Closing Date, the Company shall, and shall cause Sunflower Air, LLC to, enter into an assignment and assumption agreement, in form and substance satisfactory to the Buyer in its sole discretion, pursuant to which Sunflower Air, LLC will assign to the Company the aircraft currently leased by the Company from Sunflower Air, LLC pursuant to that certain Non-Exclusive Aircraft Lease Agreement, dated as of August 1, 2011 between the Company and Sunflower Air, LLC (the “Aircraft”), together with all licenses and other assets set forth on Section 5.18(a) of the Company Disclosure Schedule, and the Company will assume from Sunflower Air, LLC the Aircraft Obligations. During the period commencing on the Closing Date and ending on the one-year anniversary of the Closing Date, the Company shall repay in full or refinance the Aircraft Obligations or, to the extent the Aircraft Obligations are not repaid or refinanced during such period, procure a release of Gilliland from his guaranty of the Aircraft Obligations.

(b) In the event that the Buyer or one of its Subsidiaries sells the Aircraft after the Closing for an aggregate consideration amount that is less than $1,700,000, the Securityholders agree to reimburse the Buyer for 50% of the difference between the actual sale price of the Aircraft and $1,700,000. The Buyer and the Representative shall jointly instruct the Escrow agent to release to the Buyer (as an adjustment to the Securityholders’ aggregate consideration) an amount equal such difference.

5.19 Stay Bonuses. The Company covenants and agrees that any stay bonuses, retention bonuses or similar bonuses relating to the transactions contemplated by this Agreement (excluding, for the avoidance of doubt, Severance Payments under the Severance Plan) that the Company agrees or commits (whether orally or in writing) to pay to any employees of the Company will be either paid by the Company or terminated and forfeited in writing by the employee recipient, in either case, on or prior to the Closing Date.

5.20 Securityholder Acknowledgment and Releases. Prior to the Closing, the Company shall use commercially reasonable efforts to deliver to the Buyer an acknowledgment and release, substantially in the form of Exhibit I hereto (each, an “Acknowledgment and Release”), duly executed by each Securityholder set forth on Section 5.20(a) of the Buyer Disclosure Schedule. Such Acknowledgment and Release shall not apply to the rights of any such Securityholder under any of the agreements listed on Section 5.20(b) of the Buyer Disclosure Schedule.

5.21 Payments with Respect to Promissory Notes. In the event that the Buyer shall make any payments on the Promissory Notes, such payments shall be allocated proportionately among all holders of Promissory Notes based on the outstanding principal and accrued interest on the Promissory Notes. In addition, all payments by the Buyer with respect to the Promissory Notes and the Master Promissory Note (other than payments of interest when due) shall first be allocated to holders of the Promissory Notes (in accordance with the preceding sentence) until all of the Promissory Notes have been repaid in full and thereafter to any remaining principal balance of or accrued interest under the Master Promissory Note.

ARTICLE VI

CONDITIONS TO THE MERGER

6.1 Conditions to Obligations of Parent, the Buyer and the Sellers. The obligations of Parent, the Buyer and the Sellers to consummate the Interim Merger are subject to the satisfaction of the following conditions:

(a) No temporary restraining Order, preliminary or permanent injunction or other Order and no Action shall be in effect or have been instituted enjoining, prohibiting or otherwise preventing, or seeking to enjoin, prohibit or otherwise prevent the consummation of the transactions contemplated by this Agreement.

(b) No Law shall have been enacted or shall be deemed applicable to the transactions contemplated by this Agreement which makes the consummation of such transactions illegal.

(c) The applicable waiting period under the HSR Act shall have expired or been terminated.

(d) The Stockholder Approval shall have been obtained in accordance with the DGCL.

6.2 Conditions to Obligations of Parent and the Buyer. The obligations of Parent and the Buyer to consummate the Interim Merger is subject to the satisfaction (or waiver in writing by the Buyer in its sole discretion) of the following further conditions:

(a) Each of the representations and warranties made by the Company in this Agreement that is qualified by materiality shall be true and correct when made and as of the Closing Date as if made at and as of the Closing Date and each such representation and warranty that is not so qualified shall be true and correct in all material respects when made and as of the Closing as if made at and as of the Closing Date, except to the extent that such representations and warranties refer specifically to an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date.

(b) The Company shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with at or prior to the Closing.

(c) During the period from the date of this Agreement until the Closing, no event has occurred that has had, or would reasonably be expected to have, a Company Material Adverse Effect.

(d) The Buyer shall have received a certificate dated the Closing Date signed on behalf of the Company to the effect that the conditions set forth in Sections 6.2(a), 6.2(b) and 6.2(c) have been satisfied.

(e) The Permits listed on Section 6.2(e) of the Company Disclosure Schedule shall have been obtained in form and substance reasonably satisfactory to the Buyer and each such Permit (i) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (ii) shall be in full force and effect.

(f) The Company shall have delivered (or caused to be delivered) to the Buyer all agreements and other documents required to be delivered to the Buyer pursuant to Section 2.7(b).

(g) The Buyer shall have received from the Company the 2011 Audited Financial Statements.

(h) The Buyer shall have received, or shall receive concurrently with the Closing, the proceeds of the Financing on terms and conditions acceptable to the Buyer in its sole discretion.

6.3 Conditions to Obligations of the Sellers. The obligation of the Company to consummate the Interim Merger is subject to the satisfaction (or waiver in writing by the Representative in its sole discretion) of the following further conditions:

(a) Each of the representations and warranties of Parent and the Buyer set forth in this Agreement that is qualified by materiality shall be true and correct at and as of the Closing Date as if made at and as of the Closing Date and each such representation and warranty that is not so qualified shall be true and correct in all material respects at and as of the Closing Date as if made at and as of the Closing Date, except, in each case, to the extent that such representations and warranties refer specifically to an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date.

(b) Parent and the Buyer shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with at or prior to the Closing Date.

(c) The Sellers shall have received a certificate dated the Closing Date signed on behalf of Parent by an officer of Parent to the effect that the conditions set forth in Sections 6.3(a) and 6.3(b) have been satisfied.

(d) During the period from the date of this Agreement until the Closing, no event has occurred that has had, or would reasonably be expected to have, a Buyer Material Adverse Effect.

(e) Parent and the Buyer shall have delivered, or caused to be delivered, to the Sellers all agreements and other documents required to be delivered to the Sellers pursuant to Section 2.7(a) and Parent and the Buyer shall have made, or caused to be made, the payments required to be made by Parent and/or the Buyer at the Closing pursuant to ARTICLE II.

ARTICLE VII

TERMINATION

7.1	Termination.

(a) This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing:

(i) by mutual written consent of the Buyer and the Representative;

(ii) by the Buyer or the Representative if the Closing does not occur on or before May 15, 2012 (“Outside Date”); provided that the right to terminate this Agreement under this clause (ii) shall not be available to any Party whose breach of a representation, warranty, covenant or agreement under this Agreement has been the cause of, or resulted in the failure of, the Closing to occur on or before such date;

(iii) by the Buyer if (A) the Company shall have breached any of the covenants or agreements contained in this Agreement to be complied with by the Company or the Sellers such that the closing condition set forth in Section 6.2(b) would not be satisfied or (B) there exists a breach of any representation or warranty of the Company contained in this Agreement such that the closing condition set forth in Section 6.2(a) would not be satisfied; provided (1) that such breach is not cured by the Company within 30 Business Days after the Company receives written notice of such breach from the Buyer, and (2) that the Buyer shall not be entitled to terminate this Agreement pursuant to this Section 7.1(a)(iii) if, at the time of such termination the Buyer is in breach of any representation, warranty, covenant or other agreement contained herein in a manner that the conditions to Closing set forth in Section 6.3(a) or Section 6.3(b), as applicable, would not have been satisfied;

(iv) by the Representative if (A) Parent or the Buyer shall have breached any of the covenants or agreements contained in this Agreement to be complied with by the Buyer such that the closing condition set forth in Section 6.3(b) would not be satisfied or (B) there exists a breach of any representation or warranty of Parent or the Buyer contained in this Agreement such that the closing condition set forth in Section 6.3(a) would not be satisfied; provided (1) that such breach is not cured by Parent or the Buyer, as applicable, within 30 Business Days after the Buyer receives written notice of such breach from the Representative, and (2) that the Representative shall not be entitled to terminate this Agreement pursuant to this Section 7.1(a)(iv) if, at the time of such termination the Company is in breach of any representation, warranty, covenant or other agreement contained herein in a manner that the conditions to Closing set forth in Section 6.2(a) or Section 6.2(b), as applicable, would not have been satisfied;

(v) by the Buyer or the Representative if a Governmental Entity shall have issued an Order or taken any other Action, in any case having the effect of restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such Order or other Action is final and non-appealable; or

(vi) without limiting the Representative’s rights under clauses (i) through (v) of this Section 7.1(a), by the Representative, at any time on or after the Outside Date,

if all of the conditions to Parent’s and the Buyer’s obligation to consummate the Interim Merger set forth in Sections 6.1 and 6.2 have been satisfied other than the Financing Condition (and other than those conditions that by their terms are to be satisfied at the Closing, but subject to them otherwise being capable of being satisfied as of the date of termination).

(b) The Party desiring to terminate this Agreement pursuant to Sections 7.1(a)(ii), 7.1(a)(iii), 7.1(a)(iv), 7.1(a)(v) or 7.1(a)(vi) shall give written notice of such termination to the other Parties hereto.

7.2 Effect of Termination.

(a) In the event of termination of this Agreement, except as provided in Section 7.2(b), in accordance with Section 7.1, this Agreement will forthwith become void and have no effect, without any Liability (other than with respect to any claim for breach of any representation, warranty, covenant or agreement set forth in this Agreement); provided that the provisions of Sections 5.7, 5.7 and 5.12, ARTICLE VIII and ARTICLE IX will survive any termination hereof pursuant to Section 7.1.

(b) In the event this Agreement is terminated (i) by the Buyer pursuant to Section 7.1(a)(ii) and, at the time of termination, all of the conditions to the Buyer’s obligation to consummate the Interim Merger set forth in Section 6.1 and Section 6.2 have been satisfied other than the Financing Condition (and other than those conditions that by their terms are to be satisfied at the Closing, but subject to them otherwise being capable of being satisfied as of the date of termination) or (ii) by the Representative pursuant to Section 7.1(a)(vi), then in each case, at the election of the Company, the Buyer shall pay to the Company $5,000,000 plus the amount of any legal fees and legal expenses incurred by the Company in connection with transactions contemplated by this Agreement (including, for the avoidance of doubt, legal fees and legal expenses of KMCP relating to the transactions contemplated by this Agreement which are to be reimbursed by the Company) up to a maximum aggregate amount of such legal fees and legal expenses equal to $1,250,000 (the “Termination Payment”). The Termination Payment shall be paid not later than five Business Days following such termination by wire transfer of immediately available funds to the account designated by the Company. In the event that the Company elects to require the Buyer to pay the Termination Payment pursuant to this Section 7.2(b), the Termination Payment shall constitute the sole and exclusive remedy of the Company and its stockholders (whether at Law, in equity, in contract, in tort or otherwise) against Parent, the Buyer, the financing sources of the Financing or any of their respective former, current or future general or limited partners, stockholders, managers, members, directors, officers or Affiliates (collectively, the “Buyer Related Parties”) in respect of this Agreement, any Ancillary Agreement or the transactions contemplated hereby or thereby, and upon payment of the Termination Payment, none of the Buyer Related Parties shall have any further liability or obligations relating to or arising out of this Agreement, any Ancillary Agreement or the transactions contemplated hereby or thereby.

ARTICLE VIII

INDEMNIFICATION

8.1 Survival.

(a) Except as otherwise expressly provided in this Section 8.1(a), all of the Company’s representations and warranties contained in this Agreement shall survive the Closing for a period of 18 months. The Company Fundamental Representations shall survive the Closing for a period of 36 months. The representations and warranties of the Company contained in Section 3.6 (Taxes) shall survive the Closing until 60 days after the expiration of the applicable statute of limitations period (after giving effect to any waivers and extensions thereof). Except as otherwise expressly provided in this Section 8.1(a), all of Parent’s and the Buyer’s representations and warranties contained in this Agreement shall survive the Closing for a period of 18 months. The Buyer Fundamental Representations shall survive the Closing for a period of 36 months. The representations and warranties of Parent and the Buyer contained in Section 4.9 (Taxes) shall survive the Closing until 60 days after the expiration of the applicable statute of limitations period (after giving effect to any waivers and extensions thereof).

(b) The covenants and agreements contained in this Agreement that are to be performed prior to the Closing shall survive the Closing for a period of 12 months and any covenants to be performed after the Closing shall survive until the expiration of the applicable statute of limitations.

(c) The period for which a representation or warranty, covenant or agreement survives the Closing is referred to herein as the “Applicable Survival Period”. To the extent that a claim for indemnification under this ARTICLE VIII is based upon facts or circumstances to which more than one Applicable Survival Period is applicable, the longest of such Applicable Survival Periods shall apply (it being understood that the longest of such Applicable Survival Periods will apply only to the specific aspects or portion of such claim to which such Applicable Survival Period is applicable). In the event notice of a claim for indemnification under Section 8.2 is given within the Applicable Survival Period, the representation or warranty, covenant or agreement that is the subject of such indemnification claim (whether or not formal legal Action shall have been commenced based upon such claim) shall survive with respect to such claim until such claim is finally resolved.

8.2 Indemnification by the Securityholders.

(a) Subject to the limitations set forth herein, each Securityholder shall, severally and not jointly, indemnify and defend Parent, the Buyer and their respective Affiliates (including, after the Closing, the Company) and their respective stockholders, members, managers, officers, directors, employees, agents, successors and assigns (the “Buyer Indemnitees”) against, and shall hold them harmless from, any and all losses, damages, claims (including third-party claims), charges, Liabilities, actions, suits, proceedings, interest, penalties, Taxes, diminutions in value (but excluding any diminution in value related to the reduction or disallowance of any net operating losses of the Company), costs and expenses (including legal and other advisor fees and fees and costs incurred in enforcing rights under this Agreement) (collectively, “Losses”) resulting from, arising out of, or incurred by any Buyer Indemnitee in connection with, or otherwise with respect to (i) any inaccuracy or breach of any representation or warranty made by the Company in this Agreement or brought down in the certificate furnished to the Buyer pursuant to Section 6.2(d); (ii) any breach by the Company (if such breach occurs prior to the Interim Effective Time) or the Representative of any covenant or agreement contained in this Agreement; (iii) any fees, expenses or other payments incurred or owed by the Company or any Seller to any agent, broker, investment banker or other firm or Person retained or employed by it in connection with the transactions contemplated by this Agreement; (iv) any Tax (other than any payroll or similar tax imposed on amounts payable pursuant to this Agreement) imposed on the Company with respect to any Pre-Closing Period (except to the extent that the Sellers have already made payments with respect of such Tax pursuant to Section 5.10(a)); (v) the failure by the Company to deliver an executed Acknowledgment and Release from the Persons listed on Section 8.2(a) of the Company Disclosure Schedule; and (vi) the allocation of Severance (as defined in the Severance Plan) under the Severance Plan (excluding, for the avoidance of doubt, Losses resulting from, arising out of or in connection with the failure of Buyer or Parent to pay any Severance when due). For purposes of clarifying the meaning of “several” indemnification by the Securityholders under this Section 8.2(a), (y) any amounts recovered by Indemnified Persons from the Escrow Fund pursuant to this ARTICLE VIII shall be deemed to have been “severally” recovered from all of the Securityholders and (z) with respect to claims for indemnification under this Section 8.2(a) that would not be paid out of the Escrow Fund if any indemnification payment is owed, each Securityholder’s indemnification obligation pursuant to this ARTICLE VIII (subject to the limitations set forth in ARTICLE VIII) shall be limited to such Securityholder’s Post-Closing Pro Rata Share of the applicable Losses with respect to which the indemnification payment is made.

(b) The Securityholders shall not be liable for any Losses pursuant to Section 8.2(a)(i) or 8.2(a)(ii) (other than Losses arising from breaches of the Company Fundamental Representations or arising from willful breaches of covenants) unless and until the aggregate amount of all Losses incurred by the Buyer Indemnitees under Sections 8.2(a)(i) and 8.2(a)(ii) (other than Losses arising from breaches of the Company Fundamental Representations or arising from willful breaches of covenants) exceeds $2,000,000, in which event the Securityholders shall be liable for all of the Losses from the first dollar. From and after the Closing, (i) the Escrow Fund shall be the sole recourse and exclusive remedy for the Buyer Indemnitees against the Securityholders for satisfaction of the Securityholders’ indemnification obligations pursuant to Sections 8.2(a)(i) and 8.2(a)(ii) (except in the case of Losses arising from breaches of Fundamental Representations or arising from willful breaches of covenants if there are no funds and/or Parent Units remaining in the Escrow Fund to satisfy indemnification obligations with respect to such Losses) and (ii) any indemnification obligations of the Securityholders under Sections 8.2(a)(iii), 8.2(a)(iv), 8.2(a)(v) and 8.2(a)(vi) shall first be satisfied from the Escrow Fund to the extent that there are funds and/or Parent Units remaining in the Escrow Fund. In addition, in no event shall any Securityholder’s aggregate liability pursuant to Section 8.2(a)(i) for breaches of Company Fundamental Representations exceed (i) 50% of the total consideration payable to such Securityholder pursuant to ARTICLE II of this Agreement (inclusive of such Securityholder’s allocable portion of the Escrow Fund) less (ii) any amount from the Escrow Fund allocable to such Selling Securityholder previously used to satisfy any indemnification claims hereunder. To the extent any indemnification obligations under Section 8.2(a) for which recourse is not limited to the Escrow Fund cannot be satisfied from the Escrow Fund, each Securityholder may, in such Securityholder’s discretion, satisfy a portion of such indemnification obligations by transferring Parent Units to the applicable Buyer Indemnitee (and such transfer shall be deemed a payment by the Securityholder to the applicable Buyer Indemnitees of an amount equal to the number of Parent Units transferred multiplied by the Parent Unit Value); provided, however, that no more than 58% of the amount of each indemnification obligation may be satisfied by a Securityholder by transferring Parent Units. The foregoing limitations shall not apply in the case of fraud. Notwithstanding anything contained herein to the contrary, in no event shall a Securityholder’s liability for indemnifiable Losses of the Buyer Indemnitees exceed the aggregate consideration received by such Securityholder pursuant to the terms of this Agreement.

8.3 Indemnification by Parent and the Buyer.

(a) Subject to the limitations set forth herein, Parent and the Buyer, jointly and severally, shall indemnify and defend each Securityholder and their respective Affiliates, stockholders, members, managers, officers, directors, agents, successors and assigns (the “Seller Indemnitees”) against, and shall hold them harmless from, any and all Losses resulting from, arising out of, or incurred by any Seller Indemnitee in connection with, or otherwise with respect to (i) any inaccuracy or breach of any representation or warranty made by Parent or the Buyer in this Agreement or brought down in the certificate furnished to the Company pursuant to Section 6.3(c); (ii) any breach by Parent or the Buyer of any covenant or agreement contained in this Agreement; (iii) any fees, expenses or other payments incurred or owed by Parent or its Affiliates to any agent, broker, investment banker or other firm or Person retained or employed by it in connection with the transactions contemplated by this Agreement; (iv) any guaranty of Gilliland of an obligation of the Company; and (v) any guaranty or obligation of Gilliland and/or Sunflower Air, LLC related to the Aircraft Obligations.

(b) Neither Parent nor the Buyer shall be liable for any Losses pursuant to Section 8.3(a)(i) or 8.3(a)(ii) (other than Losses arising from breaches of the Buyer Fundamental Representations or arising from willful breaches of covenants) unless and until the aggregate amount of all Losses incurred by the Seller Indemnitees under Sections 8.3(a)(i) and 8.3(a)(ii) (other than Losses arising from breaches of the Buyer Fundamental Representations or arising from willful breaches of covenants) exceeds $1,500,000, in which event Parent and the Buyer shall be liable for all of the Losses from the first dollar. The cumulative indemnification obligation of Parent and the Buyer under Sections 8.3(a)(i) and 8.3(a)(ii) (other than Losses arising for breaches of the Buyer Fundamental Representations or arising from willful breaches of covenants) shall in no event exceed $10,000,000. The foregoing limitations shall not apply in the case of fraud.

8.4 Indemnification Procedure for Third Party Claims.

(a) In the event that an Indemnitee receives notice of the assertion of any claim or the commencement of any Action by a third party in respect of which indemnity may be sought under the provisions of this ARTICLE VIII (a “Third Party Claim”), the Indemnitee shall notify the Indemnitor in writing of such Third Party Claim (such notice, a “Notice of Claim”); provided that the failure or delay in notifying the Indemnitor of such Third Party Claim will not relieve the Indemnitor of any Liability it may have to the Indemnitee, except and only to the extent that such failure or delay causes actual harm to the Indemnitor or otherwise prejudices the Indemnitor, in each case, with respect to such Third Party Claim.

(b) Subject to the further provisions of this Section 8.4(b), the Indemnitor will have 30 days (or less if the nature of the Third Party Claim requires) from the date of the Notice of Claim to notify the Indemnitee that the Indemnitor will assume the defense or prosecution and control of such Third Party Claim and any litigation resulting therefrom with counsel of its choice and at its sole cost and expense (a “Third Party Defense”); provided that the Indemnitor shall not be entitled to assume the defense or prosecution and control of such Third Party Claim to the extent it relates to Taxes for a Post-Closing Period. Any Indemnitee shall have the right to employ separate counsel in any such Third Party Defense and the Indemnitor (if it assumes the defense) shall provide the Indemnitee a reasonable opportunity to participate in such Third Party Defense, but the fees and expenses of such counsel shall not be at the expense of the Indemnitor except as provided in Section 8.4(d). If the Indemnitor elects to assume the Third Party Defense, the Indemnitor shall (i) select counsel, contractors and consultants of recognized standing and competence after consultation with the Indemnitee and (ii) take all steps reasonably necessary in the defense or settlement of such Third Party Claim.

(c) If the Indemnitor assumes a Third Party Defense, the Indemnitor will not consent to the entry of any judgment or enter into any settlement except with the written consent of the Indemnitee (not to be unreasonably withheld or delayed) to which the Indemnitor is obligated to furnish indemnification pursuant to this Agreement; provided that the consent of the Indemnitee shall not be required if all of the following conditions are met: (i) the terms of the judgment or proposed settlement include as an unconditional term thereof the giving to the Indemnitees by the third party of a release of the Indemnitees from all Liability in respect of such Third Party Claim; (ii) the sole form of relief is monetary damages that are paid in full by the Indemnitor; and (iii) with respect to a Third Party Claim involving Taxes, the settlement or resolution of such Third Party Claim does not impact any Post-Closing Period. The Indemnitee will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnitor (not to be unreasonably withheld or delayed). Notwithstanding the foregoing, the Indemnitee shall have the right to pay or settle any such Third Party Claim; provided that in such event, subject to the following sentence, it shall waive any right to indemnity therefor by the Indemnitor for such claim unless the Indemnitor shall have consented to such payment or settlement (such consent not to be unreasonably withheld or delayed). If the Indemnitor is not reasonably conducting the Third Party Defense in good faith, the Indemnitee shall have the right to (1) employ separate counsel and assume the Third Party Defense at the sole cost and expense of the Indemnitor and (2) consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim on the terms provided in Section 8.4(d).

(d) In the event that (i) an Indemnitee gives a Notice of Claim to the Indemnitor, (ii) the Indemnitor fails or elects not to assume the Third Party Defense within the time period specified in the first sentence of Section 8.4(b), or (iii) the Indemnitor fails to reasonably conduct such Third Party Defense, the Indemnitee shall have the right, with counsel of its choice, to defend, conduct and control the Third Party Defense, at the sole cost and expense of the Indemnitor, subject to the limitations set forth in this ARTICLE VIII. In each case, the Indemnitee shall conduct the Third Party Defense actively and diligently, and the Indemnitor will cooperate in the Third Party Defense as set forth in Section 8.4(e). The Indemnitee shall not have the right to consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the consent of the Indemnitor, which consent shall not be unreasonably withheld or delayed.

(e) Each Party shall use its reasonable best efforts to cooperate and to cause its employees to cooperate with and assist the Indemnitee or the Indemnitor, as the case may be, in connection with any Third Party Defense, including attending conferences, discovery proceedings, hearings, trials and appeals and furnishing records, information and testimony, as may reasonably be requested; provided that each Party shall use its reasonable best efforts, in respect of any Third Party Claim of which it has assumed the defense, to preserve the confidentiality of all confidential information and the attorney-client and work-product privileges.

8.5 Indemnification Procedures for Non-Third Party Claims. In the event of a claim that does not involve a Third Party Claim being asserted against it, the Indemnitee shall send a Notice of Claim to the Indemnitor. The Notice of Claim shall set forth the amount, if known, or, if not known, an estimate of the foreseeable maximum amount of claimed Losses (which estimate shall not be conclusive of the final amount of such Losses) and a description of the basis for such claim.

8.6 Other Matters Relating to Indemnification.

(a) For purposes calculating the amount of Losses, the representations and warranties herein and in the certificates delivered pursuant to this Agreement, as applicable, shall be deemed to have been made without any qualifications as to materiality and, accordingly, all references herein and therein to “material”, “in all material respects”, “Company Material Adverse Effect”, “Buyer Material Adverse Effect” and similar qualifications as to materiality shall be deemed to be deleted therefrom (except where any such provision requires disclosure of lists of items of a material nature or above a specified threshold).

(b) Nothing herein shall be deemed to prevent an Indemnitee from making a claim hereunder for potential or contingent claims or demands; provided that the Notice of Claim sets forth the specific basis for any such contingent claim to the extent then feasible and the Indemnified Party has reasonable grounds to believe that such a claim may be made.

(c) Each Indemnitee shall use commercially reasonable efforts to mitigate any Losses that an Indemnitee asserts under this ARTICLE VIII and shall make a good faith effort to recover all Losses from insurers of such Indemnitee under applicable insurance policies so as to reduce the amount of Losses hereunder. Without limiting the effect of any other limitation herein, for purposes of determining the amount of Losses incurred by an Indemnitee, there shall be deducted (i) an amount equal to the insurance proceeds, indemnification payments, contribution payments or reimbursements actually received by an Indemnitee in connection with Losses for which indemnification is claimed pursuant to ARTICLE VIII and (ii) an amount equal to any tax benefit actually realized by the Indemnitee as a result of the incurrence of such Losses or the payment of any indemnification payment for which indemnification is claimed pursuant to ARTICLE VIII.

8.7 Limitation of Losses. In no event shall any Party have any liability to any other Party pursuant to this Agreement (including under this ARTICLE VIII) or the Ancillary Agreements for any consequential, special, indirect or punitive damages, except to the extent the applicable Losses constitute Third Party Claims.

8.8 Tax Treatment of Indemnification Payments. Except as otherwise required by applicable Law, the Parties shall treat any indemnification payment made hereunder as an adjustment to the consideration payable under this Agreement.

8.9 No Duplicate Remedies. The Indemnitees shall not be entitled to recover any Losses relating to any matter arising under one provision of this Agreement to the extent that the Indemnitees have already recovered the same Losses with respect to such matter pursuant to other provisions of this Agreement or such Losses were taken into account in determining the amount of the Final Net Debt and/or Final Working Capital.

8.10 Sole and Exclusive Remedy. Following the Closing, except in the case of fraud or willful breach, the indemnification provisions of this ARTICLE VIII shall be the sole and exclusive remedies of the Buyer Indemnitees and the Seller Indemnitees with respect to the subject matter of this Agreement and the transactions contemplated hereby; provided, however, that nothing in this Section 8.10 or ARTICLE VIII shall limit the rights of the applicable Seller Indemnitees (or the obligations of the Buyer Indemnitees) under ARTICLE II of this Agreement, under any Promissory Note, under the Master Promissory Note or under the Restated Operating Agreement; provided, further, that this Section 8.10 shall not limit the right of any Party to specific performance or injunctive relief.

ARTICLE IX

MISCELLANEOUS

9.1 Notices. Any notice, request, demand, waiver, consent, approval or other communication that is required or permitted hereunder shall be in writing and shall be deemed given (a) on the date established by the sender as having been delivered personally, (b) on the date delivered by a private courier as established by the sender by evidence obtained from the courier, (c) on the date sent by facsimile or other electronic transmission (i.e., pdf), with confirmation of transmission, if sent during normal business hours of the recipient, or on the next Business Day if not sent during normal business hours of the recipient, or (d) on the fifth day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications, to be valid, must be addressed as follows:

If to the Representative, any Seller or the Company prior to the Closing:

KMCP Grocery Investors, LLC

12275 El Camino Real, Suite 200

San Diego, CA 92130

Attention: Tim Kelleher

Facsimile No.: (858) 777-5586

With informational copies (which shall not constitute notice) to:

***NOTICE ADDRESS CHANGE***

Timothy Kelleher of KMCP Grocery Investors, LLC provided notice of the following address change to Morgan, Lewis & Bockius LLP via e-mail on February 11, 2013:

KMCP Grocery Investors, LLC

12526 High Bluff, Suite 260

San Diego, CA 92130

Gallagher & Kennedy, P.A.

2575 E. Camelback Road, Suite 1100

Phoenix, AZ 85016

Attention: Steven T. Lawrence

Facsimile No.: (602) 530-8500

Latham & Watkins LLP

355 South Grand Avenue

Los Angeles, CA 90071-1560

Attention: Alex Voxman

Facsimile No.: (213) 891-8763

If to Parent or the Buyer:

Sprouts Farmers Markets, LLC

11811 N. Tatum Blvd. Suite 2400

Phoenix, AZ 85028

Attention: General Counsel

Facsimile No.: (480) 339-5997

With an informational copy (which shall not constitute notice) to:

Morgan, Lewis & Bockius LLP

101 Park Avenue

New York, NY 10178

Attention: Robert G. Robison

Facsimile: (212) 309-6001

or to such other address or to the attention of such Person or Persons as the recipient has specified by prior written notice to the sending Party or Person (or in the case of counsel, to such other readily ascertainable business address as such counsel may hereafter maintain). If more than one method for sending notice as set forth above is used, the earliest notice date established as set forth above shall control.

9.2 Amendments and Waivers. No amendment of this Agreement will be effective unless it is in writing and signed by the Parties. No waiver of any provision of this Agreement will be effective unless it is in writing and signed by the Party granting the waiver, and no such waiver will constitute a waiver of satisfaction of any other provision of this Agreement. To be valid, any document signed by a Party in accordance with this Section 9.2 must be signed by a party authorized to do so. No failure or delay by any Party in exercising any right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof of the exercise of any other right, power or privilege.

9.3 Expenses. Except as otherwise provided in this Agreement, each Party shall bear its own costs and expenses in connection with this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby, including all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties, whether or not the transactions contemplated by this Agreement and the Ancillary Agreements are consummated.

9.4 Successors and Assigns. This Agreement may not be assigned by any Party without the prior written consent of the other Parties; provided that without such consent, the Buyer may transfer or assign this Agreement, in whole or in part or from time to time, to one or more of its Affiliates, but no such transfer or assignment will relieve the Buyer of any of its obligations or liabilities hereunder; provided, however, that no assignment shall be permitted if it would impact the treatment of the Interim Merger and the Final Merger as a reorganization under Section 368 of the Code. Subject to the foregoing, all of the terms and provisions of this Agreement shall inure to the benefit of and be binding upon the Parties and their respective executors, heirs, personal representatives, successors and permitted assigns.

9.5 Governing Law. The Laws of the State of Delaware, without giving effect to principles of conflict of Laws, govern all matters arising out of or relating to this Agreement, the Mergers and all of the other transactions it contemplates.

9.6 Consent to Jurisdiction. Each Party irrevocably submits to the exclusive jurisdiction of the Delaware Court of Chancery for the purposes of any Action arising out of this Agreement or the Ancillary Agreements, or any transaction contemplated hereby or thereby, and agrees to commence any such Action only in such courts. Each Party further agrees that service of any process, summons, notice or document by U.S. registered mail to such Party’s respective address set forth herein shall be effective service of process for any such Action. Each Party irrevocably and unconditionally waives any objection to the laying of venue of any Action arising out of this Agreement, Ancillary Agreements or the transactions contemplated hereby or thereby in such courts, and hereby irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Action brought in any such court has been brought in an inconvenient forum. The Parties further agree that New York state or United States federal courts sitting in the borough of Manhattan, City of New York shall have exclusive jurisdiction over any Action brought against any financing source (and/or any of their respective Affiliates, officers, directors, employees, controlling persons, advisors, agents, attorneys or other representatives) in connection with the Financing contemplated by this Agreement. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE ANCILLARY AGREEMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY (INCLUDING ANY SUCH ACTION INVOLVING ANY FINANCING SOURCE OF THE FINANCING CONTEMPLATED HEREBY) OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF AND THEREOF.

9.7 Counterparts. The Parties may sign this Agreement in several counterparts, each of which will be deemed an original but all of which together will constitute one instrument. The Parties agree that delivery of this Agreement may be effected by means of an exchange of facsimile or other electronic copies.

9.8 Third Party Beneficiaries. This Agreement does not and is not intended to confer any rights or remedies upon any Person, including any employee, any beneficiary or dependents thereof, or any collective bargaining representative thereof, other than the Parties; provided, however, that in the case of ARTICLE VIII, the other Indemnitees and their respective heirs, executors, administrators, legal representatives, successors and assigns, are intended third party beneficiaries of the provisions contained in such Article and except for current or former officers and/or directors of the Company to the extent set forth in Section 5.17, which provisions are for the benefit of the Persons covered thereby and may be enforced by such Persons; provided, further, that the financing sources of the Financing contemplated hereby shall be made third-party beneficiaries as to Sections 7.2(b), 9.4, 9.6 and this 9.8.

9.9 Entire Agreement. This Agreement, the Ancillary Agreements, the Exhibits, the Schedules and the other documents, instruments and other agreements specifically referred to in this Agreement or those documents or delivered under this Agreement or those documents constitute the final agreement between the Parties. It is the complete and exclusive expression of the Parties’ agreement on the subject matter of this Agreement. This Agreement supersedes all prior oral or written agreements or policies relating to this Agreement, except for the Mutual Non-Disclosure Agreement, dated August 8, 2011, between the Buyer and Apollo Management VII, L.P., on the one hand, and the Company and KMCP Advisors II, LLC, on the other hand, which will continue in full force and effect in accordance with its terms, subject to Section 5.7. The provisions of this Agreement may not be explained, supplemented, or qualified through evidence of trade usage or a prior course of dealings or performance.

9.10 Captions. All captions contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

9.11 Disclosure Schedule. The Company Disclosure Schedule has been arranged in sections corresponding to each representation and warranty set forth in ARTICLE III. The Buyer Disclosure Schedule has been arranged in sections corresponding to each representation and warranty set forth in ARTICLE IV. Any item listed or referred to in any section or subsection of such Disclosure Schedule will be deemed to be incorporated by reference into each other section or subsection of such Disclosure Schedule where it is reasonably apparent on the face of the disclosure that such listing or description would be appropriate.

9.12 Severability. If any provision of this Agreement is held invalid, illegal or unenforceable in any jurisdiction, the remainder of this Agreement, or application of that provision to any Persons or circumstances, or in any jurisdiction, other than those as to which it is held unenforceable, will not be affected by that unenforceability and will be enforceable to the fullest extent permitted by Law.

9.13 Interpretation. The Parties have participated jointly in the negotiation and drafting of this Agreement, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any Party by virtue of the authorship of this Agreement shall not apply to the construction and interpretation hereof.

9.14 Limited Recourse. Each Party covenants and agrees that it shall not institute, and shall cause its Affiliates not to institute, an Action arising under or in connection with this Agreement or the transactions contemplated hereby, except against the other Parties. Any claim or cause of action based upon, arising out of, or related to this Agreement may only be brought against Persons that are expressly named as Parties, and then only with respect to the specific obligations set forth herein.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

SPROUTS FARMERS MARKETS, LLC

By:	/s/ Shon Boney
	Name:	Shon Boney
	Title:	Chief Executive Officer

SPROUTS FARMERS MARKETS HOLDINGS, LLC

By:	/s/ Shon Boney
	Name:	Shon Boney
	Title:	Chief Executive Officer

CENTENNIAL INTERIM MERGER SUB, INC.

By:	/s/ Shon Boney
	Name:	Shon Boney
	Title:	Chief Executive Officer

CENTENNIAL POST-CLOSING MERGER SUB, LLC

By:	/s/ Shon Boney
	Name:	Shon Boney
	Title:	Chief Executive Officer

Signature Page to Merger Agreement

KMCP GROCERY INVESTORS, in its
capacity as the Representative

By:	CalPERS Corporate Partners LLC, a Delaware limited liability company
Its:	Managing Member

	By:	KMCP Advisors II LLC
	Its:	Manager

	By:	/s/ Tim Kelleher
Tim Kelleher, Managing Member

SUNFLOWER FARMERS MARKETS, INC.

By:
Name:
Title:

Signature Page to Merger Agreement

KMCP GROCERY INVESTORS, in its
capacity as the Representative

By:	CalPERS Corporate Partners LLC, a Delaware limited liability company
Its:	Managing Member

	By:	KMCP Advisors II LLC
	Its:	Manager

By:
Tim Kelleher, Managing Member

SUNFLOWER FARMERS MARKETS, INC.

By:	/s/ Chris Sherrel
	Name:	Chris Sherrell
	Title	CEO

Signature Page to Merger Agreement

EXHIBIT A-1

Form of Promissory Note

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

FORM OF SENIOR UNSECURED PROMISSORY NOTE

$[ ]	New York, New York
[ ], 2012

FOR VALUE RECEIVED, the undersigned, Sprouts Farmers Markets Holdings, LLC (the “Borrower”), promises to pay to [        ] (the “Holder”), the principal amount of [        ] United States Dollars ($[        ]), together with interest on the unpaid principal amount thereof in the manner and subject to the terms and conditions provided below.

This Senior Unsecured Promissory Note (this “Note”) has been executed and delivered in connection with the consummation of the transactions contemplated in the Merger Agreement, dated as of [            ], 2012, by and among the Borrower, Sprouts Farmers Markets, LLC (“Holdings”), Sunflower Farmers Markets, Inc., [    ], [    ] and [    ], as representative, as amended and in effect from time to time (the “Merger Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Merger Agreement.

1. Payments. All payments under this Note shall be made in immediately available funds in lawful money of the United States of America to the account that Holder shall from time to time designate to the Borrower for such purpose. If any amounts under this Note become due and payable on a day that is not a Business Day, such amounts shall be paid on the next succeeding Business Day and interest shall continue to accrue until such amounts have been paid. All payments shall be made without any deduction, abatement, setoff, counterclaim or other defense.

2. Principal Payments. The principal amount of this Note shall be due and payable on June 30, 2018.

3. Interest Payments. The Borrower promises to pay interest on the principal amount of this Note at the rate of (i) 6.0% per annum for a period of six months immediately following the date hereof, (ii) 8.0% per annum for the succeeding period of six months, (iii) 12.0% per annum for the succeeding period of twelve months, and (iv) 14.0% per annum thereafter; provided, that upon the occurrence and during the continuance of an Event of Default under Section 7(a) of this Note, any overdue amount of this Note (including accelerated amounts) shall bear interest at a rate equal to the amount set forth above plus 2% per annum until such Event of Default is cured or waived. The Borrower shall pay accrued interest on the unpaid balance of this Note quarterly in arrears on the last day of [    ], [    ], [    ] and [    ] of each year or, if any such date shall not be a Business Day, on the next succeeding Business Day to occur after such date (each date upon which interest shall be so payable, an “Interest Payment Date”). All interest payable under this Note shall be paid on each Interest Payment Date in cash. Interest on this Note shall accrue from the date of issuance until repayment of the principal and payment of all accrued and unpaid interest in full. Interest shall be computed on the basis of a 360-day year and the number of actual days elapsed.

4. Prepayment.

(a) Optional Prepayment. The Borrower shall have the right, upon at least three (3) Business Days’ prior written notice to Holder, to prepay, without premium or penalty, the outstanding principal amount hereof, in whole or in part, at any time and from time to time after the date hereof. On the date of any prepayment as provided herein, the Borrower shall pay all then accrued and unpaid interest on the amount so prepaid, up to and including the date of such prepayment.

(b) Mandatory Prepayment. Not later than the fifth business day following the date of receipt of Net Capital Proceeds by Holdings, the Borrower or any Subsidiary, as applicable, the Borrower shall prepay this Note and the Other Notes with the Net Capital Proceeds, allocated among this Note and the Other Notes as provided in Section 5.21 of the Merger Agreement. “Net Capital Proceeds” means 100% of the cash proceeds received by the Borrower or any Subsidiary from (i) the incurrence, issuance or sale by Holdings, the Borrower or any Subsidiary of any indebtedness for borrowed money (other than (1) proceeds of borrowings under commitments existing on the Closing Date (as defined in the Merger Agreement) (excluding, for the avoidance of doubt, any incremental commitments under the Credit Agreement, other than incremental commitments the proceeds of which are used to fund a portion of the acquisition under the Merger Agreement), (2) proceeds of indebtedness for borrowed money to the extent incurred and used promptly to refinance existing indebtedness for borrowed money, (3) indebtedness in respect of capital leases and (4) proceeds from the incurrence of indebtedness for borrowed money up to an aggregate principal amount of $2,500,000 outstanding at any time), net of all taxes and fees (including investment banking fees), commissions, costs and other expenses, in each case, incurred in connection with such issuance or sale, and (ii) 100% of the cash proceeds received by Holdings or the Borrower from the issuance or sale, in a public or private offering, of Equity Interests (as defined in the Credit Agreement) of Holdings or the Borrower or from capital contributions from Holdings (other than, in each case, pursuant to employee and executive compensation plans), net of all underwriting discounts and commissions and other reasonable costs and other expenses, in each case incurred in connection with such issuance or sale.

(c) Prepayments under subsection (b) above shall be applied first to accrued and unpaid interest and then to principal.

5. Guarantee. This Note shall be fully and unconditionally guaranteed on a senior unsecured basis (the “Guarantees”) by each Subsidiary Loan Party (as defined in the Credit Agreement (as defined below)) that from time to time guarantees the Senior Obligations (as defined below) and by Holdings (collectively, the “Guarantors”). The Guarantees shall be in a form consistent with the guaranties provided by the Subsidiary Loan Parties and Holdings with respect to the Credit Agreement, and on the Closing Date, the Borrower will cause the Guarantors to execute and deliver the Guarantees to the Holder concurrently with the execution and delivery of this Note. Upon any entity becoming a Subsidiary Loan Party under the Credit Agreement, Borrower shall promptly provide a Guarantee from that entity by causing that entity to join the Guarantees. For purposes of this Note, “Senior Obligations” means the Obligations (as defined in the Credit

2

Agreement) of the Borrower and its subsidiaries under the Credit Agreement, dated as of April 18, 2011, among Sprouts Farmers Markets, LLC, the Borrower, Jefferies Finance LLC, as administrative agent and collateral agent, and the other parties party thereto (as amended, supplemented, amended and restated, renewed, extended, replaced or restated from time to time, the “Credit Agreement”). The Borrower represents and warrants to the Holder that, as of the date of the Merger Agreement, the Credit Agreement has not been amended, supplemented or otherwise modified since entered into on April 18, 2011.

6. Covenants.

(a) Limitation on Indebtedness. The Borrower shall not, and shall not permit any of the Subsidiaries (as defined in the Credit Agreement) to, create, incur, assume or suffer to exist any Indebtedness (as defined in the Credit Agreement) excluding (i) Indebtedness evidenced by this Note (or any other obligation owed to the holder of this Note) and (ii) other Indebtedness permitted under the Credit Agreement.

(b) Limitation on Sales of Assets. The Borrower shall not, and shall not permit any of the Subsidiaries to, sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions and whether by merger, consolidation or otherwise) all or any part of its assets (whether now owned or hereafter acquired), or issue, sell, transfer or otherwise dispose of any Equity Interests of any Subsidiary, except as permitted by Section 6.05 of the Credit Agreement.

(c) Limitation on Restricted Payments. The Borrower shall not, and shall not permit any of the Subsidiaries to, make any Restricted Payment (as defined in the Credit Agreement), except as permitted by Section 6.06 of the Credit Agreement.

(d) Reporting Provisions. (i) From and after the second anniversary of the date of this Note, the Borrower will furnish to the Holder copies of the financial statements provided under Section 5.04(a) and (b) of the Credit Agreement (as in effect on the date of the Merger Agreement); and (ii) promptly upon entering into any amendment, supplement or other modification of the Credit Agreement or any extension, renewal, replacement, refunding or other refinancing or any other form of refunding of the Credit Agreement (each, a “Modifying Agreement”), the Borrower shall provide written notice thereof to the Holder together with a copy of the Modifying Agreement(s).

7. Event of Default. Each of the following events shall constitute an “Event of Default” hereunder:

(a) if (i) the Borrower shall default in the payment when due of principal under this Note, (ii) the Borrower shall default in the payment when due of interest under this Note, and such default in the payment of interest under this clause (ii) shall continue for a period of five (5) Business Days thereafter or (iii) the Borrower shall fail to make any mandatory prepayment of this Note when required under Section 4(b) of this Note;

(b) if any representation or warranty made or deemed made herein or with respect to this Note in the Merger Agreement shall prove to be false or misleading in any material respect when so made or deemed made;

3

(c) if the Borrower shall fail to comply with any other term, covenant or condition contained in this Note (other than as specified in clause (a)) and such failure, if curable, shall not be cured within 30 days after the Borrower shall become aware thereof or after the Holder notifies the Borrower of such failure, whichever is earlier;

(d) if, pursuant to or within the meaning of any Debtor Relief Law, the Borrower or any Guarantor that is a Material Subsidiary (as defined in the Credit Agreement) shall (i) commence a voluntary bankruptcy, insolvency or similar case or proceeding; (ii) consent to the entry of an order for relief against it in an involuntary case; (iii) consent to the appointment of a trustee, receiver, assignee, liquidator or similar official; (iv) make an assignment for the benefit of its creditors; or (v) admit in writing its inability to pay its debts as they become due;

(e) if an involuntary case or other proceeding shall be commenced against the Borrower or any Guarantor that is a Material Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any Debtor Relief Law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator custodian or other similar official having power to dispose of the Borrower’s or such Guarantor’s assets, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Guarantor that is a Material Subsidiary under any Debtor Relief Law as now or hereafter in effect. For purposes of this Note, “Debtor Relief Law” shall mean Title 11 of the United States Bankruptcy Code or any other federal or state bankruptcy, insolvency, receivership, or similar law;

(f) (i) if there shall have occurred a Change of Control (as defined in the Credit Agreement as in effect on the date of the Merger Agreement) or (ii) if the Sponsor (as defined in the Credit Agreement as in effect on the date of the Merger Agreement) shall fail to have the power, directly or indirectly, to vote or direct the voting of Equity Interests (as defined in the Credit Agreement) representing at least a majority of the ordinary voting power for the election of directors of the Borrower or Holdings; provided that the occurrence of the foregoing event in clause (ii) shall not be deemed a default under this clause (f)(ii) if, at any time prior to a Qualified IPO, (A) the Sponsor has the right, directly or indirectly, to designate a majority of the Board of Directors (as defined in the Credit Agreement) of the Borrower at such time or (B) the Sponsor owns, directly or indirectly, a majority of the ordinary voting Equity Interests of the Borrower at such time; provided further that, in each case, the Sponsor has beneficial ownership of more than 50% of the total voting power of the Borrower;

(g) if there shall have occurred a Qualified IPO (as defined in the Credit Agreement as in effect on the date of the Merger Agreement);

(h) if any “Event of Default” shall have occurred under any other Senior Unsecured Promissory Note executed and delivered by the Borrower in connection with the consummation of the transactions contemplated in the Merger Agreement (any such note, an “Other Note”); or

(i) if a breach or default with respect to the Credit Agreement shall have occurred and resulted in the acceleration of the Senior Obligations.

4

The Borrower agrees that upon becoming actually aware of the occurrence and continuance of an Event of Default hereunder, the Borrower shall provide prompt written notice thereof to the Holder.

8. Remedies. Upon the occurrence of any Event of Default specified in Section 7(d) or Section 7(e), (i) the entire unpaid principal balance of this Note, together with all accrued interest thereon, and all other amounts payable under this Note, shall become immediately due and payable, without presentment, notice, demand, notice, protest or other requirements of any kind (all of which are expressly waived by Borrower) regardless of any prior forbearance and (ii) the Holder may exercise any and all rights and remedies available to it under the applicable law, including, without limitation, the right to collect from the Borrower all sums due under this Note. Upon the occurrence of any other Event of Default hereunder (unless all Events of Default have been cured or waived by Holder), Holder may, at its option, (i) by written notice to the Borrower, declare the entire unpaid principal balance of this Note, together with all accrued interest thereon, and all other amounts payable under this Note, immediately due and payable regardless of any prior forbearance and (ii) exercise any and all rights and remedies available to it under the applicable law, including, without limitation, the right to collect from the Borrower all sums due under this Note. Following an Event of Default, the Borrower agrees to pay all reasonable costs and expenses of collection and enforcement, including without limitation, reasonable attorneys’ fees and expenses.

9. Transfer.

(a) Prior to the second anniversary of the date of this Note, this Note may not be transferred or assigned by the Holder without the prior written consent of the Borrower. The Holder acknowledges that this Note has not been registered under the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder (the “Securities Act”) or the securities laws of any state, and may be transferred only pursuant to an effective registration statement under the Securities Act or pursuant to an applicable exemption from the registration requirements of the Securities Act.

(b) The Borrower shall maintain a register in their office for the purpose of registering this Note and any transfer thereof, which register shall reflect and identify, at all times the ownership of and interest in the Note. Upon the issuance of this Note, the Borrower shall record the name of the initial holder of this Note. Thereafter, subject to subsection (a) above, the Borrower shall duly record the name of a transferee on such register promptly after the receipt of notice of a transfer of the Note. Such notice shall be given in the manner specified in the Merger Agreement. Any transfer of this Note in violation of the terms and conditions of this Note shall be void and shall not be registered or otherwise recognized by the Borrower.

(c) The Borrower may not assign any of its rights or delegate any of its duties under this Note without the prior written consent of the Holder.

10. Senior Debt. The Borrower represents and warrants that, at all times, the Note will rank at least pari passu in right of payment with all other unsecured and unsubordinated indebtedness of the Borrower, and the obligations under the Note will constitute “Senior Debt” (or the equivalent thereof) under the documentation governing any subordinated indebtedness of the Borrower.

5

11. Waiver. The rights and remedies of the parties under this Note shall be cumulative and not alternative. No waiver by either party of any right or remedy under this Note shall be effective unless in writing and signed by the party from whom such waiver is sought. Neither the failure nor any delay in exercising any right, power or privilege under this Note will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege by either party will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right of either party arising out of this Note can be discharged by such party, in whole or in part, by a waiver or renunciation of the claim or right unless in a writing signed by such party; (b) no waiver that may be given by either party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on the either party will be deemed to be a waiver of any obligation of such party or of the right of either party to take further action without notice or demand as provided in this Note.

12. Replacement Note. Upon receipt of evidence reasonably satisfactory to the Borrower of the loss, theft, destruction or mutilation of this Note and of a letter of indemnity reasonably satisfactory to the Borrower, the Borrower will make and deliver a new Note of like tenor in lieu of such lost, stolen, destroyed or mutilated Note.

13. Notices. Any notice required or permitted to be given hereunder shall be given in accordance with Section 9.1 of the Merger Agreement.

14. Amendment. This Note may be amended, modified, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived, only by written instrument signed by the Borrower and the Holder, in the case of a waiver, by the party waiving compliance.

15. Severability. If any provision in this Note is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Note will remain in full force and effect. Any provision of this Note held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

16. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

17. Entire Agreement. This Note, together with the Merger Agreement, contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

[SIGNATURE PAGE FOLLOWS]

6

SPROUTS FARMERS MARKETS HOLDINGS, LLC, as Borrower

By:
Title:

Acknowledged:

[ ]

By:
Title:

Signature Page – Seller Note

EXHIBIT A-2

Form of Master Promissory Note

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

FORM OF SENIOR UNSECURED MASTER PROMISSORY NOTE

$[ ]	New York, New York
[ ], 2012

FOR VALUE RECEIVED, the undersigned, Sprouts Farmers Markets Holdings, LLC (the “Borrower”), promises to pay to KMCP Grocery Investors, LLC, as Representative (for the benefit of the Sellers set forth on Exhibit A hereto) (the “Holder”), the principal amount of [        ] United States Dollars ($[        ]), together with interest on the unpaid principal amount thereof in the manner and subject to the terms and conditions provided below. The principal amount of this Note may be reduced from time to time pursuant to [Sections 2.8(f)(i), 5.10(a)(ii) and 8.2(b)] of the Merger Agreement referred to below. Exhibit A sets forth the percentage beneficial interest of each Seller in this Note.

This Senior Unsecured Master Promissory Note (this “Note”) has been executed and delivered pursuant to Section 2.6(e) of the Merger Agreement, dated as of [            ], 2012, by and among the Borrower, Sprouts Farmers Markets, LLC (“Holdings”), Sunflower Farmers Markets, Inc., [    ], [    ] and [    ], as representative, as amended and in effect from time to time (the “Merger Agreement”), and is the “Master Promissory Note” referred to therein. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Merger Agreement.

1. Payments. All payments under this Note shall be made in immediately available funds in lawful money of the United States of America (i) with respect to any portion of this Note which has not yet been released to the Representative pursuant to Section 2.10(d)(iv) of the Merger Agreement, to the Escrow Agent (which amount shall comprise part of the cash portion of the Escrow Fund) and (ii) with respect to any portion of this Note which has been released to the Representative pursuant to Section 2.10(d)(iv) of the Merger Agreement, to the account that Holder shall from time to time designate to the Borrower for such purpose. If any amounts under this Note become due and payable on a day that is not a Business Day, such amounts shall be paid on the next succeeding Business Day and interest shall continue to accrue until such amounts have been paid. All payments shall be made without any deduction, abatement, setoff, counterclaim or other defense.

2. Principal Payments. The principal amount of this Note shall be due and payable on June 30, 2018.

3. Interest Payments. The Borrower promises to pay interest on the principal amount of this Note at the rate of (i) 6.0% per annum for a period of six months immediately following the date hereof, (ii) 8.0% per annum for the succeeding period of six months, (iii) 12.0% per annum for the succeeding period of twelve months, and (iv) 14.0% per annum thereafter;

provided, that upon the occurrence and during the continuance of an Event of Default under Section 7(a) of this Note, any overdue amount of this Note (including accelerated amounts) shall bear interest at a rate equal to the amount set forth above plus 2% per annum until such Event of Default is cured or waived. The Borrower shall pay accrued interest on the unpaid balance of this Note quarterly in arrears on the last day of [    ], [    ], [    ] and [    ] of each year or, if any such date shall not be a Business Day, on the next succeeding Business Day to occur after such date (each date upon which interest shall be so payable, an “Interest Payment Date”). All interest payable under this Note shall be paid on each Interest Payment Date in cash. Interest on this Note shall accrue from the date of issuance until repayment of the principal and payment of all accrued and unpaid interest in full. Interest shall be computed on the basis of a 360-day year and the number of actual days elapsed.

4. Prepayment.

(a) Optional Prepayment. The Borrower shall have the right, upon at least three (3) Business Days’ prior written notice to Holder, to prepay, without premium or penalty, the outstanding principal amount hereof, in whole or in part, at any time and from time to time after the date hereof. On the date of any prepayment as provided herein, the Borrower shall pay all then accrued and unpaid interest on the amount so prepaid, up to and including the date of such prepayment.

(b) Mandatory Prepayment. Not later than the fifth business day following the date of receipt of Net Capital Proceeds by Holdings, the Borrower or any Subsidiary, as applicable, the Borrower shall prepay this Note and the Other Notes with the Net Capital Proceeds, allocated among this Note and the Other Notes as provided in Section 5.21 of the Merger Agreement. “Net Capital Proceeds” means 100% of the cash proceeds received by the Borrower or any Subsidiary from (i) the incurrence, issuance or sale by Holdings, the Borrower or any Subsidiary of any indebtedness for borrowed money (other than (1) proceeds of borrowings under commitments existing on the Closing Date (as defined in the Merger Agreement) (excluding, for the avoidance of doubt, any incremental commitments under the Credit Agreement, other than incremental commitments the proceeds of which are used to fund a portion of the acquisition under the Merger Agreement), (2) proceeds of indebtedness for borrowed money to the extent incurred and used promptly to refinance existing indebtedness for borrowed money, (3) indebtedness in respect of capital leases and (4) proceeds from the incurrence of indebtedness for borrowed money up to an aggregate principal amount of $2,500,000 outstanding at any time), net of all taxes and fees (including investment banking fees), commissions, costs and other expenses, in each case, incurred in connection with such issuance or sale, and (ii) 100% of the cash proceeds received by Holdings or the Borrower from the issuance or sale, in a public or private offering, of Equity Interests (as defined in the Credit Agreement) of Holdings or the Borrower or from capital contributions from Holdings (other than, in each case, pursuant to employee and executive compensation plans), net of all underwriting discounts and commissions and other reasonable costs and other expenses, in each case incurred in connection with such issuance or sale.

(c) Prepayments under subsection (b) above shall be applied first to accrued and unpaid interest and then to principal.

5. Guarantee. This Note shall be fully and unconditionally guaranteed on a senior unsecured basis (the “Guarantees”) by each Subsidiary Loan Party (as defined in the Credit

2

Agreement (as defined below)) that from time to time guarantees the Senior Obligations (as defined below) and by Holdings (collectively, the “Guarantors”). The Guarantees shall be in a form consistent with the guaranties provided by the Subsidiary Loan Parties and Holdings with respect to the Credit Agreement, and on the Closing Date, the Borrower will cause the Guarantors to execute and deliver the Guarantees to the Holder concurrently with the execution and delivery of this Note. Upon any entity becoming a Subsidiary Loan Party under the Credit Agreement, Borrower shall promptly provide a Guarantee from that entity by causing that entity to join the Guarantees. For purposes of this Note, “Senior Obligations” means the Obligations (as defined in the Credit Agreement) of the Borrower and its subsidiaries under the Credit Agreement, dated as of April 18, 2011, among Sprouts Farmers Markets, LLC, the Borrower, Jefferies Finance LLC, as administrative agent and collateral agent, and the other parties party thereto (as amended, supplemented, amended and restated, renewed, extended, replaced or restated from time to time, the “Credit Agreement”). The Borrower represents and warrants to the Holder that, as of the date of the Merger Agreement, the Credit Agreement has not been amended, supplemented or otherwise modified since entered into on April 18, 2011.

6. Covenants.

(a) Limitation on Indebtedness. The Borrower shall not, and shall not permit any of the Subsidiaries (as defined in the Credit Agreement) to, create, incur, assume or suffer to exist any Indebtedness (as defined in the Credit Agreement) excluding (i) Indebtedness evidenced by this Note (or any other obligation owed to the holder of this Note) and (ii) other Indebtedness permitted under the Credit Agreement.

(b) Limitation on Sales of Assets. The Borrower shall not, and shall not permit any of the Subsidiaries to, sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions and whether by merger, consolidation or otherwise) all or any part of its assets (whether now owned or hereafter acquired), or issue, sell, transfer or otherwise dispose of any Equity Interests of any Subsidiary, except as permitted by Section 6.05 of the Credit Agreement.

(c) Limitation on Restricted Payments. The Borrower shall not, and shall not permit any of the Subsidiaries to, make any Restricted Payment (as defined in the Credit Agreement), except as permitted by Section 6.06 of the Credit Agreement.

(d) Reporting Provisions. (i) From and after the second anniversary of the date of this Note, the Borrower will furnish to the Holder copies of the financial statements provided under Section 5.04(a) and (b) of the Credit Agreement (as in effect on the date of the Merger Agreement); and (ii) promptly upon entering into any amendment, supplement or other modification of the Credit Agreement or any extension, renewal, replacement, refunding or other refinancing or any other form of refunding of the Credit Agreement (each, a “Modifying Agreement”), the Borrower shall provide written notice thereof to the Holder together with a copy of the Modifying Agreement(s).

7. Event of Default. Each of the following events shall constitute an “Event of Default” hereunder:

(a) if (i) the Borrower shall default in the payment when due of principal under this Note, (ii) the Borrower shall default in the payment when due of interest under this Note,

3

and such default in the payment of interest under this clause (ii) shall continue for a period of five (5) Business Days thereafter or (iii) the Borrower shall fail to make any mandatory prepayment of this Note when required under Section 4(b) of this Note;

(b) if any representation or warranty made or deemed made herein or with respect to this Note in the Merger Agreement shall prove to be false or misleading in any material respect when so made or deemed made;

(c) if the Borrower shall fail to comply with any other term, covenant or condition contained in this Note (other than as specified in clause (a)) and such failure, if curable, shall not be cured within 30 days after the Borrower shall become aware thereof or after the Holder notifies the Borrower of such failure, whichever is earlier;

(d) if, pursuant to or within the meaning of any Debtor Relief Law, the Borrower or any Guarantor that is a Material Subsidiary (as defined in the Credit Agreement) shall (i) commence a voluntary bankruptcy, insolvency or similar case or proceeding; (ii) consent to the entry of an order for relief against it in an involuntary case; (iii) consent to the appointment of a trustee, receiver, assignee, liquidator or similar official; (iv) make an assignment for the benefit of its creditors; or (v) admit in writing its inability to pay its debts as they become due;

(e) if an involuntary case or other proceeding shall be commenced against the Borrower or any Guarantor that is a Material Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any Debtor Relief Law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator custodian or other similar official having power to dispose of the Borrower’s or such Guarantor’s assets, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Guarantor that is a Material Subsidiary under any Debtor Relief Law as now or hereafter in effect. For purposes of this Note, “Debtor Relief Law” shall mean Title 11 of the United States Bankruptcy Code or any other federal or state bankruptcy, insolvency, receivership, or similar law;

(f) (i) if there shall have occurred a Change of Control (as defined in the Credit Agreement as in effect on the date of the Merger Agreement) or (ii) if the Sponsor (as defined in the Credit Agreement as in effect on the date of the Merger Agreement) shall fail to have the power, directly or indirectly, to vote or direct the voting of Equity Interests (as defined in the Credit Agreement) representing at least a majority of the ordinary voting power for the election of directors of the Borrower or Holdings; provided that the occurrence of the foregoing event in clause (ii) shall not be deemed a default under this clause (f)(ii) if, at any time prior to a Qualified IPO, (A) the Sponsor has the right, directly or indirectly, to designate a majority of the Board of Directors (as defined in the Credit Agreement) of the Borrower at such time or (B) the Sponsor owns, directly or indirectly, a majority of the ordinary voting Equity Interests of the Borrower at such time; provided further that, in each case, the Sponsor has beneficial ownership of more than 50% of the total voting power of the Borrower;

(g) if there shall have occurred a Qualified IPO (as defined in the Credit Agreement as in effect on the date of the Merger Agreement);

4

(h) if any “Event of Default” shall have occurred under any other Senior Unsecured Promissory Note executed and delivered by the Borrower in connection with the consummation of the transactions contemplated in the Merger Agreement (any such note, an “Other Note”); or

(i) if a breach or default with respect to the Credit Agreement shall have occurred and resulted in the acceleration of the Senior Obligations.

The Borrower agrees that upon becoming actually aware of the occurrence and continuance of an Event of Default hereunder, the Borrower shall provide prompt written notice thereof to the Holder.

8. Remedies. Upon the occurrence of any Event of Default specified in Section 7(d) or Section 7(e), (i) the entire unpaid principal balance of this Note, together with all accrued interest thereon, and all other amounts payable under this Note, shall become immediately due and payable, without presentment, notice, demand, notice, protest or other requirements of any kind (all of which are expressly waived by Borrower) regardless of any prior forbearance and (ii) the Holder may exercise any and all rights and remedies available to it under the applicable law, including, without limitation, the right to collect from the Borrower all sums due under this Note. Upon the occurrence of any other Event of Default hereunder (unless all Events of Default have been cured or waived by Holder), Holder may, at its option, (i) by written notice to the Borrower, declare the entire unpaid principal balance of this Note, together with all accrued interest thereon, and all other amounts payable under this Note, immediately due and payable regardless of any prior forbearance and (ii) exercise any and all rights and remedies available to it under the applicable law, including, without limitation, the right to collect from the Borrower all sums due under this Note. Following an Event of Default, the Borrower agrees to pay all reasonable costs and expenses of collection and enforcement, including without limitation, reasonable attorneys’ fees and expenses.

9. Transfer.

(a) Other than the release of all or a portion of this Note to the Representative pursuant to Section 2.10(d)(iv) of the Merger Agreement, neither this Note nor any portion hereof may be transferred or assigned by the Holder without the prior written consent of the Borrower unless (i) such transfer or assignment takes place no earlier than the second anniversary of the date hereof and (ii) this Note (or the applicable portion hereof) has been so released to the Representative pursuant to Section 2.10(d)(iv) of the Merger Agreement. The Holder acknowledges that this Note has not been registered under the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder (the “Securities Act”) or the securities laws of any state, and may be transferred only pursuant to an effective registration statement under the Securities Act or pursuant to an applicable exemption from the registration requirements of the Securities Act.

(b) The Borrower shall maintain a register in their office for the purpose of registering this Note and any transfer thereof, which register shall reflect and identify, at all times the ownership of and interest in the Note. Upon the issuance of this Note, the Borrower shall record the name of the initial holder of this Note. Thereafter, subject to subsection (a) above, the Borrower shall duly record the name of a transferee on such register promptly after the receipt of notice of a transfer of the Note. Such notice shall be given in the manner specified in the Merger Agreement. Any

5

transfer of this Note in violation of the terms and conditions of this Note shall be void and shall not be registered or otherwise recognized by the Borrower. The Borrower shall record in the register each reduction of the principal amount of this Note pursuant to [Sections 2.8(f)(i), 5.10(a)(ii) and 8.2(b)] of the Merger Agreement and each principal payment made in accordance with the terms hereof.

(c) The Borrower may not assign any of its rights or delegate any of its duties under this Note without the prior written consent of the Holder.

10. Senior Debt. The Borrower represents and warrants that, at all times, the Note will rank at least pari passu in right of payment with all other unsecured and unsubordinated indebtedness of the Borrower, and the obligations under the Note will constitute “Senior Debt” (or the equivalent thereof) under the documentation governing any subordinated indebtedness of the Borrower.

11. Waiver. The rights and remedies of the parties under this Note shall be cumulative and not alternative. No waiver by either party of any right or remedy under this Note shall be effective unless in writing and signed by the party from whom such waiver is sought. Neither the failure nor any delay in exercising any right, power or privilege under this Note will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege by either party will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right of either party arising out of this Note can be discharged by such party, in whole or in part, by a waiver or renunciation of the claim or right unless in a writing signed by such party; (b) no waiver that may be given by either party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on the either party will be deemed to be a waiver of any obligation of such party or of the right of either party to take further action without notice or demand as provided in this Note.

12. Replacement Note. Upon receipt of evidence reasonably satisfactory to the Borrower of the loss, theft, destruction or mutilation of this Note and of a letter of indemnity reasonably satisfactory to the Borrower, the Borrower will make and deliver a new Note of like tenor in lieu of such lost, stolen, destroyed or mutilated Note.

13. Notices. Any notice required or permitted to be given hereunder shall be given in accordance with Section 9.1 of the Merger Agreement.

14. Amendment. This Note may be amended, modified, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived, only by written instrument signed by the Borrower and the Holder, in the case of a waiver, by the party waiving compliance; provided that the principal amount of this Note may be reduced pursuant to [Sections 2.8(f)(i), 5.10(a)(ii) and 8.2(b)] of the Merger Agreement.

15. Severability. If any provision in this Note is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Note will remain in full force and effect. Any provision of this Note held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

6

16. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

17. Entire Agreement. This Note, together with the Merger Agreement, contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

[SIGNATURE PAGE FOLLOWS]

7

SPROUTS FARMERS MARKETS HOLDINGS, LLC, as Borrower

By:
Title:

Acknowledged:

KMCP GROCERY INVESTORS, in its capacity as the Representative

By:
Its:	Managing Member

	By:	KMCP Advisors II LLC
	Its:	Manager

By:
Tim Kelleher, Managing Member

Signature Page – Master Promissory Note

EXHIBIT A

TO

SENIOR UNSECURED MASTER PROMISSORY NOTE

EXHIBIT B

Sellers

Michael C. Gilliland

PhilanthroPiece Foundation, Inc.

Ian Patrick Gilliland Trust Under the Cook 1996 Annuity Trust

Stella Elizabeth Gilliland Trust Under the Cook 1996 Annuity Trust

Newflower Holdings LLC

KMCP Grocery Investors, LLC

EXHIBIT C

Form of Final Merger Agreement

FORM OF MERGER AGREEMENT

merging

SUNFLOWER FARMERS MARKETS, INC.

(a Delaware corporation)

with and into

CENTENNIAL POST-CLOSING MERGER SUB, LLC

(a Delaware limited liability company)

This MERGER AGREEMENT, dated as of [—], 2012 (this “Agreement”), is entered into by and between Centennial Post-Closing Merger Sub, LLC, a Delaware limited liability company (“Centennial”), and Sunflower Farmers Markets, Inc., a Delaware corporation (“Sunflower”).

RECITALS

A. Centennial is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.

B. Sunflower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Sunflower has 100 shares of common stock (“Common Stock”), par value $0.001 per share, authorized and one share of which is currently outstanding.

C. Centennial is a wholly owned subsidiary of Sprouts Farmers Markets Holdings, LLC (“Buyer”) and Buyer is the sole member of Centennial.

D. Buyer is the sole stockholder of Sunflower.

E. Buyer is a wholly owned subsidiary of Sprouts Farmers Markets, LLC (“Parent”) and Parent is the sole member of Buyer.

F. Centennial and Buyer are both disregarded entities for U.S. federal income tax purposes.

G. Parent is a corporation for U.S. federal income tax purposes.

H. Parent and Buyer desire that Sunflower merge with and into Centennial (the “Merger”), with Centennial surviving, upon the terms and subject to the conditions herein set forth and in accordance with the laws of the State of Delaware.

I. This Agreement and the Merger have been duly approved by the Board of Managers and the sole member of Centennial in accordance with Section 18-209 of the Delaware Limited Liability Company Act (the “DLLCA”).

2

J. This Agreement and the Merger have been duly approved by the Board of Directors and the sole shareholder of Sunflower in accordance with the requirements of Section 264 of the Delaware General Corporation Law (the “DGCL”).

K. For U.S. federal income tax purposes, it is intended that the merger of Centennial Interim Merger Sub, Inc. with and into Sunflower, with Sunflower as the entity surviving such merger, and the Merger, taken together, constitute a reorganization within the meaning of section 368(a)(1) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants herein contained and intending to be legally bound, hereby agree as follows:

ARTICLE I

GENERAL

1.01. The Merger. Centennial and Sunflower shall effect the Merger in accordance with, and subject to the terms and conditions of, this Agreement, the DLLCA and the DGCL. At the Effective Time (as defined in Section 1.02 hereof), Sunflower shall be merged with and into Centennial, and the separate existence of Sunflower shall cease, all with the effect provided in the DLLCA and the DGCL, including without limitation, that all of the rights, privileges and powers of Sunflower and all property, real, personal and mixed, and all debts due to Sunflower, as well as all other things and causes of action belonging to Sunflower and all liabilities and obligations of Sunflower shall be transferred to and vested in Centennial, as the surviving entity, and shall thereafter be the property and obligations of Centennial as they were of Sunflower prior to the Merger, and no such assets or liabilities shall revert or be in any way impaired by reason of the Merger. Centennial shall be the surviving limited liability company in the Merger and is sometimes hereinafter referred to as the “Surviving Entity”.

1.02. Effectiveness. A certificate of merger (“Certificate of Merger”) and such other documents and instruments as are required by, and complying in all respects with, the DLLCA and DGCL, shall be delivered to the appropriate state officials for filing. The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware (the “Effective Time”).

1.03. Further Assurances. If at any time Centennial, or its successors or assigns, shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable to (a) vest, perfect or confirm, of record or otherwise, in Centennial its rights, title or interest in, to or under any of the rights, properties or assets of Sunflower acquired or to be acquired by Centennial as a result of, or in connection with, the Merger, or (b) otherwise carry out the purposes of this Agreement, Sunflower and its proper officers and directors shall be deemed to have granted to Centennial an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in Centennial and otherwise to carry out the purposes of this Agreement; and the proper officers and managers of Centennial are fully authorized in the name of Sunflower or otherwise to take any and all such actions.

3

ARTICLE II

CONVERSION OF SECURITIES

2.01. Securities of Sunflower. At the Effective Time, all of the outstanding stock of Sunflower shall, by virtue of the Merger, and without any action on the part of the holder thereof, cease to be outstanding, shall be canceled and retired without any payment of any consideration therefor and shall cease to exist.

ARTICLE III

MISCELLANEOUS PROVISIONS

3.01. Certificate of Formation and Operating Agreement. The Certificate of Formation of Centennial, as in effect immediately prior to the Effective Time (the “Certificate of Formation”), shall be the Certificate of Formation of the Surviving Entity until amended in accordance with applicable law. The operating agreement of Centennial, as in effect immediately prior to the Effective Time (the “Operating Agreement”), shall be unaffected by the Merger and may be changed after the Effective Time in accordance with the terms of the Operating Agreement.

3.02. Management. The officers and manager of Centennial will be the officers and manager of the Surviving Entity after the Effective Time in accordance with the terms of the Operating Agreement and applicable law.

3.03. Abandonment. At any time prior to the time a Certificate of Merger filed with the Secretary of State of the State of Delaware becomes effective, the transactions contemplated by this Agreement may be abandoned and such Certificate of Merger terminated in accordance with Section 251(d) of the DGCL and Section 18-209 of the DLLCA, as applicable, and any other applicable law.

3.04. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without giving effect to principles of conflicts of law.

3.05. Counterparts. This Agreement may be executed in counterparts and delivered by facsimile or electronic mail. Each such counterpart shall be deemed an original and all of such counterparts together shall constitute one and the same instrument.

[Signature Page Follows]

4

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first set forth above.

CENTENNIAL POST-CLOSING MERGER SUB, LLC

By:
	Name:	Shon Boney
	Title:	Chief Executive Officer

SUNFLOWER FARMERS MARKETS, INC.

By:
Name:
Title:

Signature Page to Final Merger Agreement

EXHIBIT D

Form of Second Amended and Restated Certificate of Incorporation of the Company

FORM OF

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

SUNFLOWER FARMERS MARKETS, INC.

ARTICLE ONE

The name of the corporation (the “Corporation”) is Sunflower Farmers Markets, Inc. The Corporation was originally incorporated pursuant to a Certificate of Incorporation of Newflower Market, Inc. filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on November 7, 2007 (the “Certificate of Incorporation”). The Corporation amended and restated the Certificate of Incorporation on November 27, 2007 pursuant to an Amended and Restated Certificate of Incorporation of Newflower Market, Inc. filed with the Secretary of State on November 27, 2007 (as amended, the “Amended and Restated Certificate of Incorporation”). Newflower Market, Inc. changed its name to Sunflower Farmers Markets, Inc. pursuant to a Fourth Amendment to Amended and Restated Certificate of Incorporation of Newflower Market, Inc. filed with the Secretary of State on February 10, 2011. This Second Amended and Restated Certificate of Incorporation of Sunflower Farmers Markets, Inc. (this “Second Amended and Restated Certificate of Incorporation”) amends and restates in its entirety the Amended and Restated Certificate of Incorporation. This Second Amended and Restated Certificate of Incorporation was duly adopted and approved by the board of directors of the Corporation in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE TWO

The registered office of the Corporation is to be located at 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808. The name of its registered agent at that address is Corporation Service Company.

ARTICLE THREE

The nature of the business or the purpose to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE FOUR

The total number of shares of stock which the Corporation shall have authority to issue is 100 shares of common stock, par value $.001 per share.

ARTICLE FIVE

The name and mailing address of the incorporator are as follows:

Name	Address

Monica E. L. Shaw	Morgan, Lewis & Bockius LLP
101 Park Ave
New York, NY 10178

ARTICLE SIX

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation (the “Bylaws”) may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws. Election of directors need not be by written ballot unless the Bylaws so provide. The number of directors of the Corporation shall be determined in the manner set forth in the Bylaws.

ARTICLE SEVEN

In furtherance and not in limitation of the powers conferred by the DGCL, the Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws, subject to the power of the stockholders of the Corporation to adopt, amend or repeal the Bylaws, whether adopted by them or otherwise.

ARTICLE EIGHT

A. To the fullest extent permitted by the DGCL as the same exists or may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this ARTICLE EIGHT shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If the DGCL is hereafter amended to further eliminate or limit the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent then permitted. No repeal or modification of this ARTICLE EIGHT shall adversely affect any right of or protection afforded to a director of the Corporation existing immediately prior to such repeal or modification.

B. Each person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she (or a person of whom he or she is the legal representative), is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is an alleged action in an official capacity as a director, officer, employee, fiduciary or agent or in any other capacity while serving as a director, officer, employee, fiduciary or agent, shall be indemnified and held harmless by the Corporation to the fullest extent which it is empowered to do so by the DGCL, as the same exists or may be amended hereafter (but, in the case of any such amendment, only to

2

the extent that such amendment permits the Corporation to provide broader indemnification rights than the law permitted the Corporation to provide prior to such amendment) against all cost, expense, liability and loss (including attorneys’ fees actually and reasonably incurred by such person in connection with such proceeding) and such indemnification shall inure to the benefit of his or her heirs, executors and administrators; provided, however, except as provided in Section C of this ARTICLE EIGHT, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the Board of Directors. The Corporation may provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers of the Corporation as the Board of Directors deems appropriate.

C. The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee or agent of the Corporation or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not the Corporation would have the power to indemnify such person against such liability under this ARTICLE EIGHT.

D. Expenses incurred by an officer or director of the Corporation in defending a proceeding pursuant to which he or she would be entitled to indemnification under this ARTICLE EIGHT shall be paid by the Corporation to the fullest extent not prohibited by law in advance of such proceeding’s final disposition unless otherwise determined by the Board of Directors upon receipt of an undertaking by or on behalf of the director or officer of the Corporation to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation. Such expenses incurred by other employees and agents of the Corporation may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

E. The rights to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this ARTICLE EIGHT shall not be exclusive of any other right which any person may have or hereafter acquire under the DGCL, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

F. The provisions of this ARTICLE EIGHT shall be deemed to be contract rights between the Corporation and each director or officer who serves in any such capacity at any time while this ARTICLE EIGHT and the relevant provisions of the DGCL or other applicable law are in effect, and any repeal or modification of this ARTICLE EIGHT, the DGCL or such other applicable law shall not affect any rights or obligations then existing with respect to any state of facts or proceeding then existing. To the extent that a change in the DGCL, whether by statute or judicial decision, permits greater indemnification than would be afforded currently under this Second Amended and Restated Certificate of Incorporation, each person entitled to indemnification or reimbursement under this ARTICLE EIGHT shall enjoy the greater benefits so afforded by such change.

G. The rights to indemnification and advancement of expenses provided under this ARTICLE EIGHT (collectively, the “Corporation’s Indemnification Obligation”) shall be primary and shall not be affected by any indemnification obligations of any other persons or entities that may apply to such matters, which other indemnification obligations shall be

3

secondary as to such matters. If any person is provided indemnification by any third party in connection with any matters resulting from such person’s service to the Corporation or otherwise for which a claim for indemnification may be made under the Corporation’s Indemnification Obligation, such other indemnification by such third party shall be secondary and shall have no effect on the Corporation’s Indemnification Obligation, which shall be primary as to all matters arising by reason of such person’s service to or on behalf of the Corporation. Any person entitled to a Corporation Indemnification Obligation under this ARTICLE EIGHT shall have the right to assign to any third party that has provided such individual with indemnification or advancement of expenses, his or her right to receive indemnification payments and expense reimbursement from the Corporation and the Corporation will recognize and honor such assignment. If any third party makes any payment to a person entitled to a Corporation Indemnification Obligation in connection with any matter for which indemnification may be sought by such person under this ARTICLE EIGHT, the Corporation shall promptly reimburse such third party for the full amount of such payment and the Corporation hereby agrees that such third party shall be fully subrogated to the rights of the person entitled to such payment under this ARTICLE EIGHT to the extent of any such payment.

ARTICLE NINE

Except as provided herein, from time to time any of the provisions of this Second Amended and Restated Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Second Amended and Restated Certificate of Incorporation are granted subject to the provisions of this ARTICLE NINE.

[Signature Page Follows]

4

IN WITNESS WHEREOF, the undersigned, being the incorporator hereinbefore named, does hereby make this certificate, declaring and certifying that this is my act and deed, and accordingly have hereunto set my hand this [—] day of [—], 2012.

Monica E. L. Shaw
Incorporator

Signature Page to Second Amended and Restated Certificate of Incorporation

EXHIBIT E

Form of Letter of Transmittal

FORM OF LETTER OF TRANSMITTAL

For Use in Surrendering and Cancelling

Certificates Formerly Representing:

(i) Shares of Common Stock;

(ii) Shares of Series A Preferred Stock;

and

(iii) Shares of Series B Preferred Stock;

SUNFLOWERS FARMERS MARKETS, INC.

For consideration pursuant to the Merger of Centennial Interim Merger Sub, Inc.

with and into Sunflowers Farmers Markets, Inc.

Delivery Instructions:

By First Class Mail:

[—]

By Courier or Overnight Delivery:

[—]

For information please

Email – [—]

or

call – [—]

(Request assistance re: [—])

This Letter of Transmittal (“Letter of Transmittal”) must be completed, signed and delivered to [—] at the address set forth above in order for certificates formerly representing shares of Common Stock, Series A Preferred Stock or Series B Preferred Stock of Sunflowers Farmers Markets, Inc. (the “Company”) (collectively the “Security Interests,” and individually a “Security Interest”), to be surrendered and cancelled for payment of consideration in connection with the merger of Centennial Interim Merger Sub, Inc. with and into the Company, with the Company continuing as the surviving corporation (the “Merger”). Delivery of this Letter of Transmittal to an address other than as set forth above will not constitute a valid delivery. If Security Interests are held under different names, a separate Letter of Transmittal must be submitted for each such registered name. The method of delivery of certificates is at the option and risk of the owner thereof.

The General Instructions of this Letter of Transmittal should be read carefully before this Letter of Transmittal is completed.

SECURITY INTERESTS BEING SURRENDERED/CANCELLED (COMPLETE AS APPLICABLE)

Common Stock (attach share certificates)

Name(s) and Address(es) of Registered Holder(s) (Please fill in, if blank, exactly as name(s) appear(s) on the Certificate(s))	Share Certificate Number(s)	Number of Shares Represented by Certificate(s)

Total Shares of Common Stock Owned and Surrendered:

Series A Preferred Stock (attach share certificates)

Name(s) and Address(es) of Registered Holder(s) (Please fill in, if blank, exactly as name(s) appear(s) on the Preferred Stock Certificate(s))	Share Certificate Number(s)	Number of Shares Represented by Certificate(s)

Total Shares of Series A Preferred Stock Owned and Surrendered:

Series B Preferred Stock (attach share certificates)

Name(s) and Address(es) of Registered Holder(s) (Please fill in, if blank, exactly as name(s) appear(s) on the Preferred Stock Certificate(s))	Share Certificate Number(s)	Number of Shares Represented by Certificate(s)

Total Shares of Series B Preferred Stock Owned and Surrendered:

2

Please review the General Instructions accompanying this Letter of Transmittal carefully before completing.

Box A – Signature of Security Interest Holder(s)	Box B – Wire Transfer Instructions

I, the undersigned Holder of the Security Interest identified on the second page of this Letter of Transmittal, have read this Letter of Transmittal in its entirety and agree to the terms and conditions contained herein:

To be completed ONLY if the undersigned would like to be paid by wire transfer instead of check. All checks will be mailed to the address identified on the second page of this Letter of Transmittal. Note that [—], at its sole discretion, may elect to pay amounts by check and not wire transfer, regardless of this instruction.

Signature	Bank
Print Name & Title (If Applicable)	Bank Address
Signature	Account Name
Print Name & Title (If Applicable)	Account Number
Telephone Number	ABA Number

Tax Identification or Social Security Number	Reference

Box C – Special Payment Instructions	Box D – Signature Guarantee

To be completed ONLY if the check is to be issued in the name(s) of someone other than the Holder(s) of the Security Interest identified on the second page of this Letter of Transmittal Letter. Note: Medallion Guarantee in Box D is required. PAY TO:

If you have completed Box C, your signature MUST be Medallion Guaranteed by an eligible financial institution:
Name
Street Address
City, State and Zip Code
Telephone Number	Note: A notarization by a notary public is not acceptable.

☐ Lost Certificate(s). Check this box if your certificate has been lost, stolen or destroyed and refer to Instruction No. 7.

REMEMBER TO ENCLOSE ALL SUNFLOWER FARMERS MARKETS, INC. SHARE CERTIFICATE(S) AND TO COMPLETE AND RETURN THE SUBSTITUTE FORM W-9 OR W-8 (See General Instructions)

3

PLEASE READ THE ACCOMPANYING GENERAL INSTRUCTIONS CAREFULLY

To [—]:

The Merger Agreement, dated as of March 9, 2012 (the “Merger Agreement”), between Sprouts Farmers Markets, LLC, a Delaware limited liability company (“Parent”), Sprouts Farmers Markets Holdings, LLC, a Delaware limited liability company (the “Buyer” or “Exchange Agent”), Sunflower Farmers Markets, Inc., a Delaware corporation (the “Company”), Centennial Interim Merger Sub, Inc., a Delaware corporation (the “Interim Merger Sub”), Centennial Post-Closing Merger Sub, LLC, a Delaware limited liability company, and solely in its capacity as “Representative”, KMCP Grocery Investors, LLC (the “Representative”), provides that Interim Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and a wholly owned subsidiary of the Buyer. This Letter of Transmittal (“Letter of Transmittal”) is being completed, signed and delivered to the Exchange Agent at the address set forth above in order for certificates formerly representing shares of Common Stock, Series A Preferred Stock or Series B Preferred Stock of the Company (collectively the “Security Interests,” and individually a “Security Interest”), to be surrendered for payment of consideration in connection with the Merger.

Pursuant to the terms and provisions set forth in the Merger Agreement, at the Interim Effective Time (as defined in the Merger Agreement), each share of Common Stock, Series A Preferred Stock and Series B Preferred Stock of the Company, are cancelled, terminated and extinguished in exchange for the right to receive the consideration set forth in the Merger Agreement. The undersigned acknowledges that at the Interim Effective Time, the undersigned’s rights to the Security Interests (as well as to all other interests in or rights to acquire capital stock of the Company the undersigned held) terminated and ceased to be of any further force or effect, and the undersigned does not have any rights with respect thereto, other than the right to receive the consideration set forth in the Merger Agreement, which consideration shall be paid upon proper surrender of the certificates representing Security Interests in accordance with the Merger Agreement and this Letter of Transmittal.

The undersigned:

(a) accepts and agrees to be bound by the applicable provisions of Article II, Section 5.12, Article VIII and Article IX of the Merger Agreement;

(b) acknowledges and approves the appointment of and hereby nominates, constitutes and appoints KMCP Grocery Investors, LLC as the Representative on behalf of the undersigned and as the true and lawful attorney-in-fact and agent with full power of substitution of the undersigned, to act in the name, place and stead of the undersigned for purposes of executing any documents and taking any actions that the Representative may, in the Representative’s sole discretion, determine to be necessary, desirable or appropriate in connection with any matter delegated to the Representative under the Merger Agreement. Without limiting the generality of the foregoing, the undersigned acknowledges that the Representative shall have all of the rights and powers set forth in Section 5.12 of the Merger Agreement and that the undersigned may have indemnification and/or reimbursement obligations to the Representative pursuant to Section 5.12. In addition, without in any way limiting the limitations on liability of the Representative set forth in the Merger Agreement, the undersigned acknowledges that the Representative may be required to obtain consent from Newflower Holdings, LLC prior to taking certain actions and that in no event will the Representative be responsible for or have any liability to the undersigned for any losses incurred by the undersigned as a result of the Representative’s failure to obtain such consent;

(c) hereby irrevocably and unconditionally waives, and agrees to cause to be waived and to prevent the exercise of, any rights of appraisal, any dissenters’ rights and any similar rights relating to the Merger or any related transaction that the undersigned or any other person may have by virtue of, or with respect to, the Security Interests (including, without limitation, those rights pursuant to Section 262 of the Delaware General Corporation Law);

4

(d) agrees to hold, and cause its affiliates, officers, directors, employees, accountants, counsel, consultants, advisors, agents and other representatives to hold, in confidence any and all information, whether written or oral, concerning the Company, except to the extent that such information (i) is in the public domain through no fault of the undersigned or any of its affiliates or representatives or (ii) is lawfully acquired by them after the Interim Effective Date from sources that, to the knowledge of such person, are not prohibited from disclosing such information by a legal, contractual or fiduciary obligation, (iii) is independently developed by such person without reference to such information, (iv) is reasonably and in good faith relevant for enforcing the undersigned’s rights or defending against assertions by any Buyer Indemnitee (as defined in the Merger Agreement) against any Securityholder and is disclosed to any Governmental Entity or an arbitrator or other involved party (e.g., opposing counsel, expert witnesses, investigators) in connection with any legal proceedings involving a dispute between any Buyer Indemnitee and the undersigned or the Representative or (v) that the undersigned is required by law to disclose, in which case the undersigned shall use reasonable bests efforts to cooperate with the Buyer to limit such disclosure to the extent permitted under applicable law and to the extent practicable and at the Buyer’s expense, seek to obtain a protective order over, or confidential treatment of such information. The Undersigned acknowledges that the Buyer will be entitled to specific performance and other equitable relief in respect of a breach of any this paragraph; and

(e) irrevocably, unconditionally and completely: (i) releases, acquits and forever discharges the Parent, the Buyer, the Company and each of their respective past, present and future affiliates, successors, assigns, directors, officers, agents, attorneys and other representatives, successors and assigns (the “Releasees”) from any past, present and future disputes, claims, controversies, demands, rights, obligations, liabilities, actions and causes of action of every kind and nature, including, without limitation, any unknown, unsuspected or undisclosed claim (each, a “Claim”), and (ii) waives and relinquishes each and every Claim that the undersigned may have had in the past, may now have or may have in the future against any of the Releasees, in the case of each of (i) and (ii), to the extent directly or indirectly relating to or directly or indirectly arising out of: (A) any written or oral agreements or arrangements between the undersigned and the Company occurring, existing or entered into at any time prior to the Interim Effective Time; and (B) any events, matters, causes, things, acts, omissions or conduct related to the Company or the Merger and occurring or existing at any time prior to the Interim Effective Time, including, without limitation, any Claim that may be asserted or exercised by the undersigned in the undersigned’s capacity as a holder of Security Interests and any Claim arising (directly or indirectly) out of or in any way connected with the undersigned’s employment or other relationship with the Company prior to the Interim Effective Time, including, without limitation, to the effect that the undersigned is or may be entitled to any compensation, benefits or perquisites from the Company; provided, however, that notwithstanding the foregoing or anything else contained herein to the contrary, the undersigned is not releasing, acquitting, discharging, waiving or relinquishing any Claims of or rights or remedies (arising at law, in equity or otherwise) available to the undersigned (t) against another securityholder of the Company, (u) under the Merger Agreement or any other agreement entered into in connection with the Merger Agreement to which the undersigned is a party, including any amounts payable to the undersigned under the terms of the Merger Agreement, (v) arising under any contract or agreement between the Company and the securityholder set forth on Section 5.20(b) of the Buyer Disclosure Schedule, (w) under any written indemnification agreement entered into by the undersigned with the Company prior to the date of the Merger Agreement or for indemnification (or advancement of expenses) arising under applicable law or under the bylaws, certificate of incorporation of other similar governing document of the Company, (x) based on the fraud (including both fraudulent acts and omissions), intentional misrepresentation or willful misconduct of a Buyer Indemnitee, (y) pursuant to the Severance Plan, or (z) with respect to compensation, salaries, bonuses, reimbursements for expenses and/or vested benefits under any tax-qualified plans or programs, if any, that have accrued prior to, and are outstanding at, the Interim Effective Time.

The undersigned acknowledges that, pursuant to the terms of the Merger Agreement, the Buyer will withhold and pay to JPMorgan Chase Bank (the “Escrow Agent”) the Escrow Amount and the Representative’s Reserve (as such terms are defined in the Merger Agreement), on the undersigned’s behalf, from the consideration otherwise payable to the undersigned in respect of the Security Interests surrendered herewith. The undersigned understands that payment in exchange for the Security Interest certificate(s) on page 2 of this Letter of Transmittal will be made by the Escrow Agent once the surrender of the Security Interest is made in acceptable form, and that the payment will be reduced by the amounts contributed to the Escrow Amount and the Representative’s Reserve on behalf of the undersigned and any applicable withholding and similar taxes, in accordance

5

with and pursuant to the terms of the Merger Agreement. The undersigned acknowledges that the amounts contributed on the undersigned’s behalf to the Escrow Amount will be held by the Escrow Agent (as such term is defined in the Merger Agreement) until distributed to the undersigned or any Buyer Indemnitee, as appropriate, in accordance with and pursuant to the terms of the Merger Agreement.

IN ORDER TO ENSURE THE PAYMENT OF AMOUNTS DUE THE UNDERSIGNED UNDER THE MERGER AGREEMENT, THE UNDERSIGNED MUST INFORM THE EXCHANGE AGENT OF ANY CHANGES OF ADDRESS BY A WRITTEN NOTICE TO THE EXCHANGE AGENT AT THE ADDRESS ON THE FRONT PAGE OF THIS LETTER OF TRANSMITTAL.

The undersigned represents and warrants that: (a) the undersigned has full power and authority to execute and deliver this Letter of Transmittal and to surrender the certificate(s) and/or rights for the Security Interests surrendered herewith; (b) the undersigned is the true and lawful owner of, and has good and valid title to, the Security Interests, free and clear of all liens, pledges, restrictions, charges or claims, or any other encumbrances of any kind; and (c) when the Security Interests are delivered to the Exchange Agent, the Exchange Agent will not be subject to any adverse claim with respect thereto. If the undersigned Security Interests holder is an individual resident of any state that is subject to community property laws, unless the signature of the undersigned’s spouse appears in this Letter of Transmittal, the undersigned represents and warrants that he or she is not married and the Security Interests do not constitute community property. The undersigned will, upon request, execute and deliver any additional documents reasonably deemed appropriate or necessary by the Exchange Agent in connection with the surrender of the certificate(s) and/or rights for the Security Interests.

The undersigned further represents and warrants that, with respect to the consideration into which the undersigned’s Security Interests will be exchanged pursuant to the terms of the Merger Agreement, the undersigned has such knowledge, skill and experience in business, financial and investment matters as to be capable of evaluating the merits and risks of an investment in the Parent Units (as defined in the Merger Agreement) and the Promissory Notes (as defined in the Merger Agreement). With the assistance of the undersigned’s own professional advisors, to the extent that the undersigned has deemed appropriate, the undersigned has made its own legal, tax, accounting and financial evaluation of the merits and risks of an investment in the Parent Units and the Promissory Notes and the consequences of such investment. The undersigned has considered the suitability of the Parent Units and the Promissory Notes as an investment in light of its own circumstances and financial condition and the undersigned is able to bear the risks associated with an investment in the Parent Units and the Promissory Notes. The undersigned is an “accredited investor” as defined in Rule 501(a) under the Securities Act of 1933, as amended. The undersigned agrees to furnish any additional information requested by Parent or the Buyer or any of their respective affiliates to assure compliance with applicable U.S. federal and state securities laws in connection with the investment in the Parent Units and the Promissory Notes.

The undersigned understands that surrender of the Security Interests is not made until receipt by the Exchange Agent in a form reasonably satisfactory to the Exchange Agent of this Letter of Transmittal duly completed and signed, together with any applicable certificates representing such Security Interests and additional documentation required by this Letter of Transmittal. The undersigned hereby acknowledges that delivery of this Letter of Transmittal shall be effected and risk of loss and title to the Security Interests shall pass only upon proper delivery thereof to the Exchange Agent.

The Exchange Agent reserves the right to reasonably reject any and all certificates representing Security Interests or Letters of Transmittal not in proper form or to waive any irregularities or defects in the surrender of any Security Interests delivered in connection herewith. A surrender will not be deemed to have been made until all irregularities have been cured by the undersigned or waived by the Exchange Agent. All authority herein conferred on the Exchange Agent shall survive the death, incapacity, dissolution or liquidation of the undersigned and all obligations of the undersigned hereunder shall be binding on the heirs, personal representatives, successors or assigns of the undersigned.

Unless the undersigned indicates otherwise under “Special Payment Instructions,” any payment check (the “Payment”) representing the consideration into which the Security Interests certificates surrendered herewith have been converted (less the amounts to be withheld as part of the Escrow Amount and the Representative’s Reserve pursuant to the

6

terms of the Merger Agreement and less any applicable withholding and similar taxes) will be delivered to the registered holder(s) appearing on page 2 of this Letter of Transmittal. The undersigned hereby acknowledges that the undersigned shall be responsible for any transaction fees associated with any wire transfer and hereby authorizes the Exchange Agent to deduct such amounts from the consideration otherwise payable to the undersigned if a wire transfer is used to make the Payment to the undersigned.

The undersigned shall timely pay all transfer, documentary, sales, use, stamp, registration and other taxes arising from or relating to the transactions contemplated by the Merger Agreement, and the undersigned shall, at his, her or its own expense, file all necessary tax returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other taxes.

The undersigned hereby understands, acknowledges and agrees that, to the extent any portion of the consideration payable to the undersigned is subject to or is otherwise reserved for payment of applicable withholding taxes under the Internal Revenue Code of 1986, as amended, or under any similar provision of state, local or foreign tax law, the Buyer, the Company and any exchange agent shall be entitled to deduct and withhold (or cause to be deducted and withheld) the full amount of such taxes and reduce such consideration accordingly.

The undersigned further agrees that if the amount of any required withholding (including any withholding that may be required upon the release of the Escrow Amount and the Representative’s Reserve) exceeds the amount of cash consideration payable to the undersigned (excluding any portion of the Escrow Amount and he Representative’s Reserve), that the undersigned shall pay to the Buyer the amount of such deficiency prior to receiving any consideration hereunder.

Any undersigned who as an individual (other than a non-resident alien for purposes of U.S. income taxation) shall fill out the attached form entitled “CERTIFICATION OF NON-FOREIGN STATUS FOR USE BY AN INDIVIDUAL”. Any undersigned who is a corporation, partnership, trust, or estate (other than a foreign corporation, foreign partnership, foreign trust, or foreign estate, as those terms are defined in the internal revenue code and income tax regulations) shall fill out the attached form entitled “CERTIFICATION OF NON-FOREIGN STATUS FOR USE BY AN ENTITY”. Failure to fill out either form and provide the Buyer with an original signed certificate will result in the Buyer withholding 30% of all consideration payable to the undersigned (including any withholding that may be required upon the release of the Escrow Amount and the Representative’s Reserve).

An undersigned must also fill out an IRS Form W-9 or W-8, as further described under “General Instructions”. Failure to fill out either form and provide the Buyer with an original signed form will result in the Buyer withholding 28% of all consideration payable to the undersigned (including any withholding that may be required upon the release of the Escrow Amount and the Representative’s Reserve), unless withholding at a rate of 30% as described in the preceding paragraph is applicable.

Any amount withheld as described above is treated as an advance payment of tax, and may be refundable by the IRS in connection with the filing of a tax return.

The undersigned has been strongly urged to consult with his or her legal, tax and/or financial advisor(s) regarding the consequences to the undersigned of the Merger, the Merger Agreement, and the undersigned’s execution of this Letter of Transmittal.

7

SIGNATURE OF SPOUSE (IF SECURITYHOLDER RESIDES IN CALIFORNIA, WISCONSIN OR ANY OTHER COMMUNITY PROPERTY STATE)

SIGNATURE:

Name:

Spouse of:

Date: , 2012

8

General Instructions

1)	Delivery of Letter of Transmittal and Surrender of Certificates: This Letter of Transmittal or a facsimile hereof, with pages 2 and 3 of this Letter of Transmittal completed and signed (Box A), must be used in connection with the delivery and surrender of the certificate(s) formerly representing the Security Interests. Delivery of the certificate(s) and other documents shall be effected, and the risk of loss and title to the certificate(s) shall pass, only upon proper delivery of the certificate(s) as provided herein. The Letter of Transmittal should be completed and signed exactly as the Security Interests are registered and as legibly as possible. If any surrendered Security Interests are registered in different names, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations. Letters of Transmittal executed by trustees, executors, administrators, guardians, or others acting in a fiduciary capacity for an individual holder of Security Interests who are not identified as such in the registration must be accompanied by proper evidence of the signer’s authority to act (i.e. trust agreement, power of attorney, etc.).

2)	Endorsement and Signature Guarantee: The certificate(s) need not be endorsed and stock powers and signature guarantees are unnecessary unless the certificate(s) is (are) registered in a name other than that of the person surrendering the certificate(s) or if the person receiving payment will be different from the current registration. In either case, Box D (Medallion Signature Guarantee) must be completed. The guarantee is a form of signature verification which can be obtained from a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents’ Medallion Program.

3)	Special Payment Instructions: Provide new payee information in Box C if different than listed on page 2 of this Letter of Transmittal. A Medallion Guarantee is required. Please see Instruction No. 2. Failure to provide the required documentation will result in payment being issued to the registered Security Interests Holder(s) as shown on page 2 of this Letter of Transmittal.

4)	Wire Transfer Requests: If the Security Interest Holder would like to be paid by wire transfer instead of by check, Box B must be completed. Note that the Exchange Agent may, at its sole discretion, elect to pay amounts by check and not wire transfer, regardless of a Security Interest Holder’s election of Wire Transfer payment indicated on Box B. The Security Interest Holder shall be responsible for any transaction fees associated with any wire transfer and authorizes the Exchange Agent to deduct such amounts from the consideration otherwise payable to the Security Interest Holder if a wire transfer is used to make the Payment to the Security Interest Holder.

5)	Multiple Owners: If any of the Security Interests surrendered hereby are held of record by two or more joint owners, all such owners must sign this Letter of Transmittal. If any of the Security Interests surrendered hereby are registered in different names, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as necessary as there are different registrations of the Security Interests.

9

6)	Stock Transfer Taxes: If payment in respect of the Security Interests is to be made to a person other than the person in whose name such Security Interests are registered, then as a condition of payment the Security Interests so surrendered must be properly endorsed or must otherwise be in proper form for transfer, and the person requesting such payment must have established to the satisfaction of the Exchange Agent that any transfer and other taxes required by reason of such payment to a person other than the registered holder of such Security Interests have been paid or are not applicable.

7)	Lost Certificate(s): If your Certificate has been lost, stolen, misplaced or destroyed, check the box where indicated on the signature page of this Letter of Transmittal, complete the remainder of this Letter of Transmittal pursuant to the instructions, and return this Letter of Transmittal to the Exchange Agent. The Exchange Agent will contact you directly regarding completing an affidavit of loss and an indemnification agreement and with further instructions.

8)	Internal Revenue Service Form W-9 (or, for non-U.S. persons, Form W-8): Under the federal income tax law, a non-exempt holder of Security Interests surrendering certificate(s) or rights under this Letter of Transmittal is required to provide the disbursing agent with such holder’s certified taxpayer identification number (“TIN”). Therefore, please complete and sign the Internal Revenue Service (“IRS”) Form W-9 attached to this Letter of Transmittal (or, if you are a non-U.S. person for U.S. federal income tax purposes, an appropriate IRS Form W-8). A disregarded domestic entity that has a foreign owner must use the appropriate IRS Form W-8, and not an IRS Form W-9. Instructions for completing IRS Form W-9 are included with the Form. Additional information on completing the IRS Form W-9 can be found on the Internal Revenue website at www.irs.gov. Copies of the IRS W-8 forms, and instructions on completing such forms, can be found on the Internal Revenue website www.irs.gov.

9)	Nonresident alien individuals or foreign entities: Nonresident alien individuals or foreign entities that are exempt from the U.S. information return reporting and backup withholding rules need to complete IRS Form W-8BEN, W-8ECI, W-8IMY, or W-8EXP and provide all required supporting documentation to obtain an exemption. Copies of the IRS W-8 forms and related instructions can be found on the Internal Revenue website at www.irs.gov.

10)	Certification of Non-Foreign Status. Any undersigned who as an individual (other than a non-resident alien for purposes of U.S. income taxation) shall fill out the attached form entitled “CERTIFICATION OF NON-FOREIGN STATUS FOR USE BY AN INDIVIDUAL”. Any undersigned who is a corporation, partnership, trust, or estate (other than a foreign corporation, foreign partnership, foreign trust, or foreign estate, as those terms are defined in the internal revenue code and income tax regulations) shall fill out the attached form entitled “CERTIFICATION OF NON-FOREIGN STATUS FOR USE BY AN ENTITY”.

11)	Returning Letter of Transmittal and Certificates: Return this Letter of Transmittal with unsigned Certificate(s) to be exchanged only to the Exchange Agent at the address set forth on the first page of this Letter of Transmittal. If certificates are sent by mail, registered mail with return receipt and proper insurance are suggested.

10

IMPORTANT TAX INFORMATION

In order to avoid backup withholding of United States federal income tax, United States federal income tax law generally requires that if your Security Interests are accepted for payment, you or your assignee (in either case, the “Payee”) must provide [—] (the “Payer”) with the Payee’s correct TIN, which, in the case of a Payee who is an individual, is generally the Payee’s social security number. If the Payer is not provided with the correct TIN or an adequate basis for an exemption, the Payee may be subject to a $50 penalty imposed by the IRS and backup withholding on reportable payments, if any, received by the Payee in connection with the Merger. Backup withholding is not an additional tax. Rather, the tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained provided that the required information is furnished to the IRS.

To prevent backup withholding, each Payee that is a “United States person” for U.S. federal income tax purposes must provide such Payee’s correct TIN by completing the IRS Form W-9 included herewith, certifying that (i) the TIN provided is correct, (ii) (a) the Payee is exempt from backup withholding, (b) the Payee has not been notified by the IRS that such Payee is subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified the Payee that such Payee is no longer subject to backup withholding, and (iii) the Payee is a U.S. citizen or other U.S. person (including a U.S. resident alien).

If the Payee has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future, such Payee should write “APPLIED FOR” in the space for the TIN in Part I of the IRS Form W-9 and should sign and date the IRS Form W-9. If the Payee has not provided a properly certified TIN to the Payer by the time of payment, backup withholding will apply to all reportable payments made to the Payee in connection with the Merger.

If the Certificate(s) are held in more than one name or are not in the name of the actual owner, consult the instructions on the IRS Form W-9 for additional guidelines on which name and TIN to report.

Certain Payees (including, among others, corporations and certain foreign individuals) are not subject to backup withholding. To prevent possible erroneous backup withholding, an exempt Payee that is a “United States person” for U.S. federal income tax purposes should complete the Form W-9 by providing such Payee’s correct TIN, signing and dating the form and checking the “Exempt payee” box on the IRS Form W-9. See the IRS Form W-9 for additional instructions. In order for a Payee who is not a United States person for U.S. federal income tax purposes to establish its exemption from backup withholding, such person must submit an appropriate and properly completed IRS Form W-8BEN, W-8ECI, W-8EXP or W-8IMY, as the case may be, signed under penalties of perjury attesting to such exempt status. Such forms may be obtained from the Exchange Agent or from the IRS at its Internet website: www.irs.gov.

PAYEES ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING BACKUP WITHHOLDING AND REPORTING REQUIREMENTS.

Please note that the foregoing certifications do not exempt the undersigned from any compensation-related withholdings that may be required. Any payment pursuant to the Merger Agreement that is treated as wages for tax purposes will be subject to the normal withholding requirements that are applicable to wages, regardless of the submission of the Form W-9 or a Form W-8.

11

TO COMPLY WITH IRS CIRCULAR 230, YOU ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF U.S. FEDERAL TAX ISSUES IN THIS LETTER OF TRANSMITTAL IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED BY ANY TAXPAYER, FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON THE TAXPAYER UNDER THE INTERNAL REVENUE CODE; (B) THIS LETTER OF TRANSMITTAL IS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) A TAXPAYER SHOULD SEEK ADVICE BASED ON THE TAXPAYER’S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

12

Form W-9

Form **W-9**
(Rev. December 2011)
Department of the Treasury
Internal Revenue Service

Request for Taxpayer Identification Number and Certification

Give Form to the requester. Do not send to the IRS.

Print or type
See Specific Instructions on page 2.

Name (as shown on your income tax return)

Business name/disregarded entity name, if different from above

Check appropriate box for federal tax classification:
☐ Individual/sole proprietor ☐ C Corporation ☐ S Corporation ☐ Partnership ☐ Trust/estate

☐ Limited liability company. Enter the tax classification (C=C corporation, S=S corporation, P=partnership) ▶

☐ Other (see instructions) ▶

☐ Exempt payee

Address (number, street, and apt. or suite no.)

Requester's name and address (optional)

City, state, and ZIP code

List account number(s) here (optional)

Part I **Taxpayer Identification Number (TIN)**

Enter your TIN in the appropriate box. The TIN provided must match the name given on the "Name" line to avoid backup withholding. For individuals, this is your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the Part I instructions on page 3. For other entities, it is your employer identification number (EIN). If you do not have a number, see *How to get a TIN* on page 3.

Note. If the account is in more than one name, see the chart on page 4 for guidelines on whose number to enter.

Social security number

| | | | - | | | - | | | | |

Employer identification number

| | | - | | | | | | | |

Part II **Certification**

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
3. I am a U.S. citizen or other U.S. person (defined below).

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions on page 4.

Sign Here **Signature of U.S. person ▶** **Date ▶**

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Purpose of Form

A person who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) to report, for example, income paid to you, real estate transactions, mortgage interest you paid, acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA.

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN to the person requesting it (the requester) and, when applicable, to:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),

2. Certify that you are not subject to backup withholding, or

3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners' share of effectively connected income.

Note. If a requester gives you a form other than Form W-9 to request your TIN, you must use the requester's form if it is substantially similar to this Form W-9.

Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:

- An individual who is a U.S. citizen or U.S. resident alien,
- A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States,
- An estate (other than a foreign estate), or
- A domestic trust (as defined in Regulations section 301.7701-7).

Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax on any foreign partners' share of income from such business. Further, in certain cases where a Form W-9 has not been received, a partnership is required to presume that a partner is a foreign person, and pay the withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid withholding on your share of partnership income.

Cat. No. 10231X Form **W-9** (Rev. 12-2011)

Form W-9 (Rev. 12-2011) Page 2

The person who gives Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States is in the following cases:

- The U.S. owner of a disregarded entity and not the entity,
- The U.S. grantor or other owner of a grantor trust and not the trust, and
- The U.S. trust (other than a grantor trust) and not the beneficiaries of the trust.

Foreign person. If you are a foreign person, do not use Form W-9. Instead, use the appropriate Form W-8 (see Publication 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).

Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a "saving clause." Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes.

If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items:

1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.
2. The treaty article addressing the income.
3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.
4. The type and amount of income that qualifies for the exemption from tax.
5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.

Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.

If you are a nonresident alien or a foreign entity not subject to backup withholding, give the requester the appropriate completed Form W-8.

What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS a percentage of such payments. This is called "backup withholding." Payments that may be subject to backup withholding include interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

1. You do not furnish your TIN to the requester,
2. You do not certify your TIN when required (see the Part II instructions on page 3 for details),
3. The IRS tells the requester that you furnished an incorrect TIN,
4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or
5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).

Certain payees and payments are exempt from backup withholding. See the instructions below and the separate Instructions for the Requester of Form W-9.

Also see *Special rules for partnerships* on page 1.

Updating Your Information

You must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a C corporation that elects to be an S corporation, or if you no longer are tax exempt. In addition, you must furnish a new Form W-9 if the name or TIN changes for the account, for example, if the grantor of a grantor trust dies.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

Specific Instructions

Name

If you are an individual, you must generally enter the name shown on your income tax return. However, if you have changed your last name, for instance, due to marriage without informing the Social Security Administration of the name change, enter your first name, the last name shown on your social security card, and your new last name.

If the account is in joint names, list first, and then circle, the name of the person or entity whose number you entered in Part I of the form.

Sole proprietor. Enter your individual name as shown on your income tax return on the "Name" line. You may enter your business, trade, or "doing business as (DBA)" name on the "Business name/disregarded entity name" line.

Partnership, C Corporation, or S Corporation. Enter the entity's name on the "Name" line and any business, trade, or "doing business as (DBA) name" on the "Business name/disregarded entity name" line.

Disregarded entity. Enter the owner's name on the "Name" line. The name of the entity entered on the "Name" line should never be a disregarded entity. The name on the "Name" line must be the name shown on the income tax return on which the income will be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a domestic owner, the domestic owner's name is required to be provided on the "Name" line. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity's name on the "Business name/disregarded entity name" line. If the owner of the disregarded entity is a foreign person, you must complete an appropriate Form W-8.

Note. Check the appropriate box for the federal tax classification of the person whose name is entered on the "Name" line (Individual/sole proprietor, Partnership, C Corporation, S Corporation, Trust/estate).

Limited Liability Company (LLC). If the person identified on the "Name" line is an LLC, check the "Limited liability company" box only and enter the appropriate code for the tax classification in the space provided. If you are an LLC that is treated as a partnership for federal tax purposes, enter "P" for partnership. If you are an LLC that has filed a Form 8832 or a Form 2553 to be taxed as a corporation, enter "C" for C corporation or "S" for S corporation. If you are an LLC that is disregarded as an entity separate from its owner under Regulation section 301.7701-3 (except for employment and excise tax), do not check the LLC box unless the owner of the LLC (required to be identified on the "Name" line) is another LLC that is not disregarded for federal tax purposes. If the LLC is disregarded as an entity separate from its owner, enter the appropriate tax classification of the owner identified on the "Name" line.

Form W-9 (Rev. 12-2011) Page 3

Other entities. Enter your business name as shown on required federal tax documents on the "Name" line. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on the "Business name/disregarded entity name" line.

Exempt Payee

If you are exempt from backup withholding, enter your name as described above and check the appropriate box for your status, then check the "Exempt payee" box in the line following the "Business name/disregarded entity name," sign and date the form.

Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends.

Note. If you are exempt from backup withholding, you should still complete this form to avoid possible erroneous backup withholding.

The following payees are exempt from backup withholding:

1. An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2),

2. The United States or any of its agencies or instrumentalities,

3. A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities,

4. A foreign government or any of its political subdivisions, agencies, or instrumentalities, or

5. An international organization or any of its agencies or instrumentalities.

Other payees that may be exempt from backup withholding include:

6. A corporation,

7. A foreign central bank of issue,

8. A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States,

9. A futures commission merchant registered with the Commodity Futures Trading Commission,

10. A real estate investment trust,

11. An entity registered at all times during the tax year under the Investment Company Act of 1940,

12. A common trust fund operated by a bank under section 584(a),

13. A financial institution,

14. A middleman known in the investment community as a nominee or custodian, or

15. A trust exempt from tax under section 664 or described in section 4947.

The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 15.

IF the payment is for . . .	THEN the payment is exempt for . . .
Interest and dividend payments	All exempt payees except for 9
Broker transactions	Exempt payees 1 through 5 and 7 through 13. Also, C corporations.
Barter exchange transactions and patronage dividends	Exempt payees 1 through 5
Payments over $600 required to be reported and direct sales over $5,000 [1]	Generally, exempt payees 1 through 7 [2]

[1] See Form 1099-MISC, Miscellaneous Income, and its instructions.

[2] However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys' fees, gross proceeds paid to an attorney, and payments for services paid by a federal executive agency.

Part I. Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see *How to get a TIN* below.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. However, the IRS prefers that you use your SSN.

If you are a single-member LLC that is disregarded as an entity separate from its owner (see *Limited Liability Company (LLC)* on page 2), enter the owner's SSN (or EIN, if the owner has one). Do not enter the disregarded entity's EIN. If the LLC is classified as a corporation or partnership, enter the entity's EIN.

Note. See the chart on page 4 for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at *www.ssa.gov*. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at *www.irs.gov/businesses* and clicking on Employer Identification Number (EIN) under Starting a Business. You can get Forms W-7 and SS-4 from the IRS by visiting IRS.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

If you are asked to complete Form W-9 but do not have a TIN, write "Applied For" in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note. Entering "Applied For" means that you have already applied for a TIN or that you intend to apply for one soon.

Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if item 1, below, and items 4 and 5 on page 4 indicate otherwise.

For a joint account, only the person whose TIN is shown in Part I should sign (when required). In the case of a disregarded entity, the person identified on the "Name" line must sign. Exempt payees, see *Exempt Payee* on page 3.

Signature requirements. Complete the certification as indicated in items 1 through 3, below, and items 4 and 5 on page 4.

1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.

2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.

Form W-9 (Rev. 12-2011) Page 4

4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. "Other payments" include payments made in the course of the requester's trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).

5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.

What Name and Number To Give the Requester

For this type of account:	Give name and SSN of:
1. Individual	The individual
2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account [1]
3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor [2]
4. a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee [1]
b. So-called trust account that is not a legal or valid trust under state law	The actual owner [1]
5. Sole proprietorship or disregarded entity owned by an individual	The owner [3]
6. Grantor trust filing under Optional Form 1099 Filing Method 1 (see Regulation section 1.671-4(b)(2)(i)(A))	The grantor*
For this type of account:	**Give name and EIN of:**
7. Disregarded entity not owned by an individual	The owner
8. A valid trust, estate, or pension trust	Legal entity [4]
9. Corporation or LLC electing corporate status on Form 8832 or Form 2553	The corporation
10. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
11. Partnership or multi-member LLC	The partnership
12. A broker or registered nominee	The broker or nominee
13. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity
14. Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see Regulation section 1.671-4(b)(2)(i)(B))	The trust

[1] List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished.

[2] Circle the minor's name and furnish the minor's SSN.

[3] You must show your individual name and you may also enter your business or "DBA" name on the "Business name/disregarded entity" name line. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN.

[4] List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see *Special rules for partnerships* on page 1.

***Note.** Grantor also must provide a Form W-9 to trustee of trust.

Note. If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Secure Your Tax Records from Identity Theft

Identity theft occurs when someone uses your personal information such as your name, social security number (SSN), or other identifying information, without your permission, to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund.

To reduce your risk:

- Protect your SSN,
- Ensure your employer is protecting your SSN, and
- Be careful when choosing a tax preparer.

If your tax records are affected by identity theft and you receive a notice from the IRS, respond right away to the name and phone number printed on the IRS notice or letter.

If your tax records are not currently affected by identity theft but you think you are at risk due to a lost or stolen purse or wallet, questionable credit card activity or credit report, contact the IRS Identity Theft Hotline at 1-800-908-4490 or submit Form 14039.

For more information, see Publication 4535, Identity Theft Prevention and Victim Assistance.

Victims of identity theft who are experiencing economic harm or a system problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 1-877-777-4778 or TTY/TDD 1-800-829-4059.

Protect yourself from suspicious emails or phishing schemes. Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft.

The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts.

If you receive an unsolicited email claiming to be from the IRS, forward this message to *phishing@irs.gov*. You may also report misuse of the IRS name, logo, or other IRS property to the Treasury Inspector General for Tax Administration at 1-800-366-4484. You can forward suspicious emails to the Federal Trade Commission at: *spam@uce.gov* or contact them at *www.ftc.gov/idtheft* or 1-877-IDTHEFT (1-877-438-4338).

Visit IRS.gov to learn more about identity theft and how to reduce your risk.

Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons (including federal agencies) who are required to file information returns with the IRS to report interest, dividends, or certain other income paid to you; mortgage interest you paid; the acquisition or abandonment of secured property; the cancellation of debt; or contributions you made to an IRA, Archer MSA, or HSA. The person collecting this form uses the information on the form to file information returns with the IRS, reporting the above information. Routine uses of this information include giving it to the Department of Justice for civil and criminal litigation and to cities, states, the District of Columbia, and U.S. possessions for use in administering their laws. The information also may be disclosed to other countries under a treaty, to federal and state agencies to enforce civil and criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Under section 3406, payers must generally withhold a percentage of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to the payer. Certain penalties may also apply for providing false or fraudulent information.

CERTIFICATION OF NON-FOREIGN STATUS FOR USE BY AN ENTITY

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law), will be the transferor of the property and not the disregarded entity. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by                                          [INSERT NAME OF SELLER], (the “Seller”), the undersigned hereby certifies the following on behalf of the Seller:

1.	The Seller is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the internal revenue code and income tax regulations);

2.	The Seller is not a disregarded entity as defined in §1.1445-2(b)(2)(iii);

3.	The Seller’s U. S. Employer Identification Number is ; and

4.	The Seller’s office address is:

The Seller understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could mean punishment by fine, imprisonment, or both.

Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of the Seller.

Dated this      day of             , 2012.

By:
Title:

CERTIFICATION OF NON-FOREIGN STATUS FOR USE BY AN INDIVIDUAL

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon my disposition of a U.S. real property interest, I                                          [INSERT NAME OF SELLER], hereby certifies the following:

1.	I am not a nonresident alien for purposes of U.S. income taxation;

2.	My U.S. taxpayer identifying number [Social Security number] is ; and

3.	My home address is:

I understand that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could mean punishment by fine, imprisonment, or both.

Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete.

Dated this      day of             , 2012.

[Seller].

By:

EXHIBIT F

Form of Escrow Agreement

FORM OF ESCROW AGREEMENT

THIS ESCROW AGREEMENT (as the same may be amended or modified from time to time pursuant hereto, this (“Agreement”) is made and entered into as of             , 2012 by and among Sprouts Farmers Markets, LLC, a Delaware limited liability company (“Parent”), Sprouts Farmers Markets Holdings, LLC, a Delaware limited liability company (the “Buyer”), and KMCP Grocery Investors, LLC, a Delaware limited liability company (the “Representative”, and together with Parent and the Buyer, sometimes referred to individually as a “Party” or collectively as the “Parties”), and JPMorgan Chase Bank, National Association (the “Escrow Agent”).

WHEREAS, Parent, the Buyer, Sunflower Farmers Markets, Inc., a Delaware corporation (the “Company”), Centennial Interim Merger Sub, Inc., a Delaware corporation, Centennial Post-Closing Merger Sub, LLC, a Delaware limited liability company, and the Representative have entered into a Merger Agreement, dated as of March [—], 2012 (the “Merger Agreement”);

WHEREAS, pursuant to Section 2.10 of the Merger Agreement, Parent and the Buyer shall deposit certain funds to be held in escrow by the Escrow Agent;

WHEREAS, the Representative is acting on behalf of the former stockholders, optionholders and warrant holders of the Company, each as set forth on Schedule 3 hereto (the “Securityholders”) and has the authority to direct the disbursement of the Escrow Fund on behalf of such Securityholders; and

WHEREAS, the Parties desire that the Escrow Agent receive, hold and dispose of the Escrow Fund (as defined below) in accordance with the terms, conditions and provisions of this Agreement, and the Escrow Agent desires to do so.

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the Parties and the Escrow Agent agree as follows:

1. Appointment. The Parties hereby appoint the Escrow Agent as their escrow agent for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment under the terms and conditions set forth herein.

2. Fund.

(a) The Buyer agrees to deposit with the Escrow Agent an aggregate of $19,400,000 (the “Escrow Deposit”), consisting of (i) $[—]1 (the “Cash Escrow Amount”), (ii) an adjustable master promissory note issued in the name of the Representative for the benefit of the Securityholders and payable to the Escrow Agent with an initial principal amount of $[—] (the “Master Promissory Note”) which the Buyer will deposit with the Escrow Agent in a sealed envelope(s) bearing the signature of a duly Authorized Representative of the Buyer as set forth on Schedule 1

[1]	Note to Draft: Amount to be inserted by Representative at Closing.

2

and the Escrow Agent shall hold the Master Promissory Note subject to the terms and conditions hereof. The Escrow Agent will store the Master Promissory Note in its usual safekeeping facility and will have no duty to keep it in an environmentally controlled area. The Escrow Agent shall have no liability for any damage to the Master Promissory Note, including damage caused by environmental conditions, such as heat or moisture, or by exposure to magnetic materials, and (iii) [—] Class A Units of the Parent (the “Parent Units”). The Parent Units will be certificated units issued in the name of the applicable Sellers and held by the Escrow Agent hereunder until such Parent Units are released from the Escrow Fund. The Escrow Agent shall hold the Escrow Deposit and, subject to the terms and conditions hereof, shall invest and reinvest the Cash Escrow Amount and the proceeds thereof (the “Cash Fund” and together with the Master Promissory Note and the Parent Units, the “Escrow Fund”) as directed in Section 3 hereof. It is understood by the Parties that no fractional units may be released and the Escrow Agent will not be required to calculate the number of Parent Units to be released at any time but rather the number of Parent Units to be released shall be pursuant to instructions that it receives from the Parties in accordance with this Agreement.

(b) The Parties acknowledge and agree that any cash interest payments or principal payments with respect to the Master Promissory Note paid to the Escrow Agent shall be added to the Cash Escrow Amount and thereafter become part of the Cash Fund. Any cash or non-cash distributions (other than as a result of a stock split or similar type of distribution of additional Parent Units) with respect to the Parent Units shall not be added to the Escrow Fund but shall be currently distributed by the Escrow Agent to the Securityholders as set forth in written instructions received from the Representative. Any Parent Units issued in connection with a stock split or similar type of distribution of additional Parent Units shall become part of the Parent Units and upon delivery to the Escrow Agent shall be held by the Escrow Agent in accordance with the terms of this Agreement. Any portion of the Master Promissory Note which is repaid will be replaced by an equal amount of cash, which shall thereafter become part of the Cash Fund. During the term of this Agreement, the Parent Units shall have full voting rights and be voted as prescribed by the Representative. During the period that any of the Parent Units are held by the Escrow Agent pursuant to this Agreement, the Escrow Agent shall send out any proxy notices that it receives to the Representative. Any instructions regarding the Parent Units not delivered to the Escrow Agent by 2:00 pm will be deemed as received on the next Business Day. The Escrow Agent shall not be liable for any failure to timely deliver these instructions. Prior to the release of the Parent Units and/or the Master Promissory Note by the Escrow Agent pursuant to Section 4 hereof, the Securityholders may not sell, assign, pledge or otherwise transfer, nor place or permit to be placed any encumbrance on, any portion of the Master Promissory Note or any Parent Units or any beneficial interest in the Master Promissory Note or any Parent Units; provided, however, nothing contained herein shall apply or prohibit (i) transfers or assignments of any beneficial interest in the Parent Units to a Securityholder’s affiliates or (ii) any transfer of any beneficial interest in the Parent Units to a Securityholder’s ancestors, descendants or spouse or to trusts for the benefit of such persons or such Securityholder; provided, further, that any such transfer by a Securityholder shall in no way reduce or otherwise limit such Securityholder’s indemnification obligations under the Merger Agreement. Except as set forth in Section 12 hereof, prior to the release of the Master Promissory Note or any Parent Units by the Escrow Agent pursuant to Section 4 hereof, no

3

portion of the Escrow Fund nor any beneficial interest in the Escrow Fund may be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of a Securityholder, except to satisfy such Securityholder’s obligations under the Merger Agreement. The Escrow Agent shall have no responsibility for determining or enforcing compliance with this paragraph, other than by retaining possession of the Escrow Fund and otherwise acting in accordance with the terms of this Agreement.

3. Investment of Fund. During the term of this Agreement, the Cash Fund shall be invested in a JPMorgan [Cash Collateral Account] (“CCA”), or a successor or similar investment offered by the Escrow Agent, unless otherwise instructed in writing by the Parties and as shall be acceptable to the Escrow Agent. CCAs have rates of compensation that may vary from time to time based upon market conditions. Instructions to make any other investment (“Alternative Investment”) must be in writing, signed by Authorized Representatives (as defined below) of both Parties and shall specify the type and identity of the investments to be purchased and/or sold. The Escrow Agent is hereby authorized to execute purchases and sales of investments through the facilities of its own trading or capital markets operations or those of any affiliated entity. The Escrow Agent or any of its affiliates may receive compensation with respect to any Alternative Investment directed hereunder including without limitation charging any applicable agency fee and/or trade execution fee in connection with each transaction. The Parties recognize and agree that the Escrow Agent will not provide supervision, recommendations or advice relating to either the investment of moneys held in the Fund or the purchase, sale, retention or other disposition of any investment described herein. The Escrow Agent shall not have any liability for any loss sustained as a result of any investment in an investment made pursuant to the terms of this Agreement or as a result of any liquidation of any investment prior to its maturity or for the failure of the Parties to give the Escrow Agent instructions to invest or reinvest the Fund. The Escrow Agent shall have the right to liquidate any investments held in order to provide funds necessary to make required payments under this Agreement.

4. Disposition and Termination. Any instructions setting forth, claiming, containing, objecting to, or in any way related to the transfer or distribution of the Escrow Fund, must be in writing executed by the appropriate Party or Parties as evidenced by the signatures of the person or persons signing this Agreement or one of their designated persons as set forth in Schedule 1 (each an “Authorized Representative”), and delivered to Escrow Agent only by confirmed facsimile only at the fax number set forth in Section 10 below. No instruction for or related to the transfer or distribution of the Escrow Fund, or any portion thereof, shall be deemed delivered and effective unless Escrow Agent actually shall have received it on a Business Day by facsimile only at the fax number set forth in Section 10 and as evidenced by a confirmed transmittal to the Party’s or Parties’ transmitting fax number and Escrow Agent has been able to satisfy any applicable security procedures as may be required hereunder. The Escrow Agent shall not be liable to any Party or other person for refraining from acting upon any instruction for or related to the transfer or distribution of any portion of the Escrow Fund if delivered to any other fax number of Escrow Agent.

4

(a) At any time, and from time to time, during the period from the date hereof through the last Business Day by 5:00 pm New York time on [—],2 an Authorized Representative of the Buyer may give to the Escrow Agent with a copy to the Representative one or more notices (each, an “Indemnity Claim Notice”) specifying in reasonable detail the facts and circumstances surrounding the claim and the nature and dollar amount (or estimated in good faith, if not then known) (any such actual or estimated amount is referred to herein as a “Claim Amount”) of any claim (other than an Extended Escrow Claim, which shall be made pursuant to Section 4(b) below) that the Buyer determines in good faith that it or any Buyer Indemnitees (as defined in the Merger Agreement) is entitled to receive payment from the Securityholders pursuant to the indemnification obligations of the Securityholders under the Merger Agreement. The Escrow Agent shall reserve a portion of the Escrow Fund equal to the Claim Amount set forth in such Indemnity Claim Notice (or, if the Claim Amount set forth exceeds the entire amount of the Escrow Fund, the entire amount of the Escrow Fund) in escrow until it receives notice of a Claims Determination (as defined below) with respect to all or any portion of such Claim Amount. For the purpose of this Agreement, a “Claims Determination” shall mean either, (i) the Escrow Agent shall have received a final and non-appealable order of a court of competent jurisdiction or a final written award of arbitrators as to the disposition of the Claim Amount in the Indemnity Claim Notice, or (ii) the Escrow Agent has received written notice prepared in accordance with Section 4(f) hereof signed by Authorized Representatives of the Representative and the Buyer as to the disposition of the Claim Amount set forth in the Indemnity Claim Notice, at which time (and in any event within one Business Day after receipt of such joint written instructions or final court order and award and accompanying certification) the Escrow Agent shall release to the Buyer or retain, as applicable, such Claim Amount in accordance with such written notice or final court order or award.

(b) At any time, and from time to time, during the period from the date hereof through the last Business Day by 5:00 pm New York time on [—],3 and in addition to an Indemnity Claim Notice, the Buyer may give to the Escrow Agent and the Representative one or more written notices (each, an “Extended Escrow Claim Notice”), specifying the Claim Amount that the Buyer determines that it or any Buyer Indemnitees is entitled to receive payment from the Securityholders pursuant to any Extended Escrow Claim (as defined in the Merger Agreement). The Escrow Agent shall reserve a portion of the Escrow Fund equal to the Claim Amount set forth in such Extended Escrow Claim Notice (or, if the Claim Amount set forth exceeds the entire amount of the remaining unreserved portion of the Escrow Fund that is not otherwise subject to a pending Indemnity Claim Notice and/or an Extended Escrow Claim Notice the entire amount of the Escrow Fund) in escrow until it receives notice of a Claims Determination with respect to all or any portion of such Claim Amount as provided in Section 4(a).

(c) On [—],4 or if such day is not a Business Day, the next succeeding Business Day, the Escrow Agent shall release to the Securityholders per the instructions provided by the Representative, an amount equal to that portion of the Escrow Fund remaining in escrow on such date minus (i) the sum of all outstanding Claim Amounts minus (ii) an amount equal to

[2]	Note to Draft: Insert date corresponding to 18-month anniversary of agreement.
[3]	Note to Draft: Insert date corresponding to 36-month anniversary of agreement.
[4]	Note to Draft: Insert date corresponding to 18-month anniversary of agreement.

5

$1,700,000; provided, however, that if the sum of the amounts specified in the immediately preceding clauses (i) and (ii) exceeds the balance of the Escrow Fund prior to such release, no such release shall be made.

(d) Notwithstanding anything else to the contrary as set forth herein, the Escrow Agent shall deliver the Escrow Fund in accordance with any other joint written instructions (which have been prepared in accordance with Section 4(f) hereof and executed by the Representative and the Buyer) received by Escrow Agent, including, but not limited to, in connection with the determination of the Final Post-Closing Adjustment pursuant to Section 2.8 of the Merger Agreement.

(e) Subject to the provisions of Sections 7 and 8 hereof, the Escrow Fund created pursuant to this Agreement shall terminate on [—]5 (the “Escrow Expiration Date”), except with respect to any unresolved claims filed on or prior to such date against the Escrow Fund pursuant to an Indemnity Claim Notice under Section 4(a) hereof or Extended Escrow Claim Notice under Section 4(b) hereof (each, a “Pending Claim”), in which event the Escrow Fund shall terminate upon resolution of all such Pending Claims and the payment of all amounts required to be made from the Escrow Fund with respect thereto. On the Escrow Expiration Date, the balance of the Escrow Fund (net of all Pending Claims), if any, shall be disbursed to the Securityholders per the instructions provided by the Representative. As promptly as commercially practicable after the resolution of any Pending Claims, the Escrow Agent shall disburse to the Securityholders per the instructions provided by the Representative any amounts in the Escrow Fund that were retained by the Escrow Agent in connection with such Pending Claims and not disbursed to the Buyer upon resolution.

(f) The Parties hereto agree that any disbursement of Escrow Funds pursuant to this Section 4 shall be made as follows: (A) if such disbursement is to Buyer, (1) the first $[—] of such disbursement shall be made in the form of a reduction of the principal and interest owed under the Master Promissory Note if there is a Master Promissory Note and thereafter (if there is no Master Promissory Note or the principal and interest under the Master Promissory Note has been reduced to zero) in cash, and (2) the amount of such disbursement in excess of $[—] shall be distributed as follows (i) [—]% of such disbursement shall be made in the form of Parent Units and (ii) the remaining amount of such disbursement shall be made first in the form of a reduction of the principal and interest owed under the Master Promissory Note if there is a Master Promissory Note and thereafter (if there is no Master Promissory Note or the principal and interest under the Master Promissory Note has been reduced to zero) in cash or (B) if such disbursement is to the Securityholders or the Representative (other than a disbursement to or for the benefit of any Securityholder with respect to any options or warrants), (1) 48.4% of such disbursement shall be made in the form of Parent Units and (2) the remaining amount of such disbursement shall be made first in the form of cash until the amount of cash in the Escrow Fund is reduced to zero and thereafter (if there is a Master Promissory Note) through the release of such Master Promissory Note (or applicable portion thereof) to the Representative. Notwithstanding anything in the foregoing sentence to the contrary (but subject to the following sentence), any release to the Buyer in connection with the determination of the Final Post-Closing

[5]	Note to Draft: Insert date corresponding to 36-month anniversary of agreement.

6

Adjustment pursuant to Section 2.8 of the Merger Agreement shall be made first in the form of a reduction of the principal and interest owed under the Master Promissory Note if there is a Master Promissory Note and thereafter (if there is no Master Promissory Note or the principal and interest under the Master Promissory Note has been reduced to zero) in cash. Notwithstanding anything in this clause (f) (including the immediately preceding sentence) to the contrary, any release to any Securityholder with respect to any options or warrants shall be made 100% in cash. For purposes of determining the number of Parent Units to be released pursuant to this Section 4, the Parties agree that each Parent Unit shall be valued at $66.16. Any joint written instruction delivered to the Escrow Agent pursuant to Section 4(a) or 4(d) hereof shall specify the amount of cash to be disbursed, the portion of the principal amount of the Master Promissory Note to be disbursed and the number of Parent Units to be disbursed, as applicable, in connection with such joint written instructions. No fractional Parent Units shall be released from the Escrow Fund pursuant to this Agreement. In connection with any release of Parent Units from the Escrow Fund, the Escrow Agent shall follow such procedures as the Buyer and the Representative shall specify in the applicable joint written instructions. It is understood and agreed that the Escrow Agent may rely on the joint written instructions of the Buyer and the Representative with respect to the amounts and forms of funds to be distributed from the Escrow Fund.

5. Escrow Agent.

(a) The Escrow Agent shall have only those duties as are specifically and expressly provided herein, which shall be deemed purely ministerial in nature, and no other duties shall be implied. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of, nor have any requirements to comply with, the terms and conditions of any other agreement, instrument or document between the Parties, in connection herewith, if any, including without limitation the Merger Agreement, nor shall the Escrow Agent be required to determine if any person or entity has complied with the Merger Agreement, nor shall any additional obligations of the Escrow Agent be inferred from the terms of the Merger Agreement, even though reference thereto may be made in this Agreement. In the event of any conflict between the terms and provisions of this Agreement, those of the Merger Agreement, any schedule or exhibit attached to this Agreement, or any other agreement among the Parties, the terms and conditions of this Agreement shall control. The Escrow Agent may rely upon and shall not be liable for acting or refraining from acting upon any written notice, document, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper Party or Parties without inquiry and without requiring substantiating evidence of any kind. The Escrow Agent shall not be liable to any Party, any beneficiary or other person for refraining from acting upon any instruction setting forth, claiming, containing, objecting to, or related to the transfer or distribution of the Escrow Fund, or any portion thereof, unless such instruction shall have been delivered to the Escrow Agent in accordance with Section 10 below and the Escrow Agent has been able to satisfy any applicable security procedures as may be required thereunder. The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document, notice, instruction or request. The Escrow Agent shall have no duty or obligation to confirm or verify the accuracy or correctness of any amounts deposited with it hereunder.

7

(b) The Escrow Agent shall not be liable for any action taken, suffered or omitted to be taken by it except to the extent that a court of competent jurisdiction determines that the Escrow Agent’s gross negligence or willful misconduct contributed to or caused any loss to either party. The Escrow Agent may execute any of its powers and perform any of its duties hereunder directly or through attorneys, and shall be liable only for its gross negligence or willful misconduct (as determined by a court of competent jurisdiction) and the selection of any such attorney. The Escrow Agent may consult with counsel, accountants and other skilled persons to be selected and retained by it. The Escrow Agent shall not be liable for any action taken, suffered or omitted to be taken by it in accordance with, or in reliance upon, the advice or opinion of any such counsel, accountants or other skilled persons. In the event that the Escrow Agent shall be uncertain or believe there is some ambiguity as to its duties or rights hereunder or shall receive instructions, claims or demands from any Party hereto which, in its opinion, conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be given a direction in writing by the Parties which eliminates such ambiguity or uncertainty to the satisfaction of Escrow Agent or by a final and non-appealable order or judgment of a court of competent jurisdiction. The Parties agree to pursue any redress or recourse in connection with any dispute between the Parties without making the Escrow Agent a party to the same. Anything in this Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, incidental, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits) even if the Escrow Agent has been advised of the likelihood of such damages and regardless of the form of action.

6. Succession.

(a) The Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving thirty (30) calendar days advance notice in writing of such resignation to the Parties specifying a date when such resignation shall take effect. If the Parties have failed to appoint a successor escrow agent prior to the expiration of thirty (30) calendar days following receipt of the notice of resignation, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon all of the Parties hereto. Escrow Agent’s sole responsibility after such thirty (30) calendar day notice period expires shall be to hold the Escrow Fund (without any obligation to reinvest the same) and to deliver the same to a designated substitute escrow agent, if any, or in accordance with the directions of a final order or judgment of a court of competent jurisdiction, at which time of delivery Escrow Agent’s obligations hereunder shall cease and terminate, subject to the provisions of Sections 7 and 8 hereunder. The Escrow Agent shall have the right to withhold an amount equal to any amount due and owing to the Escrow Agent, plus any costs and expenses the Escrow Agent shall reasonably believe may be incurred by the Escrow Agent in connection with the termination of this Agreement.

(b) Any entity into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any entity to which all or substantially all the escrow business may be transferred, shall be the Escrow Agent under this Agreement without further act.

8

7. Compensation and Reimbursement. The Buyer and the Representative (on behalf of the Securityholders) agree to (a) pay the Escrow Agent upon execution of this Agreement and from time to time thereafter reasonable compensation for the services to be rendered hereunder, along with any fees or charges for accounts, including those levied by any governmental authority which the Escrow Agent may impose, charge or pass-through, which unless otherwise agreed in writing shall be as described in Schedule 2 attached hereto, and (b) pay or reimburse the Escrow Agent upon request for all expenses, disbursements and advances, including, without limitation reasonable attorney’s fees and expenses, incurred or made by it in connection with the performance, modification and termination of this Agreement. The Buyer and the Representative (on behalf of the Securityholders) shall each pay one-half of the fees and expenses described in this Section 7.

8. Indemnity.

(a) Parent, the Buyer and the Representative (on behalf of the Securityholders and in its capacity as the Representative, not in its individual capacity) shall jointly and severally indemnify, defend and save harmless the Escrow Agent and its affiliates and their respective successors, assigns, agents and employees (the “Indemnitees”) from and against any and all losses, damages, claims, liabilities, penalties, judgments, settlements, litigation, investigations, costs or expenses (including, without limitation, the fees and expenses of outside counsel and experts and their staffs) (collectively “Losses”), arising out of or in connection with (i) the Escrow Agent’s execution and performance of this Agreement, tax reporting or withholding, the enforcement of any rights or remedies under or in connection with this Agreement, or as may arise by reason of any act, omission or error of the Indemnitee, except in the case of any Indemnitee to the extent that such Losses are determined by a court of competent jurisdiction to have been caused by the gross negligence or willful misconduct of such Indemnitee, or (ii) its following any instructions or other directions, whether joint or singular, from the Parties, except to the extent that its following any such instruction or direction is expressly forbidden by the terms hereof. Solely as between Parent, the Buyer and the Representative, to the extent that either Parent, the Buyer or the Representative (solely on behalf of the Securityholders and in its capacity as the Representative, not in its individual capacity) are finally adjudicated by a court of competent jurisdiction to have caused any Losses pursuant to this section, such Party shall indemnify the other for the portion of such indemnifiable Losses to the Escrow Agent attributable to such Party. The indemnity obligations set forth in this Section 8(a) shall survive the resignation, replacement or removal of the Escrow Agent or the termination of this Agreement.

(b) The Parties hereby grant the Escrow Agent a lien on, right of set-off against and security interest in, the Escrow Fund for the payment of any claim for indemnification, fees, expenses and amounts due to hereunder. In furtherance of the foregoing, the Escrow Agent is expressly authorized and directed, but shall not be obligated, to charge against and withdraw from the Fund for its own account or for the account of an Indemnitee any amounts due to the Escrow Agent or to an Indemnitee under this Section 8.

9

9. Patriot Act Disclosure/Taxpayer Identification Numbers/Tax Reporting.

(a) Patriot Act Disclosure. Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”) requires the Escrow Agent to implement reasonable procedures to verify the identity of any person that opens a new account with it. Accordingly, the Parties acknowledge that Section 326 of the USA PATRIOT Act and the Escrow Agent’s identity verification procedures require the Escrow Agent to obtain information which may be used to confirm the Parties identity including without limitation name, address and organizational documents (“Identifying Information”). The Parties agree to provide the Escrow Agent with and consent to the Escrow Agent obtaining from third parties any such Identifying Information required as a condition of opening an account with or using any service provided by the Escrow Agent.

(b) Taxpayer Identification Numbers (“TINs”). Parent, the Buyer, and the Representative have provided the Escrow Agent with their respective fully executed Internal Revenue Service (“IRS”) Form W-8, or W-9 and/or other required documentation. Parent, the Buyer, the Representative each represent that its correct TIN assigned by the IRS, or any other taxing authority, is set forth in the delivered forms. The Representative will provide the Escrow Agent with each Securityholders fully executed Internal Revenue Service (“IRS”) Form W-8, or W-9 on or before the execution of this Agreement and/or other required documentation from time to time that may be required.

(c) Tax Reporting. All interest or other income earned with respect to the Cash Escrow Amount and the Master Promissory Note under the Escrow Agreement shall be allocated to the Buyer and reported, as and to the extent required by law, by the Escrow Agent to the IRS, or any other taxing authority, on IRS Form 1099 or 1042S (or other appropriate form) as income earned from the Escrow Amount by the Buyer whether or not said income has been distributed during such year. All dividends or other income earned with respect to the Parent Units under the Escrow Agreement shall be allocated to the Securityholders in accordance with their pro rata percentages listed on Schedule 3 and reported, as and to the extent required by law, by the Escrow Agent to the IRS, or any other taxing authority, on IRS Form 1099 or 1042S (or other appropriate form) as income earned from the Escrow Amount by the Securityholders in accordance with their pro rata percentages listed on Schedule 3 whether or not said income has been distributed during such year. Any other tax returns required to be filed will be prepared and filed by the Representative and/or the Buyer with the IRS and any other taxing authority as required by law, including but not limited to any applicable reporting or withholding pursuant to the Foreign Investment in Real Property Tax Act (“FIRPTA”). The Representative and the Buyer acknowledge and agree that Escrow Agent shall have no responsibility for the preparation and/or filing of any tax return or any applicable FIRPTA reporting or withholding with respect to the Escrow Amount or any income earned by the Escrow Amount. The Representative and the Buyer further acknowledge and agree that any taxes payable from the income earned on the Cash Escrow Amount shall be paid by the Buyer, and on the Parent Units shall be paid by the

10

Securityholders. The Escrow Agent shall pursuant to written instructions from the Buyer deliver to the Buyer within 5 Business Days following the end of each quarter, an amount equal to the product of (i) the investment earnings on the Cash Fund, less any expenses associated with the Escrow, and (ii) 35%, so as to permit the Buyer to pay its tax liability with respect to the earnings on the Cash Fund. Any distributions with respect to the immediately preceding sentence shall be paid irrespective of whether a Pending Claim remains outstanding. Except as provided in the preceding sentence and in Section 2(b), and in the absence of written direction from the Representative and the Buyer, all proceeds of the Escrow Fund shall be retained in the Escrow Fund and reinvested from time to time by the Escrow Agent as provided in this Agreement. The Escrow Agent shall withhold any taxes it deems appropriate, including but not limited to required withholding in the absence of proper tax documentation, and shall remit such taxes to the appropriate authorities. The Parties hereby represent to Escrow Agent that no other tax reporting of any kind is required given the underlying transaction giving rise to this Agreement

10. Notices. All communications hereunder shall be in writing and except for communications from the Parties setting forth, claiming, containing, objecting to, or in any way related to the transfer or distribution of funds, including but not limited to funds transfer instructions (all of which shall be specifically governed by Section 11 below), shall be deemed to be duly given after it has been received and the receiving party has had a reasonable time to act upon such communication if it is sent or served:

(a) by facsimile;

(b) by overnight courier; or

(c) by prepaid registered mail, return receipt requested;

to the appropriate notice address set forth below or at such other address as any party hereto may have furnished to the other parties in writing by registered mail, return receipt requested.

If to the Buyer:

Sprouts Farmers Markets, LLC

11811 N. Tatum Blvd. Suite 2400

Phoenix, AZ 85028

Attention: General Counsel

Facsimile No.: 480-339-5997

With Copies to:

Morgan, Lewis & Bockius LLP

101 Park Avenue

New York, NY 10178

Attention: Robert G. Robison

Facsimile: 212-309-6001

If to the Representative:	KMCP Grocery Investors, LLC 12275 El Camino Real, Suite 200 San Diego, CA 92130

11

Attention: Tim Kelleher

Tel No.: [—]

Fax No.: [—]

With Copies to:

Gallagher & Kennedy, P.A.

2575 E. Camelback Road, Suite 1100

Phoenix, AZ 85016

Attention: Steven T. Lawrence

Facsimile No.: (602) 530-8500

Latham & Watkins LLP

355 South Grand Avenue

Los Angeles, CA 90071-1560

Attention: Alex Voxman

Facsimile No.: (213) 891-8763

If to the Escrow Agent:	JPMorgan Chase Bank, N.A. Escrow Services 4 New York Plaza, 21st Floor New York, New York 10004 Attention: Michael Kuzmicz/Andy Jacknick Fax No.:212-623-6168

Notwithstanding the above, in the case of communications delivered to the Escrow Agent such communications shall be deemed to have been given on the date received by an officer of the Escrow Agent or any employee of the Escrow Agent who reports directly to any such officer at the above-referenced office. In the event that the Escrow Agent, in its sole discretion, shall determine that an emergency exists, the Escrow Agent may use such other means of communication as the Escrow Agent deems appropriate. Any communications received after 5 pm ET shall be deemed to have been received on the next Business Day. “Business Day” shall mean any day other than a Saturday, Sunday or any other day on which the Escrow Agent located at the notice address set forth above is authorized or required by law or executive order to remain closed.

11. Security Procedures.

(a) Notwithstanding anything to the contrary as set forth in Section 10, any instructions setting forth, claiming, containing, objecting to, or in any way related to the transfer or distribution of funds, including but not limited to any such funds transfer instructions that may otherwise be set forth in a written instructions permitted pursuant to Section 4 of this Agreement, may be given to the Escrow Agent only by confirmed facsimile and no instructions for or related to the transfer or distribution of the Escrow Fund, or any portion thereof, shall be deemed delivered and effective unless the Escrow Agent shall have received such instruction by facsimile at the number provided to the Parties by the Escrow Agent in accordance with Section 10 and as further evidence by a confirmed transmittal to that number.

12

(b) In the event funds transfer instructions are received by the Escrow Agent by facsimile, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Schedule 1 hereto, and the Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent. If the Escrow Agent is unable to contact any of the authorized representatives identified in Schedule 1, the Escrow Agent is hereby authorized both to seek confirmation of such instructions by telephone call-back to one or more representatives of the Representative or the Buyer, as the case may be, as the Escrow Agent may select. The Escrow Agent may rely upon the confirmation of anyone purporting to be any such representative. The Escrow Agent and the beneficiary’s bank in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by the Representative or the Buyer to identify (i) the beneficiary, (ii) the beneficiary’s bank, or (iii) an intermediary bank. The Escrow Agent may apply any of the escrowed funds for any payment order it executes using any such identifying number, even when its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary’s bank or an intermediary bank designated.

(c) The Representative acknowledges that the Escrow Agent is authorized to use the funds transfer instructions to disburse funds to the Representative or the Buyer, as the case may be, under this Agreement without a verifying call back as set forth in Section 11(b) above:

Representative’s Bank Account Information:

Bank Name:

ABA:

SWIFT:

Attn/Acct Name:

Account #:

Further Credit to:

Account Number:

Reference:

Buyer’s Bank Account Information:

Bank Name:

ABA:

SWIFT:

Attn/Acct Name:

Account #:

Further Credit to:

Account Number:

Reference:

(d) The Parties acknowledge that these security procedures are commercially reasonable.

13

12. Compliance with Court Orders. In the event that any escrow property shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the property deposited under this Agreement, the Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders or decrees so entered or issued, which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction, and in the event that the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the parties hereto or to any other person, entity, firm or corporation, by reason of such compliance notwithstanding such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

13. Miscellaneous. Except for change to funds transfer instructions as provided in Section 11, the provisions of this Agreement may be waived, altered, amended or supplemented, in whole or in part, only by a writing signed by the Escrow Agent and the Parties. Neither this Agreement nor any right or interest hereunder may be assigned in whole or in part by the Escrow Agent or any Party, except as provided in Section 6, without the prior consent of the Escrow Agent and the other parties. This Agreement shall be governed by and construed under the laws of the State of New York. Each Party and the Escrow Agent irrevocably waives any objection on the grounds of venue, forum non-conveniens or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the jurisdiction of the courts located in the State of New York. To the extent that in any jurisdiction either Party may now or hereafter be entitled to claim for itself or its assets, immunity from suit, execution attachment (before or after judgment), or other legal process, such Party shall not claim, and it hereby irrevocably waives, such immunity. Each Party and the Escrow Agent further hereby waive any right to a trial by jury with respect to any lawsuit or judicial proceeding arising or relating to this Agreement. No party to this Agreement is liable to any other party for losses due to, or if it is unable to perform its obligations under the terms of this Agreement because of, acts of God, fire, war, terrorism, floods, strikes, electrical outages, equipment or transmission failure, or other causes reasonably beyond its control. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. All signatures of the parties to this Agreement may be transmitted by facsimile or electronic transmission, and such facsimile or electronic transmission will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces, and will be binding upon such party. If any provision of this Agreement is determined to be prohibited or unenforceable by reason of any applicable law of a jurisdiction, then such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in such jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction. A person who is not a party to this Agreement shall have no right to enforce any term of this Agreement. The Parties represent, warrant and covenant that each document, notice, instruction or request provided by such Party to Escrow Agent shall comply with applicable laws and regulations. Where, however, the conflicting provisions of any such applicable law may be waived, they are

14

hereby irrevocably waived by the parties hereto to the fullest extent permitted by law, to the end that this Agreement shall be enforced as written. Except as expressly provided in Section 8 above, nothing in this Agreement, whether express or implied, shall be construed to give to any person or entity other than the Escrow Agent and the Parties any legal or equitable right, remedy, interest or claim under or in respect of this Agreement or any funds escrowed hereunder.

[Signature Page Follows]

15

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

PARENT:
SPROUTS FARMERS MARKETS, LLC

By:
	Name:	Shon Boney
	Title:	Chief Executive Officer

BUYER:
SPROUTS FARMERS MARKETS HOLDINGS, LLC

By:
	Name:	Shon Boney
	Title:	Chief Executive Officer

Signature Page to Escrow Agreement

REPRESENTATIVE:
KMCP GROCERY INVESTORS, LLC, in its capacity as Representative

By: CalPERS Corporate Partners LLC, a Delaware limited liability company
Its: Managing Member

	By:	KMCP Advisors II LLC
	Its:	Manager

By:
	Name:	Tim Kelleher
	Title:	Managing Member

ESCROW AGENT:
JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

Signature Page to Escrow Agreement

SCHEDULE 1

Telephone Number(s) and authorized signature(s) for

Person(s) Designated to give Funds Transfer Instructions

If from Parent or the Buyer:

Name	Telephone Number	Signature

1.

2.

3.

If from the Representative:

	Name	Telephone Number	Signature

1.
2.

3.

Telephone Number(s) for Call-Backs and

Person(s) Designated to Confirm Funds Transfer Instructions

If from Parent or the Buyer:

Name	Telephone Number

1.

2.

3.

If from the Representative:

	Name	Telephone Number

1.

2.

3.

All funds transfer instructions must include the signature of the Authorized Representative(s) authorizing said funds transfer.

1-1

SCHEDULE 2

Based upon our current understanding of your proposed transaction, our fee proposal is as follows:

Account Acceptance Fee	$

Encompassing review, negotiation and execution of governing documentation, opening of the account, and completion of all due diligence documentation. Payable upon closing.

Annual Administration Fee	$

The Administration Fee covers our usual and customary ministerial duties, including record keeping, distributions, document compliance and such other duties and responsibilities expressly set forth in the governing documents for each transaction. Payable upon closing and annually in advance thereafter, without pro-ration for partial years.

Extraordinary Services and Out-of Pocket Expenses

Any additional services beyond our standard services as specified above, and all reasonable out-of-pocket expenses including attorney’s or accountant’s fees and expenses will be considered extraordinary services for which related costs, transaction charges, and additional fees will be billed at the Bank’s then standard rate. Disbursements, receipts, investments or tax reporting exceeding 25 items per year may be treated as extraordinary services thereby incurring additional charges.

Disclosure & Assumptions

•

Please note that the fees quoted are based on a review of the transaction documents provided and an internal due diligence review. JPMorgan reserves the right to revise, modify, change and supplement the fees quoted herein if the assumptions underlying the activity in the account, level of balances, market volatility or conditions or other factors change from those used to set our fees.

•

The escrow deposit shall be continuously invested in a CCA or a JPMorgan Chase Bank Cash Compensation account. CCA and Cash Compensation Accounts have rates of compensation that may vary from time to time based upon market conditions.

•

The Parties acknowledge and agree that they are permitted by U.S. law to make up to six (6) pre-authorized withdrawals or telephonic transfers from a CCA per calendar month or statement cycle or similar period. If the CCA can be accessed by checks, drafts, bills of exchange, notes and other financial instruments (“Items”), then no more than three (3) of these six (6) transfers may be made by an Item. The Escrow Agent is required by U.S. law to reserve the right to require at least seven (7) days notice prior to a withdrawal from a CCA.

•	Payment of the invoice is due upon receipt.

Compliance

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person or entity that opens an account. We may ask for information that will enable us to meet the requirements of the Act.

2-1

SCHEDULE 3

SECURITYHOLDERS PRO RATA PERCENTAGES

2-2

EXHIBIT G

Forms of Non-Competition Agreement

FORM OF NON-COMPETITION AGREEMENT

This Non-Competition Agreement (the “Agreement”) is entered into, as of             , 2012, by and among Sprouts Farmers Markets, LLC, a Delaware limited liability company (“Sprouts”), Sunflower Farmers Markets, Inc., a Delaware corporation (“Company”), and Michael Gilliland (“Gilliland”).

RECITALS

A. The Company is engaged in the business of operating “farmers’ market” style grocery stores and “natural foods market” style grocery stores that predominately sell natural and organic foods (a “Store”), including but not limited to the construction, improvement, identification of property sites for and management of “farmers’ market” and “natural foods market” grocery stores (such business, together with any other business of the Company as of the Closing being collectively referred to herein as the “Business”).

B. The parties acknowledge that the relevant market for the Business is nationwide in scope and that there exists intense nationwide competition for the products and services of the Business.

C. The parties acknowledge that grocery stores’ life cycles in the Business are three years or longer.

D. Pursuant to the Merger Agreement dated as of [DATE], 2012 (“Merger Agreement”), by and among Sprouts, the Company, and Centennial Interim Merger Sub, Inc., Sprouts will acquire 100% of the issued and outstanding shares of capital stock of the Company.

E. Gilliland is a significant holder of capital stock of the Company and/or options to purchase capital stock of the Company, and in order to induce Sprouts to consummate the Merger Agreement and the transactions contemplated by the Merger Agreement, which will result in significant consideration paid to Gilliland, Gilliland has agreed to enter into this Agreement.

F. In order to protect the goodwill, trade secrets and other confidential and proprietary information related to the Business, Sprouts and the Company have agreed that Sprouts’ obligation to consummate the Merger Agreement and the transactions contemplated by the Merger Agreement is subject to the condition, among others, that Gilliland shall have entered into this Agreement.

G. Capitalized terms used herein and not defined shall have the meanings ascribed to them in the Merger Agreement.

2

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements hereinafter set forth, Gilliland, the Company, and Sprouts, intending to be legally bound, hereby agree as follows:

I.	NON-COMPETITION

A. As an inducement for Sprouts to enter into the Merger Agreement and consummate the transactions therein, Gilliland agrees that until April 1, 2015 (the “Non-Competition Period”), Gilliland shall not directly engage, without the express prior written consent of Sprouts, in any business or activity, whether as an employee, consultant, principal, agent, representative equityholder or in any other individual, corporate or representative capacity (without limitation by specific enumeration of the foregoing), or directly or indirectly render any services or provide any advice to any business, activity or Person that engages in the Business anywhere in the United States (a “Competing Business”). For the avoidance of doubt, and without limiting the scope of the foregoing, (a) “Competing Business” shall include, without limitation, Trader Joe’s, Whole Foods Market and Earth Fare, and each of their Affiliates and successors; and (b) so long as Gilliland is not providing advice to a Competing Business or any Person that engages in a Competing Business, casual conversations, general industry discussions, presentations and interpersonal networking shall not be prohibited activities hereunder.

B. Notwithstanding Article I(A), Gilliland may:

1. own, directly or indirectly, up to two percent of any class of Publicly Traded Securities of any Person which owns or operates a business that is a Competing Business;

2. during each of 2013 and 2014 and until April 1, 2015, become involved in the establishment, in a Non Excluded State, on his own behalf or on behalf of any Person (other than a Person that was already a Competing Business prior to Gilliland’s involvement, or any Affiliate of such a Person) of up to 2 Stores in each such calendar year; and

3. conduct preparatory work regarding the opening of Stores, including, without limitation, researching geographic areas, real estate and grocery business trends.

For purposes of clarification, Gilliland is specifically permitted to engage in, partner with or enter into a joint venture with Lucky’s Market of Boulder, Colorado with regard to, preparatory work for the potential opening of Stores (subject to the limitations above) in any Non-Excluded State at any time.

For purposes of the foregoing, “Publicly Traded Securities” shall mean securities that are traded on a national securities exchange or the over-the-counter market, and “Non Excluded State” means any state other than (i) Arizona, California, Colorado, Nevada, New Mexico, Oklahoma, Texas and Utah, and (ii) Oregon, Washington, Kansas, Florida, Georgia, Illinois, New York, Pennsylvania, Connecticut and Massachusetts.

II.	NO INTERFERENCE OR SOLICITATION

As an inducement for Sprouts to enter into the Merger Agreement and consummate the transactions contemplated therein, Gilliland agrees that during the Non-Competition Period, at any time or for any reason, Gilliland shall not, directly or indirectly, for himself or for any other Person, attempt to employ or enter into any contractual arrangement with any current or former employee of the Company, unless such employee has not been employed by the Company for a period in excess of 30 days; provided, however, in no event shall it be a violation of this Article II

3

to employ any person who has responded to a general advertisement or other general public solicitations or any person that was employed by the Company prior to the Closing Date and whose employment was terminated by the Company at the Closing Date or within 120 days thereafter.

III.	REMEDIES AND ENFORCEABILITY

A. Remedies. The parties to this Agreement agree that (i) if Gilliland materially breaches Articles I or II of this Agreement, the damage to the Company and Sprouts may be substantial, although difficult to ascertain, and money damages will not afford an adequate remedy, and (ii) if Gilliland is in material breach of any provision of this Agreement, the Company and Sprouts shall be entitled, in addition to all other rights and remedies as may be provided by law, to seek specific performance and/or injunctive and other equitable relief to enforce the provisions of this Agreement or prevent or restrain a breach of any provision of this Agreement, and such relief may be granted without the necessity of proving actual damages or the inadequacy of monetary relief, or posting any bond or other security. In no event shall the Company or Sprouts have any right to offset any monies owed to Gilliland under the Merger Agreement against any damages, claims or liabilities arising out of or related to this Agreement.

B. Enforceability. Gilliland acknowledges that the agreements herein are reasonable in all respects and necessary for the protection of Sprouts and the Company, and Gilliland further acknowledges that Sprouts’ willingness to enter into the Merger Agreement is expressly conditioned on Gilliland’s undertaking and complying with the provisions of this Agreement. Accordingly, Gilliland shall be bound by the provisions of Article I and II of this Agreement to the maximum extent permitted by Law, it being the intent and spirit of the parties that the foregoing shall be fully enforceable. The Company, Sprouts and Gilliland agree, however, that if a court of competent jurisdiction determines that any of the provisions hereof are excessively broad as to duration, scope, or geographic area, such provision shall be deemed modified in such jurisdiction to permit enforcement to the maximum extent permitted by Law. In the event that any covenant contained in Articles I or II should ever be adjudicated to exceed the time, geographic, product or service or other limitations permitted by applicable Law in any jurisdiction, then such adjudicating court is expressly empowered to reform such covenant, and such covenant shall be deemed reformed, in such jurisdiction to the maximum time, geographic, product, service and/or other limitations, as applicable, permitted by applicable Law. The covenants contained in Articles I and II and each provision thereof are severable and distinct covenants and provisions. The invalidity or unenforceability of any such covenant or provision as written shall not invalidate or render unenforceable the remaining covenants or provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other jurisdiction.

IV.	MISCELLANEOUS

A. Amendments and Waivers. No amendment of this Agreement will be effective unless it is in writing and signed by each Party. No waiver of any provision of this Agreement will be effective unless it is in writing and signed by the Party granting the waiver, and no such waiver will constitute a waiver of satisfaction of any other provision of this Agreement. No delay or omission on the part of any Party in exercising any right, power or remedy under this Agreement will operate as a waiver thereof.

4

B. Entire Agreement. This Agreement constitutes the final agreement between the parties and is the complete and exclusive expression of the parties’ agreement on the subject matter herein, and supersede all prior discussions, negotiations, proposals, undertakings, understandings or oral or written agreements relating to the subject matter hereof. The provisions of this Agreement may not be explained, supplemented, or qualified through evidence of a prior course of dealings or performance.

C. Representations and Warranties. Each party hereto represents and warrants that this Agreement is a legal, valid and binding obligation, enforceable against such party in accordance with its terms to the fullest extent permitted under applicable federal, state or local law.

D. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and shall be deemed to have been duly given on the next Business Day after the same is sent, if delivered personally or sent by telecopy (with confirmed delivery) or overnight delivery by an internationally recognized courier, to the address set forth on the signature page to this Agreement, or to such other persons or addresses as may be designated in writing in accordance with the terms hereof by the party to receive such notice.

E. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

F. Effectiveness. This Agreement shall become effective on the Closing Date.

G. Severability. If any provision of this Agreement is held invalid, illegal or unenforceable in any jurisdiction, the remainder of this Agreement, or application of that provision to any persons or circumstances, or in any jurisdiction, other than those as to which it is held unenforceable, will not be affected by that unenforceability and will be enforceable to the fullest extent permitted by law.

H. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. This Agreement may not be assigned by any party, except (i) with the other parties’ prior written consent, and (ii) the Company or Sprouts may assign its rights and obligations under this Agreement, in whole or in part, (A) to any of its Affiliates, (B) for collateral security purposes to any lender providing financing to the Company or its Affiliates, or (C) to any subsequent purchaser of all or substantially all of the assets or stock of the Company.

I. Several Agreements. In addition to this Agreement, Sprouts and the Company have entered into a similar agreement with other key employees of the Company. It is expressly agreed that this Agreement and the obligations of the parties hereunder are to be construed separately from any similar agreements with the other key employees of the Company and a breach of a similar agreement by any of the other key employees of the Company shall not constitute a breach of this Agreement.

5

J. Independent Review and Advice. Gilliland represents and warrants that Gilliland has carefully read this Agreement; that Gilliland executes this Agreement with full knowledge of the contents of this Agreement, the legal consequences thereof, and any and all rights which each party may have with respect to one another; that Gilliland has had the opportunity to receive independent legal advice with respect to the matters set forth in this Agreement and with respect to the rights and asserted rights arising out of such matters, and that Gilliland is entering into this Agreement of Gilliland’s own free will. Gilliland expressly agrees that there are no expectations contrary to the Agreement and no usage of trade or regular practice in the industry shall be used to modify the Agreement. The parties agree that this Agreement shall not be construed for or against either party in any interpretation thereof.

K. Consent to Jurisdiction. Each party hereto irrevocably submits to the exclusive jurisdiction of the Delaware Court of Chancery for the purposes of any claim, action or proceeding arising out of this Agreement, or any transaction contemplated hereby, and agrees to commence any such claim, action or proceeding only in such courts. Each party further agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth herein shall be effective service of process for any such claim, action or proceeding. Each party irrevocably and unconditionally waives any objection to the laying of venue of any claim, action or proceeding arising out of this Agreement or the transactions contemplated hereby in such courts, and hereby irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such claim, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY CLAIM, ACTION, PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

6

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first written above.

COMPANY:

SUNFLOWER FARMERS MARKETS, INC.

By:
Name:
Title:
Address:

SPROUTS:

SPROUTS FARMERS MARKETS, LLC.

By:
Name:
Title:
Address:

Michael Gilliland:

Name:
Title:
Address:

Signature Page to Non-Competition Agreement

FORM OF NON-COMPETITION AGREEMENT

This Non-Competition Agreement (the “Agreement”) is entered into, as of             , 2012, by and among Sprouts Farmers Markets, LLC, a Delaware limited liability company (“Sprouts”), Sunflower Farmers Markets, Inc., a Delaware corporation (“Company”), and Patrick Gilliland (“Employee”).

RECITALS

A. The Company is engaged in the business of operating “farmers’ market” style grocery stores and “natural foods market” style grocery stores that predominately sell natural and organic foods, including but not limited to the construction, improvement, identification of property sites for and management of “farmers’ market” and “natural foods market” grocery stores (such business, together with any other business of the Company as of the Closing being collectively referred to herein as the “Business”).

B. The parties acknowledge that the relevant market for the Business is nationwide in scope and that there exists intense nationwide competition for the products and services of the Business.

C. The parties acknowledge that grocery stores’ life cycles in the Business are three years or longer.

D. Pursuant to the Merger Agreement dated as of [DATE], 2012 (“Merger Agreement”), by and among Sprouts, the Company, and Centennial Interim Merger Sub, Inc., Sprouts will acquire 100% of the issued and outstanding shares of capital stock of the Company.

E. Employee is a key employee of the Company and a significant holder of capital stock of the Company and/or options to purchase capital stock of the Company, and in order to induce Sprouts to consummate the Merger Agreement and the transactions contemplated by the Merger Agreement, which will result in significant consideration paid to Employee, Employee has agreed to enter into this Agreement.

F. In order to protect the goodwill, trade secrets and other confidential and proprietary information related to the Business, Sprouts and the Company have agreed that Sprouts’ obligation to consummate the Merger Agreement and the transactions contemplated by the Merger Agreement is subject to the condition, among others, that Employee shall have entered into this Agreement.

G. Capitalized terms used herein and not defined shall have the meanings ascribed to them in the Merger Agreement.

1

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements hereinafter set forth, Employee, the Company, and Sprouts, intending to be legally bound, hereby agree as follows:

I.	NON-COMPETITION

A. As an inducement for Sprouts to enter into the Merger Agreement and consummate the transactions therein, Employee agrees that from and after the Closing Date until the first anniversary thereof (the “Non-Competition Period”), Employee shall not directly or indirectly, engage, without the express prior written consent of Sprouts, in any business or activity, whether as an employee, consultant, partner, principal, agent, representative, equity holder or in any other individual, corporate or representative capacity (without limitation by specific enumeration of the foregoing), or directly or indirectly render any services or provide any advice to any business, activity or Person that engages in the Business anywhere in the United States (a “Competing Business”). For the avoidance of doubt, and without limiting the scope of the foregoing: (a) “Competing Business” shall include, without limitation, Trader Joe’s, Whole Foods Market and Earth Fare, and each of their Affiliates and successors; and (b) so long as Employee is not providing advice to a Competing Business or any Person that engages in a Competing Business, casual conversations, general industry discussions, presentations and interpersonal networking shall not be prohibited activities hereunder.

B. Notwithstanding Article I(A), Employee may: (1) own, directly or indirectly, up to two percent of any class of Publicly Traded Securities of any Person which owns or operates a business that is a Competing Business; and (2) conduct preparatory work regarding the opening of Stores, including, without limitation, researching geographic areas, real estate and grocery business trends in any State other than California, Arizona, Nevada, Texas, Utah, New Mexico, Oklahoma, Colorado, Oregon, Washington, Kansas, Florida, Georgia, Illinois, New York, Pennsylvania, Connecticut and Massachusetts. For purposes of the foregoing, “Publicly Traded Securities” shall mean securities that are traded on a national securities exchange or the over-the-counter market.

II.	NO INTERFERENCE OR SOLICITATION

As an inducement for Sprouts to enter into the Merger Agreement and consummate the transactions contemplated therein, Employee agrees that during the Non-Competition Period, at any time or for any reason, Employee shall not, directly or indirectly, for itself or for any other Person, attempt to employ or enter into any contractual arrangement with any current or former employee of the Company, unless such employee has not been employed by the Company for a period in excess of 30 days; provided, however, in no event shall it be a violation of this Article II to employ any person who has responded to a general advertisement or other general public solicitations or any person that was employed by the Company prior to the Closing Date and whose employment was terminated by the Company at the Closing Date or within 120 days thereafter.

III.	REMEDIES AND ENFORCEABILITY

A. Remedies. The parties to this Agreement agree that (i) if Employee materially breaches Articles I or II of this Agreement, the damage to the Company and Sprouts may be substantial, although difficult to ascertain, and money damages will not afford an adequate remedy, and (ii) if Employee is in material breach of any provision of this Agreement, as determined by a court of competent jurisdiction, (x) any severance payments and benefits shall

2

cease immediately on the date of such breach and (y) the Company and Sprouts shall be entitled, in addition to all other rights and remedies as may be provided by law, to seek specific performance and/or injunctive and other equitable relief to enforce the provisions of this Agreement or prevent or restrain a breach of any provision of this Agreement, and such relief may be granted without the necessity of proving actual damages or the inadequacy of monetary relief, or posting any bond or other security. In no event shall the Company or Sprouts have any right to offset any monies owed to Employee under the Merger Agreement against any damages, claims or liabilities arising out of or related to this Agreement. If the Company or Sprouts materially breaches obligations to Employee under this Agreement or retains any proceeds due Employee under the Merger Agreement in violation of the Merger Agreement, then this Agreement shall be of no further force or effect.

B. Enforceability. Employee acknowledges that the agreements herein are reasonable in all respects and necessary for the protection of Sprouts and the Company, and Employee further acknowledges that Sprouts’ willingness to enter into the Merger Agreement is expressly conditioned on Employee’s undertaking and complying with the provisions of this Agreement. Accordingly, Employee shall be bound by the provisions of Article I and II of this Agreement to the maximum extent permitted by Law, it being the intent and spirit of the parties that the foregoing shall be fully enforceable. The Company, Sprouts and Employee agree, however, that if a court of competent jurisdiction determines that any of the provisions hereof are excessively broad as to duration, scope, or geographic area, such provision shall be deemed modified in such jurisdiction to permit enforcement to the maximum extent permitted by Law. In the event that any covenant contained in Articles I or II should ever be adjudicated to exceed the time, geographic, product or service or other limitations permitted by applicable Law in any jurisdiction, then such adjudicating court is expressly empowered to reform such covenant, and such covenant shall be deemed reformed, in such jurisdiction to the maximum time, geographic, product, service and/or other limitations, as applicable, permitted by applicable Law. The covenants contained in Articles I and II and each provision thereof are severable and distinct covenants and provisions. The invalidity or unenforceability of any such covenant or provision as written shall not invalidate or render unenforceable the remaining covenants or provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other jurisdiction.

IV.	MISCELLANEOUS

A. Amendments and Waivers. No amendment of this Agreement will be effective unless it is in writing and signed by each Party. No waiver of any provision of this Agreement will be effective unless it is in writing and signed by the Party granting the waiver, and no such waiver will constitute a waiver of satisfaction of any other provision of this Agreement. No delay or omission on the part of any Party in exercising any right, power or remedy under this Agreement will operate as a waiver thereof.

B. Entire Agreement. This Agreement constitutes the final agreement between the parties and is the complete and exclusive expression of the parties’ agreement on the subject matter herein, and supersede all prior discussions, negotiations, proposals, undertakings, understandings or oral or written agreements relating to the subject matter hereof. The provisions of this Agreement may not be explained, supplemented, or qualified through evidence of a prior course of dealings or performance.

3

C. Representations and Warranties. Each party hereto represents and warrants that this Agreement is a legal, valid and binding obligation, enforceable against such party in accordance with its terms to the fullest extent permitted under applicable federal, state or local law.

D. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and shall be deemed to have been duly given on the next Business Day after the same is sent, if delivered personally or sent by telecopy (with confirmed delivery) or overnight delivery by an internationally recognized courier, to the address set forth on the signature page to this Agreement, or to such other persons or addresses as may be designated in writing in accordance with the terms hereof by the party to receive such notice.

E. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

F. Effectiveness. This Agreement shall become effective on the Closing Date.

G. Severability. If any provision of this Agreement is held invalid, illegal or unenforceable in any jurisdiction, the remainder of this Agreement, or application of that provision to any persons or circumstances, or in any jurisdiction, other than those as to which it is held unenforceable, will not be affected by that unenforceability and will be enforceable to the fullest extent permitted by law.

H. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. This Agreement may not be assigned by any party, except (i) with the other parties’ prior written consent, and (ii) the Company or Sprouts may assign its rights and obligations under this Agreement, in whole or in part, (A) to any of its Affiliates, (B) for collateral security purposes to any lender providing financing to the Company or its Affiliates, or (C) to any subsequent purchaser of all or substantially all of the assets or stock of the Company.

I. Several Agreements. In addition to this Agreement, Sprouts and the Company have entered into a similar agreement with other key employees of the Company. It is expressly agreed that this Agreement and the obligations of the parties hereunder are to be construed separately from any similar agreements with the other key employees of the Company and a breach of a similar agreement by any of the other key employees of the Company shall not constitute a breach of this Agreement.

J. Independent Review and Advice. Employee represents and warrants that Employee has carefully read this Agreement; that Employee executes this Agreement with full knowledge of the contents of this Agreement, the legal consequences thereof, and any and all rights which each party may have with respect to one another; that Employee has had the

4

opportunity to receive independent legal advice with respect to the matters set forth in this Agreement and with respect to the rights and asserted rights arising out of such matters, and that Employee is entering into this Agreement of Employee’s own free will. Employee expressly agrees that there are no expectations contrary to the Agreement and no usage of trade or regular practice in the industry shall be used to modify the Agreement. The parties agree that this Agreement shall not be construed for or against either party in any interpretation thereof.

K. Consent to Jurisdiction. Each party hereto irrevocably submits to the exclusive jurisdiction of the Delaware Court of Chancery for the purposes of any claim, action or proceeding arising out of this Agreement, or any transaction contemplated hereby, and agrees to commence any such claim, action or proceeding only in such courts. Each party further agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth herein shall be effective service of process for any such claim, action or proceeding. Each party irrevocably and unconditionally waives any objection to the laying of venue of any claim, action or proceeding arising out of this Agreement or the transactions contemplated hereby in such courts, and hereby irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such claim, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY CLAIM, ACTION, PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

5

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first written above.

COMPANY:

SUNFLOWER FARMERS MARKETS, INC.

By:
Name:
Title:
Address:

SPROUTS:

SPROUTS FARMERS MARKETS, LLC.

By:
Name:
Title:
Address:

Patrick Gilliland:

By:
Name:
Title:
Address:

Signature Page to Non-Competition Agreement

FORM OF NON-COMPETITION AGREEMENT

This Non-Competition Agreement (the “Agreement”) is entered into as of             , 2012, by and among Sprouts Farmers Markets, LLC, a Delaware limited liability company (“Sprouts”), Sunflower Farmers Markets, Inc., a Delaware corporation (“Company”), and Chris Sherrell (“Employee”).

RECITALS

A. The Company is engaged in the business of operating “farmers’ market” style grocery stores and “natural foods market” style grocery stores that predominately sell natural and organic foods (each, a “Store”), including but not limited to the construction, improvement, identification of property sites for and management of “farmers’ market” and “natural foods market” grocery stores (such business, together with any other business of the Company as of the Closing being collectively referred to herein as the “Business”).

B. The parties acknowledge that the relevant market for the Business is nationwide in scope and that there exists intense nationwide competition for the products and services of the Business.

C. The parties acknowledge that grocery stores’ life cycles in the Business are three years or longer.

D. Pursuant to the Merger Agreement dated as of March [DATE], 2012 (“Merger Agreement”), by and among Sprouts, the Company, Centennial Interim Merger Sub, Inc., and Centennial Post-Closing Merger Sub, LLC, Sprouts will acquire 100% of the issued and outstanding shares of capital stock of the Company.

E. Employee is a key employee of the Company and a significant holder of capital stock of the Company and/or options to purchase capital stock of the Company, and in order to induce Sprouts to consummate the Merger Agreement and the transactions contemplated by the Merger Agreement, which will result in significant consideration paid to Employee, Employee has agreed to enter into this Agreement.

F. In order to protect the goodwill, trade secrets and other confidential and proprietary information related to the Business, Sprouts and the Company have agreed that Sprouts’ obligation to consummate the Merger Agreement and the transactions contemplated by the Merger Agreement is subject to the condition, among others, that Employee shall have entered into this Agreement.

G. Capitalized terms used herein and not defined shall have the meanings ascribed to them in the Merger Agreement.

1

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements hereinafter set forth, Employee, the Company, and Sprouts, intending to be legally bound, hereby agree as follows:

I.	SPECIAL BONUS PAYMENTS

A. As consideration for Employee’s agreements set forth herein, the Company agrees to pay Employee the sum of $367,500, less applicable withholding taxes, payable in 18 equal bi-monthly installments (the “Special Bonus Payments”) beginning on the 91st day after the Closing Date (the “Payment Commencement Date”); provided that Employee’s employment with the Company was not terminated prior to the Payment Commencement Date by reason of Employee’s death or Disability, by the Company for Cause, or by Employee without Good Reason (as such terms are defined below). If, prior to the Payment Commencement Date, Employee dies, resigns without Good Reason, or is terminated for Cause or by reason of Disability, Employee shall not be entitled to the Special Bonus Payments, but the remaining provisions of this Agreement shall remain in effect. As used herein, the terms “Disability”, “Good Reason” and “Cause” shall have the meanings assigned to them in the Sunflower Farmers Markets, Inc. Severance Plan (the “Plan”).

B. The Special Bonus Payments shall be in addition to the compensation that Employee shall be entitled to as an employee of the Company or Sprouts, but shall be in lieu of any entitlement Employee may otherwise have to any severance payments or benefits should Employee’s employment terminate during the one-year period following the Closing Date. For the avoidance of doubt, Employee’s employment with the Company will continue following the Closing Date for a period of 90 days or such other period as Employee and the Company may agree, subject to the Company’s right to terminate Employee’s employment, with or without Cause, and Employee’s right to terminate his employment, with or without Good Reason. Following the Closing, Employee’s base salary shall be at the rate of $367,500 per year, Employee shall be continue to have the same health and welfare benefits as he had immediately prior to the Closing, and Employee shall be entitled to all other benefits that are applicable to Company employees generally.

C. The Special Bonus Payments shall not commence, or, if applicable, shall not continue, if Employee fails to execute (or executes and then revokes) a release of claims in the form attached as Exhibit A upon the Payment Commencement Date, as well as upon the Employee’s termination of employment for any reason where such termination of employment occurs after the Payment Commencement Date and prior to the final Special Bonus Payment.

II.	NON-COMPETITION

A. In consideration for the Special Bonus Payments and as an inducement for Sprouts to enter into the Merger Agreement and consummate the transactions therein, Employee agrees that from and after the Closing Date until the first anniversary thereof (the “Non-Competition Period”), except as permitted by Article II.B below, Employee shall not directly or indirectly, engage, without the express prior written consent of Sprouts, in any business or activity, whether as an employee, consultant, partner, principal, agent, representative, equity holder or in any other individual, corporate or representative capacity (without limitation by specific enumeration of the foregoing), or directly or indirectly render any services or provide any advice to any business, activity or Person that engages in the Business anywhere in the United States (a “Competing Business”). For the avoidance of doubt: (a) without limiting the scope of the foregoing, “Competing Business” shall include, without limitation, Trader Joe’s,

2

Whole Foods Market and Earth Fare, and each of their Affiliates and successors; and (b) so long as Employee is not providing advice to a Competing Business or any Person that engages in a Competing Business, except such advice as is permitted by Article II.B below, casual conversations, general industry discussions, presentations and interpersonal networking shall not be prohibited activities hereunder.

B. Notwithstanding Article II.A, during the Non-Competition Period Employee may, without any consent of Sprouts: (1) own, directly or indirectly, up to two percent of any class of Publicly Traded Securities of any Person which owns or operates a business that is a Competing Business and (2) on his own behalf or as an employee, consultant, partner, principal, agent, representative, equity holder or in any other individual, corporate or other capacity, conduct preparatory work regarding the opening of Stores to be located in any State other than California, Arizona, Nevada, Texas, Utah, New Mexico, Oklahoma, Colorado, Florida and Georgia, and such preparatory work may include, without limitation, researching geographic areas, real estate and grocery business trends, providing advice, locating new sites, executing leases and other documents, and hiring employees, but not opening a Store for business. For purposes of this Article II, “Publicly Traded Securities” shall mean securities that are traded on a national securities exchange or the over-the-counter market.

III.	NO INTERFERENCE OR SOLICITATION

As an inducement for Sprouts to enter into the Merger Agreement and consummate the transactions contemplated therein, Employee agrees that during the Non-Competition Period, at any time or for any reason, Employee shall not, directly or indirectly, for himself or for any other Person, attempt to employ or enter into any contractual arrangement with any current or former employee of the Company, unless such employee has not been employed by the Company for a period in excess of 30 days; provided, however, in no event shall it be a violation of this Article III to employ any person who has responded to a general advertisement or other general public solicitations or any person that was employed by the Company prior to the Closing Date and whose employment was terminated by the Company at the Closing Date or within 120 days thereafter.

IV.	REMEDIES AND ENFORCEABILITY

A. Remedies. The parties to this Agreement agree that (i) if Employee materially breaches Articles II or III of this Agreement, the damage to the Company and Sprouts may be substantial, although difficult to ascertain, and money damages will not afford an adequate remedy, and (ii) if Employee is in material breach of any provision of this Agreement, as determined by a court of competent jurisdiction, (x) all Special Bonus Payments that are payable on or after the date of such breach will be forfeited by Employee and (y) the Company and Sprouts shall be entitled, in addition to all other rights and remedies as may be provided by law, to seek specific performance and/or injunctive and other equitable relief to enforce the provisions of this Agreement or prevent or restrain a breach of any provision of this Agreement, and such relief may be granted without the necessity of proving actual damages or the inadequacy of monetary relief, or posting any bond or other security. In no event shall the Company or Sprouts have any right to offset any monies owed to Employee under the Merger Agreement against any damages, claims or liabilities arising out of or related to this Agreement.

3

B. Enforceability. Employee acknowledges that the agreements herein are reasonable in all respects and necessary for the protection of Sprouts and the Company, and Employee further acknowledges that Sprouts’ willingness to enter into the Merger Agreement is expressly conditioned on Employee’s undertaking and complying with the provisions of this Agreement. Accordingly, Employee shall be bound by the provisions of Articles II or III of this Agreement to the maximum extent permitted by Law, it being the intent and spirit of the parties that the foregoing shall be fully enforceable. The Company, Sprouts and Employee agree, however, that if a court of competent jurisdiction determines that any of the provisions hereof are excessively broad as to duration, scope, or geographic area, such provision shall be deemed modified in such jurisdiction to permit enforcement to the maximum extent permitted by Law. In the event that any covenant contained in Articles II or III should ever be adjudicated to exceed the time, geographic, product or service or other limitations permitted by applicable Law in any jurisdiction, then such adjudicating court is expressly empowered to reform such covenant, and such covenant shall be deemed reformed, in such jurisdiction to the maximum time, geographic, product, service and/or other limitations, as applicable, permitted by applicable Law. The covenants contained in Articles II or III and each provision thereof are severable and distinct covenants and provisions. The invalidity or unenforceability of any such covenant or provision as written shall not invalidate or render unenforceable the remaining covenants or provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other jurisdiction.

V.	MISCELLANEOUS

A. Amendments and Waivers. No amendment of this Agreement will be effective unless it is in writing and signed by each Party. No waiver of any provision of this Agreement will be effective unless it is in writing and signed by the Party granting the waiver, and no such waiver will constitute a waiver of satisfaction of any other provision of this Agreement. No delay or omission on the part of any Party in exercising any right, power or remedy under this Agreement will operate as a waiver thereof.

B. No Right to Continued Service. Nothing contained in this Agreement shall (1) confer upon Employee any right to continue as an employee or other service provider of the Company or any Affiliate, (2) alter the “at-will” employment status of Employee or constitute any contract of employment or service or agreement to continue employment or service for any particular period, or (3) interfere in any way with the right of the Company or any Affiliate thereof to terminate Employee’s employment, with or without Cause.

C. Entire Agreement. This Agreement constitutes the final agreement between the parties and is the complete and exclusive expression of the parties’ agreement on the subject matter herein, and supersedes all prior discussions, negotiations, proposals, undertakings, understandings or oral or written agreements relating to the subject matter hereof. The provisions of this Agreement may not be explained, supplemented, or qualified through evidence of a prior course of dealings or performance.

D. Representations and Warranties. Each party represents and warrants that this Agreement is a legal, valid and binding obligation, enforceable against such party in accordance with its terms to the fullest extent permitted under applicable federal, state or local law.

4

E. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and shall be deemed to have been duly given on the next Business Day after the same is sent, if delivered personally or sent by telecopy (with confirmed delivery) or overnight delivery by an internationally recognized courier, to the address set forth on the signature page to this Agreement, or to such other persons or addresses as may be designated in writing in accordance with the terms hereof by the party to receive such notice.

F. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

G. Effectiveness. This Agreement shall become effective on the Closing Date.

H. Severability. If any provision of this Agreement is held invalid, illegal or unenforceable in any jurisdiction, the remainder of this Agreement, or application of that provision to any persons or circumstances, or in any jurisdiction, other than those as to which it is held unenforceable, will not be affected by that unenforceability and will be enforceable to the fullest extent permitted by law.

I. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. This Agreement may not be assigned by any party, except (i) with the other parties’ prior written consent, and (ii) the Company or Sprouts may assign its rights and obligations under this Agreement, in whole or in part, (A) to any of its Affiliates, (B) for collateral security purposes to any lender providing financing to the Company or its Affiliates, or (C) to any subsequent purchaser of all or substantially all of the assets or stock of the Company.

J. Several Agreements. In addition to this Agreement, Sprouts and the Company have entered into a similar agreement with other key employees of the Company. It is expressly agreed that this Agreement and the obligations of the parties hereunder are to be construed separately from any similar agreements with the other key employees of the Company and a breach of a similar agreement by any of the other key employees of the Company shall not constitute a breach of this Agreement.

K. Independent Review and Advice. Employee represents and warrants that Employee has carefully read this Agreement; that Employee executes this Agreement with full knowledge of the contents of this Agreement, the legal consequences thereof, and any and all rights which each party may have with respect to one another; that Employee has had the opportunity to receive independent legal advice with respect to the matters set forth in this Agreement and with respect to the rights and asserted rights arising out of such matters, and that Employee is entering into this Agreement of Employee’s own free will. Employee expressly agrees that there are no expectations contrary to the Agreement and no usage of trade or regular practice in the industry shall be used to modify the Agreement. The parties agree that this Agreement shall not be construed for or against either party in any interpretation thereof.

5

K. Consent to Jurisdiction. Each party hereto irrevocably submits to the exclusive jurisdiction of the Delaware Court of Chancery for the purposes of any claim, action or proceeding arising out of this Agreement, or any transaction contemplated hereby, and agrees to commence any such claim, action or proceeding only in such courts. Each party further agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth herein shall be effective service of process for any such claim, action or proceeding. Each party irrevocably and unconditionally waives any objection to the laying of venue of any claim, action or proceeding arising out of this Agreement or the transactions contemplated hereby in such courts, and hereby irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such claim, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY CLAIM, ACTION, PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

6

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first written above.

COMPANY:

SUNFLOWER FARMERS MARKETS, INC.

By:
Name:
Title:
Address:

SPROUTS:

SPROUTS FARMERS MARKETS, LLC.

By:
Name:
Title:
Address:

EMPLOYEE:

By:
Name:	Chris Sherrell
Address:

Signature Page to Non-Competition Agreement

Exhibit A

FORM OF GENERAL RELEASE AND WAIVER

For valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned does hereby release and forever discharge the “Releasees” hereunder, consisting of Sunflower Farmers Markets, Inc., Sprouts Farmers Markets, LLC (together, the “Company”), and each of the Company’s partners, associates, affiliates, parents, subsidiaries, predecessors, successors, heirs, assigns, agents, directors, officers, employees, representatives, and all persons acting by, through, or under them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, losses, costs, attorneys’ fees or expenses, of any nature whatsoever, known or unknown, fixed or contingent (“Actions”), which the undersigned now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever arising from the beginning of time to the date hereof (hereinafter called “Claims”).

The Claims released herein include, without limiting the generality of the foregoing and to the fullest extent permitted by law, any Claims in any way arising out of, based upon, or related to the undersigned’s employment by the Releasees, or any of them, or the termination thereof; any claim for wages, salary, commissions, bonuses, incentive payments, profit-sharing payments, expense reimbursements, leave, vacation, severance pay or other benefits; any claim for benefits under any stock option, restricted stock or other equity-based incentive plan of the Releasees, or any of them (or any related agreement to which any Releasee is a party); any alleged breach of any express or implied contract of employment; any alleged torts or other alleged legal restrictions on Releasee’s right to terminate the employment of the undersigned; and any alleged violation of any federal, state or local statute or ordinance including, without limitation, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Equal Pay Act, the Family Medical Leave Act, the Americans With Disabilities Act, the Employee Retirement Income Security Act, the National Labor Relations Act, the California Labor Code, the California Family Rights Act and the California Fair Employment and Housing Act, each as amended. Notwithstanding the foregoing, this Release shall not operate to release any rights or claims (and such rights or claims shall not be included in the definition of “Claims”) of the undersigned (i) with respect to payments or benefits to which the undersigned may be entitled under Section I of the Non-Competition Agreement dated as of [—], 2012, between the Company and the undersigned, (ii) to accrued and vested benefits (as of the date hereof) the undersigned may have, if any, under any applicable written plan, policy, program, arrangement or agreement of any of the Releasees, (iii) with respect to any indemnification rights the undersigned may have based on service as an officer or director of any of the Releasees, or (iv) that are not waivable by law.

THE UNDERSIGNED ACKNOWLEDGES THAT THE UNDERSIGNED HAS BEEN ADVISED BY LEGAL COUNSEL AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST

IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

THE UNDERSIGNED, BEING AWARE OF SAID CODE SECTION, HEREBY EXPRESSLY WAIVES ANY RIGHTS THE UNDERSIGNED MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

[IN ACCORDANCE WITH THE OLDER WORKERS BENEFIT PROTECTION ACT OF 1990, THE UNDERSIGNED IS HEREBY ADVISED AS FOLLOWS:

(1) HE HAS THE RIGHT TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS RELEASE AND THE COMPANY HEREBY ADVISES THE UNDERSIGNED TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS RELEASE;

(2) HE HAS FORTY-FIVE (45) DAYS FROM HIS SEPARATION FROM SERVICE (AS DEFINED IN THE SUNFLOWER FARMERS MARKETS, INC. SEVERANCE PLAN) TO CONSIDER THIS RELEASE BEFORE SIGNING IT; AND

(3) HE HAS SEVEN (7) DAYS AFTER SIGNING THIS RELEASE TO REVOKE IT, AND THIS RELEASE WILL BECOME EFFECTIVE UPON THE EXPIRATION OF THAT REVOCATION PERIOD.]1

The undersigned represents and warrants that there has been no assignment or other transfer of any interest in any Claim which the undersigned may have against Releasees, or any of them, and the undersigned agrees to indemnify and hold Releasees, and each of them, harmless from any liability, Claims, demands, damages, costs, expenses and attorneys’ fees incurred by Releasees, or any of them, as the result of any such assignment or transfer or any rights or Claims under any such assignment or transfer. It is the intention of the parties that this indemnity does not require payment as a condition precedent to recovery by the Releasees against the undersigned under this indemnity.

The undersigned agrees that if the undersigned hereafter commences any suit arising out of, based upon, or relating to any of the Claims released hereunder or in any manner asserts against Releasees, or any of them, any of the Claims released hereunder, then the undersigned shall pay to Releasees, and each of them, in addition to any other damages caused to Releasees thereby, all attorneys’ fees incurred by Releasees in defending or otherwise responding to said suit or Claim. Nothing herein shall prevent the undersigned from raising or asserting any defense in any suit, claim, proceeding or investigation brought by any of the Releasees, and by raising or asserting any such defense, the undersigned shall not become obligated to pay attorneys’ fees under this paragraph.

[1]	Include if OWBPA is applicable.

The undersigned further understands and agrees that neither the payment of any sum of money nor the execution of this Release shall constitute or be construed as an admission of any liability whatsoever by the Releasees, or any of them, who have consistently taken the position that they have no liability whatsoever to the undersigned.

The undersigned acknowledges that different or additional facts may be discovered in addition to what is now known or believed to be true by him with respect to the matters released in this Release, and the undersigned agrees that this Release shall be and remain in effect in all respects as a complete and final release of the matters released, notwithstanding any different or additional facts.

IN WITNESS WHEREOF, the undersigned has executed this Release this      day of             , 20    .

[NAME]

FORM OF NON-COMPETITION AGREEMENT

This Non-Competition Agreement (the “Agreement”) is entered into, as of             , 2012, by and among Sprouts Farmers Markets, LLC, a Delaware limited liability company (“Sprouts”), Sunflower Farmers Markets, Inc., a Delaware corporation (“Company”), and Bennett Bertoli (“Bertoli”).

RECITALS

A. The Company is engaged in the business of operating “farmers’ market” style grocery stores and “natural foods market” style grocery stores that predominately sell natural and organic foods, including but not limited to the construction, improvement, identification of property sites for and management of “farmers’ market” and “natural foods market” grocery stores (such business, together with any other business of the Company as of the Closing being collectively referred to herein as the “Business”).

B. The parties acknowledge that the relevant market for the Business is nationwide in scope and that there exists intense nationwide competition for the products and services of the Business.

C. The parties acknowledge that grocery stores’ life cycles in the Business are three years or longer.

D. Pursuant to the Merger Agreement dated as of [DATE], 2012 (“Merger Agreement”), by and among Sprouts, the Company, and Centennial Interim Merger Sub, Inc., Sprouts will acquire 100% of the issued and outstanding shares of capital stock of the Company.

E. Bertoli is the Chairman of the Board of Directors of the Company and is a significant holder of capital stock of the Company and/or options to purchase capital stock of the Company, and in order to induce Sprouts to consummate the Merger Agreement and the transactions contemplated by the Merger Agreement, which will result in significant consideration paid to Bertoli, Bertoli has agreed to enter into this Agreement.

F. In order to protect the goodwill, trade secrets and other confidential and proprietary information related to the Business, Sprouts and the Company have agreed that Sprouts’ obligation to consummate the Merger Agreement and the transactions contemplated by the Merger Agreement is subject to the condition, among others, that Bertoli shall have entered into this Agreement.

G. Capitalized terms used herein and not defined shall have the meanings ascribed to them in the Merger Agreement.

1

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements hereinafter set forth, Bertoli, the Company, and Sprouts, intending to be legally bound, hereby agree as follows:

I.	NON-COMPETITION

A. In exchange for the sum of $100,000, payable in 12 equal monthly installments beginning on the Closing Date and as an inducement for Sprouts to enter into the Merger Agreement and consummate the transactions therein, Bertoli agrees that from and after the Closing Date until the first anniversary thereof (the “Non-Competition Period”), Bertoli shall not directly or indirectly, engage, without the express prior written consent of Sprouts, in any business or activity, whether as an employee, consultant, partner, principal, agent, representative, equity holder or in any other individual, corporate or representative capacity (without limitation by specific enumeration of the foregoing), or directly or indirectly render any services or provide any advice to any business, activity or Person that engages in the Business anywhere in the United States (a “Competing Business”). For the avoidance of doubt, and without limiting the scope of the foregoing, (a) “Competing Business” shall include, without limitation, Trader Joe’s, Whole Foods Market and Earth Fare, and each of their Affiliates and successors; and (b) so long as Bertoli is not providing advice to a Competing Business or any Person that engages in a Competing Business, casual conversations, general industry discussions, presentations and interpersonal networking shall not be prohibited activities hereunder.

B. Notwithstanding the foregoing, Bertoli may own, directly or indirectly, up to two percent of any class of “publicly traded securities” of any Person which owns or operates a business that is a Competing Business. For the purposes of this Article I(B), “publicly traded securities” shall mean securities that are traded on a national securities exchange.

II.	NO INTERFERENCE OR SOLICITATION

As an inducement for Sprouts to enter into the Merger Agreement and consummate the transactions contemplated therein, Bertoli agrees that during the Non-Competition Period, at any time or for any reason, Bertoli shall not, directly or indirectly, for itself or for any other Person, attempt to employ or enter into any contractual arrangement with any current or former employee of the Company, unless such employee has not been employed by the Company for a period in excess of 30 days; provided, however, in no event shall it be a violation of this Article II to employ any person who has responded to a general advertisement or other general public solicitations or any person that was employed by the Company prior to the Closing Date and whose employment was terminated by the Company at the Closing Date or within 120 days thereafter.

III.	REMEDIES AND ENFORCEABILITY

A. Remedies. The parties to this Agreement agree that (i) if Bertoli materially breaches Articles I or II of this Agreement, the damage to the Company and Sprouts may be substantial, although difficult to ascertain, and money damages will not afford an adequate remedy, and (ii) if Bertoli is in material breach of any provision of this Agreement, as determined by a court of competent jurisdiction, (x) any payments due pursuant to Article I(A) hereof shall cease immediately on the date of such material breach, and (y) the Company and Sprouts shall be entitled, in addition to all other rights and remedies as may be provided by law, to seek specific performance and/or injunctive and other equitable relief to enforce the provisions of this Agreement or prevent or restrain a breach of any provision of this Agreement, and such

2

relief may be granted without the necessity of proving actual damages or the inadequacy of monetary relief, or posting any bond or other security. In no event shall the Company or Sprouts have any right to offset any monies owed to Bertoli under the Merger Agreement against any damages, claims or liabilities arising out of or related to this Agreement. If the Company or Sprouts materially breaches obligations to Bertoli under this Agreement or retains any proceeds due Bertoli under the Merger Agreement in violation of the Merger Agreement, then this Agreement shall be of no further force or effect.

B. Enforceability. Bertoli acknowledges that the agreements herein are reasonable in all respects and necessary for the protection of Sprouts and the Company, and Bertoli further acknowledges that Sprouts’ willingness to enter into the Merger Agreement is expressly conditioned on Bertoli’s undertaking and complying with the provisions of this Agreement. Accordingly, Bertoli shall be bound by the provisions of Article I and II of this Agreement to the maximum extent permitted by Law, it being the intent and spirit of the parties that the foregoing shall be fully enforceable. The Company, Sprouts and Bertoli agree, however, that if a court of competent jurisdiction determines that any of the provisions hereof are excessively broad as to duration, scope, or geographic area, such provision shall be deemed modified in such jurisdiction to permit enforcement to the maximum extent permitted by Law. In the event that any covenant contained in Articles I or II should ever be adjudicated to exceed the time, geographic, product or service or other limitations permitted by applicable Law in any jurisdiction, then such adjudicating court is expressly empowered to reform such covenant, and such covenant shall be deemed reformed, in such jurisdiction to the maximum time, geographic, product, service and/or other limitations, as applicable, permitted by applicable Law. The covenants contained in Articles I and II and each provision thereof are severable and distinct covenants and provisions. The invalidity or unenforceability of any such covenant or provision as written shall not invalidate or render unenforceable the remaining covenants or provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other jurisdiction.

IV.	MISCELLANEOUS

A. Amendments and Waivers. No amendment of this Agreement will be effective unless it is in writing and signed by each Party. No waiver of any provision of this Agreement will be effective unless it is in writing and signed by the Party granting the waiver, and no such waiver will constitute a waiver of satisfaction of any other provision of this Agreement. No delay or omission on the part of any Party in exercising any right, power or remedy under this Agreement will operate as a waiver thereof.

B. Entire Agreement. This Agreement constitutes the final agreement between the parties and is the complete and exclusive expression of the parties’ agreement on the subject matter herein, and supersede all prior discussions, negotiations, proposals, undertakings, understandings or oral or written agreements relating to the subject matter hereof. The provisions of this Agreement may not be explained, supplemented, or qualified through evidence of a prior course of dealings or performance.

3

C. Representations and Warranties. Each party represents and warrants that this Agreement is a legal, valid and binding obligation, enforceable against such party in accordance with its terms to the fullest extent permitted under applicable federal, state or local law.

D. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and shall be deemed to have been duly given on the next Business Day after the same is sent, if delivered personally or sent by telecopy (with confirmed delivery) or overnight delivery by an internationally recognized courier, to the address set forth on the signature page to this Agreement, or to such other persons or addresses as may be designated in writing in accordance with the terms hereof by the party to receive such notice.

E. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

F. Effectiveness. This Agreement shall become effective on the Closing Date.

G. Severability. If any provision of this Agreement is held invalid, illegal or unenforceable in any jurisdiction, the remainder of this Agreement, or application of that provision to any persons or circumstances, or in any jurisdiction, other than those as to which it is held unenforceable, will not be affected by that unenforceability and will be enforceable to the fullest extent permitted by law.

H. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. This Agreement may not be assigned by any party, except (i) with the other parties’ prior written consent, and (ii) the Company or Sprouts may assign its rights and obligations under this Agreement, in whole or in part, (A) to any of its Affiliates, (B) for collateral security purposes to any lender providing financing to the Company or its Affiliates, or (C) to any subsequent purchaser of all or substantially all of the assets or stock of the Company.

I. Several Agreements. In addition to this Agreement, Sprouts and the Company have entered into a similar agreement with other key employees of the Company. It is expressly agreed that this Agreement and the obligations of the parties hereunder are to be construed separately from any similar agreements with the other key employees of the Company and a breach of a similar agreement by any of the other key employees of the Company shall not constitute a breach of this Agreement.

J. Independent Review and Advice. Bertoli represents and warrants that Bertoli has carefully read this Agreement; that Bertoli executes this Agreement with full knowledge of the contents of this Agreement, the legal consequences thereof, and any and all rights which each party may have with respect to one another; that Bertoli has had the opportunity to receive independent legal advice with respect to the matters set forth in this Agreement and with respect to the rights and asserted rights arising out of such matters, and that Bertoli is entering into this Agreement of Bertoli’s own free will. Bertoli expressly agrees that there are no expectations

4

contrary to the Agreement and no usage of trade or regular practice in the industry shall be used to modify the Agreement. The parties agree that this Agreement shall not be construed for or against either party in any interpretation thereof.

K. Consent to Jurisdiction. Each party hereto irrevocably submits to the exclusive jurisdiction of the Delaware Court of Chancery for the purposes of any claim, action or proceeding arising out of this Agreement, or any transaction contemplated hereby, and agrees to commence any such claim, action or proceeding only in such courts. Each party further agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth herein shall be effective service of process for any such claim, action or proceeding. Each party irrevocably and unconditionally waives any objection to the laying of venue of any claim, action or proceeding arising out of this Agreement or the transactions contemplated hereby in such courts, and hereby irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such claim, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY CLAIM, ACTION, PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

5

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first written above.

COMPANY:

SUNFLOWER FARMERS MARKETS, INC.

By:
Name:
Title:
Address:

SPROUTS:

SPROUTS FARMERS MARKETS, LLC.

By:
Name:
Title:
Address:

BERTOLI:

By:
Name:	Bennett Bertoli
Title:
Address:

Signature Page to Non-Competition Agreement

EXHIBIT H

Form of Restated Operating Agreement

FORM OF

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

SPROUTS FARMERS MARKETS, LLC

A DELAWARE LIMITED LIABILITY COMPANY

Dated as of [—], 2012

i

ii

SECTION 10.10.	Headings; Exhibits.	33

SECTION 10.11.	Further Assurances.	33

SECTION 10.12.	Specific Performance.	34

SECTION 10.13.	Successors and Assigns; Third Party Beneficiaries.	34

SECTION 10.14.	Preparation of Agreement.	34

SECTION 10.15.	Pronouns and Plurals.	34

SECTION 10.16.	Invalidity of Provisions.	34

EXHIBIT A	—	Schedule of Members
EXHIBIT B	—	Observers to the Board
EXHIBIT C	—	Form of Proxy Designation Form
EXHIBIT D	—	Current Officers
EXHIBIT E	—	Approved Transactions

iii

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

SPROUTS FARMERS MARKETS, LLC

THIS SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of Sprouts Farmers Markets, LLC, a Delaware limited liability company (the “Company”), dated as of [—], 2012, is entered into by and between the Company and the Members (as defined below), and amends and restates in its entirety that certain Amended and Restated Agreement of Limited Liability Company, dated as of April 18, 2011, of the Company (the “First Amended LLC Agreement”).

W I T N E S S E T H :

WHEREAS, pursuant to the filing of the Certificate of Formation with the office of the Delaware Secretary of State, in connection with the execution of the Original LLC Agreement (as defined below), the Company was formed on January 27, 2011 as a limited liability company in accordance with the Delaware Limited Liability Company Act, codified in Chapter 18 of Title 6 of the Delaware Code, as the same may be amended from time to time (the “Act”);

WHEREAS, pursuant to the terms of that certain Contribution and Purchase Agreement, dated as of February 15, 2011 (the “Contribution Agreement”), among the Company, Sprouts Farmers Market, LLC, an Arizona limited liability company (“Sprouts”), and AP Sprouts Holdings, LLC, f/k/a Apollo Reunion LLC, a Delaware limited liability company (“Apollo”), (i) Sprouts contributed to the Company all of the Equity Interests (as defined therein) and the Company assumed from Sprouts all of the obligations and liabilities associated therewith and (ii) Apollo and its Affiliates purchased from the Company 5,850,000 Class A Units (as defined below);

WHEREAS, pursuant to the terms of that certain Purchase Agreement, dated as of January 27, 2011, between Sprouts and Smart and Final Stores, LLC (the “Henry’s Purchase Agreement”), Sprouts Farmers Markets Holdings, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“Sprouts Holdings”), having been assigned the rights and obligations under the Henry’s Purchase Agreement, purchased all of the outstanding equity interests of Henry’s Holdings LLC;

WHEREAS, in connection with the transactions contemplated by the Contribution Agreement and the Henry’s Purchase Agreement, (i) the Members amended and restated that certain Agreement of Limited Liability Company, dated as of January 27, 2011, of the Company (the “Original LLC Agreement”) in its entirety, as set forth in the First Amended LLC Agreement and (ii) Sprouts, pursuant to a plan of liquidation and dissolution assigned all of its Units (as defined below) to SFM Liquidating Trust (the “Liquidating Trust”) and the Liquidating Trust assumed all of rights and obligations pertaining to such Units; and

1

WHEREAS, in connection with the transactions contemplated by that certain Merger Agreement, dated as of March [•], 2012 (the “Merger Agreement”), among the Company, Sprouts Holdings, Sunflower Farmers Markets, Inc., a Delaware corporation, Centennial Interim Merger Sub, Inc., a Delaware corporation, Centennial Post-Closing Merger Sub, LLC, a Delaware limited liability company, and solely in its capacity as “Representative”, KMCP Grocery Investors, LLC, (i) the Managers desire to amend and restate the First Amended and Restated LLC Agreement in its entirety as set forth herein and (ii) the Company is issuing Class A Units to the Sunflower Members (as defined below).

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Members and the Company agree as follows:

ARTICLE I

DEFINED TERMS

The capitalized terms used in this Agreement shall, unless the context otherwise requires, have the meanings specified in this ARTICLE I.

“Act” has the meaning given in the recitals to this Agreement.

“Affiliate” means, when used with reference to any Person, any other Person that directly or indirectly, through one or more intermediaries, (a) controls, is controlled by or is under common control with the specified Person (including any general partner, member, officer or director of the specified Person or any fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, the specified Person), or (b) owns greater than fifty percent (50%) of the voting power in the specified Person. The term “control” for this purpose shall mean the ability, whether by the ownership of shares or other equity interest, by contract or otherwise, to elect a majority of the directors of a corporation, independently to select the managing partner of a partnership or the managing member or the majority of the managers, as applicable, of a limited liability company, or otherwise to have the power independently to remove and then select a majority of those Persons exercising governing authority over an entity, and control shall be conclusively presumed in the case of the direct or indirect ownership of fifty percent (50%) or more of the voting equity interests in the specified Person.

“Agreement” has the meaning given in the preamble to this Agreement.

“Apollo” has the meaning given in the recitals to this Agreement.

“Apollo Affiliate Transaction” means a transaction with a value or dollar amount in excess of 10% of the Company’s Consolidated Net Equity Value at the time of such transaction between the Company and/or any of its subsidiaries, on the one hand, and Apollo or any Affiliate of Apollo, on the other hand.

“Apollo Managers” has the meaning given in SECTION 5.1(b)(i).

“Apollo Senior Manager” has the meaning given in SECTION 5.1(b)(i).

2

“Assets” means any assets (as defined by GAAP) owned by the Company.

“Bankruptcy” of a Person shall be deemed to have occurred when (i) the Person commences a voluntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) the Person is adjudged as bankrupt or insolvent, or a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Person, (iii) the Person executes and delivers a general assignment for the benefit of the Person’s creditors, (iv) the Person files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Person in any proceeding of the nature described in clause (ii) above, (v) the Person seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Person or for all or any substantial part of the Person’s property, (vi) any proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within one hundred twenty (120) days after the commencement thereof, (vii) the appointment without the Person’s consent or acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within ninety (90) days of such appointment, (viii) an appointment referred to in clause (vii) is not vacated within ninety (90) days after the expiration of any such stay or (ix) the Person admits in writing its inability to pay its debts generally as they become due or admits that it is otherwise insolvent.

“Board of Managers” has the meaning set forth in SECTION 5.1(a).

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, New York City.

“Buy-Sell Value” means, when calculating the value of any Interest, the fair market value of such Interest as determined by the Board of Managers.

“Certificate of Formation” means the Certificate of Formation of the Company filed in the Office of the Secretary of State of Delaware, as amended from time to time in accordance with the terms hereof and the Act.

“Class” or “Classes” has the meaning given in SECTION 3.3.

“Class A Units” has the meaning given in SECTION 3.3.

“Class B Units” has the meaning given in SECTION 3.3.

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, as interpreted by the applicable regulations promulgated thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of the Code, as the same may be adopted.

“Company” has the meaning given in the preamble to this Agreement.

“Confidential Information” has the meaning given in SECTION 8.2.

3

“Consolidated Net Equity” means the (i) the total of all reported assets of the Company and its subsidiaries, on a consolidated basis, determined in accordance with GAAP minus (ii) the total of all reported liabilities of the Company and its subsidiaries, on a consolidated basis, determined in accordance with GAAP.

“Contribution Agreement” has the meaning given in the recitals to this Agreement.

“Disposition” means and includes, but is not limited to, disposition by sale, delivery, assignment, gift, exchange, Transfer, distribution by an executor, administrator, or personal representative, encumbrance or pledge.

“Distribution” means any distribution of cash, securities or other property made by the Company to a Member pursuant to this Agreement. For purposes of this Agreement, the dollar amount of any Distribution consisting of Securities or other property shall be as determined by the Board of Managers.

“Election Notice” has the meaning given in SECTION 7.4.

“Executive Managers” has the meaning given in SECTION 5.1(b)(i).

“Executive Senior Manager” has the meaning given in SECTION 5.1(b)(i).

“First Amended LLC Agreement” has the meaning given in the preamble to this Agreement.

“GAAP” means United States generally accepted accounting principles, applied on a consistent basis throughout the periods involved.

“Henry’s Purchase Agreement” has the meaning given in the recitals to this Agreement.

“Indemnitee” means the Members, the Managers, and the officers and employees of the Company.

“Interest” means a limited liability company interest in the Company and includes any and all benefits to which the holder of such a limited liability company interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. The Interest of each Member shall be expressed as a percentage equal to the number of Units owned by such Member divided by the total number of Units owned by all Members. All Interests shall be calculated to the nearest thousandth of one percent (0.001%), with amounts equal to or greater than 0.0005% being rounded up to the next thousandth of one percent (1%), and with amounts less than 0.0005% being rounded down to the next thousandth of one percent. The combined Interests of all holders of Units shall at all times equal one hundred percent (100.000%).

“Involuntary Transfer” means the following: (i) the filing by or against a Member (where not dismissed within sixty (60) days of the date of filing), of a petition in Bankruptcy, a petition

4

in insolvency, or a creditor’s arrangement pursuant to the provisions of any state or federal insolvency or Bankruptcy law; (ii) the appointment of a receiver or trustee of the property of a Member by reason of said Member’s insolvency or inability to pay debts; (iii) the assignment for the benefit of creditors of any portion of a Member’s Units in the Company; (iv) any taking of, or exercise of judicial authority over all or any portion of a Member’s Units pursuant to any judgment, order, writ, execution, levy, foreclosure, attachment, garnishment, or any other legal process; and/or (v) any foreclosure by a pledgee on any pledged Units. Involuntary Transfer shall not include the appointment of a successor trustee for the Liquidating Trust not involving a Bankruptcy.

“KMCP” means KMCP Grocery Investors, LLC, a Delaware limited liability company.

“KMCP Manager” has the meaning given in SECTION 5.1(b)(i).

“Lien” means any mortgage, pledge, lien, encumbrance, charge, security interest or other restriction of any kind.

“Liquidating Event(s)” means those events described in SECTION 9.1 hereof which, upon their occurrence, will cause the Company to dissolve and its affairs to be wound up.

“Liquidating Trust” has the meaning give in the recitals of this Agreement.

“Liquidator” means that Person (either the Board of Managers or, in the event there is no remaining Manager, any Person elected by the Members owning at least 51% of the total Interests) described in SECTION 9.3 hereof responsible for overseeing the winding up and dissolution of the Company.

“Manager” has the meaning given in SECTION 5.1(a).

“Members” means each of Apollo, the Liquidating Trust, both in its capacity as the holder of the Units and in its capacity as the successor-in-interest to all of the assets and liabilities of Sprouts, and each of the other Persons set forth on Exhibit A hereto.

“Merger Agreement” has the meaning given in the recitals to this Agreement.

“New Unit Notice” has the meaning given in SECTION 7.4.

“New Unit Offer” has the meaning given in SECTION 7.4.

“New Units” has the meaning given in SECTION 7.4.

“Observer” has the meaning given in SECTION 5.1(d).

“Offering Member” means (i) in the case of a Voluntary Transfer pursuant to SECTION 7.3, Apollo (or its Affiliates) and (ii) in the case of an Involuntary Transfer, the Member that is, or whose Units are, subject to such event.

“Original LLC Agreement” has the meaning given in the recitals of this Agreement.

5

“Permitted Transferee” means (a) with respect to any Member, (i) any wholly-owned Affiliate of such Member to which Apollo consents in writing, which consent shall not be unreasonably withheld, (ii) any transferee approved by Apollo in its sole discretion as a “Permitted Transferee” hereunder, (iii) upon a Qualifying Offering, the beneficiaries of a liquidating trust, (b) solely with respect to KMCP, any Affiliate of KMCP and any direct or indirect equity owner of KMCP (including the California Public Employees’ Retirement System), and (c) solely with respect to a Sunflower Member, KMCP.

“Permitted Transfers” has the meaning given in SECTION 7.2.

“Person” means and includes any individual, partnership, joint venture, corporation, limited liability company, estate, trust, or other entity.

“Prime Rate” means the prime rate of interest as published in the “Money Rates” Section of the Wall Street Journal, and as it changes from time to time.

“Proxy” has the meaning given in SECTION 5.1(c).

“Proxy Designation Form” means a Proxy Designation Form substantially in the form attached hereto as EXHIBIT C.

“Qualifying Offering” shall mean the consummation of an initial underwritten public offering of the Company’s equity securities pursuant to a registration statement under the Securities Act that, together with the consummation of any other such prior underwritten public offerings of the Company’s equity securities, results in gross proceeds of at least $150,000,000.

“Remaining Member” means (i) in the case of a Voluntary Transfer pursuant to SECTION 7.3(a) or an Involuntary Transfer pursuant to SECTION 7.5, any other Class A Member that is not the Offering Member and (ii) in the case of SECTION 7.3(b), a Member that is not the Offering Member.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time, or any successor statute thereto.

“Sprouts” has the meaning given in the recitals to this Agreement.

“Sunflower” has the meaning given in the recitals to this Agreement.

“Sunflower Members” means Michael Gilliland, Philanthropiece Foundation, Inc., Ian Patrick Gilliland Trust Under the 1996 Annuity Trust, Stella Elizabeth Gilliland Trust Under the 1996 Annuity Trust, Newflower Holdings LLC and KMCP Grocery Investors, LLC.

“Transfer” means, with respect to any Interest, any act to directly or indirectly (whether by change of control or otherwise) sell, assign, transfer, offer to transfer, convey or otherwise dispose of, encumber, pledge, convey or hypothecate all or any part of such Interest.

“Transfer Notice” has the meaning given in SECTION 7.3.

6

“Transfer Units” means (i) in the case of a Voluntary Transfer subject to SECTION 7.3, the Units which are subject to the Voluntary Transfer and (ii) in the case of an Involuntary Transfer, the Units which are subject to the Involuntary Transfer.

“Units” has the meaning given in SECTION 3.3.

“Voluntary Transfer” means the voluntary Transfer by a Member of all or any portion of the Units held by such Member.

ARTICLE II

ORGANIZATIONAL MATTERS

SECTION 2.1. Formation; Name. The Company was formed on January 27, 2011 upon the execution and filing with the Secretary of State of the State of Delaware of the Certificate of Formation pursuant to the Act. This Agreement shall be effective as of the date hereof. The name of the Company shall be Sprouts Farmers Markets, LLC, or such other name as the Board of Managers may from time to time hereafter designate in accordance herewith and with the Act. The Board of Managers shall cause to be executed and filed such further certificates, notices, statements or other instruments required by law for the operation of a limited liability company in all jurisdictions where the Company is required to, or in which the Board of Managers desires that the Company, qualify or be authorized to do business as a foreign limited liability company, or as otherwise necessary to carry out the purpose of this Agreement and the business of the Company. The rights, powers, duties, obligations and liabilities of the Members (in their respective capacities as such) shall be determined pursuant to the Act and this Agreement. To the extent that the rights, powers, duties, obligations and liabilities of any Member (in its capacity as such) are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control.

SECTION 2.2. Purpose of the Company. The purpose of the Company shall be to engage in any lawful business, act or activity permitted by the Act. The Company shall possess and may exercise all of the powers and privileges granted by the Act, by any other law or by this Agreement (if not prohibited by the Act), together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business purposes or activities of the Company.

SECTION 2.3. Offices; Registered Agent. The principal office of the Company, and such additional offices as the Company may determine to establish, shall be located at such place or places inside or outside the State of Delaware as the Board of Managers may designate from time to time. The address of the registered office of the Company in Delaware is The Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801, New Castle County, and the name of its registered agent at such address for service of process is The Corporation Trust Company or such other office (which need not be a place of business of the Company) and registered agent as the Board of Managers may designate from time to time in the manner provided by law.

7

SECTION 2.4. Term. The term of the Company commenced on the date its Certificate of Formation was filed with the office of the Secretary of State of the State of Delaware. The Company shall have perpetual existence unless dissolved in accordance with the terms of this Agreement or the Act.

SECTION 2.5. Liability to Third Parties. The debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member, Manager or officer of the Company shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member or acting as a Manager or officer of the Company. No Member, in his, her or its capacity as a Member, shall be required to lend any funds or provide any services, to the Company, except as otherwise expressly required by the Act, by this Agreement or as otherwise agreed to in writing between the Company and such Member. Notwithstanding any provision of this Agreement to the contrary but subject to the approval of the Board of Managers, any Member, at its sole and absolute discretion, may make loans to the Company or guarantee all or any portion of any debt, obligation or liability of the Company; provided, however, that unless set forth herein to the contrary, no loan or guaranty made nor any service performed by any Member to or for the benefit of the Company shall be deemed a capital contribution to the Company.

SECTION 2.6. Other Ventures; Time and Attention. Subject to ARTICLE VIII hereof, notwithstanding any duty (including any fiduciary duty) that may otherwise exist at law or in equity, (a) Apollo (or any of its successors or assigns), the Apollo Managers, KMCP, the KMCP Manager, and any of their respective Affiliates may, during the term of the Company, engage in and possess an interest for their respective accounts in other business ventures of every nature and description, independently or with others, whether in businesses engaged in or anticipated to be engaged in by the Company, including business interests and activities in direct competition with the business and activities of the Company, and neither the Company nor any other Member shall have any right in or to said independent ventures or any income or profits derived from said independent ventures, and none of the same shall constitute a breach of this Agreement or any duty (fiduciary or otherwise) express or implied by law, in equity or otherwise, to the Company, any Member or Manager or Affiliate thereof, (b) the engaging in competitive activities by Apollo (or any of its successors or assigns), any Apollo Manager, KMCP, the KMCP Manager, or any of their respective Affiliates in accordance with the provisions of this SECTION 2.6 is hereby approved by the Company and all Members, (c) it shall be deemed not to be a breach of Apollo’s (or any of its successors’ or assigns’), any Apollo Manager’s, KMCP’s, the KMCP Manager’s, or any of their respective Affiliates’ fiduciary duty or any other obligation of any type whatsoever for Apollo (or any of its successors or assigns), the Apollo Managers, KMCP, the KMCP Manager, or any Affiliate thereof to engage in such business interests and activities in preference to, to the exclusion of, or harmful to, the Company and (d) Apollo (or any of its successors or assigns), the Apollo Managers, KMCP, the KMCP Manager, and their respective Affiliates shall have no obligation to present business opportunities to the Company and the doctrine of corporate opportunities, or any analogous doctrine, shall not apply; provided, however, that KMCP and the KMCP Manager shall be required to notify the Board of Managers promptly following any investment in any business in competition with the Company. Notwithstanding anything in this Agreement to the contrary, to the extent that provisions of this SECTION 2.6 or other sections of this Agreement purport or are interpreted to have the effect of

8

restricting or eliminating the fiduciary duties that might otherwise, as a result of Delaware or other applicable law, be owed by a Member, Manager or any of their respective Affiliates to the Company and the Members, or to constitute a waiver or consent by the Members to any such restriction or elimination, such Delaware or applicable law shall be inapplicable and have no effect in determining whether the Member, Manager or Affiliate has complied with its fiduciary duties in connection with determinations made by it under this Agreement.

SECTION 2.7. No State Law Partnership. The Members intend that the Company shall not constitute or be treated as a partnership (including a limited partnership) or joint venture, and that no Member, Manager or officer of the Company shall be a partner or joint venturer of any other Member, Manager or officer and this Agreement shall not be construed to the contrary.

ARTICLE III

CAPITAL; UNITS

SECTION 3.1. Capital.

(a) Capital Contributions. On or prior to the date hereof each of the holders of Class A Units has contributed, or will contribute, to the Company the initial capital contribution set forth opposite its name in EXHIBIT A. Any other Person hereafter admitted as a Member shall make such capital contributions, and shall be issued such Interests, as shall be determined by the Board of Managers, in accordance with SECTION 3.4.

(b) No Interest on Capital Contributions. No interest shall be paid on the initial capital contributions or on any subsequent capital contributions.

(c) Creditors. A creditor who makes a nonrecourse loan to the Company shall not have or acquire, at any time as a result of making the loan, any direct or indirect interest in the profits, capital or property of the Company other than as a creditor.

(d) Tax Characterization of the Contribution. It is intended that the contribution by Sprouts of the Equity Interests (as defined in the Contribution Agreement) to the Company and the purchase by Apollo and its Affiliates from the Company of Class A Units shall be part of an integrated transaction under Section 351(a) and 351(b) of the Code.

SECTION 3.2. Return of Capital. No Member shall be entitled to have any capital contribution returned to it or to receive any distribution from the Company upon withdrawal or otherwise, except in accordance with the express provisions of this Agreement. No unreturned capital contribution shall be deemed or considered to be a liability of the Company or any Member. No Member shall be required to contribute any cash or property to the Company to enable the Company to return any Member’s capital contribution.

SECTION 3.3. Units/Voting. Limited liability company interests (as such term is defined in Section 18-101(8) of the Act) in the Company held by the Members shall be represented by “Units”. The Units shall be divided among various classes (hereinafter

9

collectively, the “Classes”, and individually, a “Class”). As of the date hereof, the Company has created the following Classes: Class A Units, which shall be voting Units (“Class A Units”), and Class B Units, which shall be non-voting Units (“Class B Units”). The number of Units of each Class held by each Member as of the date hereof is as set forth opposite such Member’s name on EXHIBIT A. The rights, preferences, powers, qualifications, limitations and restrictions of each Class of Interests shall be as set forth in this Agreement (as may be amended from time to time). The Board of Managers has the right, without the consent or other approval of the Members, to create additional Classes of Units with different terms and conditions, including terms that are senior to or pari pasu with other Classes. Notwithstanding anything to the contrary herein, the Board of Managers shall have the right from time to time to amend this Agreement, without the consent or other approval of the Members, to reflect the terms and conditions applicable to any such additional Classes. Except as specifically provided herein or otherwise required by applicable law, for all purposes hereunder, each Member shall be entitled to one vote per Class A Unit held by such Member, and all Class A Units shall vote together as a single class. The Board of Managers, in its sole discretion may, but shall not be required to, issue certificates to one or more Members representing all or a portion of the Units held by such Member. Certificates need not be issued to all Members or represent all of the Units held by a Member. In the event that the Board of Manager issues certificates representing Units, then in addition to any other legend required by applicable law, all certificates representing issued and outstanding Units shall bear a legend substantially in the following form:

THE UNITS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT, DATED AS OF [—], 2012, BY AND BETWEEN THE COMPANY AND ITS MEMBERS, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICE OF THE COMPANY. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE UNITS REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT.

THE UNITS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER SUCH ACT AND LAWS, OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER.

SECTION 3.4. Issuance of Additional Units. Upon the approval of the Board of Managers, additional members may be admitted to the Company as Members, and Units may be issued to such Persons subject to SECTION 7.4. Any admission of an additional member is effective only after such new member has executed an agreement to be bound unconditionally to this Agreement in a form satisfactory to the Board of Managers. Upon receipt of such undertaking by the Company and receipt by the Company of payment for the issuance of the

10

applicable Units, such Person shall be admitted as a Member and listed as such on the books and records of the Company and thereupon shall be issued its Units. The Board of Managers may accept capital contributions from current members in consideration for the issuance of additional Units, subject to compliance with all requirements under the Act which relate to the acceptance of capital contributions and the issuance of additional Units in the Company. Upon the issuance of Units to any Member, the Board of Managers shall adjust EXHIBIT A to reflect the issuance of Units to such Member, and the resulting change in the Interests of all Members.

SECTION 3.5. Member Representations and Warranties.

(a) Each Member hereby represents and warrants that (i) such Member has all requisite power and authority to execute, deliver and perform its obligations under this Agreement; (ii) the execution and delivery of this Agreement by such Member, the performance of its obligations hereunder and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all requisite action in accordance with applicable law; (ii) this Agreement has been duly executed and delivered by such Member and constitutes the legal, valid and binding obligation of such Member enforceable against it in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors generally, and the availability of equitable remedies; and (iv) no filing with, or authorization, consent or approval of, any Person is required to be made or obtained in connection with the authorization, execution, delivery and performance by such Member of this Agreement, or the consummation of the transactions contemplated hereby. Each Member hereby agrees to indemnify the Company and each other Member for any breach of the foregoing representations and warranties by such Member.

(b) Each Member hereby further represents and warrants (i) such Member has no present intention of selling, granting any participation in, or otherwise disposing of any of its Interests, other than in a transaction exempt from the registration requirements of the Securities Act and otherwise in accordance with the terms of this Agreement; and (ii) such Member understands that the Interests are “restricted securities” for purposes of the Securities Act inasmuch as they are being acquired by such Member hereunder in a transaction not involving a public offering, and may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, such Member represents that it is familiar with and understands the resale limitations imposed by the Securities Act. Such Member understands that the Company has no present intention, and is under no obligation, to register any of the Interests, or the purchase or sale thereof, under the Securities Act or any other securities law. Such Member further understands that Transfer of the Interests is subject to the restrictions set forth in this Agreement.

ARTICLE IV

DISTRIBUTIONS

SECTION 4.1. Nonliquidating Distributions. The Company shall make Distributions to the Members at such times and in such amounts as the Board of Managers may determine.

11

Any such Distribution shall be made to the Members pro rata in accordance with their respective Interests at the time of the Distribution; provided, however, that if the Board of Managers determines in good faith that any Member is in breach of its obligations under the Contribution Agreement, the Board of Managers may withhold from such Distribution to such Member the amount determined to be in controversy. For the avoidance of doubt, the Board of Managers may withhold from Distributions to the Liquidating Trust the amount to be in controversy with respect to any breach by Sprouts of its obligations under the Contribution Agreement; provided that the Company shall (a) give the Liquidating Trust written notice of its intention to withhold at least 20 days prior to the date of such distribution, (b) advance to the Liquidating Trust its reasonable costs and expenses, including legal fees, incurred in connection with resolving the claim giving rise to such withholding to the extent that such costs and expenses exceed, in the aggregate, that portion of the amount withheld from the Special Distribution Payment (as such term is defined in the Contribution Agreement) pursuant to Section 4.9 of the Contribution Agreement, and (c) in the event that a court, arbitrator or mediator, as applicable, determines that the Company had no reasonable basis to withhold such distribution, pay to the Liquidating Trust interest on such withheld distributions at a rate of 6% per annum plus the legal fees incurred by the Liquidating trust in connection with obtaining such determination. The Board of Managers may establish reasonable reserves as it determines necessary to provide funds for improvements, contingencies or working capital of the Company.

SECTION 4.2. Liquidating Distributions. Upon dissolution of the Company pursuant to ARTICLE IX or in the event of a direct or indirect sale, disposition or liquidation of (i) all or substantially all of the Company’s assets (whether held directly or indirectly by a subsidiary thereof) or (ii) all or substantially all of the Company’s Units, the proceeds of such sale, disposition or liquidation shall be applied and distributed as follows:

(a) first, to the extent available, proceeds shall be applied to the payment of liabilities of the Company (including all expenses of the Company incident to its liquidation and all other liabilities that the Company owes to the Members or any Affiliates of a Member in accordance with the terms hereof);

(b) second, to the extent available, proceeds shall be applied to the setting up of any reserves which are reasonably necessary for contingent, unmatured or unforeseen liabilities of the Company; and

(c) third, to the extent available, to the Members, pro rata in accordance with their respective Interests.

SECTION 4.3. Amounts Withheld. The Board of Managers is authorized to withhold from distributions made to the Members and to pay over to any federal, state, local or foreign government any amounts required to be so withheld pursuant to the Code or any provisions of any other federal, state, local or foreign tax law. Such withholdings shall be treated as a distribution to the Member pursuant to SECTION 4.1.

SECTION 4.4. Limitation on Distributions. The Board of Managers shall not make a Distribution to the Members if such Distribution would violate the Act or other applicable law.

12

ARTICLE V

MANAGEMENT AND OPERATION OF THE COMPANY

SECTION 5.1. Board of Managers.

(a) General. Except as otherwise set forth in this Agreement, the Board of Managers of the Company (the “Board of Managers” and each member thereof shall be referred to as a “Manager”) shall have the sole and exclusive right and authority to manage and control the business and affairs of the Company. The Board of Managers is hereby designated as a “manager” within the meaning of Section 18-101(10) of the Act. Except as otherwise expressly provided for herein, the Members agree to the exercise by the Board of Managers of all such powers and rights conferred on them by the Act with respect to the management and control of the Company. The Board of Managers has delegated the day-to-day operations of the business of the Company to the officers of the Company, appointed pursuant to SECTION 5.2, and may delegate such authority to other employees of the Company. No Manager need be a Member or a resident of the State of Delaware. Notwithstanding the foregoing, and subject to SECTION 5.4, if a vote, consent or approval of the Members is required by the Act or other applicable law with respect to any act to be taken by the Company or matter considered by the Board of Managers, the Members agree that they shall be deemed to have consented to or approved such act or voted on such matter in accordance with the vote of the Board of Managers on such act or matter.

(b) Composition of the Board. The Company’s Board of Managers shall consist of the number of persons and shall be selected as provided below:

(i) Election of Managers. The Board of Managers shall consist of seven (7) members and be divided into three classes of Managers: “Apollo Mangers”, “Executive Managers” and “KMCP Manager”. One Apollo Manager and one Executive Manager shall be a “Senior Manager” and have the rights and obligations as set forth in this Agreement. The KMCP Manager shall be Tim Kelleher. The initial Apollo Managers, Executive Managers, the designated class and the initial Senior Managers are as follows:

Apollo Managers

Andrew Jhawar (“Apollo Senior Manager”)

Michael Cohen

George Golleher

Executive Managers

Stan Boney (“Executive Senior Manager”)

Shon Boney

Kevin Easler

(ii) In the event that the size of the Board of Managers is changed at any time prior to a Qualifying Offering, the Executive Senior Manager shall be entitled to select a number of Managers equal to the Liquidating Trust’s Interest

13

multiplied by the total number of Managers (rounded down to the nearest whole number). Notwithstanding anything to the contrary contained herein, no individual may serve as an Executive Manager if he or she has breached the terms of his or her employment agreement with the Company. Following a Qualifying Offering, the size and composition of the Board of Managers may be changed as determined by the Apollo Managers in their sole discretion; provided, however, that without the consent of the Executive Senior Manager, the Executive Managers’ aggregate number of votes shall not be less than the Liquidating Trust’s Interest multiplied by the total number of votes held by all of the Managers; provided, further, that in such event the number of Executive Managers shall not exceed two (2) unless Apollo determines otherwise in its sole discretion.

(iii) Removal; Vacancies. An Apollo Manager may be removed by Apollo at any time, with or without cause. In the event that a vacancy is created on the Board of Managers as a result of the resignation, death, disability, retirement or removal of an Apollo Manager, Apollo shall have the right to select a replacement Manager to fill such vacancy at any time and from time to time. Apollo may change its designation of the Apollo Senior Manager to one of the other Apollo Managers at any time and from time to time. An Executive Manager may be removed at any time by the Executive Senior Manager then in office, with or without cause. In the event that a vacancy is created on the Board of Managers as a result of the resignation, death, disability, retirement or removal of an Executive Manager, then (a) the Executive Senior Manager then in office shall have the right to select a replacement Manager to fill such vacancy at any time and from time to time, (b) if there is no Executive Senior Manager at the time of the vacancy, then the remaining Executive Managers shall have the right to select a replacement Manager to fill such vacancy and appoint a new Senior Executive Manager and (c) if there are no Executive Managers at the time of the vacancy, Apollo shall have the right to select a replacement Manager to fill such vacancy; provided, in the case of the immediately preceding (a) and (b), that such replacement Manager is reasonably acceptable to Apollo and has not, if an employee, breached the terms of his or her employment agreement with the Company. The KMCP Manager may be removed by (1) KMCP at any time in its sole and absolute discretion and (2) an affirmative vote of a majority of the Board of Managers at any time, with Cause. In the event of the resignation, death, disability, retirement or removal of the KMCP Manager, the KMCP Manager class shall be eliminated from the Board of Managers and the size of the Board of Managers shall be reduced accordingly. For purposes of this SECTION 5.1(b)(iii), “Cause” means the KMCP Manager’s (A) willful commission of an act of fraud or dishonesty that materially and adversely effects the Company, (B) conviction of, or entry of a guilty or no contest plea to, a felony or a crime involving moral turpitude, (C) willful breach of any of his material duties to the Company or (D) willful and material breaches of his obligations under this Agreement after written notice from the Board of Managers of such breaches and the failure to cure such breaches within a reasonable period of time.

(iv) Quorum; Action of Managers. At every meeting of the Board of Managers, the presence of four (4) Managers, including the Apollo Senior Manager and one Executive Manager, shall constitute a quorum. The Apollo Senior Manager shall have three votes and each other Manager (including, for the avoidance of doubt, the Executive Senior Manager) shall have one vote. Except as provided elsewhere in this Agreement, any action of the Board of Managers shall require the majority of the voting power of the Board of Managers. Notwithstanding anything to the contrary contained in this Agreement, if any Manager(s) is not present at any meeting of the Board of Managers or any committee thereof, then the applicable Senior Manager may, at his or her option, exercise the number of votes held by any such absent Manager(s) in addition to the votes held by the applicable Senior Manager.

14

(c) Proxies. Each Apollo Manager and Executive Manager may appoint a proxy (“Proxy”) to act in his or her stead by executing and delivering to the Company a Proxy Designation Form, and such Proxy shall have the same rights, duties and obligations of a Manager (or Senior Manager, as applicable) under this Agreement, including, the right to attend meetings of the Board of Managers, receive the same notice of meetings as Managers generally, be provided with copies of all materials provided to Managers in connection with Board of Managers meetings, vote on, consent to (at a meeting or by written consent), or otherwise approve any activity or policy of the Company or any activity or policy taken or adopted by the Members or the Board of Managers with respect to the Company; provided, however, that an Executive Manager may only appoint a Proxy if such Proxy is reasonably acceptable to Apollo. If a Manager who has appointed a Proxy attends any Board of Managers meeting, such attendance shall revoke the proxy designation for such meeting and the proxy designation shall be reinstated following such Manager’s attendance. A Manager or the Member that appointed such Manager may remove its Proxy at any time, with or without cause, by written notice to the Company. No Proxy shall act after three years from his or her appointment unless his or her Proxy Designation Form provides for a longer period. Any reference to an Apollo Manager or an Executive Manager in any other section of this Agreement shall be deemed to refer to such Manager’s Proxy so long as (i) such Proxy has been appointed pursuant to this SECTION 5.1(c), (ii) such Proxy has not been removed pursuant to this SECTION 5.1(c) and (iii) such Proxy’s designation has not been revoked by the attendance at any Board of Managers meeting of the Manager who appointed such Proxy.

(d) Observers. Prior to a Qualifying Offering, each Member that holds at least 20% of the outstanding Units and the Executive Senior Manager shall have the right to appoint one (1) non-voting observer (an “Observer”) to the Board of Managers. In addition, in the event of the resignation, death, disability, retirement or removal of the KMCP Manager, KMCP shall have the right to appoint one (1) Observer. Each Observer shall have the right to attend meetings of the Board of Managers. Each Observer shall receive the same notice of meetings as provided to Managers and shall be provided with copies of all materials provided to Managers; provided; however, that Apollo may, in its sole discretion, redact or withhold materials which it deems to be confidential in nature and in the best interest of the Company not to be disclosed to Observers. A Member shall

15

no longer have the right to appoint an Observer (and the Observer appointed by such Member shall be removed) upon such Member ceasing to hold 20% of the outstanding Units. For the purposes of clarity, in no event shall an Observer be considered or deemed to be a Manager and no Observer shall have any right to vote on, consent to or otherwise approve any activity or policy of the Company or any activity or policy taken or adopted by the Members or the Board of Managers with respect to the Company. The initial Observers shall be those persons set forth in EXHIBIT B.

(e) Regular and Annual Meetings; Notice. Regular meetings of the Board of Managers shall be held at such time and at such place as the Board of Managers may from time to time prescribe. Notice of any regular meeting shall be provided to each Manager in the manner consistent with the notice requirements set forth in SECTION 5.1(e). There shall be distributed to each Manager no later than two (2) days in advance of each meeting the materials to be acted upon at such meeting. The Company will use its commercially reasonable efforts to hold quarterly meetings of the Board of Managers. The Company shall reimburse any Manager for any reasonable, out-of-pocket expenses incurred by such Manager in connection with his or her service as a manager of the Company, including attending meetings of the Board of Managers.

(f) Special Meetings; Notice. Special meetings of the Board of Managers may be called by any two Managers specifying the matter or matters appropriate for action at such a meeting that are proposed to be presented at the meeting. Any such meeting shall be held at such time and at such place, within or without the State of Delaware. Notice of such meeting stating the date, time and place thereof and the principal purpose or purposes of the meeting shall be given by mail, telephone, other electronic transmission or personally. If by mail, such notice shall be given not less than five (5) nor more than ten (10) days before the meeting; and if by telephone, other electronic transmission or personally, not less than two (2) nor more than ten (10) days before the meeting. Notice of any meeting of the Board of Managers need not be given to a Manager, however, if waived by the Manager in writing before or after such meeting or if the Manager shall be present at the meeting, except when the Manager attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not called or convened in accordance with this Agreement.

(g) Telephone Meetings. The Managers may participate in and hold meetings by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Such participation in any such meeting will constitute presence in person at such meeting, except where a person participates in such meeting for the express purpose of objecting to the transaction of any business on the ground that such meeting is not called or convened in accordance with this Agreement.

(h) Minutes. The decisions and resolutions of each meeting of the Board of Managers shall be reported in minutes, which shall state the date and place of the meeting, the Managers present, the resolutions put to a vote and the results of the voting. The minutes shall be filed in the minute book of the Company at the principal place of business of the Company. A copy of the minutes shall be provided to each Manager and Member upon request.

16

(i) Written Action. Any action required or permitted be taken at a meeting of the Board of Managers may be taken without a meeting if a consent in writing, setting forth the action taken, is signed by a majority of the Managers entitled to vote with respect to the subject matter thereof. The consents shall be filed in the minute book of the Company at the principal place of business of the Company.

(j) Committees. The Board of Managers shall have the authority to designate one or more committees. Any such committee, to the extent provided in the enabling resolution and until dissolved by the Board of Managers, shall have and may exercise any or all of the authority of the Board.

(k) Duties of Managers. Notwithstanding any other provision of this Agreement or any duty otherwise existing at law or in equity, the parties hereby agree that a Manager, shall, to the maximum extent permitted by law, including Section 18-1101(c) of the Act, owe no duties (including fiduciary duties) to the Company, the Members or any other Person bound by this Agreement; provided, however, that nothing contained in this SECTION 5.1(k) shall eliminate the implied contractual covenant of good faith and fair dealing.

SECTION 5.2. Officers.

(a) General. The Board of Managers shall appoint a chief executive officer and may, but need not, appoint one or more other officers of the Company, which may include, but shall not be limited to, chief operating officer, president, one or more executive vice presidents or vice presidents, secretary, treasurer or chief financial officer, and such other officers as deemed necessary by the Board of Managers. Each officer shall perform such duties and have such powers as the Board of Managers shall designate from time to time. Each officer shall hold office at the pleasure of the Board of Managers and until his or her successor shall have been duly elected and qualified, or until he or she shall resign or shall have been removed in the manner provided herein. Any individual may hold any number of offices. No officer need be a Member, Manager or a resident of the State of Delaware. Any officer may resign as such at any time. Such resignation shall be made in writing and shall take effect at the time specified therein or, if no time be specified, at the time of its receipt by the Board of Managers. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. Any officer may be removed as such, either with or without cause, at any time by the Board of Managers. The current officers of the Company are as set forth on EXHIBIT D.

(b) Duties of Officers Generally. The officers of the Company, in the performance of their duties as such, shall owe to the Company duties of loyalty and due care of the type owed by the officers of a corporation to such corporation and its stockholders under the laws of the State of Delaware.

17

SECTION 5.3. Member Powers and Meetings.

(a) Authority of the Members. Except as otherwise expressly provided in this Agreement, no Member shall have any authority to act for, or to assume any obligations or responsibility on behalf of, or to bind any other Member or the Company. Each of the Members agrees that it shall not represent to any third party with whom such Member is in contact concerning the affairs or the business of the Company that such Member has any authority to act for, or to assume any obligations or responsibilities on behalf of, the Company unless expressly authorized by the Board of Managers.

(b) Place and Time of Meetings. Meetings of the Members may be held at such place and at such time as may be designated by the Board of Managers. In the absence of a designation of place, meetings shall be held at the Company’s principal office. In the absence of a designation of time, meetings shall be held at 10:00 a.m.

(c) Regular Meetings. Regular meetings of Members may be held on an annual or other less frequent periodic basis as may be determined by the Board of Managers.

(d) Special Meetings. Special meetings of the Members for any purpose or purposes shall be called by the Board of Managers at the written demand of any Manager or Member holding at least fifty-one percent (51%) of the outstanding Units. Such demand shall state the purpose or purposes of the proposed meeting. Within ten (10) days after receiving a proper demand to call a meeting, the Board of Managers shall cause a meeting to be duly called on a Business Day determined by the Board of Managers within fifteen (15) days after the date of receipt of such request. Business transacted at any special meeting shall be limited to the purpose or purposes stated in the demand.

(e) Notices of Meetings. A written notice of each regular and/or special meeting of Members shall be given not less than two (2) nor more than sixty (60) days before the date of such meeting to each Member. Every notice of a meeting of Members shall state the place, date and hour of the meeting and the purpose or purposes for which the meeting is called.

(f) Waiver of Notice. Notice of any regular or special meeting may be waived either before, at or after such meeting in writing signed by the Member entitled to the notice. Attendance by a Member at a meeting shall constitute a waiver of notice of such meeting, unless the Member objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened.

(g) Quorum; Adjourned Meetings. The presence, in person or by proxy, of the Members who hold a majority of the Units held by the Members shall constitute a quorum for the transaction of business at any regular or special meeting of the Members. If a quorum is not present at a meeting, the Members present shall adjourn to such day as they shall agree upon by a vote of the Members present who hold a majority of the Units held by the Members who are then present. Notice of any adjourned meeting need not be

18

given if the date, time and place thereof are announced at the meeting at which the adjournment is taken. At adjourned meetings at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed. If a quorum is present, the Members may continue to transact business until adjournment notwithstanding the withdrawal of enough Members to leave less than a quorum.

(h) Conference Communications. To the fullest extent permitted under the Act, one or more Member(s) may participate in a meeting by any means of communication through which all Members participating in the meeting may simultaneously hear each other during the meeting. For the purposes of establishing a quorum and taking any action at the meeting, Members participating pursuant to this SECTION 5.3(h) shall be deemed present in person at the meeting, and the place of the meeting shall be the place of origination of the conference telephone conversation or other comparable communication technique.

(i) Voting. Except as expressly provided in this Agreement, the Members, in their capacity as members, shall not be entitled to vote on any matter. To the extent a vote of the Members is expressly provided in this Agreement, (A) except as specifically provided herein or otherwise required by applicable law, for all purposes hereunder, each Member shall be entitled to one (1) vote per Class A Unit registered in its name on the books of the Company, (B) except where otherwise required by the Act or this Agreement, all questions at a meeting shall be decided by a majority vote of the number of Units represented at the meeting at the time of the vote, (C) no Member shall have any cumulative voting rights and (D) to the fullest extent permitted under the Act, all Class A Units shall be voted as a single class.

(j) Written Action. Any action required or permitted be taken at a meeting of the Members may be taken without a meeting if a consent in writing, setting forth the action taken, is signed by a majority of the Members entitled to vote with respect to the subject matter thereof. The consents shall be filed in the minute book of the Company at the principal place of business of the Company.

(k) Duty of Care. A Member shall have no duty to the Company or the other Members other than a duty to discharge its duties pursuant to this Agreement in good faith.

SECTION 5.4. Approval of Apollo Related Party Transactions. Any Apollo Affiliate Transaction shall require the approval of at least three (3) Managers other than the Apollo Managers, including approval by the KMCP Manager (or if there is no KMCP Manager, of KMCP), and, at the request of such Managers, the Board of Managers shall obtain an opinion of an unaffiliated third party as to whether any such transaction, taken as a whole, is on terms which are no less favorable than can be obtained on an “arm’s-length” basis; provided that no further approval of an Apollo Affiliate Transaction is required for any of the transactions set forth on EXHIBIT E. Notwithstanding anything contained herein to the contrary, if the Company or any of its subsidiaries enters into any Apollo Affiliate Transaction, the Company shall pay the Sunflower Members and their respective transferees an amount equal to their pro rata share of the consideration to be paid (or amount to be distributed) by the Company and/or its subsidiaries in such transaction (calculated based on the aggregate Interests owned by Apollo and its Affiliates and by the Sunflower Members and their respective transferees).

19

ARTICLE VI

LIMITATIONS ON LIABILITY; INDEMNIFICATION

SECTION 6.1. General.

(a) Except as otherwise prohibited by applicable law, none of the Members, Managers or officers of the Company shall be liable to the Company or to any other Member, Manager or officer of the Company for any loss or damage occasioned by any acts or omissions in the performance of his, her or its obligations or service as a Member, Manager or officer of the Company unless such loss or damage is due to gross negligence, recklessness or willful misconduct of the Member, Manager or officer of the Company or was a breach of the such person’s fiduciary duties to the Company or the Members (as such duties have been modified or eliminated by this Agreement). In performing his, her or its duties, each Member, Manager or officer of the Company shall be fully protected in relying in good faith on the provisions of this Agreement and on information, opinions, reports or statements (including financial statements and information, opinions, reports or statements as to the value or amount of the assets, liabilities, profits or losses of the Company or any facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid) of the following other Persons or groups: one or more Managers, officers or employees of the Company; any attorney, independent accountant, appraiser or other expert or professional employed or engaged by or on behalf of the Company, or such Member, Manager, officer or employee in each case as to matters which such relying person reasonably believes to be within such other person’s competence.

(b) To the fullest extent permitted by law, the Company shall indemnify, hold harmless and defend each Indemnitee from and against any and all losses, claims, damages, liabilities, whether joint or several, expenses (including legal fees and expenses), judgments, fines and other amounts paid in settlement, incurred or suffered by such Indemnitee, as a party or otherwise, in connection with any threatened, pending or completed claim, demand, action, suit or proceeding, whether by or in the right of the Company, whether civil, criminal, administrative or investigative, and whether formal or informal, arising out of or in connection with the business or the operation of the Company if the Indemnitee’s conduct:

(i) was not a breach of the Indemnitee’s fiduciary duties to the Company or the Members (as such duties have been modified or eliminated by this Agreement);

(ii) did not include acts or omissions that involved gross negligence, recklessness or willful misconduct; and

(iii) did not include any transaction from which the Indemnitee derived an improper personal benefit.

20

The indemnification under this ARTICLE VI shall continue as to an Indemnitee who has ceased to serve in the capacity which initially entitled such Indemnitee to indemnity hereunder.

(c) To the fullest extent permitted by law and subject to SECTION 6.1(b), expenses incurred by an Indemnitee in defending any claim, demand, action, suit or proceeding subject to this ARTICLE VI shall, from time to time, be advanced by the Company before the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Indemnitee to repay such amount if it is determined that such Indemnitee is not entitled to be indemnified therefor pursuant to this ARTICLE VI.

(d) An Indemnitee shall not be denied indemnification in whole or in part under this ARTICLE VI merely because the Indemnitee had an interest in the transaction with respect to which the indemnification applies, if the transaction was not otherwise prohibited by the terms of this Agreement and the conduct of the Indemnitee satisfied the conditions set forth in SECTION 6.1(a).

(e) An Indemnitee shall have the right to employ separate counsel in any action as to which indemnification may be sought under any provision of this Agreement and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnitee unless (i) the Company has agreed in writing to pay such fees and expenses, (ii) the Company has failed to assume the defense thereof and employ counsel within a reasonable period of time after being notified of the claim for indemnification or (iii) the Indemnitee has been advised by its counsel that representation of such Indemnitee and other parties by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them. It is understood, however, that the Company shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys at any time for all such Indemnitees having actual or potential differing interests with the Company, unless but only to the extent the Indemnitees have actual or potential differing interests with each other.

SECTION 6.2. No Member Liability. Any indemnification provided under this ARTICLE VI shall be satisfied solely out of assets of the Company, as an expense of the Company. No Member shall be subject to personal liability by reason of these indemnification provisions.

SECTION 6.3. Settlements. The Company shall not be liable for any settlement of any such action effected without its written consent, but if settled with such written consent, or if there is a final judgment against the Indemnitee in any such action, the Company agrees to indemnify and hold harmless the Indemnitee to the extent provided above from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

21

SECTION 6.4. Amendments. Any amendment of this ARTICLE VI shall not adversely affect any right or protection of an Indemnitee who was serving at the time of such amendment or repeal, and such rights and protections shall survive such amendment or repeal with respect to events that occurred before such amendment or repeal.

ARTICLE VII

TRANSFER OF A MEMBER’S INTEREST

SECTION 7.1. General. Except as otherwise expressly provided or permitted by this Agreement, no Member may Transfer or suffer a Disposition of any number of the Member’s Units without the prior written consent of Apollo. Any such Transfer or Disposition which is not made pursuant to and in accordance with the terms and conditions of this Agreement shall be void and of no effect and shall vest no right, title or interest in the transferee. Notwithstanding anything in this Agreement to the contrary, no Transfer of Units shall be permitted without the prior written consent of Apollo except for (a) Transfers to a Permitted Transferee in compliance with SECTION 7.2, (b) Transfers as a Remaining Member pursuant to SECTION 7.3 and (c) Involuntary Transfers in compliance with SECTION 7.5. Notwithstanding any of the foregoing or any other provision in this Agreement, any Transfer which results in the Company or Apollo being deemed an “affiliate” of an “investment company” pursuant to the Investment Company Act of 1940, shall be null and void ab initio. In addition, notwithstanding any provision of this Agreement to the contrary, the provisions of SECTIONS 7.1, 7.2 and 7.3 shall not apply to KMCP or any direct or indirect transferee of KMCP commencing on the 8th Anniversary of the Closing Date.

SECTION 7.2. Permitted Transfers. Subject to the satisfaction of the additional conditions specified in this SECTION 7.2, Transfers of some or all of the Units held by a Member to or from their respective Permitted Transferees and between or among their respective Permitted Transferees (collectively, “Permitted Transfers”) are hereby specifically permitted, will not require the advance written consent of the Members or the Board of Managers and will not trigger or create any purchase options or other options or obligations under this Agreement (including, without limitation, pursuant to SECTION 7.3(a)); provided, that any such Transfer shall require prompt written notice to the Company and the other Members, specifying the number of Units proposed to be transferred, the name and address of the proposed transferee, the consideration and payment terms, and any other terms and conditions of the Transfer. In each such situation, the Transfer will only be permitted if, prior to completion of such Transfer, the following shall promptly be provided to the Board of Managers, a written agreement of the transferee, in form and substance satisfactory to the Board of Managers, to be bound by this Agreement, which shall include an agreement by the transferee to execute any and all other documents that the Board of Managers may deem necessary or appropriate to effect and evidence such Transfer and the agreements indicated above.

22

SECTION 7.3. Voluntary Transfers. Except as provided in SECTION 7.2, a Member may not affect a Voluntary Transfer of all or any portion of such Member’s Units except in accordance with this SECTION 7.3. Any Offering Member proposing to Transfer any of the Units held by such Offering Member shall be required to provide written notice (the “Transfer Notice”) of such proposed Transfer to the Remaining Members and the Board of Managers. The Transfer Notice shall specify the number of the Transfer Units proposed to be Transferred, the name and address of the proposed transferee, the consideration and payment terms, and any other terms and conditions of the Transfer. Delivery of the Transfer Notice shall create the following options:

(a) Tag-Along Option. The Offering Member shall be entitled to Transfer the Transfer Units to a third party in accordance with the terms of this SECTION 7.3; provided, that at the option of each Remaining Member, the Offering Member agrees to condition its Transfer to the proposed transferee upon acquisition by the proposed transferee of a “proportionate share” of the Units of each such electing Remaining Member, at the same per unit price and under the same terms and conditions involved in the sale of the Transfer Units by the Offering Member. For purposes of this SECTION 7.3, a “proportionate share” shall be the percentage equal to the ratio of (i) the number of Units to be sold by the Offering Member to the proposed transferee, divided by (ii) the total number of Units owned by the Offering Member prior to such sale. Each Remaining Member may exercise this option only by providing the Offering Member with a written notice specifying the number of Units that such Remaining Member desires to Transfer to the proposed transferee within sixty (60) days from receipt of the Transfer Notice. If the proposed transferee is unwilling to purchase any Units from any Remaining Member exercising its option pursuant to this SECTION 7.3(a), then the Offering Member shall be required to reduce the number of Units being Transferred by the Offering Member to allow for the Transfer to the proposed transferee of the proportionate share of Units of each such Remaining Member desiring to exercise such option.

(b) Drag-Along Option. If the Offering Member is proposing to Transfer more than 25% of the total number of outstanding Units to a third party that is neither an Affiliate of the Offering Member or a Member (or an Affiliate of another Member), the Offering Member shall have the right to require each of the Remaining Members to Transfer a proportionate share of the Units owned by such Remaining Members to the proposed transferee, at the same per unit price and under the same terms and conditions involved in the sale of the Transfer Units by the Offering Member.

Any and all Transfers of Units to the proposed transferee by any Remaining Members pursuant to this SECTION 7.3 shall be made concurrently, and on the same terms and conditions as the Transfer by the Offering Member. Such terms and conditions may include, without limitation: the payment of fees, commissions and expenses to the purchaser(s) or any third party; and the provision of representations, warranties and indemnifications. If such Transfer is structured as a merger or consolidation, each Remaining Member hereby agrees to waive all dissenter’s rights, appraisal rights and similar rights in connection with such merger or consolidation.

SECTION 7.4. Preemptive Rights. Subject to the other requirements set forth in this Agreement, prior to issuing any equity securities of the Company (excluding Class B Units or other equity securities issued to employees of the Company in consideration for such employee’s services to the Company or securities issued to lenders or strategic partners or in connection with the acquisition of assets or securities of a business (including by merger, consolidation or other reorganization), in each case, that have been approved by the Board of Managers) (such equity

23

securities, “New Units”), the Company shall offer (the “New Unit Offer”) each of the holders of Units an opportunity to purchase a portion of the New Units equal to such Member’s Interest; provided, that if the New Units are of an existing Class of Units, the New Units offered to each Member shall be of the same Class of Units as such Member was originally issued. The Company shall make such New Unit Offer by providing each holder of Units with written notice (the “New Unit Notice”) setting forth the rights of such New Units and the terms and conditions of such sale of New Units (including the purchase price therefor). Each holder of Units may elect to acquire all or any portion of its portion of the New Unit Offer by delivering written notice of its acceptance to the Company within sixty (60) days after delivery of the New Unit Notice (the “Election Notice”). If any holder of Units has elected to purchase the New Units, as applicable, the sale thereof shall be consummated on the proposed closing date set forth in the New Unit Notice which shall be no sooner than the seventy-five (75) day following the giving of the New Unit Notice. In the event any holder of Units elects not to exercise its right pursuant to this SECTION 7.4, fails to timely give an Election Notice or fails to purchase the New Units allocated to it at the closing designated therefor by the Company, such holder of Units shall cease to have any rights hereunder with respect to such New Unit Offer.

SECTION 7.5. Involuntary Transfer.

(a) General. In the event of an Involuntary Transfer, the Offering Member shall be required to send written notice to the Remaining Members and the Board of Managers describing in reasonable detail such event, including the identity of the transferee and the circumstances of the Involuntary Transfer.

(b) Purchase Option. Upon the occurrence of an Involuntary Transfer, the Remaining Members and the Company shall have the option, exercisable by written notice to the Offering Member or to its successor or legal representative, as the case may be, to purchase all or any portion of the Transfer Units of the Offering Member. The purchase price to be paid to the Offering Member shall be the Buy-Sell Value of the Transfer Units, and the payment terms shall be as set forth in SECTION 7.5(f) herein; provided, however, that decisions to be made by the purchasing party shall be as decided by those Remaining Members holding a majority of the Units held by all Remaining Members.

(c) First Option in Favor of the Remaining Members. Unless otherwise agreed among the Remaining Members, each Remaining Member shall have the option to purchase that percentage of the Transfer Units which bears the same ratio as the Units of such Remaining Member bears to the Units of all Remaining Members. The Remaining Members shall have a period of sixty (60) days from determination of the Buy-Sell Value within which to exercise such option by written notice delivered to the Offering Member and the Board of Managers specifying the number and Class of Transfer Units that such Remaining Member is offering to purchase. In the event that a Remaining Member does not offer to purchase the full amount of the Transfer Units that such Remaining Member is entitled to purchase, the other Remaining Members, if any, may purchase the excess on a pro rata basis, and the sixty (60) day period specified above shall be extended as necessary to accommodate this process.

24

(d) Second Option in Favor of the Company. After the expiration of the Remaining Members’ option described in SECTION 7.5(c) above, the Company shall have the option to acquire all or any number of the Transfer Units not offered to be purchased by the Remaining Members under SECTION 7.5(c) above. The Company shall have a period of sixty (60) days from expiration of the sixty (60) day period set forth in SECTION 7.5(c) above within which to exercise such option by written notice delivered to the Offering Member and the Remaining Members specifying the number and Class of Transfer Units that the Company is offering to purchase.

(e) Failure to Exercise Option. Upon expiration of the option period provided to the Company under SECTION 7.5(d) above, as applicable, an Involuntary Transfer of that number of the Transfer Units not elected to be purchased by the Remaining Members and the Company will occur, and such interest shall be Transferred in accordance with the provisions set forth in the Act. Following an Involuntary Transfer, the involuntary transferee shall be obligated to provide the following to the Board of Managers: (A) a written agreement of the involuntary transferee, in form and substance satisfactory to the Board of Managers, to be bound by this Agreement and all other agreements applicable to the Members, which shall include an agreement by the involuntary transferee to execute any and all other documents that the Board of Managers may deem necessary or appropriate in order to effect and evidence such Transfer and to confirm that the involuntary transferee and the Transfer Units are subject to and bound by this Agreement; and (B) if requested by Board of Managers, an opinion of counsel, satisfactory in form and substance to the chief executive officer, that the Involuntary Transfer will not terminate the Company and that the Involuntary Transfer constitutes an exempt transaction that does not require registration under applicable securities laws; provided that any decision by the Board of Managers regarding the matters set forth in this sentence shall require the consent of a majority of the Managers.

(f) Payment Terms. Unless otherwise agreed to by the parties, where any provision of this Agreement provides that the payment terms shall be as specified in this SECTION 7.5(f), the purchase price shall be payable to the Offering Member or its successor or legal representative as follows:

(i) twenty percent (20%) of the purchase price in cash; and

(ii) the balance of the purchase price will be represented by a promissory note bearing interest at an annual rate of interest equal to the then current Prime Rate (which rate shall thereafter be fixed for the term of the promissory note), and which promissory note will be payable in equal consecutive monthly installments sufficient to amortize all principal and interest thereunder over sixty (60) equal monthly payments.

(g) Conversion upon Involuntary Transfer. Upon the occurrence of an Involuntary Transfer of the Class A Units held by the Liquidating Trust or a Sunflower Member, such Class A Units shall convert into non-voting Class B Units unless Apollo elects to purchase such Class A Units pursuant to SECTION 7.5(c).

(h) Notwithstanding anything to the contrary contained herein, in the event a purchase (or the payment of the purchase price in respect of such purchase) by the Company pursuant to this SECTION 7.5 would violate or conflict with any statute, rule, injunction, regulation, order, judgment or decree applicable to the Company or by which it or its properties is bound or affected or would result in any breach of, or constitute a change of control or a default (or an event which with notice or lapse of time, or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the property or assets of the Company pursuant to, any note, bond, contract, agreement, lease, license, franchise or other instrument or obligation to which the Company is a party or by which any of its properties is bound or affected, the rights of the Company to purchase Units pursuant to this SECTION 7.5 shall be suspended until the date that falls sixty (60) days following such time as such prohibition first lapses or is waived and no such default would be caused. For the purposes of this SECTION 7.5 only, the date of such lapse or waiver shall be deemed the date of the Involuntary Transfer for purposes of the purchase and sale of Units by the Company pursuant to this SECTION 7.5.

25

SECTION 7.6. Closing Procedures. The closing of any purchase or sale of Units pursuant to this ARTICLE VII shall occur at the principal business office of the Company. At the closing, the selling party shall deliver to the purchasing party, in exchange for payment of the purchase price, assignments of interest, instruments of conveyance and such other documents as the purchasing party shall reasonably require to give it good and clear record and marketable title to all of the selling party’s right, title and interest in and to the Units free and clear of all Liens, but shall not be obligated to make any other representations and warranties other than with respect to its organization, its authority to enter into the transaction, non-contravention, and broker fees. The selling party shall warrant that the selling party has good title to, the right to possession of and the right to sell the Units and that the Units are transferred to the purchasing party free and clear of all Liens, except those as have been imposed by this Agreement. Each selling party shall further warrant that the selling party will indemnify and hold harmless the purchasing party for all costs, expenses and fees incurred in defending the title to and/or the right to possession of such Units.

SECTION 7.7. Structuring of Exit Transactions. Subject to the terms and conditions of this Agreement, if the Board of Managers determines to make a Qualifying Offering or otherwise to convert the Company to a Delaware corporation, the Company and the Members agree to convert the Company into a Delaware corporation to facilitate such Qualifying Offering or other transaction, or for any other purpose. Each Member hereby agrees that in connection with any Qualifying Offering or conversion pursuant to this SECTION 7.7 it shall, at the request of the Board of Managers, enter into (a) customary underwriting agreements, lockup agreements, registration rights agreements and such other customary agreements as requested by the Board of Managers and (b) a stockholder agreement reflecting the terms and provisions of this Agreement.

ARTICLE VIII

CERTAIN COVENANTS

SECTION 8.1. Activities of Liquidating Trust. Without the prior written consent of Apollo (which may be granted or withheld for any reason in Apollo’s sole discretion), the Liquidating Trust shall not (a) engage in any activity other than holding Interests pursuant to this Agreement or (b) issue any securities.

26

SECTION 8.2. Confidentiality. Each Member agrees to keep in strictest confidence all product information, pricing information, marketing plans and information and all financial information regarding the Company and all other information identified as secret or confidential or which, from the circumstances, in good faith and good conscience ought to be treated as confidential, relating to the financial condition, marketing plans, advertising strategy, software, intellectual property, work product, trade secrets, products, product offerings, customers, customer contacts, vendors, vendor contacts or other information of the business or affairs of the Company which such Member may have developed, learned, or acquired in connection with his/its ownership interest in the Company (collectively, the “Confidential Information”); provided, however, that this covenant shall not apply to information (i) which such Member can establish is already in the public domain, (ii) which subsequently becomes publicly known, other than as a direct or indirect result of the breach of this Agreement or any other agreement to which it is a party by any Member; (iii) which is already in the possession of such Member, without any restriction on disclosure, prior to any disclosure of such Confidential Information to such Member by or on behalf of the Company; (iv) which is independently developed by such Member or its Affiliates without the use of any Confidential Information; (v) which is lawfully disclosed, without any restriction on additional disclosure, to such Member by a third party who is free lawfully to disclose the same; or (vi) is disclosed with the prior written approval of the Company. Each Member agrees that he/it will not, without the prior written consent of the Company, communicate or disclose to any unauthorized Person or use any of the Confidential Information. In the event that a Member is required, pursuant to the order or requirement of a court, administrative agency, or other governmental body, to disclose Confidential Information, such disclosure shall not be deemed a breach of this Agreement; provided, however, that such Member shall provide prompt notice of such court order or requirement to the Company to enable the Company to seek a protective order or otherwise prevent or restrict such disclosure.

SECTION 8.3. General Liability Insurance. The Company shall obtain and maintain a general liability insurance policy, and such other policies of insurance, as are customary and reasonable in connection with the operation of its business as determined by the Board of Managers.

SECTION 8.4. Information Rights. The Company shall provide to KMCP (or if applicable, any Permitted Transferee of KMCP), at such time as the following information and materials are made available to the Board of Managers, Apollo or any of Apollo’s Affiliates, copies of all quarterly and annual financial statements (whether audited or unaudited).

SECTION 8.5. Certain Tax Matters. It is intended that the Company be treated as a corporation for U.S. federal income tax purposes from the day prior to the Closing Date of the Contribution Agreement (as defined therein), and the Board of Managers shall make an appropriate election for the Company to be so characterized.

SECTION 8.6. Reasonable Restriction; Limits of Enforcement. Each Member agrees that the restrictions set forth in SECTIONS 8.1 and 8.2 of this Agreement and the duration, geographic area and scope thereof are, under all circumstances, reasonable and necessary to safeguard the interests of the Company.

27

SECTION 8.7. Blue Pencil Doctrine. If the duration or geographical extent of, or business activities covered by, the covenants in SECTIONS 8.1 and 8.2 are in excess of what is valid and enforceable under applicable law, then such provisions shall be construed to cover only that duration, geographical extent or activities that are valid and enforceable. Each Member expressly stipulates that this Agreement be given the construction which renders its provisions valid and enforceable to the maximum extent (not exceeding its express terms) possible under applicable law.

SECTION 8.8. Survival. The provision of this ARTICLE VIII shall survive the termination of this Agreement.

ARTICLE IX

DISSOLUTION AND LIQUIDATION

SECTION 9.1. Dissolution. The Company shall be dissolved upon the happening of any of the following events (each, a “Liquidating Event”):

(a) upon the unanimous vote of the Members;

(b) upon the election of the Board of Managers to dissolve the Company; or

(c) upon a judicial dissolution of the Company pursuant to Section 18-802 of the Act.

No other event, including the retirement, withdrawal, insolvency, liquidation, dissolution, insanity, resignation, expulsion, bankruptcy, death, incapacity or adjudication of incompetency of a Member shall cause the dissolution of the Company.

SECTION 9.2. Filing of Certificate of Cancellation. If the Company is dissolved, the Board of Managers shall promptly file a Certificate of Cancellation with the Secretary of State.

SECTION 9.3. Winding Up.

(a) Upon the occurrence of a Liquidating Event, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets (subject to the provisions of SECTION 9.3(b) below), and satisfying the claims of its creditors and Members. No Member shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Company’s business and affairs. Any Person elected by the Members owning 51% of the total Units (the “Liquidator”) shall be responsible for overseeing the winding up and dissolution of the Company and shall take full account of the Company’s liabilities and assets and the Company assets shall be liquidated as promptly as is consistent with obtaining the fair market value thereof, and the proceeds therefrom shall be applied and distributed in accordance with ARTICLE IV hereof.

28

(b) Notwithstanding the provisions of SECTION 9.3(a) hereof which require liquidation of the assets of the Company, but subject to the order of priorities set forth in SECTION 4.2, if prior to or upon dissolution of the Company the Liquidator determines that an immediate sale of part or all of the Company’s assets would be impractical or would cause undue loss to the Members, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Company (including to those Members as creditors) and/or distribute to the Members, in lieu of cash, as tenants in common and in accordance with the provisions of SECTION 9.3(a) hereof, undivided interests in such Company assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Members, and shall be subject to such conditions relating to the disposition and management of such assets as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such assets at such time. The Liquidator shall determine the fair market value of any asset distributed in kind using such reasonable method of valuation as it may adopt.

(c) As part of the liquidation and winding-up of the Company, the Liquidator may sell Company assets only with the consent of the Board of Managers, and solely on an “arm’s-length” basis, at the best price and on the best terms and conditions as the Liquidator in good faith believes are reasonably available at the time.

(d) The Board of Managers shall not receive any additional compensation for any services performed pursuant to this ARTICLE IX, but shall be reimbursed for any expenses incurred on behalf of the Company.

SECTION 9.4. Indebtedness of Members. Notwithstanding the foregoing, if any Member shall be indebted to the Company, then until payment of such amount by him, her, or it, the Liquidator shall retain such Member’s distributive share of the assets and apply such assets or the income therefrom to the liquidation of such indebtedness and the cost of holding such assets during the period of such liquidation. If such amount has not been paid or otherwise liquidated at the expiration of six (6) months after the date of dissolution of the Company, the Liquidator may sell the Units of such Member at a public or private sale at the best price immediately obtainable which shall be determined in the sole judgment of the Liquidator. The proceeds of such sale shall be applied to the liquidation of the amount then due under this ARTICLE IX, and the balance of such proceeds, if any, shall be delivered to such Member.

SECTION 9.5. Rights of Members. Except as otherwise provided in this Agreement, each Member shall look solely to the assets of the Company for the return of its Capital Contribution and shall have no right or power to demand or receive assets other than cash from the Company. Except as provided herein, no Member shall have priority over any other Member as to the return of its Capital Contributions or distributions, except as expressly provided in this Agreement.

SECTION 9.6. Documentation of Liquidation. Upon the completion of the liquidation of the Company cash and assets as provided in SECTION 9.3 hereof, the Company shall be terminated and the Certificate and all qualifications of the Company as a foreign limited liability

29

company in jurisdictions shall be canceled and such other actions as may be necessary to terminate the Company shall be taken. The Liquidator shall have the authority to execute and record any and all documents or instruments required to effect the dissolution, liquidation and termination of the Company.

SECTION 9.7. Reasonable Time for Winding-Up. A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Company and the liquidation of its assets pursuant to SECTION 9.3 hereof, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect between the Members during the period of liquidation.

SECTION 9.8. Liability of the Liquidator. The Liquidator shall be indemnified and held harmless by the Company from and against any and all claims, demands, liabilities, costs, damages and causes of action of any nature whatsoever arising out of or incidental to the Liquidator’s taking of any action authorized under or within the scope of this Agreement; provided, however, that the Liquidator shall not be entitled to indemnification, and shall not be held harmless, where the claim, demand, liability, cost, damage or cause of action at issue arises out of:

(a) a matter entirely unrelated to the Liquidator’s action or conduct pursuant to the provisions of this Agreement; or

(b) the proven willful misconduct or gross negligence of the Liquidator.

SECTION 9.9. Waiver of Partition. Each Member hereby waives any right to partition of the Company property.

ARTICLE X

MISCELLANEOUS

SECTION 10.1. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law. The laws of the State of Delaware shall be applied in construing the Agreement.

SECTION 10.2. Waiver of Jury Trial; Consent to Jurisdiction. THE COMPANY AND EACH MEMBER HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. Each party hereby irrevocably submits to the exclusive jurisdiction of the federal courts located in the State of New York for the purpose of adjudicating any dispute arising hereunder. Each party hereby irrevocably and unconditionally waives and agrees not to plead or claim in any such court any objection to such jurisdiction, whether on the grounds of hardship, inconvenient forum or otherwise. Each party further agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth in SECTION 10.4 shall be effective service of process for any action, suit or proceeding with respect to any matters to which it has submitted to jurisdiction in this SECTION 10.2.

30

SECTION 10.3. Amendments and Waivers.

(a) Amendments. Except as otherwise provided in this Agreement, this Agreement and any provision hereof may be amended or modified from time to time only by a written instrument adopted by the Board of Managers; provided, however, that except as otherwise expressly provided herein, an amendment or modification (other than amendments or modifications adding new Classes of Units or issuing additional Units) that (i) materially, adversely and disproportionately affect the holders of any Class of Units shall be effective only with that consent of the holders of a majority of such Class of Units or (ii) materially, adversely and disproportionately affects the rights of KMCP or any of its Permitted Transferees shall be effective only with that consent of KMCP. SECTIONS 5.1 and 5.4 and this SECTION 10.3 may not be amended except upon the approval of at least five (5) Managers of the Board and SECTION 10.3(a)(ii) and the provisions of SECTION 5.1(b) applicable to the KMCP Manager may not be amended without the approval of KMCP.

(b) Waivers. By an instrument in writing, the Company and the Members may waive compliance by the Company and any other Member with any provision of this Agreement; provided, however, that such waiver shall not operate as a waiver of, or estoppel with respect to, any other or subsequent failure or with respect to the Company or a Member that has not executed and delivered any such waiver. No failure to exercise and no delay in exercising any right, remedy, or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, or power hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, or power provided herein or by law or at equity.

SECTION 10.4. Notices. All notices required or permitted to be given hereunder shall be in writing and may be delivered by hand, by facsimile, by private courier, or by United States mail. Notices delivered by mail shall be deemed delivered five (5) Business Days after being deposited in the United States mail, postage prepaid, registered or certified mail, return receipt requested. Notices delivered by hand, by facsimile, or by private carrier shall be deemed given on the first Business Day following receipt; provided, however, that a notice delivered by facsimile shall only be effective if such notice is also delivered by hand, or deposited in the United States mail, postage prepaid, registered or certified mail, on or before two (2) Business Days after its delivery by facsimile. All notices to the Company shall be delivered to the following address and all notices to Members shall be delivered to the addresses set forth on EXHIBIT A (or at such other address for a party as shall be specified by like notice, except that notices after giving of which there is a designated period within which to perform an act and notices of changes of address shall be effective only upon receipt):

Apollo Reunion LLC

c/o Apollo Management, L.P.

2000 Avenue of the Stars, Suite 510 North

Attn: Andrew Jhawar or Michael Cohen

Fax: 310.878.0160

31

With a copy (which will not constitute notice) to:

Morgan, Lewis & Bockius LLP

101 Park Avenue

New York, New York 10178

Attn: Robert G. Robison or R. Alec Dawson

Fax: 212.309.6001

and to:

Sprouts Farmers Markets, LLC

11811 N. Tatum Blvd.

Phoenix, Arizona 85028

Attn: Premier Grocery, Inc.

Fax: 480.814.8017

With a copy (which will not constitute notice) to:

Greenberg Traurig, LLP

2375 East Camelback Road Suite 700

Phoenix, Arizona 85016

Attn: Quinn P. Williams

Fax: 602.445.8647

Notice of change of address shall be effective only when done in accordance with this SECTION 10.4.

SECTION 10.5. Waiver of Certain Rights.

(a) To the fullest extent permitted by law, each Member irrevocably waives any right to maintain any action for dissolution (except pursuant to Section 18-802 of the Act) of the Company or for partition of the property of the Company.

(b) Each Member acknowledges and understands that Morgan, Lewis & Bockius LLP, as Apollo legal advisor, and Greenberg Traurig, LLP, as Sprouts legal advisor, have provided legal advice to their respective clients in connection with this Agreement, the Contribution Agreement and the Merger Agreement. Each Member hereby consents to the retention by the other Member of either firm and waives any conflict that it may have in connection with such retention. Each Member further consents to, in advance, and waives any conflict that that may hereafter arise in connection with Morgan, Lewis & Bockius LLP’s and Greenberg Traurig, LLP’s future representation of a Member, the Company or one or more of their respective Affiliates, or their respective equity holders, officers, directors or managers in connection with matters in which such Affiliates or their respective equity holders, officers, directors or managers are adverse to the Company, a Member or any of its Affiliates, including without limitation any disputes that such Affiliates or their respective equity holders, officers, directors or managers may hereafter have with the Company. The Company hereby agrees, in advance, to waive any actual or potential conflict of interest that may hereafter

32

arise in connection with Morgan, Lewis & Bockius LLP’s and Greenberg Traurig, LLP’s future representation of one or more of the Company’s Affiliates or their respective equity holders, officers, directors or managers on matters in which the interests of such Affiliate or their respective equity holders, officers, directors or managers are adverse to the interests of the Company, including any matters that arise out of this Agreement or that are substantially related to this Agreement, the Contribution Agreement or the Merger Agreement. Notwithstanding anything to the contrary herein, nothing contained in this SECTION 10.5(b) shall constitute a waiver of attorney client privilege by any such Member with respect to services provided by any such attorneys prior to the Closing. Such waivers are made expressly for the benefit of Morgan, Lewis & Bockius LLP and Greenberg Traurig, LLP.

SECTION 10.6. Entire Agreement. This Agreement, the Contribution Agreement, the Trust Agreement and the Merger Agreement constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersedes all prior agreements and undertakings, both written and oral, between the parties with respect to the subject matter hereof and thereof, except for contracts and agreements referred herein.

SECTION 10.7. No Agency. Except to the extent expressly provided herein, this Agreement shall not constitute an appointment of any of the Members as the legal representative or agent of any other Member, nor shall any Member have any right or authority to assume, create or incur in any manner any obligation or other liability of any kind, express or implied, against, or in the name or on behalf of, any other party.

SECTION 10.8. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible within a reasonable period of time.

SECTION 10.9. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

SECTION 10.10. Headings; Exhibits. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All exhibits and annexes attached hereto are incorporated in and made a part of this Agreement as if set forth in full herein.

SECTION 10.11. Further Assurances. The Company and each Member shall execute and deliver such instruments and take such other actions as may be reasonably required in order to carry out the intent of this Agreement.

33

SECTION 10.12. Specific Performance. The Company and each of the Members acknowledges and agrees that in the event of any breach of this Agreement the non-breaching party would be irreparably harmed and could not be made whole by monetary damages. It is accordingly agreed that the parties hereto will waive the defense in any action for specific performance that a remedy at law would be adequate and that the Company and the Members hereto, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of this Agreement.

SECTION 10.13. Successors and Assigns; Third Party Beneficiaries. This Agreement shall be binding upon the transferees, successors, heirs, executors, assigns and legal representatives of the parties to this Agreement. Except as otherwise expressly provided in this Agreement, no third party beneficiaries are intended or shall be deemed to be created hereby, and none of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Company.

SECTION 10.14. Preparation of Agreement. Each party has consulted with and has been represented by legal counsel of its own choice in connection with the meaning, interpretation, negotiation, drafting and effect of this Agreement. The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

SECTION 10.15. Pronouns and Plurals. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. Any references in this Agreement to “including” shall be deemed to mean “including without limitation.”

SECTION 10.16. Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respects, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

[SIGNATURE PAGE TO FOLLOW]

34

IN WITNESS WHEREOF, the Company and each of the Members have caused this Amended and Restated Limited Liability Company Agreement to be executed by their duly authorized representatives as of the day and year first written above.

COMPANY:

SPROUTS FARMERS MARKETS, LLC

Signed:
By:
Its:

MEMBERS:

AP SPROUTS HOLDINGS, LLC

By:	Apollo Management VI, L.P,
its manager

By:	AIF VI Management, LLC,
its general partner

By:
Name:
Title:

AP SPROUTS HOLDINGS (OVERSEAS), L.P.

By:	AP Sprouts Holdings (Overseas) GP, LLC,
its general partner

By:	Apollo Management VI, L.P,
its manager

By:	AIF VI Management, LLC,
its general partner

By:
Name:
Title:

[Signature Page to Amended and Restated Limited Liability Company Agreement of

Sprouts Farmers Market, LLC]

AP SPROUTS MANAGEMENT, LLC

By:	Apollo Management VI, L.P,
its manager

By:	AIF VI Management, LLC,
its general partner

By:
Name:
Title:

AP SPROUTS COINVEST, LLC

By:	Apollo Management VI, L.P,
its manager

By:	AIF VI Management, LLC,
its general partner

By:
Name:
Title:

AP SPROUTS INCENTIVE, LLC

By:	Apollo Management VI, L.P,
its manager

By:	AIF VI Management, LLC,
its general partner

By:
Name:
Title:

[Signature Page to Amended and Restated Limited Liability Company Agreement of

Sprouts Farmers Market, LLC]

SFM LIQUIDATING TRUST

By: BANKERS TRUST COMPANY, A STATE CHARTERED BANK, AS TRUSTEE OF THE SFM LIQUIDATING TRUST, an Arizona trust under The Liquidating Trust Agreement, dated April 18, 2011

By:
	Name:	Diana Cook
	Its:	Vice President

Michael Gilliland

PHILANTHROPIECE FOUNDATION, INC.

By:
Name:
Title:

IAN PATRICK GILLILAND TRUST UNDER THE 1996 ANNUITY TRUST

By:
Name:
Title:	Trustee

STELLA ELIZABETH GILLILAND TRUST UNDER THE 1996 ANNUITY TRUST

By:
Name:
Title:	Trustee

[Signature Page to Amended and Restated Limited Liability Company Agreement of

Sprouts Farmers Market, LLC]

NEWFLOWER HOLDINGS LLC

By:
Name:
Title:

KMCP GROCERY INVESTORS, LLC

By:
Name:
Title:

[Signature Page to Amended and Restated Limited Liability Company Agreement of

Sprouts Farmers Market, LLC]

EXHIBIT A

SCHEDULE OF MEMBERS

Name and Address	Initial Contribution	Class A Units	Class B Units	Total Units

AP Sprouts Holdings, LLC c/o Apollo Management VI, L.P. 9 West 57th Street, 43rd Floor New York, NY 10019 United States of America Attn: Andrew Jhawar or Michael Cohen Fax: 310.878.0160	$107,555,607.00	2,940,188.32	0	2,940,188.32

AP Sprouts Holdings (Overseas), L.P. c/o Apollo Management VI, L.P. 9 West 57th Street, 43rd Floor New York, NY 10019 Attn: Andrew Jhawar or Michael Cohen Fax: 310.878.0160	$97,750,593.00	2,672,154.07	0	2,672,154.07

AP Sprouts Management, LLC c/o Apollo Management VI, L.P. 9 West 57th Street, 43rd Floor New York, NY 10019 Attn: Andrew Jhawar or Michael Cohen Fax: 310.878.0160	$4,620,000.00	126,294.38	0	126,294.38

A-1

Name and Address	Initial Contribution	Class A Units	Class B Units	Total Units

AP Sprouts Coinvest, LLC c/o Apollo Management VI, L.P. 9 West 57th Street, 43rd Floor New York, NY 10019 Attn: Andrew Jhawar or Michael Cohen Fax: 310.878.0160	$2,000,000.00	54,672.90	0	54,672.90

AP Sprouts Incentive, LLC. c/o Apollo Management VI, L.P. 9 West 57th Street, 43rd Floor New York, NY 10019 Attn: Andrew Jhawar or Michael Cohen Fax: 310.878.0160	$2,073,800.00	56,690.33	0	56,690.33

SFM Liquidating Trust c/o Bankers Trust Company, National Association 4742 N. 24th Street, Suite 165 Phoenix, AZ 85016 Attn: Trustee Fax: 515-247-2101	$151,811,965.81	4,150,000	0	4,150,000

[New Members]

TOTAL:		10,000,000	0	10,000,000

A-2

EXHIBIT B

OBSERVERS TO THE BOARD

Observers

Scott Wing (Executive Manager Observer)

Brian Roberts (Apollo Observer)

B-1

EXHIBIT C

FORM OF PROXY DESIGNATION FORM

The undersigned, a duly appointed Manager of Sprouts Farmers Market, LLC (the “Company”), hereby appoints                      as the undersigned’s proxy (the “Proxy”), pursuant to SECTION 5.1(c) of the Amended and Restated Limited Liability Company Agreement of the Company, as amended, modified or supplemented from time to time (the “Agreement”; capitalized terms used but not defined herein have the meanings ascribed to them in the Agreement), to act in the undersigned’s stead as a Manager.

The Proxy may be revoked by the undersigned or the Member who has appointed the undersigned at any time, with or without cause, by written notice to the Company.

IN WITNESS WHEREOF, the undersigned has executed this Proxy as of              , 20    .

By:

Name:
Title:

C-1

EXHIBIT D

CURRENT OFFICERS

Name	Title
Shon Boney	Chief Executive Officer
Doug Sanders	President
Jim Neilson	Chief Operating Officer
Amin Maredia	Chief Financial Officer & Treasurer
Brandon Lombardi	General Counsel & Secretary

D-1

EXHIBIT E

APPROVED TRANSACTIONS

Transition Services Agreement dated April 11, 2011 by and between the Company and Smart and Final Stores, LLC

E-1

EXHIBIT I

Form of Release

FORM OF ACKNOWLEDGMENT AND RELEASE

This ACKNOWLEDGMENT AND RELEASE (this “Release”) is made as of the date set forth on the signature page hereto by the individual identified on the signature page hereto (the “Securityholder”).

WHEREAS, Sprouts Farmers Markets, LLC, a Delaware limited liability company (“Parent”), Sprouts Farmers Markets Holdings, LLC, a Delaware limited liability company (the “Buyer”), Sunflower Farmers Markets, Inc., a Delaware corporation (the “Company”), Centennial Interim Merger Sub, Inc., a Delaware corporation (the “Interim Merger Sub”), Centennial Post-Closing Merger Sub, LLC, a Delaware limited liability company, and KMCP Grocery Investors, LLC (the “Representative”), entered into a Merger Agreement on March 9, 2012 (the “Merger Agreement”), which provides for the merger of Interim Merger Sub with and into Company (the “Merger”);

WHEREAS, in consideration for the payments due with respect to all outstanding options or warrants, as applicable, of the Company held by the Securityholder (the “Securities”), the Securityholder is entering into this Release in order to induce the Parent and the Buyer to enter into the Merger Agreement and cause the transactions contemplated by the Merger Agreement to be consummated; and

WHEREAS, capitalized terms used but not otherwise defined in this Release have the meanings assigned to such terms in the Merger Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Securityholder hereby acknowledges and agrees as follows:

1. Acknowledgment.

(a) The Securityholder accepts and agrees to be bound by the applicable provisions of Article II, Section 5.12, Article VIII and Article IX of the Merger Agreement, including the escrow and indemnification provisions set forth in Section 2.10 and Article VIII of the Merger Agreement.

(b) The Securityholder acknowledges and approves the appointment of and hereby nominates, constitutes and appoints KMCP Grocery Investors, LLC as the Representative on behalf of the Securityholder and as the true and lawful attorney-in-fact and agent with full power of substitution of the Securityholder, to act in the name, place and stead of the Securityholder for purposes of executing any documents and taking any actions that the Representative may, in the Representative’s sole discretion, determine to be necessary, desirable or appropriate in connection with any matter delegated to the Representative under the Merger Agreement. Without limiting the generality of the foregoing, the Securityholder acknowledges that the Representative shall have all of the rights and powers set forth in Section 5.12 of the Merger Agreement and that the Securityholders may have indemnification and/or reimbursement obligations to the Representative pursuant to Section 5.12. In addition, without in any way limiting the limitations on liability of Representative set forth in the Merger Agreement, the Securityholder acknowledges that the Representative may be required to obtain consent from

Newflower Holdings, LLC prior to taking certain actions and that in no event will Representative be responsible for or have any liability to the Securityholder for any losses incurred by the Securityholder as a result of Representative’s failure to obtain such consent.

(c) The Securityholder acknowledges that, pursuant to the terms of the Merger Agreement, the Buyer will deposit the Escrow Amount with the Escrow Agent and the Representative’s Reserve with the Representative. The Securityholder understands that payment to the Securityholder in exchange for the Securities at the Closing will not include the amounts contributed to the Escrow Amount and the Representative’s Reserve on behalf of the Securityholder or any applicable withholding and similar taxes, in accordance with and pursuant to the terms of the Merger Agreement. The Securityholder acknowledges that the amounts contributed on the Securityholder’s behalf to the Escrow Amount will be held by the Escrow Agent (as such term is defined in the Merger Agreement) until distributed to the Securityholder or any Buyer Indemnitee, as appropriate, in accordance with and pursuant to the terms of the Merger Agreement and the Escrow Agreement.

2. Release. The Securityholder hereby irrevocably, unconditionally and completely: (i) releases, acquits and forever discharges the Parent, the Buyer, the Company and each of their respective past, present and future affiliates, successors, assigns, directors, officers, agents, attorneys and other representatives, successors and assigns (the “Releasees”) from any past, present and future disputes, claims, controversies, demands, rights, obligations, liabilities, actions and causes of action of every kind and nature, including, without limitation, any unknown, unsuspected or undisclosed claim (each, a “Claim”), and (ii) waives and relinquishes each and every Claim that the Securityholder may have had in the past, may now have or may have in the future against any of the Releasees, in the case of each of (i) and (ii), to the extent directly or indirectly relating to or directly or indirectly arising out of: (A) any written or oral agreements or arrangements between the Securityholder and the Company occurring, existing or entered into at any time prior to the Interim Effective Time; and (B) any events, matters, causes, things, acts, omissions or conduct related to the Company or the Merger and occurring or existing at any time prior to the Interim Effective Time, including, without limitation, any Claim that may be asserted or exercised by the Securityholder in the Securityholder’s capacity as a holder of Securities of the Company and any Claim arising (directly or indirectly) out of or in any way connected with the Securityholder’s employment or other relationship with the Company prior to the Interim Effective Time, including, without limitation, to the effect that the Securityholder is or may be entitled to any compensation, benefits or perquisites from the Company; provided, however, that notwithstanding the foregoing or anything else contained herein to the contrary, the Securityholder is not releasing, acquitting, discharging, waiving or relinquishing any Claims of or rights or remedies (arising at law, in equity or otherwise) available to the Securityholder (t) against another Securityholder, (u) under the Merger Agreement or any other agreement entered into in connection with the Merger Agreement to which the Securityholder is a party, including any amounts payable to the Securityholder under the terms of the Merger Agreement, (v) arising under any contract or agreement between the Company and the Securityholder set forth on Section 5.20(b) of the Buyer Disclosure Schedule, (w) under any written indemnification agreement entered into by the Securityholder with the Company prior to the date of the Merger Agreement or for indemnification or advancement of expenses arising under applicable law or under the bylaws, certificate of incorporation of other similar governing document of the Company, (x) based on the fraud (including both fraudulent

2

acts and omissions), intentional misrepresentation or willful misconduct of a Buyer Indemnitee, (y) pursuant to the Severance Plan, or (z) with respect to compensation, salaries, bonuses, reimbursements for expenses and/or vested benefits under any tax-qualified plans or programs, if any, that have accrued prior to, and are outstanding at, the Interim Effective Time. This release is conditioned upon the consummation of the Merger as contemplated in the Merger Agreement, and shall become null and void, and shall have no effect whatsoever, without any action on the part of any person, upon termination of the Merger Agreement for any reason prior to the Closing.

3. Governing Law; Venue; Waiver of Jury Trial.

(a) The Laws of the State of Delaware, without giving effect to principles of conflict of Laws, govern all matters arising out of or relating to this Release.

(b) The Securityholder irrevocably submits to the exclusive jurisdiction of the Delaware Court of Chancery for the purposes of any Action arising out of this Release and agrees to commence any such Action only in such courts. The Securityholder further agrees that service of any process, summons, notice or document by U.S. registered mail to the Securityholder’s address set forth herein shall be effective service of process for any such Action. The Securityholder irrevocably and unconditionally waives any objection to the laying of venue of any Action arising out of this Release in such courts, and hereby irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Action brought in any such court has been brought in an inconvenient forum. THE SECURITYHOLDER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS RELEASE.

4. Termination. This Release shall terminate and be of no further force or effect if the Merger Agreement is terminated.

5. Miscellaneous. This Release and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among relating to the subject matter hereof and thereof. In the event that any provision of this Release, or the application of any such provision to any person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Release, and the application of such provision to persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law. The delivery of this Release by facsimile or electronic transmission in .PDF format shall be sufficient to bind the Securityholder to the terms and conditions of this Release. This Release shall not be assignable by the Securityholder without the prior written consent of the Buyer.

[Signature Page Follows]

3

IN WITNESS WHEREOF, the Securityholder has caused this Release to be executed as of             , 2012.

SECURITYHOLDER

Signature

Name

Address

( )
Telephone ( )
Facsimile

SIGNATURE PAGE TO ACKNOWLEDGMENT AND RELEASE